SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Series A-1 Common Stock, Series A-2 Common Stock, Series A-3 Common Stock

(2)	Aggregate number of securities to which transaction applies:

73,440,000

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$19.61

(4)	Proposed maximum aggregate value of transaction:

$1,440,158,400.00

(5)	Total fee paid:

$167,094.22

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

$142,969.91

(2)	Form, Schedule or Registration Statement No.:

Schedule 14A (Preliminary Proxy Statement)

(3)	Filing Party:

NYMEX Holdings, Inc.

(4)	Date Filed:

November 23, 2005

February 10, 2006

Dear Stockholders and Class A Members:

I am very pleased to invite you to a special meeting on March 13, 2006 at which you will vote on our previously-announced transaction with General Atlantic LLC’s investment funds, which we refer to collectively as General Atlantic. General Atlantic will invest $160 million for a 10% equity stake in NYMEX Holdings, Inc. (“NYMEX”) in a transaction that values NYMEX’s equity at $1.6 billion, without giving effect to the value of the separate New York Mercantile Exchange, Inc. (the “Exchange”) trading rights. General Atlantic will not acquire any trading rights, all of which will remain with the current Class A Members of the Exchange. The investment will serve as the next step in our continuing transformation, which began with our demutualization in November 2000, to allow our stockholders the opportunity to unlock the value of their ownership. General Atlantic also will help NYMEX prepare for a potential initial public offering. However, we will not conduct an initial public offering without the further consent of our stockholders. If we ultimately decide to conduct an initial public offering, we will first circulate another proxy statement to solicit the votes of our stockholders and convene another meeting of our stockholders.

As you know, this proposed transaction follows a thorough review by the NYMEX board of directors to determine the best long-term strategic direction in a competitive and dynamic industry. Over the course of many months, we evaluated a number of bona fide investors, as well as other strategic alternatives. The NYMEX board of directors has unanimously approved this transaction, and it has determined that this transaction is in the best interests of NYMEX, its stockholders and the Class A Members of the Exchange.

Additional terms of the proposed transaction with General Atlantic include:

•	General Atlantic will pay us an additional $10 million, on the closing date of the initial public offering, if the special meeting of stockholders to approve the General Atlantic transaction is held on or prior to March 15, 2006, an initial public offering that values NYMEX’s equity at $2 billion or greater occurs in 2006 and the next annual meeting of stockholders to elect the fifteen (15) member board occurs on or prior to May 1, 2006;

•	provisions to support and protect our open outcry trading model will be in the hands of our trading rights owners. These include a requirement for the continued financial support for technology, marketing and research for open outcry for a least five (5) years. These provisions also require that core futures and options contracts not be eliminated without the consent of trading rights owners for at least five (5) years and thereafter so long as open outcry trading volume is at least 20% of open outcry trading volume for the three month period immediately preceding the most recent three month period;

•	in the event, and starting from such time, the Exchange ever terminates open outcry trading of a particular NYMEX Division product or at least 90% of contract volume of such product is from electronic trading, trading rights owners will receive additional payments based upon the electronic trading of that product;

•	NYMEX common stock will be “de-stapled” from Exchange trading rights, which should allow for increased liquidity for stockholders;

•	NYMEX and General Atlantic share the goal of completing an initial public offering of NYMEX common stock in 2006;

•	if there is an initial public offering on or prior to June 30, 2008, then no mandatory cash dividends will be payable or paid with respect to the shares of Series A Preferred Stock;

•

if there is no initial public offering on or prior to June 30, 2008, all accrued and unpaid dividends from the closing date will be paid by us in cash, or, at the option of NYMEX, by appropriately increasing the number of shares of NYMEX common stock into which the Series A Preferred Stock is convertible, to the holders of the Series A Preferred Stock no later than September 30, 2008, at an annual rate of 5.5%. In addition, at the end of each quarter following June 30, 2008, we will pay, in cash, dividends at an annual rate of 5.5%;

•	in addition, Class A Members will receive the fees (net of applicable expenses directly related to the establishment and maintenance of the Program) charged by the Exchange to participants in the NYMEX miNY™ Designee Program for NYMEX miNYs traded on the floor of the Exchange (the “Program”), for as long as such Program exists;

•	if there is no initial public offering on or prior to June 30, 2008, then after this date General Atlantic may transfer its shares to a third party purchaser, subject to our right of first offer to acquire all, but not less than all, of the shares being transferred at not more than market value (without regard to any premium that another purchaser might offer);

•	if there is no initial public offering within five (5) years of the closing of the transaction, General Atlantic may cause NYMEX to redeem its shares at the original purchase price, plus accrued and unpaid dividends;

•	Mr. William E. Ford, President and a Managing Director of General Atlantic, will join the NYMEX and the Exchange boards of directors upon the closing of the General Atlantic transaction. At our annual meeting to occur no later than May 1, 2006, the NYMEX and the Exchange boards of directors will be reduced from twenty-five (25) to fifteen (15) directors to enhance their decision-making capabilities and Dr. James E. Newsome, President of NYMEX, will become our chief executive officer. Mr. Ford and Dr. Newsome will both serve on the fifteen (15) member NYMEX and the Exchange boards of directors, and Mr. René M. Kern, a Managing Director of General Atlantic, will serve as a non-voting observer to the boards of directors. General Atlantic will not be able to seek control of the NYMEX board of directors. The other thirteen (13) members of the reduced-size board of directors will be elected at our next annual meeting to occur no later than May 1, 2006. Any change to the May 1, 2006 meeting date will require the approval of 75% of our outstanding shares and the consent of General Atlantic (except for any delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter). Thereafter, the annual meeting and election of all directors will take place annually each May;

•	the gross proceeds from the General Atlantic transaction will be distributed to NYMEX stockholders in the form of an extraordinary cash distribution. As described in Proposal 1 beginning on page 47 of the joint proxy statement, we will effectively “split” our stock so that each of our stockholders of record immediately prior to the closing of the General Atlantic transaction will receive 90,000 shares of common stock in exchange for each existing share of our common stock. Accordingly, each such stockholder will receive approximately $196,000 per share on a pre-split basis or approximately $2.18 per share on a post 90,000-for-1 split basis. In the event that the additional $10 million amount is paid by General Atlantic on the closing date of the initial public offering, each stockholder of record immediately prior to the closing of the General Atlantic transaction will also receive approximately $12,255 per share on a pre-split basis or approximately $0.14 per share on a post 90,000-for-1 split basis. General Atlantic will not participate in either distribution; and

•	NYMEX has no break-up fee, expense reimbursement or other financial obligation in the event the transaction does not occur.

As we are asking our stockholders and members to vote on the General Atlantic transaction, including a significant reduction to the size and composition of our board, at a special meeting on March 13, 2006, and we have committed to hold our 2006 annual meeting no later than May 1, 2006, we have postponed the previously scheduled March 21, 2006 meeting of stockholders. The 2006 annual meeting proxy statement for the election of the board, which will include a description of the director nomination process, will be mailed to stockholders at least 10 days prior to the annual meeting. All nominations, including the nominations previously proposed with respect to the postponed March 21, 2006 annual meeting, will need to be submitted during this director nomination process. The nomination process which commenced in January 2006 in connection with the postponed March 21, 2006 meeting is null and void in light of the filing of this joint proxy statement.

In order to approve the General Atlantic transaction, you are being asked to vote upon the matters described in the enclosed joint proxy statement. These proposals include a merger with a wholly-owned subsidiary which facilitates revising our capital structure in order to sell equity to General Atlantic, amending our existing certificate of incorporation and bylaws and implementing new transfer restrictions on our common stock following the “de-stapling” of the common stock from the Exchange memberships.

Immediately following the General Atlantic transaction, our current stockholders will own an aggregate of 90% of the outstanding capital stock of NYMEX and General Atlantic will own the remaining 10% of the outstanding capital stock of NYMEX.

The NYMEX board of directors has reviewed and considered the terms of the General Atlantic transaction, the merger and the merger agreement and has unanimously approved the General Atlantic transaction and has determined that the proposed merger and the amendment and restatement of the NYMEX certificate of incorporation and bylaws are advisable, fair to and in the best interests of, NYMEX and its stockholders. The NYMEX board of directors recommends that you vote “FOR” the approval of the merger agreement, the amendment and restatement of the NYMEX certificate of incorporation and bylaws and the other proposals, which are described in detail in the accompanying joint proxy statement. The Exchange board of directors recommends that the Class A Members of the Exchange vote “FOR” the proposals to amend and restate the Exchange certificate of incorporation and bylaws.

The NYMEX and the Exchange boards of directors are very excited about the transaction with General Atlantic and the opportunities it will create for NYMEX and its stockholders, as well as the Exchange and its members. On behalf of the board of directors, I would like to thank you for your continued commitment and contributions to NYMEX and the Exchange, and urge you to VOTE FOR APPROVAL of the merger agreement and the other related proposals described in the accompanying joint proxy statement in order to allow us to close the General Atlantic transaction.

Sincerely,

MITCHELL STEINHAUSE

Chairman of the Board of NYMEX and the Exchange

NYMEX HOLDINGS, INC.

One North End Avenue, World Financial Center

New York, New York 10282-1101

(212) 299-2000

Notice of special meeting of Stockholders

of NYMEX Holdings, Inc.

to be Held Monday, March 13, 2006

To the Stockholders of NYMEX Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of NYMEX Holdings, Inc. (“NYMEX”), a Delaware corporation, will be held on Monday, March 13, 2006, at 3:00 p.m. (New York time), at One North End Avenue, Boardroom 1016, New York, New York 10282-1101 for the following purposes:

1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of February 10, 2005 (the “Merger Agreement”), by and between NYMEX and NYMEX Merger Sub, Inc., a Delaware corporation and a newly-formed, wholly-owned subsidiary of NYMEX (“Merger Sub”), pursuant to which Merger Sub will be merged with and into NYMEX, with NYMEX as the surviving corporation. NYMEX, as the surviving corporation, will continue to operate its business as it is currently operated, subject to the terms of the General Atlantic transaction described in this joint proxy statement;

2. To consider and vote upon a proposal to approve a new certificate of incorporation which amends and restates the existing certificate of incorporation of NYMEX in order to facilitate the General Atlantic transaction and the corporate governance changes described in this joint proxy statement, including the creation of Series A Preferred Stock to be issued to General Atlantic, a reduction in the size of the board of directors, new transfer restrictions on our common stock, the creation of open outcry trading protections for at least five (5) years and the “de-stapling” of our stock from the Class A memberships of New York Mercantile Exchange, Inc. (the “Exchange”); and

3. To consider and vote upon a proposal to approve new bylaws which amend and restate the existing bylaws of NYMEX in order to facilitate the General Atlantic transaction and the corporate governance changes described in this joint proxy statement, including a change to the annual meeting date from March to May (although we will hold the next annual meeting on or prior to May 1, 2006) and a requirement that both 75% of the outstanding shares approve and General Atlantic consent to any change to the May 1, 2006 annual meeting deadline (except for any delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter).

Approval of each of Proposals 1, 2 and 3 above is conditioned on the approval of all such proposals. Therefore, you should consider Proposals 1, 2 and 3 together. If any of Proposals 1, 2 and 3 is not approved, none of them will be implemented, even though one or more of them receive sufficient stockholder votes for approval.

In addition, each of Proposals 1, 2 and 3 above is further conditioned upon the approval of each of two proposals to be voted on by the Class A Members of the Exchange, our wholly-owned subsidiary, at the special meeting of Class A Members (the “Exchange special meeting”) to be held on Monday, March 13, 2006, at 3:00 p.m. (New York time). These two proposals, which are referred to as Proposals A and B, are described in detail beginning on pages 63 and 65, respectively. If either of Proposals A or B to be voted on by the Class A Members at the Exchange special meeting is not approved, neither Proposals A or B nor Proposals 1, 2 and 3 above will be implemented, even though one or more of them receive sufficient votes for approval by our stockholders or the Class A Members, respectively. Each of our stockholders is also a Class A Member owning an identical number of shares and memberships.

1

The foregoing items of business are more fully described in the joint proxy statement accompanying this notice, which you are encouraged to read carefully.

We anticipate that the proxy solicitation materials will be mailed on or about February 10, 2006 to all stockholders entitled to vote at the special meeting. Only stockholders of record at the close of business on February 8, 2006 are entitled to notice of, and to vote at, the special meeting of stockholders.

A joint proxy statement, proxy card and return envelope accompany this notice.

NYMEX stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of common stock under applicable provisions of Delaware law. In order to perfect dissenters’ or appraisal rights, stockholders must give written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Delaware statutory provision is included as Appendix I to this joint proxy statement and a summary of this provision can be found in “Proposal 1—Dissenters’ or Appraisal Rights” beginning on page 50.

YOUR VOTE IS VERY IMPORTANT. We cannot complete the General Atlantic transaction or the proposed merger unless the Merger Agreement (which is Proposal 1) and Proposals 2 and 3 are approved by the affirmative vote of holders of a majority of the shares of our common stock outstanding on the close of business on February 8, 2006. Our obligations to complete the General Atlantic transaction are also subject to the satisfaction or waiver of several other conditions, including receiving approval from regulatory agencies. Whether or not you plan to attend the special meeting, please complete and promptly return the accompanying proxy card in the enclosed postage paid envelope in accordance with the instructions. You may also vote your shares by telephone or by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York time) on March 13, 2006. This joint proxy statement contains instructions for using these convenient services. Returning the proxy card does not deprive you of your right to attend the special meeting. If you decide to attend the special meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

If the Merger Agreement and the other proposals are approved by our stockholders and the Class A Members of the Exchange approve Proposals A and B, the parties intend to close the merger as soon as possible after the special meeting and after all of the conditions to closing the merger are satisfied or waived, if permissible under applicable law.

By Order of the Board of Directors of

NYMEX Holdings, Inc.

GARY RIZZI

Corporate Secretary

Dated: February 10, 2006

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NEW YORK MERCANTILE EXCHANGE, INC.

One North End Avenue, World Financial Center

New York, New York 10282-1101

(212) 299-2000

Notice of special meeting of Class A Members

of New York Mercantile Exchange, Inc.

to be Held Monday, March 13, 2006

To the Class A Members of New York Mercantile Exchange, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of Class A Members of New York Mercantile Exchange, Inc. (the “Exchange”), a Delaware corporation, will be held on Monday, March 13, 2006, at 3:00 p.m. (New York time), at One North End Avenue, Boardroom 1016, New York, New York 10282-1101 for the following purposes:

A. To consider and vote upon a proposal to approve a new certificate of incorporation which amends and restates the existing certificate of incorporation of the Exchange in order to facilitate the General Atlantic transaction and the corporate governance changes described in this joint proxy statement, including the creation of open outcry trading protections for at least five (5) years and the “de-stapling” of our Class A memberships from the common stock of NYMEX Holdings, Inc. (“NYMEX”); and

B. To consider and vote upon a proposal to approve new bylaws which amend and restate the existing bylaws of the Exchange in order to facilitate the General Atlantic transaction and the corporate governance changes described in this joint proxy statement, including the creation of open outcry trading protections for at least five (5) years and a reduction in the size of the board of directors.

Approval of each of Proposals A and B above is conditioned on the approval of each such proposal. Therefore, you should consider Proposals A and B together. If either of Proposals A and B is not approved, neither of them will be implemented, even though one of them receives sufficient member votes for approval.

In addition, each of Proposals A and B above is further conditioned upon the approval of each of three proposals to be voted on by the stockholders of NYMEX at the special meeting of stockholders (the “Holdings special meeting”) to be held on Monday, March 13, 2006, at 3:00 p.m. (New York time). These three proposals, which are referred to as Proposals 1, 2 and 3, are described in detail beginning on pages 47, 54 and 61, respectively. If any of Proposals 1, 2 or 3 to be voted on by the stockholders at the Holdings special meeting is not approved, none of Proposals 1, 2 and 3 nor Proposals A or B above will be implemented, even though one or more of them receive sufficient votes for approval by our Class A Members or the stockholders, respectively. Each of our Class A Members is also a stockholder of NYMEX owning an identical number of shares and memberships.

The foregoing items of business are more fully described in the joint proxy statement accompanying this notice, which you are encouraged to read carefully.

We anticipate that the proxy solicitation materials will be mailed on or about February 10, 2006 to all Class A Members entitled to vote at the special meeting. Only Class A Members of record at the close of business on February 8, 2006 are entitled to notice of, and to vote at, the special meeting of Class A Members.

A joint proxy statement, proxy card and return envelope accompany this notice.

YOUR VOTE IS VERY IMPORTANT. The General Atlantic transaction cannot be completed unless Proposals A and B are approved by the affirmative vote of owners of a majority of the Class A memberships outstanding on the close of business on February 8, 2006. Whether or not you plan to attend the special meeting, please complete and promptly return the accompanying proxy card in the enclosed postage paid envelope in accordance with the instructions. You may also vote your memberships by telephone or by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York time) on March 13, 2006. This joint proxy statement contains instructions for using these convenient services. Returning the proxy card does not deprive you of your right to attend the special meeting. If you decide to attend the special meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

By Order of the Board of Directors of

New York Mercantile Exchange, Inc.

GARY RIZZI

Corporate Secretary

Dated: February 10, 2006

PAGE
SUMMARY OF THE JOINT PROXY STATEMENT	4
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	17
QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES	26
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	27
BACKGROUND AND REASONS FOR THE GENERAL ATLANTIC TRANSACTION AND THE MERGER	28
TERMS OF THE GENERAL ATLANTIC TRANSACTION AGREEMENTS	34
PROPOSAL 1 - APPROVAL OF AGREEMENT AND PLAN OF MERGER	47
PROPOSAL 2 - APPROVAL OF THE NEW CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NYMEX HOLDINGS, INC.	54
PROPOSAL 3 - APPROVAL OF THE NEW BYLAWS WHICH AMEND AND RESTATE THE EXISTING BYLAWS OF NYMEX HOLDINGS, INC.	61
PROPOSAL A - APPROVAL OF THE NEW EXCHANGE CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NEW YORK MERCANTILE EXCHANGE, INC.	63
PROPOSAL B - APPROVAL OF THE NEW EXCHANGE BYLAWS WHICH AMEND AND RESTATE THE EXISTING BYLAWS OF NEW YORK MERCANTILE EXCHANGE, INC.	65
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT	71
MANAGEMENT	72
STOCKHOLDER PROPOSALS	80
OTHER MATTERS	80
WHERE YOU CAN FIND MORE INFORMATION	80
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	81
APPENDIX A - Agreement and Plan of Merger
APPENDIX B - Amended and Restated Certificate of Incorporation of NYMEX Holdings, Inc.
APPENDIX C - Amended and Restated Bylaws of NYMEX Holdings, Inc.
APPENDIX D - Stock Purchase Agreement (as amended)
APPENDIX E - Form of Investor Rights Agreement
APPENDIX F - Form of Registration Rights Agreement
APPENDIX G - Amended and Restated Certificate of Incorporation of New York Mercantile Exchange, Inc.
APPENDIX H - Amended and Restated Bylaws of New York Mercantile Exchange, Inc.
APPENDIX I - Delaware General Corporation Law Section 262 (Appraisal Rights)

SUMMARY OF THE JOINT PROXY STATEMENT

This summary highlights information from this joint proxy statement and may not contain all of the information that is important to you. You should carefully read this entire document for a more complete understanding of the General Atlantic transaction, the merger agreement and the transactions contemplated thereby. In particular, you should read the documents attached to this joint proxy statement, including the merger agreement, the new certificates of incorporation for each of NYMEX Holdings, Inc. (“NYMEX”) and New York Mercantile Exchange, Inc. (the “Exchange”), the new bylaws for each of NYMEX and the Exchange, the stock purchase agreement, as amended, the investor rights agreement and the registration rights agreement, which are attached as Appendices A through I, and made a part of this joint proxy statement.

General Atlantic Transaction

On November 14, 2005, General Atlantic Partners 82, L.P., a Delaware limited partnership, GapStar, LLC, a Delaware limited liability company, GAP Coinvestments III, LLC, a Delaware limited liability company, GAP Coinvestments IV, LLC, a Delaware limited liability company, and GAPCO GmbH & Co. KG, a German limited partnership, which collectively we refer to as General Atlantic, and NYMEX entered into a stock purchase agreement. On February 10, 2006, General Atlantic and NYMEX entered into an amendment to the stock purchase agreement. The full text of the stock purchase agreement, as amended, is attached as Appendix D. We encourage you to read it in its entirety. In this joint proxy statement, we refer to the stock purchase agreement, as subsequently amended, as the Purchase Agreement.

Pursuant to the terms and conditions of the Purchase Agreement, we agreed to sell 8,160,000 shares of our newly-created Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to General Atlantic for an aggregate purchase price of $160 million and an additional amount of $10 million which will be paid on the closing date of the initial public offering if certain conditions are met. We refer to this sale of Series A Preferred Stock as the General Atlantic transaction. The Series A Preferred Stock will represent 10% of NYMEX’s outstanding capital stock immediately following its issuance. The General Atlantic transaction values NYMEX’s equity at $1.6 billion, without giving effect to the value of the separate Class A memberships. General Atlantic will not acquire any Class A memberships, which will remain with the current owners of Class A memberships (the “Class A Members”) in the Exchange.

For a more complete description of the Purchase Agreement, see “Terms of the General Atlantic Transaction Agreements—The Purchase Agreement” beginning on page 34.

Use of Proceeds

The gross proceeds from the General Atlantic transaction will be distributed to NYMEX stockholders in the form of an extraordinary cash distribution (the “Special Dividend”). As described in Proposal 1 beginning on page 47, NYMEX will effectively “split” its stock so that each NYMEX stockholder of record immediately prior to the closing of the General Atlantic transaction will receive 90,000 shares of common stock in exchange for each existing share of NYMEX common stock. Accordingly, each stockholder will receive approximately $196,000 per share on a pre-split basis or approximately $2.18 per share on a post 90,000-for-1 split basis. In the event that the additional $10 million amount is paid by General Atlantic on the closing date of the initial public offering, the $10 million will also be distributed in the form of an extraordinary cash distribution to NYMEX stockholders of record immediately prior to the closing of the General Atlantic transaction (the “Additional Dividend”). Each such stockholder will receive approximately $12,255 per share on a pre-split basis or approximately $0.14 per share on a post 90,000-for-1 split basis. General Atlantic will not participate in either distribution.

Series A Preferred Stock	Pursuant to the terms and conditions of the Series A Preferred Stock:

•	the holders of Series A Preferred Stock will be entitled to vote, on an as-if converted basis, on all matters entitled to be voted on by holders of shares of common stock voting together as a single class with the common stock;

•	so long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it (including the shares of common stock issued or issuable upon conversion of the Series A Preferred Stock), then (i) prior to an initial public offering, General Atlantic will be entitled to designate and elect one director of NYMEX and the Exchange, and (ii) following an initial public offering, General Atlantic will be entitled to nominate, and our board of directors will unanimously recommend that our stockholders elect, one director of NYMEX and the Exchange, and in each case, such individual must be a Managing Director of General Atlantic. In addition, so long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it (including the shares of common stock issued or issuable upon conversion of the Series A Preferred Stock), then General Atlantic will be entitled to designate one non-voting observer to the boards of directors who must be reasonably acceptable to us. This right is particular to General Atlantic (or its affiliates) and not transferable to any other person who purchases the Series A Preferred Stock from General Atlantic (which may only occur subject to the transfer provisions described further below);

•	the holders of Series A Preferred Stock will be entitled to receive, on an as-if converted basis, all dividends or other distributions made to the holders of shares of common stock, but the holders of Series A Preferred Stock will not participate in the Special Dividend or the Additional Dividend, if any;

•	if we consummate an initial public offering on or prior to June 30, 2008, then no mandatory cash dividends will be payable or paid with respect to the shares of Series A Preferred Stock;

•	if we have not consummated an initial public offering on or prior to June 30, 2008, all accrued and unpaid dividends from the closing date will be paid by us in cash, or at the option of

NYMEX, by appropriately increasing the number of shares of common stock into which the Series A Preferred Stock is convertible, to the holders of the Series A Preferred Stock no later than September 30, 2008, at an annual rate of 5.5%. In addition, at the end of each quarter following June 30, 2008, we will pay, in cash, dividends on the Series A Preferred Stock at an annual rate of 5.5%;

•	if on or prior to the fifth anniversary of the closing of the General Atlantic transaction we have not consummated an initial public offering or a sale, merger or other business combination, then the holders of the majority of the shares of the Series A Preferred Stock will have the right to cause NYMEX to redeem all of the shares of Series A Preferred Stock at the original purchase price, plus accrued and unpaid dividends; and

•	so long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it (including the shares of common stock issued or issuable upon conversion of the Series A Preferred Stock), prior to an initial public offering certain major actions may not be undertaken without the consent of General Atlantic, such as:

•	any sale, merger or other business combination of NYMEX which constitutes a change of control, unless (x) the consideration is cash or stock which is listed and freely tradable without restriction on the New York Stock Exchange or The NASDAQ Stock Market and (y) the aggregate proceeds to the holders of Series A Preferred Stock are greater than $272,000,000 (which is 1.7 times General Atlantic’s original purchase price);

•	the issuance of any shares of capital stock of NYMEX ranking senior or on parity with the Series A Preferred Stock;

•	the creation, incurrence, issuance, assumption or guarantee of any indebtedness if our ratio of consolidated indebtedness to NYMEX’s earnings before interest, taxes, depreciation and amortization, generally referred to as EBITDA, would exceed 2:1 on a pro forma basis; and

•	any change in the size of the board of directors or any creation or change in the size of any committee of the board of directors.

Veto rights, such as these, are typical in transactions of this kind, and are sometimes more extensive.

For a more complete description of the Series A Preferred Stock, see “Terms of the General Atlantic Transaction Agreements—Terms of Series A Preferred Stock” beginning on page 40. The full text of the terms of the Series A Preferred Stock is contained in the New Certificate of Incorporation, which is attached as Appendix B. We encourage you to read it in its entirety.

Investor Rights Agreement

At closing, NYMEX and General Atlantic will enter into an investor rights agreement (the “Investor Rights Agreement”), the full text of which is attached as Appendix E. We encourage you to read it in its entirety.

Pursuant to the terms and conditions of the Investor Rights Agreement:

•	until the consummation of an initial public offering or June 30, 2008, whichever is earlier, General Atlantic agrees not to sell, assign or otherwise transfer any of its shares of our capital stock;

•	General Atlantic may purchase additional shares of NYMEX capital stock, on a pro-rata ownership basis, in any future stock issuance by us prior to the consummation of an initial public offering, although General Atlantic is only permitted to own a maximum of 20% of our common stock. However, NYMEX will not be able to issue any shares of stock without further stockholder approval so, practically, General Atlantic will not be able to exercise this preemptive right to maintain its pro-rata ownership unless stockholders approve a future issuance. General Atlantic does not have this preemptive right after the initial public offering;

•	if we file a registration statement in connection with an initial public offering, we shall offer to each of our stockholders, including General Atlantic, and, in the board’s discretion, others, the right to participate collectively, on a pro-rata ownership basis, in up to 5% of the initial public offering;

•	if at any time after June 30, 2008, but prior to the consummation of an initial public offering, General Atlantic wishes to transfer any of its shares to a third party purchaser, it must first offer the shares being transferred to us and we could purchase all, but not less than all, of such shares at not more than market value (without regard to any “minority” or “illiquidity” discount or “control” premium that another purchaser might offer);

•	General Atlantic is not allowed to transfer its shares to a competitor of NYMEX at any time and, after an initial public offering, it is also not allowed to transfer its shares in a private sale to a 10% stockholder (these restrictions on transfer will also be imposed on any transferee of General Atlantic’s shares); and

•	General Atlantic is prohibited from engaging in certain restricted activities, including the following:

•	acquiring any shares of NYMEX capital stock, if after such acquisition General Atlantic would own more than a maximum of 20% of the voting power;

•	until the standstill period expires on the fifth anniversary of the closing of the General Atlantic transaction, proposing any change of control transaction involving NYMEX;

•	until the standstill period expires on the fifth anniversary of the closing of the General Atlantic transaction, soliciting stockholders to nominate any person for election as a director or seek the removal or resignation of any director, except for the one (1) General Atlantic representative, or otherwise seek to control the board of directors or management; and

•	General Atlantic is also subject to the same “lock-up” provisions as the stockholders receiving Series A-1, A-2 and A-3 Common Stock, which will also be imposed on any transferee of General Atlantic’s shares.

For a more complete description of the Investor Rights Agreement, see “Terms of the General Atlantic Transaction Agreements—The Investor Rights Agreement “ beginning on page 43.

Registration Rights Agreement

At closing, NYMEX and General Atlantic will enter into a registration rights agreement (the “Registration Rights Agreement”), the full text of which is attached as Appendix F. We encourage you to read it in its entirety.

Pursuant to the terms and conditions of the Registration Rights Agreement:

•	at any time following 180 days after an initial public offering, General Atlantic is entitled to two “demand” registration rights;

•	at any time following 180 days after an initial public offering, General Atlantic is entitled to “piggyback” registration rights;

•	at any time following 180 days after an initial public offering (if we are eligible to use Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”)), General Atlantic is entitled to Form S-3 registration rights;

•	General Atlantic is also subject to the same “lock-up” provisions as our other stockholders who are receiving Series A-1, A-2 and A-3 Common Stock. One-third of General Atlantic’s shares will be subject to such transfer restrictions for 180 days after the initial public offering, one-third will be subject to such transfer restrictions for 360 days thereafter and one-third will be subject to such transfer restrictions for 540 days thereafter; and

•	as is typically the case, we will generally be required to pay for all expenses in connection with such registrations, except for underwriting discounts and commissions.

Other than the “lock-up” provisions, which will be imposed on any transferee of General Atlantic’s shares, these registration rights are particular to General Atlantic (or its affiliates) and not transferable to any other person who purchases shares from General Atlantic (which may only occur subject to the various transfer restrictions).

For a more complete description of the Registration Rights Agreement, see “Terms of the General Atlantic Transaction Agreements—The Registration Rights Agreement” beginning on page 34.

The Merger

To facilitate the General Atlantic transaction, NYMEX will merge with NYMEX Merger Sub, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of NYMEX (“Merger Sub”). NYMEX will be the surviving corporation and will continue to operate its business as it is currently being operated, subject to the terms of the General Atlantic transaction described in this joint proxy statement.

The Parties:

NYMEX is the parent company of, and holds the sole outstanding Class B membership in, the Exchange. The Class B membership in the Exchange holds all voting and economic rights in the Exchange. Class A memberships in the Exchange are your trading rights but are not entitled to any voting or economic rights in the Exchange. Currently, the common stock of NYMEX and the corresponding Class A membership interest in the Exchange are “stapled” together and therefore may only be transferred jointly.

NYMEX Merger Sub, Inc. is a newly-formed and wholly-owned subsidiary of NYMEX. Merger Sub was formed for the purpose of effecting the merger. Merger Sub has no operating history and nominal assets, liabilities and capitalization.

The principal place of business of each of NYMEX and Merger Sub is One North End Avenue, New York, New York 10282-1101, telephone (212) 299-2000.

For a more complete description of the merger, see Proposal 1 beginning on page 47.

Reasons for the Merger

NYMEX has chosen to complete a merger in connection with the General Atlantic transaction as a mechanism to (i) create a new capital structure, including the 90,000-for-1 “split,” (ii) amend our existing certificate of incorporation (the “Existing Certificate of Incorporation”) and bylaws (the “Existing Bylaws”) and (iii) to implement new transfer restrictions on shares of our common stock following the “de-stapling” of our common stock from the Exchange memberships.

For a more complete description of the reasons for the merger, see “Questions and Answers about the Special Meeting—Why is the board of directors proposing the merger?” beginning on page 21.

Merger Consideration

In the merger, each of our stockholders (other than any stockholders perfecting appraisal rights–see “Proposal 1—Dissenters’ or Appraisal Rights” beginning on page 50) will receive 90,000 shares of the common stock of the surviving corporation, comprised of (x) 30,000 shares of Series A-1 Common Stock, (y) 30,000 shares of Series A-2 Common Stock and (z) 30,000 shares of Series A-3 Common Stock, which we refer to in each case as pre-IPO common stock, in exchange for each share of common stock owned by such stockholder.

For a description of the transfer restrictions on the pre-IPO common stock, see “Transfer Restrictions” beginning on page 12 and Proposal 2 beginning on page 54.

Recommendation of the Board of Directors

After careful consideration, the NYMEX board of directors has unanimously approved the General Atlantic transaction and it has determined that the General Atlantic transaction, the merger, the amended and restated certificate of incorporation (the “New Certificate of Incorporation”) and amended and restated bylaws of NYMEX (the “New Bylaws”) and the other proposals are advisable, fair to and in the best interests of, NYMEX and its stockholders. The NYMEX board of directors recommends that the stockholders vote “FOR” the proposal to approve the Merger Agreement and the proposal to approve the New Certificate of Incorporation and the New Bylaws. The Exchange’s board of directors has determined that the proposal to amend and restate the certificate of incorporation of the Exchange (the “New Exchange Certificate of Incorporation”) and the bylaws of the Exchange (the “New Exchange Bylaws”) is advisable, fair to and in the best interests of, the Exchange and its members. The Exchange board of directors recommends that the Class A Members vote “FOR” the proposal to approve the New Exchange Certificate of Incorporation and the New Exchange Bylaws.

Composition of Board of Directors and Management

Immediately following the General Atlantic transaction, the board of directors of each of NYMEX and the Exchange will consist of twenty-five (25) directors, including all twenty-four (24) current directors. At the closing, Mr. William E. Ford will join the board and fill the currently existing one (1) vacancy. All twenty-five (25) directors shall serve until the next annual meeting (which shall be held no later than May 1, 2006), at which time the terms of all twenty-five (25) directors of NYMEX and the Exchange shall expire and the number of such directors shall be reduced from twenty-five (25) to fifteen (15) directors. Mr. Ford and Dr. James E. Newsome, President of NYMEX, will both serve on the fifteen (15) member board of directors. The other thirteen (13) directors will be elected at the next annual meeting (which shall be held no later than May 1, 2006).

Any change to the May 1, 2006 annual meeting deadline requires both the approval of 75% of the outstanding shares and the consent of General Atlantic (except for any delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter).

The reduced-size fifteen (15) member board of directors will consist of members from each of the following categories: one (1) from the Floor Broker Group, one (1) from the Futures Commission Merchant Group, one (1) from the Trade Group, one (1) from the Local Trader

Group, two (2) from the At Large Group and two (2) from the Equity Holder Group. In addition, three (3) Public Directors and the Chairman and the Vice-Chairman will be elected to the Board of Directors. Dr. Newsome, as President, will become chief executive officer and a member of the board. Pursuant to the Purchase Agreement, Mr. Ford will initially be the General Atlantic designee to both boards of directors. Additionally, we will eliminate the current three (3) year staggered term of the board such that all directors will only serve concurrent one-year terms.

Following this reduction in the size of the NYMEX and the Exchange boards of directors, elections for directors will continue to be held annually each May (rather than March) and in accordance with the above-described provisions governing board composition.

As is the case currently, a person may be Chairman or Vice Chairman only if they maintain a Class A membership in their name for one (1) year immediately prior to their election. This is reflected in the New Certificate of Incorporation and the New Bylaws, but this requirement will be eliminated as part of our initial public offering.

For the biographical information of all current directors, Dr. Newsome and Mr. Ford see “Management—Directors and Executive Officers” beginning on page 72.

We will also continue to have two COMEX Division non-voting observers to the board of directors. This transaction will not affect any of the COMEX Division rights provided in the Agreement and Plan of Merger dated as of January 28, 1994.

Interests of Directors and Executive Officers in the Merger

Our directors, other than our Public Directors, own shares of NYMEX common stock and Class A memberships in the Exchange, and to that extent their interest in the transactions discussed in this joint proxy statement is the same as the interest of our stockholders generally. Our directors will be subject to the same transfer restrictions as our stockholders generally. Dr. Newsome is assured of becoming chief executive officer and a member of the board of directors upon the reduction of the board size from twenty-five (25) to fifteen (15) which will occur at the next annual meeting (which shall be held no later than May 1, 2006). As a result of the New Certificate of Incorporation, the terms of all of our directors will expire at the next annual meeting (even the terms of those directors in the current classified board structure which would otherwise not expire until 2007 or 2008). Further, since there will only be thirteen (13) board seats available (Mr. Ford and Dr. Newsome are assured of membership on the board of directors) it is impossible for all of the current directors to remain on the board.

As of February 8, 2006, our directors beneficially owned 36 shares of our outstanding common stock, representing approximately 4.41% of the outstanding shares of common stock.

Material Conditions	The material conditions to the closing of the merger include, among other things:

•	the approval of NYMEX’s stockholders of Proposals 1, 2 and 3 and the Class A Members of Proposals A and B (which is the reason you received this joint proxy statement); and

•	the satisfaction or waiver of the conditions set forth in the Purchase Agreement, which include:

•	the expiration or early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which early termination was granted on December 8, 2005; and

•	obtaining any required consents from, or submitting any required filings with, the Commodity Futures Trading Commission (the “CFTC”).

New Certificate of Incorporation

The New Certificate of Incorporation will differ from the Existing Certificate of Incorporation to provide for, among other things, (a) a fifteen (15) member board of directors, all members of which will be elected annually each May (rather than March); (b) an increase in the number of authorized shares of stock to 89,760,000 shares (preferred and common combined), which consists of (i) 81,600,000 shares of common stock (73,440,000 shares will be issued to our current stockholders in the 90,000-for-1 stock split and 8,160,000 shares will be reserved for issuance upon conversion of the Series A Preferred Stock at which point the Series A Preferred Stock will no longer be outstanding or available for issuance; other than the shares of common stock reserved for issuance upon conversion of the Series A Preferred Stock, NYMEX will not be able to issue any shares of stock without further stockholder approval) and (ii) 8,160,000 shares of Series A Preferred Stock; (c) the imposition of certain restrictions upon the transfer of the common stock following the “de-stapling” of the common stock from the Exchange memberships; (d) the elimination of the authority of the board of directors and the stockholders with respect to certain member core rights of the Exchange (as described in Proposal B beginning on page 65); (e) the denial of the ability of our common stockholders to consent in writing to the taking of any action; and (f) the “de-stapling” of the common stock from the Class A memberships in the Exchange (currently our common stock and the corresponding Class A membership interests in the Exchange may only be transferred jointly). The full text of the New Certificate of Incorporation is attached as Appendix B. We encourage you to read it in its entirety.

Transfer Restrictions

To avoid creating an accidental illiquid market in our common stock following the “de-stapling,” we will be imposing new restrictions upon the transfer of our common stock that will be in effect until we conduct an initial public offering. Until we conduct an initial public offering, the shares of pre-IPO common stock that our current stockholders will be issued as a result of the merger will be transferable only to (x) an owner of one or more Class A memberships issued by the Exchange, (y) an owner of one or more shares of our pre-IPO common stock or (z) General Atlantic, provided that General Atlantic is not permitted to acquire shares of our pre-IPO common stock from other stockholders unless no other stockholder or Class A member offers to purchase such shares and, provided further that General Atlantic has agreed that its ownership will be limited to a maximum of 20% of our voting power.

We will establish and publish procedures to facilitate and govern the methods by which sales of shares of our pre-IPO common stock or Class A memberships, either alone or together, will occur. We expect these procedures will be similar to those presently in place for transfers of the currently “stapled” common stock and Class A memberships.

Pursuant to the terms of the New Certificate of Incorporation, in the event we do conduct an initial public offering, additional restrictions upon the transfer of NYMEX common stock are intended to create an orderly market in NYMEX common stock. The shares of pre-IPO common stock that our current stockholders will be issued as a result of the merger will not be transferable after the initial public offering during Restricted Periods. These restrictions are similar to customary underwriter lock-ups in initial public offerings such as those implemented in the recent Chicago Board of Trade offering. The term “Restricted Period” means each of the periods commencing on the date of the initial public offering and ending:

(x)	with respect to 1/3 of your shares, which will be called Series A-1 Common Stock, 180 days thereafter;

(y)	with respect to 1/3 of your shares, which will be called Series A-2 Common Stock, 360 days thereafter; and

(z)	with respect to 1/3 of your shares, which will be called Series A-3 Common Stock, 540 days thereafter.

None of the shares of pre-IPO common stock will be subject to restrictions on transfer as of the 540th day after the initial public offering. Immediately following the expiration of the relevant Restricted Period, the applicable shares of pre-IPO common stock will automatically convert, without any action by the holder, into the same number of shares of post-IPO common stock which do not have transfer restrictions.

General Atlantic has agreed to the same lock-up provisions as part of the Registration Rights Agreement, which will also be imposed on any transferee of General Atlantic’s shares.

Additionally, no stockholder will be permitted to acquire shares of our voting stock which would cause such stockholder to beneficially own more than a maximum of 10% of our voting power, other than General Atlantic which will be limited to a maximum of 20%.

For a more complete description of the transfer restrictions, see Proposal 2 beginning on page 54.

Also, while not a transfer restriction imposed on all of our stockholders, those stockholders who are member firms (including both member firms who are Exchange clearing members and member firms who are not) should be aware that, as a result of the “de-stapling”, they will be required to pledge 180,000 shares of NYMEX common stock, the equivalent of two current shares on a post-split basis (and will be further required to pledge at least two Exchange memberships), as collateral to the Exchange. This is intended to maintain the current collateral system in which two seats containing the “stapled” Class A memberships and NYMEX common stock are pledged.

New Bylaws

The New Bylaws will differ from our current bylaws (the “Existing Bylaws”) to provide for, among other things, a change to the annual meeting date from March to May (although we will hold the next annual meeting on or prior to May 1, 2006) and a requirement that 75% of the outstanding shares approve and General Atlantic consent to any change to the May 1, 2006 annual meeting deadline (except for any delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter). The change from March to May is intended to allow NYMEX time to complete and file its Annual Report on Form 10-K with the SEC and to otherwise comply with the SEC’s proxy rules, particularly in light of the additional requirements imposed by the Sarbanes-Oxley Act. The current threshold to call a special meeting of stockholders will remain at 10%; however, General Atlantic will not be permitted to call a special meeting. The full text of the New Bylaws is attached as Appendix C. We encourage you to read them in their entirety.

New Exchange Certificate of Incorporation

The New Exchange Certificate of Incorporation will differ from the current certificate of incorporation of the Exchange to provide for, among other things, (a) the elimination of the authority of the Exchange’s board of directors or NYMEX (as the sole Class B Member) with respect to certain member core rights of the Exchange and (b) the “de-stapling” of the Class A memberships from the common stock of NYMEX. The full text of the New Exchange Certificate of Incorporation is attached as Appendix G. We encourage you to read it in its entirety.

New Exchange Bylaws

The New Exchange Bylaws will differ from the current bylaws of the Exchange to provide for, among other things, (a) the protection of member core rights with respect to open outcry trading for at least five (5) years and (b) a fifteen (15) member board of directors that is identical to the board of directors of NYMEX (instead of the current twenty-five (25) member board of directors that is identical to the current board of directors of NYMEX). The full text of the New Exchange Bylaws is attached as Appendix H. We encourage you to read them in their entirety.

U.S. Federal Income Tax Consequences	We expect that the merger and both the Special Dividend and Additional Dividend, if any, should be treated for U.S. federal income tax purposes as a tax-free reorganization and distributions with respect to stock, respectively. Accordingly, you should not recognize any gain or loss for U.S. federal income tax purposes on the exchange of your current common stock for pre-IPO common stock in the merger. Additionally, the Special Dividend and any Additional Dividend should each be treated as a dividend to the extent of our current and accumulated earnings and profits. To the extent that the amount of the Special Dividend or Additional Dividend exceeds our current and accumulated earnings and profits, such dividend should be treated first as a tax-free return of capital to the extent of your adjusted tax basis in your common stock, and thereafter as capital gain.

For a more complete description of the U.S. Federal Income Tax Consequences, see “Proposal 1—Certain U.S. Federal Income Tax Consequences” beginning on page 48.

Each stockholder should consult its tax advisor concerning the application of U.S. federal income tax laws to its particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Required Vote

The affirmative vote of the holders of a majority of our shares of common stock outstanding is required to approve (i) the Merger Agreement and the merger, (ii) the New Certificate of Incorporation, and (iii) the New Bylaws.

In addition, the affirmative vote of the owners of a majority of the Class A memberships in the Exchange is required to approve (i) the New Exchange Certificate of Incorporation and (ii) the New Exchange Bylaws.

Neither the General Atlantic transaction nor the merger will be implemented unless each of the foregoing items is approved by the owners of a majority of our shares of common stock outstanding and the owners of a majority of the Class A memberships in the Exchange.

Termination of the Purchase Agreement	Even if our stockholders approve the Merger Agreement, the New Certificate of Incorporation and the New Bylaws, the Purchase Agreement may be terminated by mutual consent.

The Purchase Agreement may be terminated either by us or General Atlantic if the closing of the General Atlantic transaction has not occurred by 5:00 p.m., New York time, on April 30, 2006, unless such date is extended by the mutual written consent of us and General Atlantic.

If the Purchase Agreement is terminated prior to closing, neither the General Atlantic transaction nor the merger will be consummated.

For a more complete description of the termination provisions in the Purchase Agreement, see “Terms of the General Atlantic Transaction Agreements—The Purchase Agreement—Termination” beginning on page 39.

Payment of Termination Fee	We have no “break-up fee,” expense reimbursement or other financial obligation in the event the transaction does not occur.

Regulatory Matters

The merger is subject to U.S. and, if necessary, similar foreign antitrust laws. Under the HSR Act, each of NYMEX and General Atlantic filed notification and report forms with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, and received early termination of the applicable waiting period on December 8, 2005. In addition, we have determined to obtain certain approvals from the CFTC in order to complete the General Atlantic transaction.

Dissenters’ or Appraisal Rights	Under Delaware law, you are entitled to appraisal rights in connection with the merger.

You will have the right under Delaware law to have the fair value of your shares of NYMEX Holdings, Inc. common stock determined by the Delaware Chancery Court. This value could be more than, less than or the same as the merger consideration for the NYMEX Holdings, Inc. common stock and you will be required to accept the value determined by the Delaware Chancery Court (even if it is lower than the merger consideration) in exchange for all of your shares in which case you will no longer be a stockholder. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights you must:

•	send a written demand to NYMEX Holdings, Inc. for appraisal in compliance with Delaware law before the vote on the merger;

•	not vote in favor of the merger; and

•	continuously hold your NYMEX Holdings, Inc. common stock, from the date you make the demand for appraisal through the closing of the merger.

Merely voting against the merger will not protect your rights to an appraisal, which requires all the steps provided under Delaware law. Requirements under Delaware law for exercising appraisal rights are described in further detail in “Proposal 1—Dissenters’ or Appraisal Rights” beginning on page 50. The relevant section of Delaware law regarding appraisal rights is reproduced and attached hereto as Appendix I. We encourage you to read these provisions carefully and in their entirety.

IF YOU VOTE FOR THE MERGER, YOU WILL WAIVE YOUR RIGHTS TO SEEK APPRAISAL OF YOUR SHARES OF NYMEX HOLDINGS, INC. COMMON STOCK UNDER DELAWARE LAW.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:    Why is the board of directors proposing a private equity investment?

A:    A private equity investment, such as the General Atlantic transaction, if completed, would serve as the next step in our continuing transformation, which began with our demutualization in 2000, to allow our members the opportunity to realize the equity value of their holdings. The investment will facilitate an initial public offering of our stock, continued international expansion via acquisition and strategic partnerships or other strategic transactions in the future.

We have recently experienced robust trading volume that has brought record sale prices for membership seats in the Exchange. A private equity investment provides an additional and more substantial benchmark valuation of us. It also serves as an endorsement and validation of our open outcry trading model. In addition, we will benefit from having a highly credible investor with a strong reputation that also has an economic stake in our future. Furthermore, a private equity firm, such as General Atlantic, will provide us with a broad infrastructure of resources and experience to help us implement our long-term strategic goals, such as an initial public offering.

Q:    Why does the board of directors believe General Atlantic is the best partner for us?

A:    The board of directors believes the General Atlantic transaction provides us with the right balance between experience and market credibility, open outcry trading protection, and an attractive valuation. General Atlantic is a leading global private equity firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth. General Atlantic has the right combination of exchange sector experience, capital markets expertise and global business knowledge to help us generate the highest possible value for our stockholders. In particular, General Atlantic is interested in working with us to augment our open outcry trading model and to develop opportunities in market data, clearing and complementary electronic trading. General Atlantic has stated that the strength of our open outcry trading model is one of the reasons they are interested in investing in us. Throughout our negotiations, General Atlantic has fully supported our open outcry trading model and has agreed to the protections that will be incorporated into the New Exchange Bylaws (for a more complete description of the open outcry trading protections, see Proposal B beginning on page 65). General Atlantic will also offer us guidance as we seek to improve our operations, technological infrastructure, finance team and corporate governance structure.

Having helped numerous companies execute initial public offerings, General Atlantic has the resources to assist us in preparing and executing an initial public offering if our stockholders ultimately determine to follow that path. Mr. William E. Ford, President and a Managing Director of General Atlantic, will join NYMEX’s board of directors upon closing pursuant to the terms of the Purchase Agreement. Mr. Ford is a seasoned public company director and with his presence on the board of directors, General Atlantic’s resources will be at our disposal. We will benefit greatly from the experience of General Atlantic and Mr. Ford. Additionally, General Atlantic typically remains invested in companies for several years after their initial public offering, sharing the same continuing interests in ongoing value enhancement as all other stockholders.

In sum, the board of directors believes that a partnership with General Atlantic will create value for the market participants and stockholders in NYMEX because General Atlantic has:

•	a successful track record as an active, value added investor;

•	highly relevant experience investing in financial services companies and exchanges;

•	comfort in being a minority, non-controlling investor; and

•	a partnership approach to its portfolio companies.

Q:    Why aren’t we undertaking an initial public offering at this time?

A:    The board of directors believes that partnering with General Atlantic will facilitate an initial public offering by making us more attractive to investors if our stockholders choose to pursue an initial public offering. An investment in us by General Atlantic serves as an endorsement and validation of our open outcry trading model by a leading private equity firm. Furthermore, General Atlantic has the resources and experience to assist us in preparing and executing an initial public offering. While there are no guarantees, we believe that partnering with General Atlantic will result in a higher valuation of us, on a short-term and long-term basis, than if we undertake an initial public offering on our own.

Q:    Will we conduct an initial public offering without an additional stockholder vote?

A:    No. While the General Atlantic transaction is being proposed in part to position us for an initial public offering, if we ultimately decide to conduct an initial public offering, we will convene another meeting of our stockholders. We will only conduct an initial public offering with the approval of our stockholders.

Q:    What happens if we do not conduct an initial public offering by June 30, 2008?

A:    If we have not conducted an initial public offering on or prior to June 30, 2008, all accrued and unpaid dividends from the closing date will be paid by us in cash, or at the option of NYMEX, by appropriately increasing the number of shares of common stock into which the Series A Preferred Stock is convertible, to the holders of the Series A Preferred Stock no later than September 30, 2008, at an annual rate of 5.5%.

In addition, at the end of each quarter following June 30, 2008, we will pay, in cash, dividends at an annual rate of 5.5%.

No mandatory cash dividends are payable by us if we conduct an initial public offering by June 30, 2008.

After June 30, 2008, General Atlantic may transfer its shares to a third party purchaser, but subject to our right of first offer to purchase all, but not less than all, of the shares being transferred at not more than market value (regardless of any premium that another purchaser might offer). Neither General Atlantic nor any third party purchaser may transfer its shares to a competitor of NYMEX.

After the fifth anniversary of the closing date of the General Atlantic transaction (approximately March 15, 2011), General Atlantic has the right to cause us to redeem all of the shares of Series A preferred stock at its original purchase price plus accrued and unpaid dividends.

Q:    What rights will General Atlantic have?

A:    So long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it (including the shares of common stock issued or issuable upon conversion of the Series A Preferred Stock), then (i) prior to an initial public offering, General Atlantic will be entitled to designate and elect one director of NYMEX and the Exchange, and (ii) following an initial public offering, General Atlantic will be entitled to nominate, and our board of directors will unanimously recommend that our stockholders elect, one director of NYMEX and the Exchange, and in each case, such individual must be a Managing Director of General Atlantic.

So long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it (including the shares of common stock issued or issuable upon conversion of the Series A Preferred Stock), then General Atlantic will be entitled to designate one non-voting observer to the boards of directors who must be reasonably acceptable to us.

General Atlantic will receive, on an as-if converted basis, all dividends or other distributions made to the holders of common stock. However, General Atlantic will not participate in either the $160 million distribution or the additional $10 million distribution, if any, resulting from this transaction.

General Atlantic may purchase additional shares of NYMEX capital stock, on a pro-rata ownership basis, in any future stock issuance by us prior to the consummation of an initial public offering, although General Atlantic is only permitted to own a maximum of 20% of our common stock. However, NYMEX will not be able to issue any shares of stock without further stockholder approval, so practically, General Atlantic will not be able to exercise this preemptive right to maintain its pro rata ownership unless stockholders approve a future issuance. General Atlantic does not have this preemptive right after the initial public offering.

General Atlantic may vote its shares of Series A preferred stock, on an as-if converted basis, on all matters entitled to be voted on by holders of shares of common stock voting together as a single class with the common stock.

So long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it (including the shares of common stock issued or issuable upon conversion of the Series A Preferred Stock), prior to an initial public offering certain major actions may not be undertaken without the consent of General Atlantic, such as:

1.	any sale, merger or other business combination of NYMEX, which constitutes a change of control, unless (x) the consideration is cash or stock which is listed and freely tradable without restriction on the New York Stock Exchange or The NASDAQ Stock Market and (y) the aggregate proceeds to the holders of Series A Preferred Stock are greater than $272,000,000 (which is 1.7 times General Atlantic’s original purchase price);

2.	the issuance of any shares of capital stock of NYMEX ranking senior to or on parity with the Series A Preferred Stock;

3.	the creation, incurrence, issuance, assumption or guarantee of any indebtedness if our ratio of consolidated indebtedness to NYMEX’s EBITDA would exceed 2:1 on a pro forma basis; and

4.	any change in the size of the board of directors or any creation or change in the size of any committee of the board of directors.

General Atlantic is entitled to customary registration rights at any time following 180 days after an initial public offering.

These are in addition to the rights described above under the question “What happens if we do not conduct an initial public offering by June 30, 2008?”

Q:    How will the election of directors be conducted?

A:    Immediately following the General Atlantic transaction, the board of directors of each of NYMEX and the Exchange will consist of twenty-five (25) directors, including all twenty-four (24) current directors. At the closing, Mr. William E. Ford will join the board and fill the currently existing one (1) vacancy. All twenty-five (25) directors shall serve until the next annual meeting (which shall be held no later than May 1, 2006), at which time the terms of all twenty-five (25) directors of NYMEX and the Exchange shall expire and the number of such directors shall be reduced from twenty-five (25) to fifteen (15) directors. Mr. Ford and Dr. Newsome, our President, will both serve on the fifteen (15) member board of directors. The other thirteen (13) directors will be elected at the May 1, 2006 annual meeting.

Any change to the May 1, 2006 annual meeting deadline requires both the approval of 75% of the outstanding shares and the consent of General Atlantic (except for any delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter).

The reduced-size fifteen (15) member board of directors will consist of members from each of the following categories: one (1) from the Floor Broker Group, one (1) from the Futures Commission Merchant Group, one

(1) from the Trade Group, one (1) from the Local Trader Group, two (2) from the At Large Group and two (2) from the Equity Holder Group. In addition, three (3) Public Directors and the Chairman and the Vice-Chairman will be elected to the board of directors. Dr. James Newsome, our President, will become chief executive officer and a member of the board. Pursuant to the Purchase Agreement, Mr. Ford will initially be the General Atlantic designee to both boards of directors. Additionally, we will eliminate the current three (3) year staggered term of the board such that all directors will only serve concurrent one-year terms.

Following this reduction in the size of the NYMEX and the Exchange boards of directors, elections for directors will continue to be held annually each May (rather than March) and in accordance with the above-described provisions governing board composition.

As is the case currently, a person may be Chairman or Vice Chairman only if they maintain a Class A membership in their name for one (1) year immediately prior to their election. This is reflected in the New Certificate of Incorporation and the New Bylaws, but this requirement will be eliminated as part of our initial public offering.

Q:    What trading rights protections are seat owners getting?

A:    The consent of a majority of the Class A memberships present in person or by proxy at a meeting (with a quorum of at least 272 Class A memberships) will be required for the following:

1.	Any new category of fee or charge, and for core products, any change in fees.

2.	Issuance of trading permits for current open outcry products.

3.	Material changes to eligibility requirements for membership.

4.	Any change in regular trading hours.

5.	Changes to current procedures for setting margin requirements.

6.	Material changes to the eligibility criteria and composition of the Regular Committees.

7.	After the fifth anniversary of the closing of the General Atlantic transaction, restrictions (but not elimination or suspension which are subject to the 75% consent requirement) on open outcry trading unless a product is no longer “liquid”.

The consent of a majority of all outstanding Class A memberships will be required for the following:

1.	Elimination of any product from a Class A Member’s rights and privileges or the imposition of any restrictions or limitations (including the right to lease a Class A Member’s trading rights).

The consent of 75% of all outstanding Class A memberships will be required for the following:

1.	Any change to the requirement that the Exchange maintain the current (or a comparable) facility for open outcry trading, clearing and delivery and provide reasonable financial support for technology, marketing and research for open outcry markets consistent with prior budget levels for as long as open outcry trading exists (but in all events for at least five (5) years).

2.	Prior to the fifth anniversary of the closing of the General Atlantic transaction, the elimination, suspension or restriction of open outcry trading under any circumstances. After the fifth anniversary of the closing of the General Atlantic transaction, the elimination or suspension of open outcry trading, unless a product is no longer “liquid”. For these purposes, “liquid” means a futures or options contract listed for trading on the Exchange where the total trading volume executed by open outcry in the applicable trading ring for that contract for the most recent three (3) month period is at least 20% or more of the total trading volume executed by open outcry in the applicable trading ring for that contract for the three month period immediately preceding the most recent three (3) months.

3.	An increase or decrease in the number of memberships (this trading right protection will survive even if open outcry trading ceases).

4.	Any transaction that causes the clearinghouse to no longer be wholly owned by the Exchange.

5.	Any change to the May 1, 2006 annual meeting deadline (other than due to a force majeure event).

6.	Any change in the economic rights described below.

In order to allow us to act quickly in the event that changes are proposed to these open outcry trading rights protections, other than for those matters which require the consent of 75% of all outstanding memberships, we may act by sending notice of a proposed change to the owners of the Class A Memberships. If fewer than 10% of the Class A Memberships object to the proposed change within fifteen (15) days, it will be deemed to be accepted. If, however, at least 10% of the Class A Memberships object to the proposed change within fifteen (15) days, a special meeting of the Class A members shall be called for the purpose of voting on the proposed change. This alternative procedure will not be available for those matters which require the consent of 75% of all outstanding memberships.

In addition, Class A Members will receive 10% of the gross revenues from the electronic trading of any NYMEX Division product (but not including market data fees or revenues from bilateral transactions cleared through NYMEX ClearPort® Clearing or its successor), or, if greater, 100% of the revenue from any additional special fee or surcharge applicable to the electronic trading of such NYMEX Division product, on an on-going basis in the event the Exchange permanently terminates all open outcry trading with respect to such product or at least 90% of contract volume of such product is traded electronically. This payment will commence at the time of such permanent termination of open outcry trading or such shift of at least 90% of contract volume to electronic trading for such NYMEX Division product.

In addition, Class A Members will receive the fees (net of applicable expenses directly related to the establishment and maintenance of the Program) charged by the Exchange to participants in the NYMEX miNY™ Designee Program for NYMEX miNYs traded on the floor of the Exchange (the “Program”), for as long as such Program exists.

For products traded electronically, including NYMEX miNY, for each Class A Membership owned or leased by an individual Class A Member, a member (in addition to the right to trade on the trading floor) will be authorized by the Exchange to utilize up to four simultaneous electronic trading privileges for an owner (one for the owner plus three others) or up to two simultaneous electronic trading privileges for a lessee (one for the lessee plus one other) for the exercise of his member trading rights with the related member rates. In all cases, such privileges can only be utilized for the account of the individual Class A Member, either an owner or lessee, who granted such privileges. These electronic trading privileges can only be leased together with the related Class A Membership and only to an individual. For products traded electronically, member firms and member clearing firms will continue to be initially authorized by the Exchange to utilize without charge a number of simultaneous electronic trading privileges consistent with the number of Class A Memberships owned by such firm for the exercise of their member trading rights with the related member rates, and member firms and member clearing firms additionally may request from the Exchange additional electronic trading privileges for the exercise of their member trading rights with the related member rates, for which the Exchange will charge a standard fee to member firms and member clearing firms for each such additional electronic trading privilege.

Q:    Why is the board of directors proposing the merger?

A:    We have chosen to complete a merger as a mechanism to create a new capital structure, amend the Existing Certificate of Incorporation and the Existing Bylaws, and impose restrictions upon the transfer of our common stock. The proposed merger must be approved in order to approve the General Atlantic transaction.

To facilitate the General Atlantic transaction, we need to create a new capital structure. We currently have only 816 shares of authorized common stock, all of which have been issued, and no authorized shares of preferred stock. We need to create a new series of preferred stock to sell to General Atlantic pursuant to the terms of the Purchase Agreement.

In addition, as a condition to closing the General Atlantic transaction, we must amend the Existing Certificate of Incorporation and the Existing Bylaws. By adopting the New Certificate of Incorporation and New Bylaws with certain modifications that differ from the provisions of the Existing Certificate of Incorporation and the Existing Bylaws (as described in detail in Proposal 2 and Proposal 3 beginning on pages 54 and 61, respectively), we will be able to implement the new capital structure described above.

Q:    What is the Record Date for the special meeting?

A:    The owners of record of common stock at the close of business on February 8, 2006 (the “Record Date”) are entitled to notice of and to cast their vote at the Holdings special meeting.

The owners of record of memberships in the Exchange at the close of business on the Record Date are entitled to notice of and to cast their vote at the Exchange special meeting.

Q:    What am I voting on at the special meeting?

A:    As a stockholder of NYMEX, you will cast your vote(s) for:

1.	A proposal to approve the Merger Agreement, pursuant to which Merger Sub will merge with and into NYMEX, with NYMEX as the surviving corporation;

2.	A proposal to approve the New Certificate of Incorporation which amends and restates the Existing Certificate of Incorporation; and

3.	A proposal to approve the New Bylaws which amend and restate the Existing Bylaws.

As a Class A Member of the Exchange, you will cast your vote(s) for:

A.	A proposal to approve the New Exchange Certificate of Incorporation which amends and restates the Exchange’s existing certificate of incorporation; and

B.	A proposal to approve the New Exchange Bylaws which amend and restate the Exchange’s existing bylaws.

Q:    How do I cast my vote at the Holdings special meeting?

A:    You may cast your vote in person at the Holdings special meeting or by your signed, written proxy. You have been provided with the number of proxy cards and envelopes equal to the number of shares of common stock held by you, which corresponds to the number of Class A memberships that you own, are authorized to vote or that are registered in your name under an ABC Agreement as of the Record Date. Stockholders shall follow the following procedures for voting by proxy. For a complete description of an ABC Agreement, see “ABC Agreement” on page 71.

1. Complete the proxy card indicating your vote with respect to the approval of the Agreement and Plan of Merger, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL 1—“APPROVAL OF AGREEMENT AND PLAN OF MERGER.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 SHARES OUTSTANDING IS REQUIRED TO APPROVE THE AGREEMENT AND PLAN OF MERGER. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

2. Complete the proxy card indicating your vote with respect to the approval of the New Certificate of Incorporation, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL 2—“APPROVAL OF THE NEW CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NYMEX.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 SHARES OUTSTANDING IS REQUIRED TO APPROVE THE NEW CERTIFICATE OF INCORPORATION. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

3. Complete the proxy card indicating your vote with respect to the approval of the New Bylaws, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL 3—“APPROVAL OF THE NEW BYLAWS WHICH AMEND AND RESTATE THE EXISTING BYLAWS OF NYMEX.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 SHARES OUTSTANDING IS REQUIRED TO APPROVE THE NEW BYLAWS. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

4. Insert the proxy card into the envelope. Make certain that you complete the proxy printed on the bottom of the proxy card. Please note that the date must be inserted, and you must sign and print your name on the proxy card where indicated. If the proxy card is not properly filled out, it will be null and void.

5. If the number of proxy cards submitted by a stockholder exceeds the number of shares of common stock owned by or registered to such stockholder by virtue of an ABC Agreement, the proxy(ies) bearing the latest date(s) shall be presumed to revoke all proxy(ies) bearing earlier dates.

6. If the number of proxy cards submitted by a stockholder exceeds the number of shares of common stock owned by or registered to such stockholder by virtue of an ABC Agreement and such proxy(ies) each bear the same date, all proxy(ies) signed by the stockholder shall be null and void.

7. A stockholder who personally attends and casts a vote at the Holdings special meeting shall be presumed to have revoked all proxy(ies) previously issued by the stockholder as to the matter on which such vote is cast.

8. In order to be accepted, proxy card(s) must be received by the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, telephone number (212) 299-2372, no later than 3:00 p.m. (New York time) on Monday, March 13, 2006. Proxy card(s) received after 3:00 p.m. (New York time) on Monday, March 13, 2006 will not be counted. For your convenience, the number of self-addressed, postage-paid envelopes equal to the number of shares you own, are authorized to vote or are registered in your name under an ABC Agreement as of the Record Date, are enclosed.

9. Stockholders may vote by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York time) on Monday, March 13, 2006 and must be in the form of the enclosed proxy card. A stockholder with more than one share of common stock who wishes to vote via fax must submit a separate proxy card for each share owned or held by virtue of an ABC Agreement in his name.

The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies the Office of the Corporate Secretary in writing of such revocation.

Q:    How do I cast my vote at the Exchange special meeting?

A:    You may cast your vote in person at the Exchange special meeting or by your signed, written proxy. You have been provided with the number of proxy cards and envelopes equal to the number of membership interests held by you, which corresponds to the number of Class A memberships that you own, are authorized to vote or that are registered in your name under an ABC Agreement as of the Record Date. Class A Members shall follow the following procedures for voting by proxy. For a complete description of an ABC Agreement, see “ABC Agreement” on page 71.

1. Complete the proxy card indicating your vote with respect to the approval of the New Exchange Certificate of Incorporation, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL A—“APPROVAL OF THE NEW EXCHANGE CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF THE EXCHANGE.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 MEMBERSHIP INTERESTS OUTSTANDING IS REQUIRED TO APPROVE THE NEW EXCHANGE CERTIFICATE OF INCORPORATION. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

2. Complete the proxy card indicating your vote with respect to the approval of the New Exchange Bylaws, by marking an “X” next to “FOR”, “AGAINST” or “ABSTAIN” in the section of the proxy card marked PROPOSAL B—“APPROVAL OF THE NEW EXCHANGE BYLAWS WHICH AMEND AND RESTATE THE EXISTING BYLAWS OF THE EXCHANGE.” PLEASE NOTE THAT AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE 816 MEMBERSHIP INTERESTS OUTSTANDING IS REQUIRED TO APPROVE THE NEW EXCHANGE BYLAWS. A VOTE MARKED “ABSTAIN” WILL HAVE THE SAME EFFECT AS A VOTE MARKED “AGAINST.”

3. Insert the proxy card into the envelope. Make certain that you complete the proxy printed on the bottom of the proxy card. Please note that the date must be inserted, and you must sign and print your name on the proxy card where indicated. If the proxy card is not properly filled out, it will be null and void.

4. If the number of proxy cards submitted by a Class A Member exceeds the number of membership interests owned by or registered to such Class A Member by virtue of an ABC Agreement, the proxy(ies) bearing the latest date(s) shall be presumed to revoke all proxy(ies) bearing earlier dates.

5. If the number of proxy cards submitted by a Class A Member exceeds the number of membership interests owned by or registered to such Class A Member by virtue of an ABC Agreement and such proxy(ies) each bear the same date, all proxy(ies) signed by the Class A Member shall be null and void.

6. A Class A Member who personally attends and casts a vote at the Exchange special meeting shall be presumed to have revoked all proxy(ies) previously issued by the Class A Member as to the matter on which such vote is cast.

7. In order to be accepted, proxy card(s) must be received by the Office of the Corporate Secretary located at New York Mercantile Exchange, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, telephone number (212) 299-2372, no later than 3:00 p.m. (New York time) on Monday, March 13, 2006. Proxy card(s) received after 3:00 p.m. (New York time) on Monday, March 13, 2006 will not be counted. For your convenience, the number of self-addressed, postage-paid envelopes equal to the number of Class A memberships you own, are authorized to vote or are registered in your name under an ABC Agreement as of the Record Date, are enclosed.

8. Class A Members may vote by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 3:00 p.m. (New York time) on Monday, March 13, 2006 and must be in the form of the enclosed proxy card. A Class A Member with more than one membership interest who wishes to vote via fax must submit a separate proxy card and proxy envelope for each membership interest owned or held by virtue of an ABC Agreement in his name.

The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies the Office of the Corporate Secretary in writing of such revocation.

Q:    Can I change my vote?

A:    Yes. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Office of the Corporate Secretary of NYMEX or the Exchange, as applicable, before the taking of the vote at the special meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person. In order to obtain an additional proxy card and envelope to change your vote, written notice must be delivered to the Office of the Corporate Secretary of NYMEX or the Exchange, as applicable. Additionally, if you personally attend the stockholders meeting and cast a vote, you will be presumed to have revoked all proxy(ies) previously issued as to the matter on which such vote is cast.

Q:    When do you expect to complete the merger and consummate the General Atlantic transaction?

A:    We currently expect to complete the merger and consummate the General Atlantic transaction, if it is approved, shortly following the special meeting on March 13, 2006.

Q:    When will I receive my new stock certificates?

A:    Following the completion of the merger, you will receive instructions regarding the new shares of common stock.

Q:    Do I have appraisal rights?

A:    Yes. In order to exercise your appraisal rights, you must follow the requirements of Delaware law. A copy of the applicable Delaware statutory provision is attached as Appendix I and a summary of this provision can be found in “Proposal 1—Dissenters’ or Appraisal Rights” beginning on page 50.

Q:    Why am I receiving this proxy solicitation and who is bearing the costs and expenses related to the solicitation?

A:    The enclosed proxy is being solicited on behalf of NYMEX and the Exchange for use at the Holdings special meeting and the Exchange special meeting, respectively, and any adjournment(s) thereof, for the purposes set forth in the accompanying (i) Notice of special meeting of Stockholders of NYMEX and (ii) Notice of special meeting of Class A Members of the Exchange. We are soliciting proxies by mail. Directors, officers and employees may solicit proxies personally, by facsimile or by telephone. In addition, stockholders may discuss this joint proxy statement and the transactions described in this joint proxy statement with other stockholders or others in deciding how to vote. All expenses incurred by NYMEX and the Exchange related to the transactions, including fees and expenses of our attorneys and accountants and expenses and costs of preparing, mailing and soliciting proxies pursuant to this joint proxy statement, will be paid by us whether or not the transactions are approved by the stockholders and members.

Q:    Where can I find more information about NYMEX or the Exchange?

A:    You can find more information about us from various sources described under “Where You Can Find More Information” on page 80.

Any questions or requests for assistance regarding the special meeting, this joint proxy statement, the enclosed proxy card or envelope may be directed to: Office of the Corporate Secretary—NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, Telephone: (212) 299-2372, Fax: (212) 301-4645.

QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES

The presence in person or by proxy of the owners of at least 272 (representing one-third) of NYMEX’s outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the Holdings special meeting. The approval of the Merger Agreement, the New Certificate of Incorporation and the New Bylaws each require an affirmative vote of a majority of the 816 shares outstanding. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and non-votes will also be counted for purposes of determining the presence or absence of a quorum, but they will not be counted as votes cast and will have the same effect as a vote marked “AGAINST”.

The presence in person or by proxy of the owners of at least 150 (representing approximately 18%) of the outstanding Class A membership interests in the Exchange is necessary to constitute a quorum for the transaction of business at the Exchange special meeting. The approval of the New Exchange Certificate of Incorporation and the New Exchange Bylaws each require an affirmative vote of a majority of the 816 Class A membership interests outstanding. Membership interests that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and non-votes will also be counted for purposes of determining the presence or absence of a quorum, but they will not be counted as votes cast and will have the same effect as a vote marked “AGAINST”.

Neither the General Atlantic transaction nor the merger will be implemented unless each of the foregoing items are approved by the holders of a majority of shares of NYMEX common stock outstanding and the owners of a majority of the Class A memberships in the Exchange.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including our ability to consummate the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the merger or the private placement of Series A Preferred Stock to General Atlantic, and our exploration of and ability to consummate, including as a result of market conditions, a potential initial public offering (and statements regarding NYMEX’s valuation for such purposes) or other strategic alternative. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of NYMEX, and its subsidiaries are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate, in whole or in part, the proposed merger or the proposed private placement and to use the proceeds therefrom to make the extraordinary cash distribution and/or to pay fees and expenses incurred in connection with the merger or the private placement, and our determination not, or difficulties, delays or unanticipated costs in our ability, including as a result of market conditions, to consummate a potential initial public offering or other strategic alternative; the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the CFTC; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as oil and other commodity markets. We assume no obligation to update or supplement our forward-looking statements.

BACKGROUND AND REASONS FOR THE GENERAL ATLANTIC TRANSACTION

AND THE MERGER

Background

In January 2005, the NYMEX board of directors started a strategic review process to ensure that NYMEX was best positioned for continued success and that NYMEX would continue to execute its ongoing transformation, which began with its demutualization in 2000.

In March 2005, NYMEX stockholders initiated and held an informal meeting to discuss their views on the future of NYMEX, and advocated specifically that a financial event occur in order to provide liquidity to stockholders as well as strategic flexibility to NYMEX.

On April 18, 2005, NYMEX’s board of directors received an unsolicited preliminary term sheet from two private equity firms, The Blackstone Group and Battery Ventures (“Blackstone/Battery”), acting as a group, to acquire a 20% minority stake in NYMEX at a post-investment equity valuation of $925 million. This prompted the board of directors to request that the previously-established investment banking search committee of the board of directors (the “Investment Banking Committee”) work in conjunction with the executive committee of the board of directors (the “Executive Committee”, together with the Investment Banking Committee, the “Joint Committee”) to explore our strategic alternatives and present recommendations to the board of directors. The Joint Committee was comprised of the following directors of the board: Messrs. Mitchell Steinhause, Richard Schaeffer, Eric Bolling, Joel Faber, E. Bulkeley Griswold, Scott Hess, Kevin McDonnell, Stanley Meierfeld and Gary Rizzi. In addition, members of senior management devoted significant attention to this effort. Some of the other strategic alternatives that we considered included, among other things, moving directly to an initial public offering without a private equity investment, merger or acquisition activity or maintaining the status quo. In order to assist us further, the board of directors engaged legal advisors and placement agents, all of whom have a record of successfully advising exchanges in major transactions. J.P. Morgan Securities Inc. serves as our lead placement agent, and Skadden, Arps, Slate, Meagher & Flom LLP is providing legal counsel to us related to this transaction.

During the months of May, June and July 2005, certain members of senior management and of the Joint Committee considered a list of over nine top-tier private equity firms with experience in our sector. The Joint Committee heard presentations from five of those firms, each of which expressed an interest in purchasing a minority stake in us. The Joint Committee and the board of directors met numerous times during the summer of 2005 in order to complete the review of our strategic alternatives. JPMorgan and Skadden, Arps participated in most of these meetings.

Throughout the process, the Joint Committee and the board, along with its advisors, conducted a dual-track process—exploring both a potential initial public offering and a potential private equity transaction. Both paths were complementary as the transformation of NYMEX and preparing membership for public status or a private equity partner would require key changes to the capital and board structure, governance, lock-up restrictions, trading rights and management.

In its process, the board expressed the rationale for change as:

•	competitive forces can no longer be ignored;

•	strategic positioning is required for long-term success; and

•	continued path for membership liquidity.

At all times, the board was cognizant that given the dynamic competitive and operating environment, there was a premium on timing for any decision. The basic terms that the board set for any transaction would focus on:

•	price;

•	timing;

•	governance;

•	strategic flexibility;

•	minimal dilution;

•	distribution of the entire investment to pre-investment stockholders;

•	“de-stapling” the stock and the Class A memberships;

•	smaller board with one investor designee, in order to streamline decision making;

•	no “break-up fee”; and

•	preservation of open-outcry and value of trading rights.

After careful consideration and discussion with our advisors, the board of directors permitted Blackstone/Battery to conduct a due diligence review of our business for a three-week period beginning on June 6, 2005.

On July 6, 2005, the board of directors voted to declare and distribute a significant and unprecedented special cash dividend of $81.6 million or $100,000 per share (on a pre-split basis). This extraordinary dividend was paid on August 1, 2005.

Subsequently, General Atlantic was permitted to conduct a due diligence review for a three-week period beginning on July 12, 2005. Following the due diligence reviews by each party, negotiations over the terms of a proposed investment were conducted from August through September during which time the board met often and extensively with JPMorgan and Skadden, Arps.

In August 2005, the board of directors also formed a subcommittee of the Joint Committee (the “Trading Rights Subcommittee”), to evaluate and recommend to the board alternative protections for open outcry trading at the Exchange. The Trading Rights Subcommittee was comprised of the following members of the board: Messrs. Mitchell Steinhause, Eric Bolling, Scott Hess and Kevin McDonnell. Their efforts yielded the trading rights protections detailed in Proposal B beginning on page 65. The Trading Rights Subcommittee, in considering and recommending open outcry trading protections to the board, also received input from some of our stockholders, including significant contributions from Mark Fisher, a current stockholder and owner of a NYMEX clearing member, and his personal counsel. The open outcry trading protections described in Proposal B are based upon the recommendations made by the Trading Rights Subcommittee.

On August 2, 2005, at a meeting of the Joint Committee, Skadden, Arps provided an update and a comparison of the then-current terms of the investment proposals from both Blackstone/Battery and General Atlantic. On both August 4 and August 31, 2005, Skadden, Arps provided further updates and comparisons to the entire board of directors.

On September 16, 2005, Mr. Michel D. Marks, a current stockholder, who served as former Chairman of NYMEX from 1978 to 1987, and who served on the board of directors as an Equity Holder representative from May 2001 to June 2005, and 816 Partners LLC, a Delaware limited liability company (“816 Partners”), and their potential private equity financial partner (collectively, the “Marks Investment Group”), provided a preliminary indication of interest in purchasing an undefined stake in us by which they purported to consider valuing our equity at $1.4 billion, subject to due diligence. The Joint Committee had met with the private equity firm that was part of the Marks Investment Group as part of our strategic review process before they became associated with the Marks Investment Group. As part of that process, the Joint Committee had already decided that such private equity firm was not the best partner for us.

On September 18, 2005, the board of directors held a special meeting, attended by JPMorgan and Skadden, Arps, to discuss the current terms of each of the proposed private equity investments by Blackstone/Battery and General Atlantic and the merits of our strategic alternatives. JPMorgan and Skadden, Arps delivered presentations to the board of directors with respect to the merits of the private equity investments and our strategic alternatives.

On the morning of September 20, 2005, the Chairman and Vice Chairman of the board of directors, together with certain members of senior management, JPMorgan and Skadden, Arps, met with the Marks Investment Group, along with their legal advisors, to discuss their interest in investing in NYMEX. The board of directors was familiar with Mr. Marks from his time as a board member and was not aware of any change at the private equity firm to warrant a re-evaluation of its prior decision not to choose them as a private equity partner. The Marks Investment Group never made a formal bid nor a firm offer for an equity position in us. The Marks Investment Group’s indication of interest was unstructured and incomplete.

At a board meeting held later on September 20, 2005, each of Blackstone/Battery and General Atlantic submitted proposed final term sheets to the board of directors, each of which valued our equity at $1.35 billion post-investment, without giving effect to the value of the separate Class A memberships. The $1.35 billion equity valuation was an approximately 46% increase from the equity valuation first proposed at the beginning of the process.

After deliberating on the merits of a private equity investment or proceeding with an initial public offering without a private equity investment, the board of directors voted in favor of proceeding with a private equity partner. Following a detailed review of the final terms of the Blackstone/Battery and General Atlantic proposed term sheets and presentations from JPMorgan and Skadden, Arps regarding those submissions, our board of directors determined that a private equity investment from General Atlantic was in our best interests. General Atlantic is well respected in the investment community and will bring great value and expertise to the table. General Atlantic provided the most attractive and complete value equation, consisting of both immediate value and liquidity and long-term value enhancement. Accordingly, on September 20, 2005, we signed a non-binding letter of intent with General Atlantic by which General Atlantic would invest $135 million for a 10% equity stake in NYMEX. The General Atlantic transaction values NYMEX’s equity at $1.35 billion, without giving effect to the value of the separate Class A memberships. General Atlantic will not acquire any Class A memberships, all of which will remain with the current Class A Members of the Exchange.

On Friday, September 23, 2005, Battery Ventures, not in partnership with The Blackstone Group, proposed to acquire a 5% equity stake in NYMEX at a $1.5 billion equity valuation. On Monday, September 26, 2005, the board of directors met, together with senior management and representatives from JPMorgan and Skadden, Arps, to discuss Battery Ventures’ revised offer. However, based on its belief that General Atlantic would be a much stronger partner than Battery Ventures and that Battery Ventures’ newest proposal contained some unfavorable terms, the board of directors reiterated its commitment to continue moving ahead with the previously-announced General Atlantic transaction.

On September 29, 2005, we held an informational presentation in New York City to introduce General Atlantic to our stockholders and members of the Exchange and to discuss the proposed investment. Mr. Mitchell Steinhause, our Chairman, explained to our stockholders and members that the board of directors had reviewed several strategic options and strongly believes that partnering with General Atlantic is the best choice for us and our stockholders. Mr. William E. Ford, President and a Managing Director of General Atlantic, then described General Atlantic’s experience over the past 25 years investing in over 150 companies, more than 30 of which have completed initial public offerings. Mr. Ford indicated General Atlantic has a $10 billion capital base comprised primarily of long-term investors. This has given General Atlantic the freedom to focus on long-term investments generally lasting for a period of at least 5 years. Mr. Ford also noted that General Atlantic has deep expertise with technology-related businesses and in particular technology related to financial services.

Throughout October and November 2005 the board of directors, together with our financial and legal advisors, negotiated definitive agreements with General Atlantic in connection with the private equity transaction. During the afternoon and early evening of November 14, 2005, the boards of directors of NYMEX and the Exchange reviewed the final terms of the transaction with General Atlantic, including the Purchase Agreement, the Merger Agreement, the New Certificate of Incorporation, the New Bylaws, the New Exchange Certificate of Incorporation and the New Exchange Bylaws. Following discussion, the board of directors of

NYMEX unanimously approved the General Atlantic transaction and the New Certificate of Incorporation and New Bylaws, and it declared the transaction advisable and in the best interest of NYMEX and its stockholders and resolved to recommend that the NYMEX stockholders vote to approve the Merger Agreement, the New Certificate of Incorporation and the New Bylaws. At the same time, the board of directors of the Exchange unanimously approved the New Exchange Certificate of Incorporation and New Exchange Bylaws, and it declared such amended and restated documents advisable and in the best interest of the Exchange and its members and resolved to recommend that the Class A Members vote to approve the New Exchange Certificate of Incorporation and New Exchange Bylaws. NYMEX and General Atlantic then entered into the Purchase Agreement.

On December 16, 2005, we received an unsolicited indication of interest from the Chicago Mercantile Exchange Holdings Inc. (“CME”). This followed our receipt, on December 14, 2005, from General Atlantic of a limited waiver of the “no solicitation” provisions in the Purchase Agreement in order to allow us to engage in discussions with the CME. Throughout late December 2005 and early January 2006 we engaged in preliminary discussions with the CME, during which it became clear that there was no reasonable likelihood of a mutually-agreeable transaction with the CME.

On December 22, 2005, Mitchell Steinhause, our Chairman sent a letter to our stockholders and members of the Exchange in which he noted that the preliminary proxy statement filed with the Securities and Exchange Commission (“SEC”) on November 23, 2005 was subject to revision based upon comments from stockholders, board members and regulators. Mr. Steinhause encouraged stockholders and members to provide comments to the board regarding the General Atlantic transaction. Mr. Steinhause’s letter identified four areas of concern raised by numerous stockholders and members and the changes that the board had made in response to such feedback, including comments received from the Equity Holders’ Advisory Committee at a meeting held on January 3, 2006. This definitive proxy statement benefited significantly from the care and input exhibited by those stockholders and members who voiced their views.

On January 30, 2006, we announced that as a result of a mediation in the Delaware Court of Chancery, we had reached an agreement in principle with Cataldo J. Capozza, a current NYMEX stockholder, to resolve the books and records action brought by Mr. Capozza in the Delaware Court of Chancery in December 2005. Pursuant to the agreement, we will permit Mr. Capozza to inspect certain books and records. The terms of the agreement are confidential.

During December 2005 and January 2006, General Atlantic and NYMEX discussed revised terms for the General Atlantic transaction.

On February 10, 2006, NYMEX and General Atlantic entered into an amendment to the Purchase Agreement to:

•	increase the aggregate purchase price from $135 million to $160 million;

•	provide for an additional payment of $10 million payable, on the closing date of the initial public offering, if the special meeting of stockholders to approve the General Atlantic transaction is held on or prior to March 15, 2006, an initial public offering that values NYMEX’s equity at $2 billion or greater occurs in 2006, and the next annual meeting of stockholders to elect the fifteen (15) member board occurs on or prior to May 1, 2006;

•	refine the post-transaction authorized capital of NYMEX;

•	eliminate General Atlantic’s right to share in pre-closing dividends up to the $33,600,000 which had already been declared;
•	impose ownership limitations such that no stockholder will be permitted to acquire shares of our voting stock which would cause such stockholder to beneficially own more than a maximum of 10% of our voting power, other than General Atlantic which will be limited to a maximum of 20%;

•

revise the form of Investor Rights Agreement in order to (i) provide for the transfer restrictions applicable to General Atlantic prior to an initial public offering to remain effective until June 30, 2008 instead of the second anniversary of the closing date, (ii) eliminate the board’s ability to waive the restriction on General Atlantic owning more than a maximum of 20% of the voting power, (iii) clarify that any third party purchaser of General Atlantic’s shares must agree to be bound by the transfer restrictions applicable to General Atlantic and (iv) remove the provision that the standstill period lasts only so long as General Atlantic owns at least 50% of its initial investment, thereby fixing the standstill period as five (5) years post-closing; and

•	revise the forms of Registration Rights Agreement, New Certificate of Incorporation, New Bylaws, New Exchange Certificate of Incorporation and New Exchange Bylaws in response to comments from our stockholders voiced since the initial preliminary proxy statement became publicly-available in November 2005.

This joint proxy statement describes the General Atlantic transaction and each of those documents in their current form reflecting all revisions.

Board of Directors Reasons for Recommending the General Atlantic Transaction

The Joint Committee and the board of directors of NYMEX believe choosing General Atlantic as a minority investment partner provides us with the most attractive combination of near-term liquidity for our stockholders, additional long-term value creation and the added perspective that comes from General Atlantic’s principals having served on the boards of many companies that have made the transition from private to public ownership.

Throughout this process, General Atlantic has consistently expressed its excitement at the opportunity to invest in NYMEX and help build on its existing success and prepare for being a public company. General Atlantic, including at the September 29, 2005 informational presentation, stated its belief that NYMEX is:

•	one of the leading commodities trading venues in the world;

•	a powerful, integrated trading and clearing model; and

•	an open-outcry exchange with a robust electronic capability.

The Joint Committee and the board of directors of NYMEX believe that General Atlantic is ideally positioned to assist NYMEX. General Atlantic has:

•	a successful track record as an active, value added investor;

•	highly relevant experience investing in financial services companies and exchanges;

•	comfort in being a minority, non-controlling, investor; and

•	a partnership approach to its portfolio companies.

The Joint Committee and the board of directors believe General Atlantic has the right combination of exchange sector experience, capital markets expertise and global business knowledge to help us generate the highest possible value for our stockholders. In particular, General Atlantic is interested in working with us to augment our open outcry trading model and to develop opportunities in market data, clearing and complementary electronic trading.

Having helped numerous companies execute initial public offerings, General Atlantic has the resources to assist us in preparing and executing an initial public offering, if our stockholders ultimately choose to follow that path. General Atlantic typically remains invested in companies for several years after their initial public offering, sharing the same continuing interests in ongoing value enhancement as all other stockholders. Accordingly, the General Atlantic transaction includes, along with the $10 million Additional Dividend, a number of terms which are intended to encourage us to work together with General Atlantic toward completing an initial public offering of our stock in the near future. These terms, such as the 5.5% dividend payment, optional redemption and transfers by General Atlantic of its shares prior to the consummation of an initial public offering by us, are described beginning on pages 40, 41 and 43 in “Terms of the General Atlantic Transaction Agreements.”

NYMEX’s board of directors has unanimously approved the General Atlantic transaction and it has determined that the General Atlantic transaction, the merger, the New Certificate of Incorporation and the New Bylaws are advisable, fair to and in the best interests of, NYMEX and its stockholders. The NYMEX board of directors recommends that the stockholders vote “FOR” the proposals to approve the Merger Agreement, the New Certificate of Incorporation and the New Bylaws.

The Exchange board of directors has unanimously approved the New Exchange Certificate of Incorporation and the New Exchange Bylaws, and it has determined that the New Exchange Certificate of Incorporation and the New Exchange Bylaws are advisable, fair to and in the best interests of, the Exchange and its members. The Exchange board of directors recommends that the Class A Members vote “FOR” the proposals to approve the New Exchange Certificate of Incorporation and the New Exchange Bylaws.

TERMS OF THE GENERAL ATLANTIC TRANSACTION AGREEMENTS

THE FOLLOWING DESCRIPTION OF THE AGREEMENTS RELATING TO THE GENERAL ATLANTIC TRANSACTION IS INTENDED TO PROVIDE BASIC INFORMATION CONCERNING SUCH AGREEMENTS; HOWEVER, SUCH DESCRIPTION IS NOT A SUBSTITUTE FOR REVIEWING THE AGREEMENTS IN THEIR ENTIRETY. EACH STOCKHOLDER SHOULD READ SUCH DESCRIPTION IN CONJUNCTION WITH THE DOCUMENTS RELATING TO THE GENERAL ATLANTIC TRANSACTION THAT ARE ATTACHED AS APPENDICES A THROUGH I.

The Purchase Agreement

Pursuant to the terms and conditions of the Purchase Agreement, we agreed to sell 8,160,000 shares of our newly-created Series A Preferred Stock to General Atlantic for an aggregate purchase price of $160 million and an additional amount of $10 million which will be paid on the closing date of the initial public offering if certain conditions are met, as described below. The terms and relative rights and preferences of the Series A Preferred Stock are described below under the heading “—Terms of Series A Preferred Stock.” The following is a summary of the material terms of the Purchase Agreement, which is qualified in its entirety by reference to the Purchase Agreement attached as Appendix D.

Immediately upon the closing of the General Atlantic transaction, the shares of the Series A Preferred Stock held by General Atlantic will be convertible, at its option, into 8,160,000 shares of NYMEX’s common stock, and represent 10% of our outstanding capital stock.

Additional Dividend

General Atlantic will pay an additional $10 million on the closing date of the initial public offering, in cash, if (i) the special meeting of stockholders to approve the General Atlantic transaction is held on or prior to March 15, 2006, (ii) an initial public offering that values NYMEX’s equity at $2 billion or greater occurs in 2006 and (iii) the next annual meeting of stockholders to elect the fifteen (15) member board occurs on or prior to May 1, 2006. In the event the additional $10 million is paid by General Atlantic, we shall make a special distribution of the additional $10 million to our stockholders of record on the business day immediately prior to the closing of the General Atlantic transaction (the “Additional Dividend”). Each such stockholder will receive approximately $12,255 per share on a pre-split basis or approximately $0.14 per share on a post 90,000-for-1 split basis. General Atlantic will not participate in the Additional Dividend.

Conditions to General Atlantic Transaction

The obligation of NYMEX to issue and sell the Series A Preferred Stock at the closing of the General Atlantic transaction and to perform its other obligations under the Purchase Agreement are subject to certain conditions, including:

•	the representations and warranties of General Atlantic contained in the Purchase Agreement shall be true and correct in all material respects at and on the closing date of the General Atlantic transaction;

•	General Atlantic shall have paid NYMEX the aggregate purchase price for the Series A Preferred Stock;

•	General Atlantic shall have duly executed and delivered to us the Investor Rights Agreement;

•	General Atlantic shall have duly executed and delivered to us the Registration Rights Agreement;

•	all applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted (early termination was granted on December 8, 2005);

•	the approval (x) by our stockholders, of the Merger Agreement, the New Certificate of Incorporation and the New Bylaws, and (y) by the Exchange’s members, of the New Exchange Certificate of Incorporation and the New Exchange Bylaws;

•	all material consents, exemptions, authorizations or filings shall have been obtained and be in full force and effect; and

•	the absence of laws, regulations or orders which prohibit the General Atlantic transaction.

The obligation of General Atlantic to purchase the Series A Preferred Stock at the closing of the General Atlantic transaction and to perform its other obligations under the Purchase Agreement are subject to certain conditions, including:

•	the representations and warranties of NYMEX contained in the Purchase Agreement shall be true and correct in all material respects at and on the closing date of the General Atlantic transaction;

•	we shall have delivered to General Atlantic certificates representing the Series A Preferred Stock registered in the name of General Atlantic;

•	we shall have duly executed and delivered to General Atlantic the Investor Rights Agreement;

•	we shall have duly executed and delivered to General Atlantic the Registration Rights Agreement;

•	the approval (x) by our stockholders, of the Merger Agreement, the New Certificate of Incorporation and the New Bylaws, and (y) by the Exchange’s members, of the New Exchange Certificate of Incorporation and the New Exchange Bylaws;

•	we shall have delivered to General Atlantic a customary legal opinion of Skadden, Arps;

•	we shall have delivered to General Atlantic a legal opinion with respect to CFTC regulatory matters;

•	since the date of the Purchase Agreement, there shall have been no material adverse change in the condition of NYMEX other than those adverse changes permitted under the Purchase Agreement;

•	all material consents, exemptions, authorizations or filings shall have been obtained and be in full force and effect;

•	all applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted (early termination was granted on December 8, 2005);

•	the absence of laws, regulations or orders which prohibit the General Atlantic transaction;

•	Mr. William E. Ford shall have been appointed a member of the board of directors;

•	the common stock and the Class A membership rights that represent trading privileges on the Exchange of our stockholders of record immediately prior to closing shall have been “de-stapled”; and

•	the Class A memberships shall otherwise remain unchanged, subject to the provisions of the New Certificate of Incorporation, the New Bylaws, the New Exchange Certificate of Incorporation and the New Exchange Bylaws.

Representations and Warranties by NYMEX

NYMEX made a number of representations and warranties in the Purchase Agreement regarding aspects of its business, financial condition, structure and other facts pertinent to the transactions contemplated by the Purchase Agreement. For a description of our indemnification obligations in the event that our representations and warranties (as updated prior to closing) are incorrect, see “Survival of Representations and Warranties; Indemnification” on page 39.

The representations given by NYMEX cover the following topics, among other things, as they relate to NYMEX and its subsidiaries:

•	corporate organization and its qualification to do business;

•	authorization of the Purchase Agreement, the Investor Rights Agreement, the Registration Rights Agreement, the New Certificate of Incorporation and the New Bylaws;

•	that the transactions contemplated by the General Atlantic transaction do not result in a violation of NYMEX’s organizational documents, laws or contracts;

•	consents and regulatory approvals necessary to complete the General Atlantic transaction and NYMEX’s permits;

•	binding effect of the Purchase Agreement, the Investor Rights Agreement and the Registration Rights Agreement;

•	litigation;

•	compliance with laws and permits;

•	capitalization;

•	filings and reports with the SEC and financial statements;

•	material contracts;

•	the absence of material changes or events;

•	taxes;

•	private placement offering;

•	labor and employment matters;

•	employee benefit plans;

•	undisclosed liabilities;

•	intellectual property;

•	privacy of customer information;

•	potential conflicts of interest;

•	outstanding borrowing;

•	environmental matters and applicable laws;

•	insurance coverage;

•	controls over financial reporting;

•	CFTC regulatory matters;

•	stockholder approval;

•	proxy statement; and

•	broker’s, finder’s or similar fees.

Representations and Warranties by General Atlantic

General Atlantic made a number of representations and warranties in the Purchase Agreement regarding aspects of its business, financial condition, structure and other facts pertinent to the transactions contemplated by the Purchase Agreement.

The representations given by General Atlantic cover the following topics, among other things, as they relate to General Atlantic:

•	partnership or company organization and its qualification to do business;

•	authorization of the Purchase Agreement, the Investor Rights Agreement, the Registration Rights Agreement;

•	that the transactions contemplated by the General Atlantic transaction do not result in a violation of General Atlantic’s organizational documents, laws or contracts;

•	consents and regulatory approvals necessary to complete the General Atlantic transaction;

•	binding effect of the Purchase Agreement, the Investor Rights Agreement and the Registration Rights Agreement;

•	purchase of Series A Preferred Stock for own account;

•	restricted securities;

•	broker’s, finder’s or similar fees; and

•	status as an accredited investor.

The representations and warranties in the Purchase Agreement are complicated and not easily summarized. You are urged to carefully read the sections of the Purchase Agreement entitled “Representations and Warranties of the Company” and “Representations and Warranties of the Purchasers.”

Conduct of Business Prior to the Closing

Prior to the closing or earlier termination of the Purchase Agreement, subject to specified exceptions, we agreed to conduct our business in the ordinary course of business and consistent with past practice, with no less diligence and effort than would be applied in the absence of the Purchase Agreement, to use our commercially reasonable efforts to preserve intact our business organization and that of our subsidiaries and to preserve the goodwill of customers, suppliers and all other persons having business relationships with us and our subsidiaries.

In addition, subject to specified exceptions, we agreed not to:

•	engage in any transaction (including, without limitation, capital expenditures) out of the ordinary course of business and consistent with past practice;

•	issue, reissue or sell, or authorize the issuance, reissuance or sale of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

•	dispose of any of assets or properties except to the extent these are used, retired or replaced in the ordinary course of business;

•	fail to keep in force any permits required by us or any of our subsidiaries to carry on business as currently conducted;

•	fail to keep in force material intellectual property rights required by us or any of our subsidiaries to carry on business as currently conducted;

•	fail to perform all material obligations required to be performed by us or any of our subsidiaries under any of our material contracts;

•	enter into transactions with affiliates of us or any of our subsidiaries (other than in transactions related to the clearing of securities in the ordinary course of business);

•	pay any dividends to our stockholders other than dividends in the ordinary course of business not to exceed $33,600,000 declared on or prior to January 11, 2006;

•	redeem the shares of our stockholders other than pursuant to an existing restricted stock purchase agreement with current or former employees (of which there are none);

•	amend the Existing Certificate of Incorporation or the Existing Bylaws; and

•	knowingly take any action or enter into any transaction which has, or would reasonably be expected to have, the effect of intentionally delaying or otherwise impeding the consummation of the transactions contemplated by the Purchase Agreement, the Investor Rights Agreement and the Registration Rights Agreement.

No Solicitation

Prior to the closing of the General Atlantic transaction, neither we nor our representatives are permitted to, directly or indirectly:

•	solicit, initiate, encourage or facilitate any inquiries or the making of the proposal or offer with respect to an Alternative Proposal (as defined below); or

•	participate in any discussions or negotiations with, or provide any non-public information to, or afford any access to the properties, books or records of us or any of our subsidiaries, or otherwise take any other action to assist or facilitate (including granting any waiver or release under any standstill or similar agreement with respect to any of our or our subsidiaries’ securities), any “person” or “group” concerning any Alternative Proposal.

However, we may (i) comply with Rule 14d-9 or 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with regard to an Alternative Proposal or (ii) provide information (pursuant to a confidentiality agreement in reasonably customary form) to or engage in any negotiations or discussions with any “person” or “group” who has made an unsolicited bona fide Alternative Proposal with respect to a Change of Control Transaction (as defined below), if the board of directors, after consulting with and taking into account the advice of its outside legal counsel and its financial advisers, determines in good faith that:

•	the Change of Control Transaction is reasonably capable of being completed without undue delay taking into account all legal, financial, regulatory and other aspects of the proposal and the party making the proposal;

•	any required financing to complete the Change of Control Transaction has been demonstrated to the satisfaction of the board of directors, acting in good faith, will be timely obtained; and

•	taking such action is necessary in order for the board of directors to comply with its fiduciary obligations under any requirements of law.

An Alternative Proposal is defined in the Purchase Agreement as (a) any offer or proposal, or any indication of interest in making an offer or proposal, made by any “person” or “group” at any time (i) which is structured to permit such person or group to acquire beneficial ownership of at least five percent (5%) of our assets and those of our subsidiaries taken as a whole, or at least five percent (5%) of our outstanding capital stock pursuant to a merger, consolidation, tender offer or other business combination, sale or purchase of capital stock or stock equivalents, sale of assets, tender offer or exchange offer or similar transaction or (ii) which involves the incurrence or assumption of indebtedness by us or any of our subsidiaries on a secured or unsecured basis of at least $5,000,000, including, in the case of clauses (i) and (ii) above, any single or multi-step transaction or series of related transactions, and (b) any offer or proposal made in the context of a proxy contest with respect to clause (i) above.

A Change of Control Transaction is defined in the Purchase Agreement as (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of NYMEX and its subsidiaries, taken as a whole, to any “person” or “group” or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation, or other business combination) the result of which is that stockholders of NYMEX immediately prior to the consummation thereof would own less than 45% of the common stock of NYMEX or the common stock of the resulting company in such transaction, with certain exceptions.

In all circumstances, however, we are obligated to seek stockholder approval of the General Atlantic transaction, and may not terminate the Purchase Agreement even if we have been presented with a Change of Control Transaction.

The waiver that General Atlantic granted us on December 14, 2005 was limited solely to discussions with the CME.

Reimbursement of Expenses

If the closing of the General Atlantic transaction occurs, then we will reimburse General Atlantic for all of their reasonable fees, disbursements and other charges of counsel reasonably incurred in connection with the General Atlantic transaction up to an aggregate amount of $500,000. We have no “break-up fee,” expense reimbursement or other financial obligation in the event the transaction does not occur.

Termination

The Purchase Agreement may be terminated by mutual consent of us and General Atlantic.

The Purchase Agreement may be terminated either by us or General Atlantic under the following circumstances:

•	after 5:00 p.m., New York time, on April 30, 2006, if the closing of the General Atlantic transaction shall not have occurred, unless such date is extended by the mutual written consent of us and General Atlantic; provided, however, that the right to terminate the Purchase Agreement will not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under the Purchase Agreement has been the cause of, or resulted in, the failure of the closing to occur on or before such date or (ii) if the closing has not occurred solely because either party has not yet obtained any necessary approval from any Governmental Authority or the CFTC. In the event of clause (ii) above, the Purchase Agreement may be terminated either by us or General Atlantic after 5:00 pm, New York time, on May 30, 2006;

•	if stockholder approval shall not have been obtained at the special meeting (including adjournments and postponements); or

•	if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party, which breach has not been cured within fifteen (15) business days of notice to such party of such breach.

Survival of Representations and Warranties; Indemnification

Under the Purchase Agreement, the representations and warranties of each party survive until the date that is thirty (30) days after the receipt by General Atlantic of our audited financial statements for the fiscal year ending December 31, 2006, except for the representations and warranties relating to our organization, the due authorization of the General Atlantic transaction, the related documentation, the Series A Preferred Stock, our capitalization, the Securities Act and state securities laws (collectively, the “Extended Representations”). The Extended Representations survive until the third anniversary of the closing of the General Atlantic transaction.

Under the Purchase Agreement, we will indemnify General Atlantic and related parties for any losses they incur arising from (i) any breach of any representation or warranty, covenant or agreement made by us or (ii) any actual or threatened litigation against them in connection with the General Atlantic transaction. Our potential liability is limited to $67.5 million and is subject to a $2.0 million deductible, except for the Extended Representations for which the deductible does not apply and for which our maximum liability is $135 million.

These representations and warranties are made by NYMEX and not by any director, officer or stockholder in their individual capacity.

Board of Directors and Management

The Purchase Agreement provides that, in accordance with the New Certificate of Incorporation, the size of the board of directors shall have been reduced from twenty-five (25) to fifteen (15) directors at the annual meeting to occur no later than May 1, 2006 and that, at the closing of the General Atlantic transaction, Mr. William E. Ford shall have been appointed a member of the board of directors.

The reduced-size fifteen (15) member board of directors shall consist of members from each of the following categories: one (1) from the Floor Broker Group, one (1) from the Futures Commission Merchant Group, one (1) from the Trade Group, one (1) from the Local Trader Group, two (2) from the At Large Group and two (2) from the Equity Holder Group. In addition, three (3) Public Directors and the Chairman and Vice-Chairman will be elected to the board of directors. Mr. Ford and Dr. James E. Newsome, our President, will both serve on the fifteen (15) member board of directors. The other thirteen (13) directors will be elected at our next annual meeting to be held no later than May 1, 2006. See “Proposal 1—Interests of Directors and Executive Officers in the Merger” beginning on page 50.

We will eliminate the current three (3) year staggered term of the board such that all directors will only serve concurrent one-year terms. For the biographical information of all current directors, Dr. Newsome and Mr. Ford see “Management—Directors and Executive Officers” beginning on page 72.

Currently, a person may be Chairman or Vice Chairman only if they maintain a Class A membership in their name for one (1) year immediately prior to their election. As we are otherwise updating and revising the Existing Certificate of Incorporation and the Existing Bylaws, this is provided for in the New Certificate of Incorporation and the New Bylaws.

Following this reduction in the size of the NYMEX and the Exchange boards of directors, elections for directors will continue to be held annually each May (rather than March) and in accordance with the above-described provisions governing board composition. Any change to the May 1, 2006 annual meeting deadline requires both the approval of 75% of the outstanding shares and the consent of General Atlantic (except for any delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter).

We will also continue to have two COMEX Division non-voting observers to the board of directors. This transaction will not affect any of the COMEX Division rights provided in the Agreement and Plan of Merger dated as of January 28, 1994.

Terms of Series A Preferred Stock

The board of directors has approved the terms of the Series A Preferred Stock which sets forth the designations, voting powers, preferences and relative participating, optional and other special rights of, and the qualifications, limitations or restrictions of 8,160,000 shares of our Series A Preferred Stock, as set forth in Article FOURTH of the New Certificate of Incorporation. The following is a summary of the material terms of the Series A Preferred Stock, which is qualified in its entirety by reference to the New Certificate of Incorporation attached as Appendix B.

Ranking

The Series A Preferred Stock ranks senior to all classes of our common stock and each other class or series of our capital stock hereafter created that does not expressly rank pari passu with or senior to the Series A Preferred Stock with respect to (i) our liquidation, winding up or dissolution, (ii) the sale, merger or other business combination of NYMEX, (iii) the redemption payment in the event of an optional redemption of the Series A Preferred Stock by General Atlantic, (iv) dividends (other than the Special Dividend, Additional Dividend, if any, or common stock dividends) and (v) all other rights and preferences.

Dividends

If we consummate an initial public offering on or prior to June 30, 2008, then no mandatory cash dividends will be payable or paid with respect to the shares of Series A Preferred Stock.

If we have not consummated an initial public offering on or prior to June 30, 2008, the aggregate amount of all unpaid dividends (at the annual rate of 5.5%, compounded annually) that have accrued on the shares of Series A Preferred Stock as of June 30, 2008 from the closing date (the “Base Dividend Payment”) will be paid by us to the holders of the Series A Preferred Stock no later than September 30, 2008. We may pay the Base Dividend Payment in cash, or, at our option, by appropriately increasing the number of shares of common stock into which the Series A Preferred Stock is convertible (the “Stock Election”).

If we have not consummated an initial public offering on or prior to June 30, 2008, then in addition to the above, quarterly from and after June 30, 2008, we will pay, in cash, dividends at the annual rate of 5.5% to the holders of shares of the Series A Preferred Stock.

The holders of Series A Preferred Stock will be entitled to receive, on an as-if converted basis, all dividends or other distributions made to the holders of shares of common stock, but the holders of Series A Preferred Stock will not participate in the Special Dividend or the Additional Dividend, if any.

Optional Conversion of Series A Preferred Stock into common stock

Each share of the Series A Preferred Stock is initially convertible, at the option of the holder, into one share of common stock, subject to adjustment for the Stock Election and in the event that we sell shares of stock prior to an initial public offering at a price less than that paid by General Atlantic. Once converted into common stock, such shares of Series A Preferred Stock will no longer be outstanding or available for issuance.

Automatic Conversion of Series A Preferred Stock into common stock

Upon the consummation of an initial public offering, all of the shares of Series A Preferred Stock will automatically convert into an equivalent number of shares of common stock, subject to adjustment as described above, at which point the Series A Preferred Stock will no longer be outstanding or available for issuance. The shares of common stock received by the holders of Series A Preferred Stock (including any transferee of General Atlantic’s shares) upon conversion in an initial public offering will be subject to the same lock-up transfer restrictions as our current stockholders as described in “Terms of the General Atlantic Transaction Agreements—The Registration Rights Agreement” beginning on page 45.

Optional Redemption

If on or prior to the fifth anniversary of the closing of the General Atlantic transaction we have not consummated an initial public offering or a sale, merger or other business combination of NYMEX or a sale of all or substantially all of its assets, then the holders of the majority of the shares of Series A Preferred Stock will have the right, at their sole option, at any time, to cause us to redeem all of the shares of Series A Preferred Stock, in whole but not in part, at a price per share equal to General Atlantic’s purchase price plus accrued and unpaid dividends. This redemption payment will be payable over three years with interest at the annual rate of 5%, although we would have the right to prepay it at any time with no prepayment penalty.

Liquidation, Winding Up or Dissolution

Upon the occurrence of a liquidation, winding up or dissolution of NYMEX, each of the holders of shares of Series A Preferred Stock will be paid in cash for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of NYMEX legally available for distribution to its stockholders, before any payment or distribution is made to any common stock or preferred stock that does not rank pari passu with or senior to the Series A Preferred Stock, an amount equal to the greater of (i) General Atlantic’s purchase price plus accrued and unpaid dividends or (ii) the aggregate amount payable in such liquidation, winding up or dissolution with respect to the number of shares of common stock into which such share of Series A Preferred Stock is convertible immediately prior to such liquidation, winding up or dissolution.

Sale, Merger or Other Business Combination

Upon the consummation of a sale, merger or other business combination of NYMEX or a sale of all or substantially all of its assets, each of the holders of shares of Series A Preferred Stock will be paid for each share of Series A Preferred Stock held thereby, before any payment or distribution is made to any common stock or preferred stock that does not rank pari passu with or senior to the Series A Preferred Stock, an amount equal to the greater of (i) General Atlantic’s purchase price plus accrued and unpaid dividends or (ii) the aggregate amount of consideration payable in such sale, merger or other business combination or sale of assets with respect to the number of shares of common stock into which such share of Series A Preferred Stock is convertible immediately prior to the consummation of such sale, merger or other business combination or sale of assets.

Voting Rights

General. In addition to the voting rights to which the holders of Series A Preferred Stock are entitled under or granted by the General Corporation Law of the State of Delaware (the “DGCL”), the holders of Series A Preferred Stock will be entitled to vote, in person or by proxy, at a special or annual meeting of stockholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of shares of common stock voting together as a single class with the common stock (and with other shares entitled to vote thereon, if any), in each case, whether or not required by law. With respect to any such vote, each share of Series A Preferred Stock will entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of common stock on the record date for determining the stockholders of NYMEX eligible to vote on any such matters.

Directors. At any time prior to an initial public offering, so long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it on the original issue date (including for purposes of this calculation the shares of common stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), then General Atlantic, voting together as a separate class, will be entitled to designate and elect one director of NYMEX (who must be a Managing Director of General Atlantic) and designate one non-voting observer to the board of directors (who must be reasonably acceptable to us). Following the initial public offering, subject to the same 80% threshold (but applied to the shares of common stock received by General Atlantic on conversion of its shares of Series A Preferred Stock in the initial public offering), General Atlantic may nominate, and our board of directors will unanimously recommend that our stockholders elect, one director (who must be a Managing Director of General Atlantic) in addition to its non-voting observer (who must be reasonably acceptable to us). This right to designate a director is particular to General Atlantic (and its affiliates) and not transferable to any other person who purchases the Series A Preferred Stock from General Atlantic (which may only occur subject to transfer provisions described further below).

Major Actions. At any time prior to an initial public offering, so long as General Atlantic owns at least 80% of the number of shares of Series A Preferred Stock initially acquired by it (including for purposes of this calculation the shares of common stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), neither NYMEX, the board of directors nor our stockholders may approve, consent to or ratify any of the following actions whether in a single transaction or a series of related transactions, without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class:

•	the creation or issuance of any shares of preferred stock other than the shares of Series A Preferred Stock issued on the original issue date;

•	any amendment, modification or restatement of (i) the terms of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise), (ii) the New Certificate of Incorporation, or (iii) the New Exchange Certificate of Incorporation or the New Exchange Bylaws, in the case of clauses (ii) or (iii), only in the event of an adverse affect on the rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise);

•	any sale, merger or other business combination of NYMEX, which constitutes a change of control, unless (x) the aggregate proceeds to be paid to the holders of shares of Series A Preferred Stock are comprised entirely of cash or capital stock which is listed and freely tradable without restriction on the New York Stock Exchange or The NASDAQ Stock Market and (y) the aggregate proceeds to the holders of Series A Preferred Stock are greater than $272,000,000 (which is 1.7 times General Atlantic’s original purchase price);

•	the issuance of any shares of capital stock of NYMEX or any subsidiary or common stock equivalents ranking senior to or pari passu with the Series A Preferred Stock;

•	the redemption of any shares of capital stock of NYMEX or any subsidiary or common stock equivalents;

•	NYMEX’s or any subsidiary’s creation, incurrence, issuance, assumption or guarantee of or becoming liable for (each, an “Incurrence”) of any indebtedness if our ratio of consolidated indebtedness to EBITDA would exceed 2:1 on a pro forma basis, calculated in accordance with GAAP, as a result of such Incurrence; and

•	any change in the size of the board of directors or any creation or change in the size of any committee of the board of directors.

Veto rights, such as these, are typical in transactions of this kind, and are sometimes more extensive.

Dilutive Effects of the Series A Preferred Stock

Because the holders of the Series A Preferred Stock are entitled to vote together with the holders of our common stock on an as-converted basis, the issuance of the Series A Preferred Stock will have a dilutive effect on the voting power of the current holders of the common stock.

The Investor Rights Agreement

In connection with the Purchase Agreement, at closing, NYMEX and General Atlantic will enter into an Investor Rights Agreement which will govern certain aspects of our relationship with General Atlantic. The following is a summary of the material terms of the Investor Rights Agreement, which is qualified in its entirety by reference to the Investor Rights Agreement attached as Appendix E.

Transfer Restrictions/Right of First Offer

General Atlantic will not sell, assign or otherwise transfer any of its shares of our capital stock prior to the earlier of June 30, 2008 and the closing of an initial public offering without the consent of NYMEX, except that General Atlantic may make transfers to its affiliates. If at any time after June 30, 2008, but prior to the consummation of an initial public offering, General Atlantic wishes to transfer any of its shares in a bona fide transaction to a third party purchaser, it must offer the shares being transferred first to us by sending written notice. For a period of thirty (30) days after such notice, we or our designee(s) will have the right, but not the obligation, to purchase all, but not less than all, of the shares being transferred at not more than market value (without regard to any “minority” or “illiquidity” discount or “control” premium that another purchaser might offer). In any event, General Atlantic or any transferee of General Atlantic’s shares may not transfer its shares of our capital stock to any person who General Atlantic or such transferee has actual knowledge, after reasonable inquiry, to be a competitor (as such term is defined in the Investor Rights Agreement) of NYMEX.

Following the closing of an initial public offering, General Atlantic or any transferee of General Atlantic’s shares may not transfer its shares of our capital stock to any person who General Atlantic or such transferee has actual knowledge, after reasonable inquiry, to be a competitor of NYMEX or to any person who General Atlantic has actual knowledge, after reasonable inquiry, to be the beneficial owner of, at the time of such transfer, 10% or more of the outstanding shares of our common stock. However, the foregoing restriction will not apply to (i) any sale or transfer to a broker, dealer or other market maker of our securities in connection with such transferee’s ordinary course trading business, (ii) any sale or transfer to an underwriter in an underwritten offering, (iii) any sale or transfer through the facilities of any recognized stock exchange or national quotation system on which our securities are quoted, listed or otherwise traded or (iv) any sale or transfer of securities to an acquiror of NYMEX in a sale transaction approved by the board of directors.

In addition, as more fully described below in the description of the Registration Rights Agreement, General Atlantic is subject to the same “lock-up” provisions as our other stockholders who are receiving Series A-1, A-2 and A-3 Common Stock, which will also be imposed on any transferee of General Atlantic’s shares.

Nothing will restrict or prohibit General Atlantic at any time from transferring any of its shares of our capital stock to an acquiror of NYMEX (including an acquiror that is a competitor) in a sale transaction approved by the board of directors.

Preemptive Rights

The Investor Rights Agreement will allow General Atlantic to purchase additional shares of our capital stock and other securities convertible into capital stock, on a pro-rata ownership basis, in any future issuance by us prior to the consummation of an initial public offering, subject to certain customary exceptions. General Atlantic must exercise its preemptive rights within twenty (20) days after being notified of the proposed issuance, or else a waiver of those rights will be deemed to have occurred. We will also offer General Atlantic the right to purchase additional shares in such issuance, if any other holder of preemptive rights fails to subscribe to the full number of securities granted to such holder, subject to specified restrictions. This preemptive right is subject to the standstill provisions which limit General Atlantic’s ownership to a maximum of 20% of our common stock. However, NYMEX will not be able to issue any shares of stock without further stockholder approval so, practically, General Atlantic will not be able to exercise this preemptive right to maintain its pro-rata ownership unless stockholders approve a future issuance. General Atlantic does not have this preemptive right after the initial public offering.

In the event we file the registration statement in connection with an initial public offering, we shall offer to each of our stockholders, including General Atlantic, and, in the board’s discretion, others the right to participate collectively, on a pro-rata ownership basis, in up to 5% of the shares offered in the initial public offering.

Standstill Provisions

The Investor Rights Agreement prohibits General Atlantic from engaging in certain restricted activities, including the following:

•	acquiring, announcing an intention to acquire, offering to acquire or otherwise arranging to acquire any shares of capital stock of NYMEX or the Exchange, if the acquisition would result in General Atlantic owning more than a maximum of 20% of the voting power of NYMEX or the Exchange;

•	until the standstill period expires on the fifth anniversary of the closing of the General Atlantic transaction, without the prior approval of the board of directors of NYMEX, proposing or announcing an intention to propose any sale transaction involving us; or

•	until the standstill period expires on the fifth anniversary of the closing of the General Atlantic transaction, without the prior approval of the board of directors of NYMEX, soliciting stockholders to nominate any person for election as a director or seeking the removal or resignation of any director, except for the one (1) General Atlantic representative, or otherwise seek to control the board of directors or the management of NYMEX or the Exchange.

Prior to the initial public offering, General Atlantic has agreed not to acquire any shares of NYMEX common stock from other NYMEX stockholders, unless no other stockholder or Class A Member offers to purchase such shares and subject to the standstill requirement that limits General Atlantic’s ownership to a maximum of 20% of our voting power.

Board of Directors

The Investor Rights Agreement contains a number of corporate governance rights for General Atlantic, including the following:

•	for so long as General Atlantic owns at least 80% of its initially acquired shares of Series A Preferred Stock (including for purposes of this calculation the shares of NYMEX common stock issued or issuable upon conversion of such shares of Series A Preferred Stock as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), we will nominate, and our board of directors will unanimously recommend that our stockholders elect, to the board of directors one nominee designated by General Atlantic (who must be a Managing Director of General Atlantic), who initially shall be Mr. William E. Ford; and

•	the board of directors will establish a number of committees as set forth in the Investor Rights Agreement, and we will ensure that the director designated by General Atlantic will have the right to serve on each committee other than the audit committee.

This right to designate a director is particular to General Atlantic (and its affiliates) and not transferable to any other person who purchases the Series A Preferred Stock from General Atlantic (which may only occur subject to the transfer provisions described above).

The Registration Rights Agreement

In connection with the Purchase Agreement, at closing, NYMEX and General Atlantic will enter into a Registration Rights Agreement. The following is a summary of the material terms of the Registration Rights Agreement, which is qualified in its entirety by reference to the Registration Rights Agreement attached as Appendix F.

At any time following 180 days after an initial public offering, General Atlantic will have two “demand” registration rights, pursuant to which we will be required to use our commercially reasonable efforts to register under the Securities Act the shares of common stock held by General Atlantic.

At any time following 180 days after an initial public offering, General Atlantic will have “piggyback” registration rights, pursuant to which General Atlantic may include its shares of common stock in any other registration by us to sell shares of common stock under the Securities Act.

At any time following 180 days after an initial public offering we will register, under the Securities Act on Form S-3 (if we are eligible to use Form S-3), the shares of common stock held by General Atlantic.

The Registration Rights Agreement also contains provisions relating to the priority for inclusion of shares in an underwritten offering in the event that the underwriters determine that the number of shares requested to be included in the offering must be reduced.

As is typically the case, we will generally be required to pay for all expenses in connection with such registrations, except for underwriting discounts and commissions relating to the shares of common stock sold by General Atlantic.

Notwithstanding General Atlantic’s right to seek registration of its shares commencing 180 days after the initial public offering, it is subject to the same “lock-up” provisions as our other stockholders who are receiving Series A-1, A-2 and A-3 Common Stock. One-third of General Atlantic’s shares will be subject to such transfer restrictions for 180 days after the initial public offering, one-third will be subject to such transfer restrictions for 360 days thereafter and one-third will be subject to such transfer restrictions for 540 days thereafter. In the event that the transfer restrictions on the Series A-1, A-2 or A-3 Common Stock are reduced or released (subject to certain exceptions), the transfer restrictions on General Atlantic’s shares will be similarly reduced and released.

In addition, General Atlantic has agreed not to transfer any of its shares of common stock (i) during the period beginning on the effective date of the registration statement relating to an initial public offering and ending 180 days thereafter, with certain exceptions, or (ii) during the period beginning on the effective date of any other registration statement of NYMEX and ending on the earlier of (x) the date on which all registrable securities held by General Atlantic registered on such registration statement are sold and (y) ninety (90) days after the effective date of such registration statement.

Other than these “lock-up” provisions, which will be imposed on any transferee of General Atlantic’s shares, the registration rights described above are particular to General Atlantic (and its affiliates) and not transferable to any other person who purchases shares from General Atlantic (which may only occur subject to the various transfer transactions).

NYMEX HOLDINGS, INC.

PROPOSAL 1

APPROVAL OF AGREEMENT AND PLAN OF MERGER

We have chosen to complete a merger as a mechanism to create a new capital structure, amend the Existing Certificate of Incorporation and the Existing Bylaws, and impose restrictions upon the transfer of our common stock. You must approve the proposed merger in order to approve the General Atlantic transaction.

The following is a description of the material aspects of the merger. Although we believe that this description covers the material terms of the transaction, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached as Appendix A.

Merger

•	Merger Sub will be merged with and into NYMEX Holdings, Inc.;

•	NYMEX Holdings, Inc. will be the surviving corporation; and

•	NYMEX Holdings, Inc., as the surviving corporation, shall continue to have all of its current rights, assets, liabilities and obligations and will continue to operate its business as it is currently operated, subject to the terms of the General Atlantic transaction described in this joint proxy statement.

Conversion of Shares

•	each share of NYMEX Holdings, Inc. common stock outstanding (other than those for which dissenters’ or appraisal rights, as described on page 50, are sought) will be automatically converted into the right to receive 90,000 shares of the common stock of the surviving corporation, comprised of (x) 30,000 shares of Series A-1 Common Stock, (y) 30,000 shares of Series A-2 Common Stock and (z) 30,000 shares of Series A-3 Common Stock; and

•	the sole share of common stock of Merger Sub held by NYMEX Holdings, Inc. will be cancelled.

Certificate of Incorporation and Bylaws

The New Certificate of Incorporation will amend and restate the Existing Certificate of Incorporation as described in Proposal 2 beginning on page 54.

The New Bylaws will amend and restate the Existing Bylaws as described in Proposal 3 beginning on page 61.

Board of Directors and Management

Immediately after the merger, the NYMEX board of directors will consist of twenty-five (25) directors, including all twenty-four (24) current directors. At the closing, Mr. Ford will join the board and fill the currently existing one (1) vacancy. All twenty-five (25) directors shall serve until the next annual meeting (which shall occur no later than May 1, 2006), at which time the terms of all twenty-five (25) directors shall expire and the number of directors shall be reduced from twenty-five (25) to fifteen (15).

The individuals who are executive officers of NYMEX immediately before the completion of the merger will be the executive officers immediately following the merger, holding corresponding offices.

Deferral and Abandonment

Subject to the terms of the Purchase Agreement, completion of the merger may be deferred by our board of directors following the special meeting if the board of directors determines that deferral would be in the best interests of us and our stockholders. Subject to the terms of the Purchase Agreement, the Merger Agreement may be terminated and the merger abandoned prior to the filing of the certificate of merger with the Secretary of State of Delaware, whether before or after approval by the stockholders, if the board of directors determines that consummation of the merger would not, for any reason, be in the best interests of us and our stockholders.

Effective Time

The merger will become effective immediately upon the filing of a certificate of merger with the Secretary of State of Delaware. We expect that the certificate of merger will be filed and the merger will be effective promptly following approval by the stockholders at the special meeting.

Issuance of New Stock Certificates

We will appoint an exchange agent for purposes of facilitating the issuance of certificates representing shares of the post-merger NYMEX common stock. As soon as practicable after the merger, the exchange agent will mail to each holder of NYMEX common stock a certificate representing a number of shares of the common stock of the surviving corporation equal to 90,000 times the number of shares of NYMEX common stock owned prior to merger, comprised of (x) 30,000 shares of Series A-1 Common Stock for each 1 share owned prior to the merger, (y) 30,000 shares of Series A-2 Common Stock for each 1 share owned prior to the merger and (z) 30,000 shares of Series A-3 Common Stock for each 1 share owned prior to the merger.

Each certificate common stock issued in the merger will bear a legend that indicates that subsequent transfers of our common stock will be subject to the transfer restrictions. See Proposal 2 beginning on page 54 for a detailed description of the transfer restrictions.

In addition, it will be a condition to the issuance of any certificate for any shares of the common stock of the surviving corporation in a name other than the name in which the pre-merger NYMEX common stock certificate is registered that the person requesting the issuance of such certificate either pay to the exchange agent any transfer or other taxes required by reason of the issuance of a certificate of the common stock of the surviving corporation in a name other than the registered holder of the certificate surrendered or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

Certain U.S. Federal Income Tax Consequences

The following summary is a general discussion of the material U.S. federal income tax consequences to the common stockholders of NYMEX of the merger, the Special Dividend and the Additional Dividend and is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, Internal Revenue Service (“IRS”) rulings, and administrative and judicial decisions currently in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations. Unless otherwise stated, this discussion is limited to the tax consequences to those stockholders who hold company common stock as capital assets. This discussion does not purport to deal with persons in special tax situations, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, persons who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships, or foreign estates or trusts, dealers in securities or currencies, or persons whose functional currency is not the U.S. dollar. Additionally, this discussion does not address the tax consequences to partnerships or other pass-through entities or persons investing through such partnerships or entities, the tax treatment of whom generally will depend on the status of the partner and the activities of the partnership. This summary does not address any state, local, or foreign tax consequences.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

General

For U.S. federal income tax purposes, although there is no authority directly on point, the merger, on the one hand, and the Special Dividend and Additional Dividend, on the other hand, should be characterized as two separate and independent transactions pursuant to which stockholders (i) in the merger, exchange NYMEX common stock for Series A-1 Common Stock, Series A-2 Common Stock, and Series A-3 Common Stock, which we refer to as pre-IPO common stock and, separately, (ii) receive the Special Dividend and potentially, the Additional Dividend. Under these circumstances, the merger should qualify as a tax-free reorganization under Section 368(a) of the Code, and each of the Special Dividend and the Additional Dividend, if any, should be characterized as a distribution with respect to stock, each taxable in the manner described below.

The Merger

Stockholders who exchange their current common stock for pre-IPO common stock, should not recognize gain or loss for U.S. federal income tax purposes pursuant to the merger. A stockholder’s aggregate tax basis for the pre-IPO common stock received pursuant to the merger should equal such stockholder’s aggregate tax basis in its common stock held immediately before the merger (allocated to the various pre-IPO common stock series in accordance with their relative fair market values). A stockholder’s holding period for the pre-IPO common stock received pursuant to the merger will include the period during which such stockholder held its common stock.

The Special Dividend and Additional Dividend

The Special Dividend should be characterized as a distribution with respect to stock to holders of our pre-IPO common stock in the year received. Such distribution should be characterized as ordinary dividend income to the extent of our current and accumulated earnings and profits allocable thereto as determined for U.S. federal income tax purposes. Under current law, stockholders who are individuals and qualify for the reduced dividend tax rate will be subject to U.S. federal income taxation on such ordinary income at a maximum rate of 15%. Stockholders that are corporations generally will be subject to U.S. federal income taxation at a maximum rate of 35%. Subject to applicable limitations, however, such stockholders may qualify for the 70% dividends received deduction. Each stockholder should consult its tax advisor regarding the availability of the reduced dividend tax rate or the dividends received deduction in the light of its particular circumstances.

To the extent, if any, that the amount of the Special Dividend exceeds our current and accumulated earnings and profits, such distribution should be treated first as a tax-free return of capital to the extent of a stockholder’s adjusted tax basis in its pre-IPO common stock, which reduces such basis dollar-for-dollar, and thereafter as capital gain. Such gain should be long-term capital gain provided that the stockholder has held such common stock at the time of the distribution for more than one year.

Stockholders that are corporations should be aware that under certain circumstances, a corporation that receives an “extraordinary dividend” (as defined in section 1059 of the Code) and has not held its common stock for more than two years prior to the declaration date of such dividend is required to (i) reduce its stock basis (but not below zero) by the portion of such dividend that is not taxed because of the dividends received deduction and (ii) treat the non-taxed portion of such dividends as gain from the sale or exchange of our common stock for the taxable year in which such dividend is received (to the extent that the non-taxed portion of such dividend exceeds such stockholder’s basis). Non-corporate stockholders who receive an “extraordinary dividend” would be required to treat any losses on the sale of our common stock as long-term capital losses to the extent such dividends received by them qualify for the reduced 15% tax rate. Each stockholder should consult its tax advisor with respect to the potential application of the extraordinary dividend rules to the Special Dividend.

If and when received, the Additional Dividend should be characterized as a distribution with respect to stock, taxable in the manner described in the preceding three paragraphs of this section.

Information Reporting and Backup Withholding on U.S. Holders

Certain stockholders may be subject to backup withholding with respect to the Special Dividend and Additional Dividend unless such stockholders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules from a payment to a stockholder is allowable as a credit against such stockholder’s U.S. federal income tax, which may entitle the stockholder to a refund, provided that the stockholder provides the required information to the IRS. Each stockholder is urged to consult its tax advisor regarding the application of backup withholding in its particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding.

Interests of Directors and Executive Officers in the Merger

Our directors, other than our Public Directors, own shares of NYMEX common stock and Class A memberships in the Exchange, and to that extent their interest in the transactions discussed in this joint proxy statement is the same as the interest of our stockholders generally. Our directors will be subject to the same transfer restrictions as our stockholders generally. Dr. Newsome, as the president, is assured of becoming the chief executive officer and a member of the board of directors upon the reduction of the board size from twenty-five (25) to fifteen (15) which will occur at the next annual meeting (which shall occur no later than May 1, 2006). As a result of the New Certificate of Incorporation, the terms of all of our directors will expire at the next annual meeting (even the terms of those directors in the current classified board structure which would otherwise not expire until 2007 or 2008). Further, since there will only be thirteen (13) board seats available (Mr. Ford and Dr. Newsome are assured of membership on the board of directors) it is impossible for all of the current directors to remain on the board.

As of February 8, 2006, our directors, other than our Public Directors, beneficially owned 36 shares of our outstanding common stock, representing approximately 4.41% of the outstanding shares of common stock.

Expenses

All expenses incurred by NYMEX or the Exchange related to the transactions, including fees and expenses of our attorneys and accountants and expenses and costs of preparing, mailing and soliciting proxies pursuant to this joint proxy statement, will be paid by us whether or not the transactions are approved by the stockholders and members.

Dissenters’ or Appraisal Rights

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock, as determined by the Court of Chancery of the State of Delaware. NYMEX stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware (“Section 262”) in order to perfect their rights. NYMEX will require strict compliance with the statutory procedures. A copy of Section 262 is attached hereto as Appendix I.

The following is a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the stockholder’s appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that NYMEX stockholders exercise their right to seek appraisal under Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix I hereto because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

Section 262 requires that stockholders be notified not less than twenty (20) days before the special meeting to vote on the merger that dissenters’ appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes NYMEX’s notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

1. You must deliver to NYMEX a written demand for appraisal of your shares before the vote is taken on the Merger Agreement at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against or failing to vote for the merger itself does not constitute a demand for appraisal under Section 262.

2. You must not vote in favor of the merger in order to get appraisal rights. A vote in favor of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

3. You must hold of record the shares of NYMEX common stock on the date the written demand for appraisal is made and continue to hold the shares of record through the completion of the merger.

If you fail to comply with any of these conditions, and the merger is completed, you will be entitled to receive the shares of pre-IPO common stock of the surviving corporation for your shares of NYMEX common stock as provided for in the Merger Agreement, but will have no appraisal rights with respect to your shares of NYMEX common stock.

A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger, or abstain from voting on the merger.

All demands for appraisal should be delivered before the vote on the merger is taken at the special meeting to the following address: Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, and should be executed by, or on behalf of, the record holder of the shares of NYMEX common stock. The demand must reasonably inform NYMEX of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares, and should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name.

To be effective, a demand for appraisal by a holder of NYMEX common stock must be made by, or in the name of, such record stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the record owner submit the required demand in respect of such shares.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.

If you hold your shares of NYMEX common stock in a brokerage or bank account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or bank or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

Within ten (10) days after the effective date of the merger, the surviving corporation must give written notice of the date the merger became effective to each NYMEX stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within one-hundred-twenty (120) days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders and has no present intention to do so. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify such stockholder’s previous written demand for appraisal.

At any time within sixty (60) days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the shares of pre-IPO common stock of the surviving corporation specified by the Merger Agreement for his or her shares of NYMEX common stock. Any attempt to withdraw an appraisal demand more than sixty (60) days after the effective date of the merger will require the written approval of the surviving entity. Within one-hundred-twenty (120) days after the effective date of the merger, any stockholder who has complied with Section 262 will be entitled, upon written request, to receive a statement setting forth the aggregate number of shares of NYMEX common stock not voted in favor of the merger, and the aggregate number with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. Such statement must be mailed within ten (10) days after a written request has been received by the surviving entity or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving entity, the surviving entity will then be obligated within twenty (20) days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Chancery Court may dismiss the proceedings as to such stockholder.

After determination of the stockholders entitled to appraisal of their shares of NYMEX common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid. When the value is determined the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the Merger Agreement and you will be required to accept the value determined by the Delaware Chancery Court (even if it is lower than the merger consideration) in exchange for all of your shares in which case you will no longer be a stockholder.

Costs of the appraisal proceeding may be imposed upon the surviving entity and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment as of a record date prior to the effective date); however, if no petition for appraisal is filed within one-hundred-twenty (120) days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within sixty (60) days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the shares of pre-IPO common stock of the Surviving Corporation for shares of his or her NYMEX common stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than sixty (60) days after the effective date of the merger may only be made with the written approval of the surviving entity and must, to be effective, be made within one-hundred-twenty (120) days after the effective date.

In view of the complexity of Section 262, NYMEX stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights.

THE BOARD OF DIRECTORS OF NYMEX RECOMMENDS THAT YOU APPROVE THE AGREEMENT AND PLAN OF MERGER AND APPROVE THE MERGER

NYMEX HOLDINGS, INC.

PROPOSAL 2

APPROVAL OF THE NEW CERTIFICATE OF INCORPORATION WHICH AMENDS AND

RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NYMEX HOLDINGS, INC.

In connection with its unanimous approval of the merger and the General Atlantic transaction, the board of directors of NYMEX has declared the advisability of and approved the New Certificate of Incorporation, which amends and restates the Existing Certificate of Incorporation, as follows:

The number of authorized shares of capital stock will be increased to 89,760,000 shares (preferred and common combined), $0.01 par value per share, which will consist of: (i) the 8,160,000 shares of the newly-created Series A Preferred Stock to be issued to General Atlantic, (ii) the 73,440,000 shares of common stock to be issued to our current stockholders in the 90,000-for-1 stock split and (iii) the 8,160,000 shares of common stock reserved for issuance upon conversion of the shares of the Series A Preferred Stock (at which point the Series A Preferred Stock will no longer be outstanding or available for issuance). Other than the shares of common stock reserved for issuance upon conversion of the Series A Preferred Stock, NYMEX will not be able to issue any shares of stock without further stockholder approval. Because General Atlantic or other future holders of the Series A Preferred Stock will be entitled to vote together with the holders of NYMEX common stock on an as-converted basis, the issuance of the Series A Preferred Stock will have a dilutive effect on the voting power of our current stockholders. For a detailed description of the Series A Preferred Stock see “Terms of the General Atlantic Transaction Agreements—Terms of Series A Preferred Stock” beginning on page 40.

The NYMEX common stock will be “de-stapled” from the Class A memberships issued by the Exchange. As a result, the existing transfer restrictions on the common stock will be eliminated, and the common stock may be transferred separately and without the simultaneous transfer of any Class A memberships held by a stockholder.

New transfer restrictions will be imposed on the common stock until an initial public offering. The shares of pre-IPO common stock that our current stockholders will be issued as a result of the merger will be transferable prior to the initial public offering only to:

(x) an owner of one or more Class A memberships issued by the Exchange,

(y) an owner of one or more shares of our pre-IPO common stock, or

(z) General Atlantic, provided that General Atlantic is not permitted to acquire shares of our pre-IPO common stock from other stockholders unless no other stockholder or Class A member offers to purchase such shares; and provided further that General Atlantic has agreed that its ownership will be limited to a maximum of 20% of our voting power.

We will establish and publish procedures to facilitate and govern the methods by which sales of shares of our pre-IPO common stock or Class A memberships, either alone or together, will occur. We expect these procedures will be similar to those presently in place for transfers of the currently “stapled” common stock and Class A memberships.

These new transfer restrictions are designed to prevent the creation of an accidental illiquid market in the common stock prior to an initial public offering. Within these limitations, we do expect the shares of common stock and the trading rights to trade separately, and over time, for the stockholder base to differ from the membership base. “De-stapling” was one of the key features of this General Atlantic transaction in order to allow increased liquidity.

In the event we do conduct an initial public offering, additional restrictions upon the transfer of the NYMEX common stock are intended to create an orderly market in the common stock. The shares of pre-IPO common stock that our current stockholders will be issued as a result of the merger will not be transferable after the initial public offering during Restricted Periods. These transfer restrictions are similar to customary underwriter lock-ups in initial public offerings such as those implemented in the recent Chicago Board of Trade offering. The term “Restricted Period” means each of the periods commencing on the date of the initial public offering and ending:

(x) with respect to  1/3 of your shares, which will be called Series A-1 Common Stock, 180 days thereafter,

(y) with respect to  1/3 of your shares, which will be called Series A-2 Common Stock, 360 days thereafter, and

(z) with respect to  1/3 of your shares, which will be called Series A-3 Common Stock, 540 days thereafter.

None of the shares of pre-IPO common stock will be subject to restrictions on transfer as of the 540th day after the initial public offering. Immediately following the expiration of the relevant Restricted Period, the applicable shares of pre-IPO common stock shall automatically convert, without any action by the stockholder, into the same number of shares of post-IPO common stock which do not have transfer restrictions. The board of directors shall have the authority in its sole and absolute discretion to reduce the duration of, or to remove, in whole or in part, any Restricted Period and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of pre-IPO common stock into the same number of shares of post-IPO common stock.

General Atlantic has agreed to the same lock-up provisions as part of the Registration Rights Agreement, which will also be imposed on any transferee of General Atlantic’s shares.

The new transfer restrictions may have the effect of impeding or discouraging a merger, tender offer, or proxy contest or other potential acquisition proposal, even if such a transaction may be favorable to the interests of some or all of the stockholders. This effect might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of common stock at a premium above market prices. In addition, the new transfer restrictions may delay the assumption of control by a holder of a large block of the common stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of the stockholders of NYMEX.

Additionally, no stockholder will be permitted to acquire shares of our voting stock which would cause such stockholder to beneficially own more than a maximum of 10% of our voting power, other than General Atlantic which will be limited to a maximum of 20%.

In general, a corporation’s board of directors is responsible for the business and affairs of the corporation. The DGCL, however, permits a certificate of incorporation to provide otherwise. Under the New Certificate of Incorporation, none of General Atlantic, the board of directors nor the stockholders will have any ability to change, or any responsibility or liability with respect to, the trading rights protections to be afforded to the owners of the Class A memberships (who will not necessarily be stockholders of NYMEX, but rather will be members of the Exchange) under the New Exchange Bylaws. These provisions could discourage potential acquisition proposals; delay or prevent a change of control; and limit the price that investors might be willing to pay in the future for shares of NYMEX common stock. For a more complete description of the trading rights protections, see Proposal B beginning on page 65.

The New Certificate of Incorporation will prohibit stockholder action by written consent. This will prevent stockholders from taking action other than at an annual or special meeting of stockholders at which a proposal is submitted to stockholders in accordance with the advance notice provisions of the New Bylaws. This will prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. This could lengthen the amount of time required to take stockholder actions, which will ensure that stockholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote, and could also, under certain circumstances, have an anti-takeover effect by discouraging certain unsolicited takeover attempts by third parties.

Under the DGCL and the New Certificate of Incorporation, the New Certificate of Incorporation may be amended only if the proposed amendment is approved by the board of directors, the holders of a majority of the outstanding stock entitled to vote and, with respect to any amendment which would modify the terms of the Series A Preferred Stock or any amendment which would adversely affect the rights or preferences of the Series A Preferred Stock, the holders of a majority of the shares of Series A Preferred Stock.

The Existing Certificate of Incorporation currently provides for term limits for the Public Directors which prohibit a Public Director from serving for more than two consecutive terms until one year has elapsed from the date of the expiration of such director’s last term. This provision originated prior to demutualization, when Public Directors were appointed. Subsequent to demutualization, Public Directors have been elected by stockholders, along with all other director categories. None of the other Director categories is subject to term limits. Even in the absence of a term limit, each Public Director will serve only a one year term and will be subject to election at each annual meeting.

The board of directors believes that the corporate governance structure that will result from the amendment and restatement of the Existing Certificate of Incorporation and the Existing Bylaws will be more appropriate for NYMEX. See Proposal 3 beginning on page 61 for a description of the proposed New Bylaws.

COMPARISON OF STOCKHOLDER RIGHTS

UNDER THE CERTIFICATE OF INCORPORATION OF

NYMEX HOLDINGS, INC.

BEFORE AND AFTER THE MERGER

Upon completion of the merger, stockholders of NYMEX will become stockholders of the surviving corporation. Your rights will continue to be governed by the DGCL and will be governed by the New Certificate of Incorporation and the New Bylaws. The following is a summary of the material differences between the Existing Certificate of Incorporation and the New Certificate of Incorporation. The summary is not a complete statement of the rights of stockholders or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the DGCL, the Existing Certificate of Incorporation and the New Certificate of Incorporation, attached as Appendix B. We encourage you to read it in its entirety.

	Existing Certificate of Incorporation	New Certificate of Incorporation

Stockholder Action by Written Consent	Permitted.	Not Permitted. Stockholders denied the ability to act by written consent (other than holders of Series A Preferred Stock, as permitted).

Supermajority Vote Required to Amend Certificate	None. A majority of the voting stock may amend the certificate of incorporation under the DGCL.	None. A majority of the voting stock may amend the certificate of incorporation under the DGCL.

Board Classification	Board is divided into three classes, each class containing an equal number of directors as possible and serving three-year terms.	None. All directors serve concurrent one-year terms.

Number of Directors	25 directors.

15 directors from and after the next annual meeting (which will occur no later than May 1, 2006). Following this reduction in the size of the board of directors, elections for directors will continue to be held annually and in accordance with the below-described provisions governing board composition.

Until the next annual meeting, the board of directors will continue to consist of twenty-five (25) directors, including all twenty-four (24) current directors plus Mr. Ford.

	Existing Certificate of Incorporation	New Certificate of Incorporation

Board Composition

Board contains the following directors:

•      Chairman and CEO (1)

•      Vice Chairman (1)

•      Floor Broker Group (3)

•      Futures Commission Merchant Group (3)

•      Trade Group (3)

•      Local Trader Group (3)

•      At Large Group (3)

•      Equity Holder Group (3)

•      Public Directors (5), subject to term limits

Board will contain the following directors:

•      Chairman (1)

•      Vice Chairman (1)

•      President and CEO (1)

•      General Atlantic Director (1)

•      Floor Broker Group (1)

•      Futures Commission Merchant Group (1)

•      Trade Group (1)

•      Local Trader Group (1)

•      At Large Group (2)

•      Equity Holder Group (2)

•      Public Directors (3), who are also “independent” per applicable listing requirements, without term limits

As is the case currently, a person may be Chairman or Vice Chairman only if they maintain a Class A membership in their name for one (1) year immediately prior to their election. This is reflected in the New Certificate of Incorporation and the New Bylaws, but this requirement will be eliminated as part of our initial public offering.

Forced sale of Common Stock	Expelled Exchange members’ shares of common stock will be automatically redeemed at $.01 per share.	None, due to “de-stapling” and the Exchange’s alternative remedies described under “Collateral and forfeiture of Class A membership” on page 69.

Authorized Capital Stock	816 shares of common stock are authorized.	89,760,000 shares (preferred and common combined) of capital stock are authorized, consisting of (i) 81,600,000 shares of common stock, including (x) 24,480,000 shares of Series A-1 Common Stock, 24,480,000 shares of Series A-2 Common Stock, and 24,480,000 shares of Series A-3 Common Stock and (y) 8,160,000 shares of common stock reserved for issuance upon conversion of the shares of Series A Preferred Stock at which point the Series A Preferred Stock will no longer be outstanding or available for issuance and (ii) 8,160,000 shares of Series A Preferred Stock. Other than the shares of common stock reserved for issuance upon conversion of the Series A Preferred Stock, NYMEX will not be able to issue any shares of stock without further stockholder approval.

	Existing Certificate of Incorporation	New Certificate of Incorporation

Stock Option Plan	None.	None.

De-stapling/ Transfer Restrictions	Common stock and Class A memberships can only be transferred jointly.

Stock “de-stapled” from Class A memberships issued by the Exchange.

Prior to an initial public offering, pre-IPO common stock may be transferred only to (i) owners of Class A memberships issued by the Exchange, (ii) owners of pre-IPO common stock or (iii) General Atlantic, provided that General Atlantic is not permitted to acquire shares of our pre-IPO common stock from other stockholders unless no other stockholder or Class A member offers to purchase such shares; and provided further that General Atlantic has agreed that its ownership will be limited to a maximum of 20% of our voting power.

We will establish and publish procedures to facilitate and govern the methods by which sales of shares of our pre-IPO common stock or Class A memberships, either alone or together, will occur. We expect these procedures will be similar to those presently in place for transfers of the currently “stapled” common stock and Class A memberships.

Following an initial public offering, pre-IPO common stock may not be transferred for 180 days (for Series A-1 Common Stock), 360 days (for Series A-2 Common Stock) and 540 days (for Series A-3 Common Stock).

General Atlantic has agreed to the same lock-up provisions as part of the Registration Rights Agreement, which will also be imposed on any transferee of General Atlantic’s shares.

Additionally, no stockholder will be permitted to acquire shares of our voting stock which would cause such stockholder to beneficially own more than a maximum of 10% of our voting power, other than General Atlantic which will be limited to a maximum of 20%.

Also, while not a transfer restriction imposed on all of our stockholders, those stockholders who are member firms (including both member firms who are Exchange clearing members and member firms who are not) should be aware that, as a result of the “de-stapling”, they will be required to pledge 180,000 shares of stock, the equivalent of two current shares on a post-split

	Existing Certificate of Incorporation	New Certificate of Incorporation
basis (and will be further required to pledge at least two Exchange memberships), as collateral to the Exchange. This is intended to maintain the current collateral system in which two seats containing the “stapled” Class A memberships and NYMEX common stock are pledged.

Open Outcry Protection	None.	The open outcry trading protections and related economic rights, as set forth in the New Exchange Bylaws, shall be determined solely by the Class A Members of the Exchange as described in Proposal B.

On February 7, 2006, NYMEX’s board of directors determined that adopting the New Certificate of Incorporation is advisable and in our best interests and the best interests of our stockholders, and approved the New Certificate of Incorporation. Accordingly, NYMEX’s board of directors recommends that our stockholders vote FOR the approval of the New Certificate of Incorporation.

The new transfer restrictions described in this Proposal 2 and all of the other provisions of the New Certificate of Incorporation will apply to all of the stockholders in the event the proposals are approved, regardless of whether or not you have voted for the merger or the other proposals. In the event the proposals are not approved, the Existing Certificate of Incorporation and the Existing Bylaws will remain in effect, without any amendments thereto.

THE BOARD OF DIRECTORS OF NYMEX RECOMMENDS THAT YOU APPROVE

THE NEW CERTIFICATE OF INCORPORATION

NYMEX HOLDINGS, INC.

PROPOSAL 3

APPROVAL OF THE NEW BYLAWS WHICH AMEND AND RESTATE

THE EXISTING BYLAWS OF NYMEX HOLDINGS, INC.

In connection with its unanimous approval of the merger and General Atlantic transaction, the board of directors of NYMEX has declared the advisability of and approved the New Bylaws, which amend and restate the Existing Bylaws as follows:

The Existing Bylaws require the approval of a majority of the voting stock to amend any bylaw. The New Bylaws will contain the same provision requiring the consent of two-thirds of the board and a majority of the voting stock to amend the bylaws as contained in the Existing Bylaws, except that a change to the May 1, 2006 annual meeting deadline (other than any delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter) requires both the affirmative vote of 75% of our outstanding stock and the consent of General Atlantic. The board of directors will not have concurrent authority to amend the bylaws without stockholder approval.

The Existing Bylaws allow stockholders owning at least 10% of NYMEX’s common stock to call a special meeting. The New Bylaws will contain that same provision except that General Atlantic (which will own 10% of NYMEX’s common stock on an as-converted basis immediately upon the closing) will not be permitted to call a special meeting.

The Existing Bylaws require the annual meeting to occur on the third Tuesday of March. The New Bylaws will provide that the annual meeting will occur in May. This change from March to May is intended to allow NYMEX time to complete and file its Annual Report on Form 10-K with the SEC and to otherwise comply with the SEC’s proxy rules, particularly in light of the additional requirements imposed by the Sarbanes-Oxley Act.

COMPARISON OF STOCKHOLDER RIGHTS

UNDER THE BYLAWS OF

NYMEX HOLDINGS, INC.

BEFORE AND AFTER THE MERGER

Upon completion of the merger, stockholders of NYMEX will become stockholders of the surviving corporation. Your rights will continue to be governed by the DGCL and will be governed by the New Certificate of Incorporation and the New Bylaws. The following is a summary of the material differences between the Existing Bylaws and the New Bylaws. The summary is not a complete statement of the rights of stockholders or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the DGCL, the Existing Bylaws and the New Bylaws, attached as Appendix C. We encourage you to read them in their entirety.

	Existing Bylaws	New Bylaws
Advance Notice Bylaws	None.	None.

Supermajority Vote Required to Amend Bylaws	None.	None, other than a change to the May 1, 2006 annual meeting deadline requires both the affirmative vote of 75% of our outstanding stock and the consent of General Atlantic (except for any delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter).

Annual Meeting Date	3rd Tuesday of March.	During the month of May, except that the next annual meeting will be held no later than May 1, 2006 (unless there is a delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter).

Quorum of Directors	At least one-third of the entire Board.	At least a majority of the entire Board.

Quorum of Stockholders	At least 272 shares (which is one-third) of the voting stock.	At least 27,200,000 shares (which is one-third) of the voting stock.

Chief Executive Officer	Chairman of the Board.	President.

Officers	Chairman, Vice Chairman and Treasurer shall be directors and members of the Exchange. No charter or bylaw restrictions on members serving as officers although current policy prohibits it.	Officers shall not be members of the Exchange, other than the Chairman, Vice Chairman and Treasurer (who shall each be directors and members of the Exchange).

On February 7, 2006, NYMEX’s board of directors determined that adopting the New Bylaws is advisable and in our best interests and the best interests of our stockholders and approved the New Bylaws. Accordingly, NYMEX’s board of directors recommends that our stockholders vote FOR the approval of the New Bylaws.

All of the provisions of the New Bylaws will apply to all of the stockholders in the event the proposals are approved, regardless of whether or not you have voted for the merger or the other proposals. In the event the proposals are not approved, the Existing Certificate of Incorporation and the Existing Bylaws will remain in effect, without any amendments thereto.

THE BOARD OF DIRECTORS OF NYMEX RECOMMENDS THAT

YOU APPROVE THE NEW BYLAWS

NEW YORK MERCANTILE EXCHANGE, INC.

PROPOSAL A

APPROVAL OF THE NEW EXCHANGE CERTIFICATE OF INCORPORATION WHICH AMENDS AND RESTATES THE EXISTING CERTIFICATE OF INCORPORATION OF NEW YORK MERCANTILE EXCHANGE, INC.

The board of directors of the Exchange has unanimously approved the New Exchange Certificate of Incorporation and declared it advisable. The New Exchange Certificate of Incorporation amends and restates the existing certificate of incorporation of the Exchange, as follows:

The New Exchange Certificate of Incorporation will (i) provide for the “de-stapling” of the Class A memberships in the Exchange from the common stock of NYMEX and (ii) eliminate the authority of the Exchange’s board of directors or NYMEX, as the sole Class B Member of the Exchange, with respect to open outcry trading rights.

The removal of the restriction requiring any transfer of Class A memberships to be accompanied by the simultaneous transfer of the member’s shares of NYMEX’s common stock is expected to increase liquidity in the market for Class A memberships. Transfers of Class A memberships will remain subject to the Exchange’s eligibility and capital requirements for membership.

In general, a corporation’s board of directors is responsible for the business and affairs of the corporation. The DGCL, however, permits a certificate of incorporation to provide otherwise. In connection with providing open outcry trading rights for Class A Members, the New Exchange Certificate of Incorporation provides that none of General Atlantic, the Exchange’s board of directors nor NYMEX (as the sole Class B Member) will have any ability to change, or any responsibility or liability with respect to, the trading rights protections to be afforded to the Class A Members.

COMPARISON OF CLASS A MEMBERSHIP RIGHTS

UNDER THE EXCHANGE CERTIFICATE OF INCORPORATION

BEFORE AND AFTER THE GENERAL ATLANTIC TRANSACTION

The following is a summary of the material differences between the Exchange’s existing certificate of incorporation and the New Exchange Certificate of Incorporation. The summary is not a complete statement of the rights of Class A Members or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the DGCL, the existing certificate of incorporation of the Exchange and the New Exchange Certificate of Incorporation, attached as Appendix G. We encourage you to read it in its entirety.

	Before General Atlantic Transaction	After General Atlantic Transaction
De-stapling/ Transfer Restrictions	Class A memberships and NYMEX common stock can only be transferred jointly.

Class A memberships will be “de-stapled” from NYMEX common stock.

Transfers of Class A memberships will continue to be subject to membership approval rules.

Also, while not a transfer restriction imposed on all NYMEX stockholders, member firms (including both member firms who are Exchange clearing members and member firms who are not) should be aware that, as a result of the “de-stapling”, they will be required to pledge 180,000 shares of stock, the equivalent of two current shares on a post-split basis (and will be further required to pledge at least two Exchange memberships), as collateral to the Exchange. This is intended to maintain the current collateral system in which two seats containing the “stapled” Class A memberships and NYMEX common stock are pledged.

Open Outcry Protection	A majority of all Class A memberships must consent to an increase or decrease in the number of memberships.	The open outcry trading protections and related economic rights, as set forth in the New Exchange Bylaws, shall be determined solely by the Class A Members as described in Proposal B.

On February 7, 2006, the Exchange’s board of directors determined that adopting the New Exchange Certificate of Incorporation is advisable and in our best interests and the best interests of our Class A Members, and approved the New Exchange Certificate of Incorporation. Accordingly, the Exchange’s board of directors recommends that our Class A Members vote FOR the approval of the New Exchange Certificate of Incorporation.

All of the provisions of the New Exchange Certificate of Incorporation will apply to all of the Class A Members in the event the proposals are approved, regardless of whether or not you have voted for the merger or the other proposals. In the event the proposals are not approved, the existing certificate of incorporation and the existing bylaws will remain in effect, without any amendments thereto.

THE BOARD OF DIRECTORS OF THE EXCHANGE RECOMMENDS THAT

YOU APPROVE THE NEW EXCHANGE CERTIFICATE OF INCORPORATION

NEW YORK MERCANTILE EXCHANGE, INC.

PROPOSAL B

APPROVAL OF THE NEW EXCHANGE BYLAWS WHICH AMEND

AND RESTATE THE EXISTING BYLAWS OF NEW YORK MERCANTILE EXCHANGE, INC.

The board of directors of the Exchange unanimously approved the New Exchange Bylaws, and declared them advisable. The New Exchange Bylaws amend and restate the existing bylaws of the Exchange, as follows:

The New Exchange Bylaws will provide for, among other things, the protection and support of open outcry trading for at least five (5) years. No such protection exists currently (other than a limit of 816 Class A memberships); the board of directors is responsible for the business and affairs of the Exchange and currently could, if it believed it to be appropriate, increase electronic trading or reduce open outcry trading. In particular, the consent of the Class A memberships will be required to impose any restrictions on open outcry trading, or to eliminate any products from a member’s trading rights and privileges prior to the fifth anniversary of the General Atlantic transaction, and thereafter any liquid products from a member’s trading rights and privileges so long as open outcry trading volume is at least 20% of open outcry trading volume for the three month period immediately preceding the most recent three month period. The Exchange will be required to provide reasonable financial support for technology, marketing and research for open outcry trading. In addition, Class A Members will be entitled to receive 10% of the gross revenues from the electronic trading of any NYMEX Division product (but not including market data fees or revenues from bilateral transactions cleared through NYMEX ClearPort® Clearing or its successor), or, if greater, 100% of the revenue from any additional special fee or surcharge applicable to the electronic trading of such NYMEX Division product, on an on-going basis in the event the Exchange permanently terminates all open outcry trading with respect to such NYMEX Division product or at least 90% of contract volume of such NYMEX Division product is traded electronically. This payment will commence at the time of such permanent termination of open outcry trading or such shift of at least 90% of contract volume to electronic trading for such NYMEX Division product. In order to allow us to act quickly in the event that changes are proposed to these open outcry trading rights protections, other than for those matters which require the consent of 75% of all outstanding memberships, we may act by sending notice of a proposed change to the owners of the Class A Memberships. If fewer than 10% of the Class A Memberships object to the proposed change within fifteen (15) days, it will be deemed to be accepted. If, however, at least 10% of the Class A Memberships object to the proposed change within fifteen (15) days, a special meeting of the Class A members shall be called for the purpose of voting on the proposed change. This alternative procedure will not be available for those matters which require the consent of 75% of all outstanding memberships. For a more complete description of the open outcry trading protections, see “Comparison of Class A Membership Rights Under the Exchange Bylaws Before and After the General Atlantic Transaction” on the following page and the New Exchange Bylaws attached as Appendix H. We encourage you to read them in their entirety.

The New Exchange Bylaws also will provide that for products traded electronically, including NYMEX miNY, for each Class A Membership owned or leased by an individual Class A Member, a member (in addition to the right to trade on the trading floor) will be authorized by the Exchange to utilize up to four simultaneous electronic trading privileges for an owner (one for the owner plus three others) or up to two simultaneous electronic trading privileges for a lessee (one for the lessee plus one other) for the exercise of his member trading rights with the related member rates. In all cases, such privileges can only be utilized for the account of the individual Class A Member, either an owner or lessee, who granted such privileges. These electronic trading privileges can only be leased together with the related Class A Membership and only to an individual. For products traded electronically, member firms and member clearing firms will continue to be initially authorized by the Exchange to utilize without charge a number of simultaneous electronic trading privileges consistent with the number of Class A Memberships owned by such firm for the exercise of their member trading rights with the related member rates, and member firms and member clearing firms additionally may request from the Exchange additional electronic trading privileges for the exercise of their member trading rights with the related member rates, for which the Exchange will charge a standard fee to member firms and member clearing firms for each such additional electronic trading privilege.

COMPARISON OF CLASS A MEMBERSHIP RIGHTS

UNDER THE EXCHANGE BYLAWS

BEFORE AND AFTER THE GENERAL ATLANTIC TRANSACTION

The following is a summary of the material differences between the Exchange’s existing bylaws and the New Exchange Bylaws. The summary is not a complete statement of the rights of Class A Members or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the DGCL, the current bylaws of the Exchange and the New Exchange Bylaws, attached as Appendix H. We encourage you to read them in their entirety.

	Before General Atlantic Transaction	After General Atlantic Transaction
Protection of Open Outcry Trading	A majority of all Class A memberships must consent to an increase or decrease in the number of memberships.

A majority of the Class A memberships present in person or by proxy at a meeting (with a quorum of at least 272 Class A memberships) must consent to the following:

1.      Any new category of fee or charge, and for core products, any change in fees.

2.      Issuance of trading permits for current open outcry products.

3.      Material changes to eligibility requirements for membership.

4.      Any change in regular trading hours.

5.      Changes to current procedures for setting margin requirements.

6.      Material changes to the eligibility criteria and composition of the Regular Committees.

7.      After the fifth anniversary of the General Atlantic transaction, restrictions (but not elimination or suspension which are subject to the 75% consent requirement) on open outcry trading, unless a product is no longer “liquid”.

Majority of all outstanding Class A memberships must consent to the following:

1.      Elimination of any product from a Class A Member’s rights and privileges or the imposition of any restrictions or limitations (including the right to lease a Class A Member’s trading rights).

75% of all outstanding Class A memberships must consent to the following:

1.      Any change to the requirement that the Exchange maintain the current (or a comparable) facility for open outcry trading, clearing and delivery and provide

	Before General Atlantic Transaction	After General Atlantic Transaction

         reasonable financial support for technology, marketing and research for open outcry markets consistent with prior budget levels for as long as open outcry trading exists (but in all events for at least five (5) years).

2.      Prior to the fifth anniversary of the closing of the General Atlantic transaction, the elimination, suspension or restriction of open outcry trading under any circumstances.

         After the fifth anniversary of the closing of the General Atlantic transaction, the elimination or suspension of open outcry trading, unless a product is no longer “liquid”. For these purposes, “liquid” means a futures or options contract listed for trading on the Exchange where the total trading volume executed by open outcry in the applicable trading ring for that contract for the most recent three (3) month period is at least 20% or more of the total trading volume executed by open outcry in the applicable trading ring for that contract for the three month period immediately preceding the most recent three (3) months

3.      An increase or decrease in the number of Class A memberships (this trading right protection will survive even if open outcry trading ceases).

4.      Any transaction that causes the clearinghouse to no longer be wholly-owned by the Exchange.

5.      Any change to the May 1, 2006 annual meeting deadline.

6.      Any change in the economic rights described below.

Core Products	None.

Core Products shall be comprised of the following listed Exchange contracts and also shall include any new NYMEX Division product that may be listed by the Exchange for trading by open outcry (or similar or “look-alike” contracts or products or successor or similar contracts or products):

New York Harbor No. 2 Heating Oil Futures

New York Harbor No. 2 Heating Oil Options

New York Harbor No. 2 Unleaded Gasoline Futures

New York Harbor No. 2 Unleaded Gasoline Options

	Before General Atlantic Transaction	After General Atlantic Transaction

New York Harbor Gasoline Blendstock for Oxygen Blending (RBOB) Futures

New York Harbor Gasoline Blendstock for Oxygen Blending (RBOB) Options

Natural Gas Futures

Natural Gas Options

Light, Sweet Crude Oil Futures

Light, Sweet Crude Oil Options

Heating Oil-Crude Oil Spread Option

Unleaded Gasoline-Crude Oil Spread Option

Crude Oil Calendar Spread Option

Heating Oil Calendar Spread Option

Unleaded Gasoline Calendar Spread Option

Natural Gas Calendar Spread Option

Platinum Futures

Platinum Option

Palladium Futures

Liquefied Propane Gas Futures

NYMEX Natural Gas Mini Futures

NYMEX Light Sweet Crude Oil Mini Futures

NYMEX Heating Oil Mini Futures

NYMEX Unleaded Gasoline Mini Futures

Henry Hub Swap Futures

Crude Oil Look-Alike Option

Natural Gas Look-Alike Option

Crude Oil Average Price Option

New York Harbor Unleaded Gasoline Average Price Option

New York Harbor Heating Oil Average Price Option

Henry Hub Natural Gas Penultimate Swap Futures

Brent Crude Oil Futures Brent Crude Oil Options Brent Crude Oil miNY™ Futures Northwest Europe Gasoil Futures

Economic Rights	None.	In the event the Exchange permanently terminates all open outcry trading of any NYMEX Division product or at least 90% of contract volume of such product is from electronic trading, Class A Members will receive 10% of the gross revenue from the electronic trading of such NYMEX Division product, but not including market data fees or revenues from bilateral transactions cleared through NYMEX ClearPort Clearing (or its successor), or, if greater, 100% of the revenue from any additional special fee or surcharge applicable to the electronic trading of such

	Before General Atlantic Transaction	After General Atlantic Transaction

NYMEX Division product. This payment will commence at the time of such permanent termination of open outcry trading or such shift of at least 90% of contract volume to electronic trading for such NYMEX Division product.

In addition, Class A Members will receive the the fees (net of applicable expenses directly related to the establishment and maintenance of the Program) charged by the Exchange to participants in the NYMEX miNY™ Designee Program for NYMEX miNYs traded on the floor of the Exchange (the “Program”), for as long as such Program exists.

Number of Directors	25 directors. The current members of the Exchange board of directors are identical to the current members of the NYMEX board of directors.	15 directors from and after the next annual meeting (which will occur no later than May 1, 2006). The current members of the Exchange board of directors are identical to the current members of the NYMEX board of directors.

Quorum of directors	At least one-third of the entire Board.	At least a majority of the entire Board.

Quorum of members	At least 150 (which is approximately 18%) of the memberships.	At least 272 (which is one-third) of the Class A memberships.

Chief Executive Officer	Chairman of the Board.	President.

Officer Qualifications	Chairman, Vice Chairman and Treasurer shall be directors and members of the Exchange. No bylaw restrictions on members serving as officers although current practice prohibits it.	Officers shall not be members of the Exchange, other than the Chairman, Vice Chairman and Treasurer (who shall each be directors and members).

Collateral and forfeiture of Class A membership	All of the memberships held by expelled and certain suspended Class A Members for failure to meet certain financial obligations will be sold.	All of the memberships and all other collateral, including shares of NYMEX capital stock, held by expelled and certain suspended Class A Members will be sold.

Annual Meeting Date	3rd Tuesday of March.	During the month of May, except that the next annual meeting will be held no later than May 1, 2006. Any change to the May 1, 2006 annual meeting deadline requires the approval of both 75% of the outstanding memberships and the consent of General Atlantic (except for any delay due to a force majeure event, in which case the annual meeting will be held as soon as practicable thereafter).

On February 7, 2006, the Exchange’s board of directors determined that adopting the New Exchange Bylaws is advisable and in our best interests and the best interests of our Class A Members, and approved the New Exchange Bylaws. Accordingly, the Exchange’s board of directors recommends that our Class A Members vote FOR the approval of the New Exchange Bylaws.

All of the provisions of the New Exchange Bylaws will apply to all of the Class A Members in the event the proposals are approved, regardless of whether or not you have voted for the merger or the other proposals. In the event the proposals are not approved, the existing certificate of incorporation and the existing bylaws will remain in effect, without any amendments thereto.

THE BOARD OF DIRECTORS OF THE EXCHANGE RECOMMENDS THAT

YOU APPROVE THE NEW EXCHANGE BYLAWS

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

The following table illustrates that (1) as of February 8, 2006, no director or executive officer of NYMEX owned more than 1% of all the outstanding shares of our common stock and (2) no person is the beneficial owner of 5% or more of the shares of our common stock. The table sets forth information regarding current directors and executive officers and directors and executive officers as a group. A person has beneficial ownership over shares if the person has voting or investment power over the shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Mitchell Steinhause	1	*
Richard Schaeffer	1	*
Kevin McDonnell	1	*
Gary Rizzi (1)	2	*
Stephen Ardizzone	2	*
Eric Bolling	2	*
Joel Faber	4	*
Melvyn Falis	0	*
Stephen Forman (2)	2	*
Howard Gabler	0	*
Kenneth Garland	1	*
Anthony George Gero	2	*
Harvey Gralla	1	*
David Greenberg	1	*
E. Bulkeley Griswold	0	*
Jesse Harte (3)	0	*
Scott Hess	1	*
Steven Karvellas	1	*
David Lazarus	8	*
Harley Lippman	0	*
Michael McCallion	1	*
John McNamara	1	*
Stanley Meierfeld	4	*
Robert Steele	0	*
James Newsome	0	*
Christopher K. Bowen	0	*
Samuel H. Gaer	0	*

All directors and executive officers as a group	36	4.41%

*	less than one percent.
(1)	Mr. Rizzi has entered into an ABC Agreement with A.G. Edwards & Sons, Inc.
(2)	Mr. Forman has entered into an ABC Agreement with Prudential Financial Derivatives, LLC.
(3)	Mr. Harte is currently leasing a membership from Calyon Financial Inc. As a lessee, Mr. Harte has no voting control or pecuniary interest in the membership.

ABC Agreement

An “ABC Agreement” is an agreement by which a member institution designates an individual to exercise voting rights and other membership privileges with respect to a membership purchased by the member institution, but does not give the individual the power to dispose of the membership. The provisions of an ABC Agreement also apply to the common stock of NYMEX shown to be beneficially owned by each director shown as being party to an ABC Agreement.

MANAGEMENT

Directors and Executive Officers

Set forth below are: (l) the names and ages of our directors (including directors who are also executive officers) and executive officers as of February 8, 2006; (2) all positions with NYMEX presently held by each such person; and (3) the positions held by, and principal areas of responsibility of, each such person during the last five years.

Name	Age	Position	Term Expiration Date*
Mitchell Steinhause	58	Chairman and Chief Executive Officer	2007
Richard Schaeffer	53	Vice Chairman	2008
Kevin McDonnell	46	Director, Treasurer	2008
Gary Rizzi	51	Director, Corporate Secretary	2007
Stephen Ardizzone	44	Director	2006
Eric Bolling	43	Director	2008
Joel Faber	65	Director	2006
Melvyn Falis	65	Public Director	2008
Stephen Forman	50	Director	2007
Howard Gabler	65	Public Director	2006
Kenneth Garland	57	Director	2007
Anthony George Gero	69	Director	2008
Harvey Gralla	62	Director	2008
David Greenberg	41	Director	2006
E. Bulkeley Griswold	67	Public Director	2006
Jesse B. Harte	47	Director	2006
Scott Hess	48	Director	2006
Steven Karvellas	46	Director	2008
David Lazarus	64	Director	2006
Harley Lippman	51	Public Director	2007
Michael McCallion	61	Director	2007
John McNamara	49	Director	2006
Stanley Meierfeld	58	Director	2008
Robert Steele	67	Public Director	2007
James E. Newsome	46	President
Christopher K. Bowen	45	General Counsel and Chief Administrative Officer
Samuel H. Gaer	39	Senior Vice President and Chief Information Officer
Madeline M. Boyd	53	Senior Vice President—External Affairs
Sean Keating	40	Senior Vice President—Clearing Services
Richard D. Kerschner	39	Senior Vice President—Corporate Governance and Strategic Initiatives
Thomas F. LaSala	44	Senior Vice President—Compliance and Risk Management
Robert Levin	50	Senior Vice President—Planning and Development
Joseph Raia	48	Senior Vice President—Marketing
Kenneth D. Shifrin	48	Senior Vice President and Acting Chief Financial Officer

*

Immediately following the General Atlantic transaction, our board of directors will consist of twenty-five (25) directors, including all twenty-four (24) current directors. At the closing, Mr. William E. Ford will join the board to fill the currently existing one (1) vacancy. All twenty-five (25) directors shall serve until the next annual meeting which shall be no later than May 1, 2006, at which time the terms of all twenty-five (25) directors shall expire and the number of directors shall be reduced from twenty-five (25) to fifteen

(15) directors. Mr. Ford and Dr. Newsome, President of NYMEX, will both serve on the fifteen (15) member board of directors. The other thirteen (13) directors will be elected at the next annual meeting which shall be held no later than May 1, 2006. Additionally, we will eliminate the current three (3) year staggered term of the board such that all directors will only serve concurrent one-year terms with elections to occur annually each May (rather than March). The biographical information of all current directors, Dr. Newsome and Mr. Ford is provided below.

Mitchell Steinhause	Chairman and Chief Executive Officer
Director since 1992
Member since 1975

Mr. Steinhause has been our Chairman since 2004, and was our Vice Chairman from 2000 to 2004. Mr. Steinhause served as our Corporate Secretary from 1996 to 1998. Mr. Steinhause was first elected to the board of directors in 1992. Mr. Steinhause has been a member of the Exchange since 1975, working as a floor broker for 15 years and trading for his own account for 14 years. Mr. Steinhause is Deputy Chairman of NYMEX Europe Exchange Holdings Limited and NYMEX Europe Limited.

Richard Schaeffer	Vice Chairman
Director since 1990
Member since 1981

Mr. Schaeffer has been our Vice Chairman since 2004. Mr. Schaeffer was our Treasurer from 1993 to 2004 and has served on the Executive committee since 1992. Mr. Schaeffer has been a Director of both NYMEX and the Exchange since 1990 and a member since 1981. Since 1997, Mr. Schaeffer has been an Executive Director of Global Energy Futures for ABN AMRO, Inc. From 1992 to 1997, Mr. Schaeffer had been a Senior Vice President/Director of the Chicago Corp., which was a clearing member of both the Exchange and Commodity Exchange, Inc., or COMEX Division, which is a wholly-owned subsidiary of the Exchange, until its buyout by ABN AMRO, Inc. Mr. Schaeffer is a director of NYMEX Europe Exchange Holdings Limited and NYMEX Europe Limited. Mr. Schaeffer also serves as a member of the board of directors of the Juvenile Diabetes Foundation.

Kevin McDonnell	Director, Treasurer
Director since 1999
Member since 1984

Mr. McDonnell has been our Treasurer and has served on our Executive committee since 2004. As Treasurer, Mr. McDonnell serves as the Chairman of the Finance committee. Mr. McDonnell previously served as the co-Vice Chairman of the Finance committee. Mr. McDonnell has been a Director of both NYMEX and the Exchange since 1999. Mr. McDonnell has been an independent floor trader since 1985 and a member of the Exchange since 1984. Mr. McDonnell is a director of NYMEX Europe Limited.

Gary Rizzi	Director, Corporate Secretary
Director since 1995
Member since 1983

Mr. Rizzi has been our Corporate Secretary since 2001 and has served on our Executive committee since 2000. Mr. Rizzi has been a Director of NYMEX and the Exchange since 1995 and a member of the Exchange since 1983. Mr. Rizzi is currently a Vice President at A.G. Edwards & Sons, Inc. Mr. Rizzi has been Vice President of AGE Commodity Clearing Corp. since 2001 and was an Associate Vice President since 1985. Mr. Rizzi is also a member of the COMEX Division and of the Board of Trade of the City of New York, Inc.

Stephen Ardizzone	Director since 2003
Member since 1986

Mr. Ardizzone began his career as a COMEX Division clerk from 1981 to 1983. He subsequently moved to crude oil where he worked for three years as a clerk for Rafferty Associates and Smith Barney before forming his own brokerage operation, Zone Energy. In 2002, Mr. Ardizzone and his brother founded Bluefin Energy Trading, currently a member firm. Mr. Ardizzone has been active on various committees of the board of directors of the Exchange for the last 20 years, including Marketing, Floor, Facilities and Control committees, and currently serves on the Floor Broker Advisory, Compliance Review, Business Conduct, Bylaws, and Rules committees.

Eric Bolling	Director since 2002
Member since 1988

Mr. Bolling has been an independent floor trader since 1991 and a member of the Exchange since 1988. Mr. Bolling is also a member of the COMEX Division, and the Board of Trade of the City of New York, Inc. Mr. Bolling began his career at the Exchange as a floor broker for SHB Commodities in 1988. Previously, he worked for Mobil Oil as a marketing representative. Mr. Bolling is the Chairman of the Floor, Settlement, Government Relations and Membership committees, and Co-Chairman of the Natural Gas Advisory committee. Mr. Bolling serves on the Arbitration, Corporate Governance, Natural Gas Settlement, and Locals’ Advisory committees, as well as the Special committee for Hedge Fund Membership. In addition, Mr. Bolling serves as Floor Committee Ring Chairman in Natural Gas.

Joel Faber	Director since 2001
Member since 1978

Mr. Faber founded Faber’s Futures in 1978 in order to trade on behalf of major oil and gasoline companies. He was elected to the board of directors of the Exchange for two consecutive terms from 1982 to 1989 and served on the Executive committee for three years. In 2001, Mr. Faber was elected to a two-year term on the board of directors and in 2003 he was re-elected to a three-year term. Mr. Faber has served as an arbitrator with the National Association of Securities Dealers. Mr. Faber is currently the Chairman of the Equity Holders’ Advisory committee and serves on the Membership committee.

Melvyn Falis	Public Director since 2001

Mr. Falis is the Chairman of the Corporate Governance committee, and serves on the Audit, Compensation and Clearing committees. Mr. Falis has been a partner in Gusrae, Kaplan, Bruno & Nusbaum, PLLC, since 1987. He was a public member of the board of directors of the New York Futures Exchange and, since 1999, has served as a public member of the board of directors of the Commodity Floor Brokers and Traders Association. He has served as Co-Chairman of the International Advisory committee and Co-Vice Chairman of the International Advisory committee. Mr. Falis served as General Counsel of the Exchange from 1977 to 1983 and was a principal author of the heating oil contract. Prior to serving as the General Counsel of the Exchange, he was commodities and securities counsel for Prudential Securities.

Stephen Forman	Director since 2002
Member since 2000

Mr. Forman began his career as a margin clerk for Shearson Hayden Stone in 1974. He has been a conferring member and Senior Vice President of Prudential Financial Derivatives, LLC since 2003. Mr. Forman has served on various Exchange committees and Futures Industry operations committees, including the board of directors of Futures and Options for Kids, and has been an arbitrator for the National Futures Association since 1992. Mr. Forman is currently a member of the Business Conduct and the Adjudication committees. Mr. Forman serves on the boards of DME Holdings Limited and Dubai Mercantile Exchange (DME) Limited.

Howard Gabler	Public Director since 2005

Mr. Gabler serves on the Audit, Compensation, and Corporate Governance committees. Mr. Gabler is a managing director of Glocap Search, LLC. He has spent twenty-five years in the executive search business. Mr. Gabler was a founding partner and President of G.Z. Stephens Inc., a retainer-based executive search firm specializing in senior level assignments for investment banks, asset managers, broker dealers, and exchanges both domestically and internationally. Prior to that, Mr. Gabler was responsible for the Securities and Commodities group at Hadley Lockwood, Inc. servicing a similar client group. Before entering the executive search business, Mr. Gabler was the Executive Vice President of the Exchange and helped develop its energy platform.

Kenneth Garland	Director since 2001
Member since 1981

Mr. Garland began trading on the Exchange as a local trader in 1981. In 1982 and 1983, he also acted as a floor broker. Since 1983, he has traded exclusively as a local trader. In 1994, Mr. Garland was recommended by the Exchange to be a representative on the National Futures Association membership appeals subcommittee, a position he holds to date. Mr. Garland is the Chairman of the Petroleum Products Advisory committee. Mr. Garland also serves on the Adjudication, Compliance Review, Arbitration, Corporate Governance, e-MINI, Local Advisory, Bylaws and Settlement committees. He served as Chairman of Floor and Settlement committees from 2003 to 2005.

Anthony George Gero	Director since 1999
Member since 1966

Mr. Gero is currently a Senior Vice President of RBC Dain Rauscher and a Vice President of Global Futures at RBC Capital Markets Global Futures. Mr. Gero was a Senior Vice President of Legg Mason Wood Walker, Inc. until December 2, 2005. Mr. Gero held various positions with the Futures Division of Prudential Securities, Inc., from 1981 to 2003, most recently as a Senior Vice President-Investment and as a First Vice President. Mr. Gero first served as a board member of the Exchange in 1976 and has been a member of COMEX Division since 1976, the American Stock Exchange since 1995, the Board of Trade of the City of New York, Inc. since 1984, the Philadelphia Stock Exchange since 2003 and the Exchange since 1966. Mr. Gero is the Co-Chairman of the Government Relations committee, Vice Chairman of the NYMEX PAC and the Corporate Governance committee. Mr. Gero also serves on the Adjudication and COMEX Governors committees. Mr. Gero is the Chairman of the Commodity Floor Brokers and Traders Association. Mr. Gero is currently a board member of the New York Futures Exchange, International Precious Metals Institute and FINEX, and was previously a director of the Commodity Clearing Corporation. In addition, Mr. Gero is currently a board member of the PBOT division of the Philadelphia Stock Exchange.

Harvey Gralla	Director since 2005
Member since 1980

Mr. Gralla serves on the Arbitration, Equity Holders’ Advisory and Finance committees. Mr. Gralla began his career in the life insurance field and received a Chartered Life Underwriter degree. In 1980, Mr. Gralla changed careers and became a member of the Exchange, where he traded for 17 years. In addition to being an Exchange equity holder, Mr. Gralla is an active off-the-floor trader in the Exchange energy products. Mr. Gralla is also a member of the Board of Trade of the City of New York, Inc.

David Greenberg	Director since 2000
Member since 1990

Mr. Greenberg has been the President of Sterling Commodities Corp. since 1996. Mr. Greenberg has been a member of the Exchange since 1990 and of the COMEX Division since 1988. Mr. Greenberg is the Chairman of the Security committee and Vice Chairman of the Locals’ Advisory, Electronic Trading Advisory, Marketing and Corporate Governance committees, and Co-Chairman of the International Advisory committee. He also serves as a member of the Board of Trade of the City of New York, Inc. and as a director of the Commodity Floor Brokers and Traders Association and the Futures and Options for Kids charity.

E. Bulkeley Griswold	Public Director since 1996

Mr. Griswold is the Chairman of the Audit committee, and serves on the Compensation and Corporate Governance committees. Mr. Griswold has been the Managing Director of L&L Capital Partners since 1997 and the Member Manager of Centripetal Capital Partners since July 2004. Mr. Griswold also serves on the Southern Connecticut Advisory Board of Bank of America, the Advisory Board of the Trust Company of Connecticut, a division of NewAlliance Bank and the board of New London County Mutual Insurance Company.

Jesse B. Harte	Director since 2000
Member since 1982

Mr. Harte is an officer of Energy Merchants, Inc. and currently leases a membership seat from Calyon Financial Inc. Mr. Harte was previously employed by Duke Energy Merchants, LLC, a commodity trading firm, from 1996 to 2003. Mr. Harte has been a member of the Exchange since 1982. He was formerly an owner of Bay Area Petroleum, a large independent floor brokerage operation, and a Senior Vice President of Daiwa Securities, a futures commission merchant.

Scott Hess	Director since 1997
Member since 1982

Mr. Hess has been a partner in G&H Commodities, a floor brokerage firm, since 1987. Mr. Hess has been a member and a floor broker of the Exchange since 1982. He currently serves on the Executive committee, and has been appointed by the Board of Directors to serve on the Executive committee every year since 2002. Mr. Hess is the Chairman of the Appeals, Metals Advisory and Propane Advisory committees. He is the Vice Chairman of the Floor and Settlement Price committees. Mr. Hess also serves on the Compliance Review, Government Relations and Options Advisory committees, and the NYMEX Charitable Foundation. He is a director of the Commodity Floor Brokers and Traders Association. Mr. Hess serves on the boards of DME Holdings Limited and Dubai Mercantile Exchange (DME) Limited. Mr. Hess received a Masters in Business Administration from Pace University in 1983.

Steven Karvellas	Director since 1996
Member since 1990

Mr. Karvellas has been an independent floor broker and a member of the Exchange since 1990. He has been a member of the board of directors since 1996 and served on the Executive Committee from 1998 to 2002. Mr. Karvellas currently serves as the Chairman of the Adjudication and Compliance Review committees, and Co-Chairman of the Natural Gas Advisory committee and the NYMEX Charitable Foundation. Mr. Karvellas also serves as Vice Chairman of the Floor Broker Advisory committee. Mr. Karvellas began his career as a member of COMEX Division in 1984. He was elected to the COMEX Board of Governors in 1987, and was elected to the Executive committee representing the floor group of COMEX Division in 1989.

David Lazarus	Director since 2005
Member since 1979

Mr. Lazarus serves on the Equity Holders’ Advisory and Marketing committees. Mr. Lazarus was the president of DFG Mercury Corp., a subsidiary of D.F. Goldsmith Chemical & Metal Corp. Prior to that, Mr. Lazarus served as vice president of D.F. Goldsmith Chemical & Metal Corp. Mr. Lazarus also served as vice president of the metals division of Prudential Securities Corp.

Harley Lippman	Public Director since 1999

Mr. Lippman serves on the Audit, Compensation and Corporate Governance committees. He is the Chairman of the NYMEX PAC. Mr. Lippman is the founder, owner and chief executive officer of the information technology consulting company Genesis 10, which he founded in 1999. He was also the founder and sole owner of Triad Data Inc., an information technology consulting firm he sold in 1998. Mr. Lippman is Co-Chairman of the Dean’s Council-Columbia University School of International and Public Affairs. In addition, Mr. Lippman is the Chairman of the National Governing Council of the American Jewish Congress, and serves on the National Commission and Executive committee of the Anti-Defamation League. Mr. Lippman is a board member of the University of Houston, Texas, Graduate School of Business.

Michael McCallion	Director since 2004
Member since 1982

Mr. McCallion, who has been trading for his own account since 1990, began his career as a COMEX Division clerk for Dean Witter Reynolds and became Vice President of its energy floor operation. Mr. McCallion also served two years in the U.S. Armed Forces. Mr. McCallion is the Chairman of the Arbitration committee and a Vice Chairman of the Facilities committee. He also serves on the Finance, Membership, Members’ Benefit and Food Services committees. Additionally, Mr. McCallion was the only non-board member to serve on the project management committee for the development of the Exchange headquarters.

John McNamara	Director since 2001
Member since 1991

Since February 2005, Mr. McNamara has been a Vice President with R.J. O’Brien, Inc. Mr. McNamara has been an options floor trader on the Exchange since 1986. He was a Vice President of BancOne Brokerage International Corporation from 1999 until July 2004. From 1992 to 1998, Mr. McNamara was a floor broker for ABN AMRO, Inc. Prior to that, Mr. McNamara worked for various futures commission merchants. He has been a COMEX Division member since 1985 where he previously traded options. Mr. McNamara is the Chairman of the Options Advisory committee. He serves as Vice Chairman of the Facilities, FCM Advisory and Floor committees. Mr. McNamara also serves on the Arbitration, Bylaws, COMEX Rules, Corporate Governance and Floor Broker Advisory committees. Mr. McNamara serves on the boards of DME Holdings Limited and Dubai Mercantile Exchange (DME) Limited.

Stanley Meierfeld	Director since 2005
Member since 1971

Mr. Meierfeld is a partner of Kottke Associates, Inc., and managing director of the Geldermann division of F.C. Stone, LLC, an Exchange clearing member firm. He serves on the Clearing, Bylaws, Compliance Review, Arbitration, Joint Special, and FCM Advisory committees. Mr. Meierfeld joined the Exchange through his family firm, S. Meierfeld, Inc., in 1971, which was established by his grandfather, Exchange member Samuel Meierfeld, in 1902. At his family firm, Mr. Meierfeld handled all aspects of the business, from runner to floor broker to back-office manager. Mr. Meierfeld previously served for 15 years on the Exchange board of directors, including one term as Vice Chairman.

Robert Steele	Public Director since 1999

Mr. Steele is Chairman of the Compensation committee, and serves on the Audit and Corporate Governance committees. Mr. Steele was a Public director from 1988 to 1994 and was re-appointed to the Board in 1999. Mr. Steele was elected to his current term in 2004. A former banker, Mr. Steele has been Vice Chairman of the John Ryan Company since 1996 and director of the Merlin Retail Financial Center since 1993. He is a Public director of the American Stock Exchange, and a director of NLC Mutual Insurance Company. Mr. Steele served as a Representative in the U.S. Congress from 1970 to 1974.

James E. Newsome	President

Dr. Newsome has been our President since August 2004. Prior to joining NYMEX, Dr. Newsome was appointed by President George W. Bush and served as Chairman of the CFTC upon U.S. Senate confirmation in December 2001. Dr. Newsome had been a Commissioner of the CFTC since August 1998. During his CFTC tenure, Dr. Newsome served as a member of the President’s Working Group on Financial Markets, and the President’s Corporate Fraud Task Force. Dr. Newsome serves on the boards of DME Holdings Limited and Dubai Mercantile Exchange (DME) Limited. Dr. Newsome is a director of NYMEX Europe Exchange Holdings Limited and NYMEX Europe Limited. Upon the closing of the General Atlantic transaction, Dr. Newsome will become the chief executive officer and upon the reduction in the board size from twenty-five (25) to fifteen (15) at the next annual meeting (which shall occur no later than May 1, 2006), he will become a director of NYMEX and the Exchange.

Christopher K. Bowen	General Counsel and Chief
Administrative Officer

Mr. Bowen was appointed as our General Counsel and Chief Administrative Officer in 2002. Mr. Bowen has served as our Senior Vice President and General Counsel since 1997. Mr. Bowen held positions of Associate General Counsel and Senior Associate General Counsel at NYMEX. Mr. Bowen had also served as Counsel/Manager of Futures Compliance at Morgan Stanley & Co., Inc. and as an attorney at the CFTC.

Samuel H. Gaer	Senior Vice President and
Chief Information Officer

Mr. Gaer was appointed as our Senior Vice President and Chief Information Officer in 2003. Mr. Gaer has been involved with the commodities industry since he was fifteen years old, working as a clerk on the COMEX trading floor. Mr. Gaer became a member of COMEX Division in 1988. In 1991, Mr. Gaer formed Uptick Trading, which merged into Millenium Copper Group, Inc. in 1993. Mr. Gaer left the trading floor in 1998 in order to devote more time to trading software development and architecture, and subsequently founded TradingGear.com, a trading software development company. Mr. Gaer is the Chief Executive Officer of NYMEX Europe Exchange Holdings Limited and NYMEX Europe Limited.

Madeline M. Boyd	Senior Vice President—External
Affairs

Ms. Boyd was appointed, in 2004, as our Senior Vice President of External Affairs, which combines the responsibilities of Media, Community and Government Affairs for the Company. Ms. Boyd had been a member of the Exchange since 1984, and a director of NYMEX and the Exchange from 1998 to 2004. Ms. Boyd was a gasoline trader on the Exchange from 1987 to 2003. Ms. Boyd has been the President of the NYMEX Charitable Foundation and the NYMEX PAC since January 2004 and continues to serve as Chairman of the New York Mercantile Exchange Charitable Assistance Fund.

Sean Keating	Senior Vice President—Clearing
Services

Mr. Keating was appointed as our Senior Vice President of Clearing Services in 2004. Mr. Keating joined NYMEX from Pioneer Futures, Inc., a former Exchange clearing member, where he had been employed for over 16 years and served as its president since 1998. Mr. Keating had also served as president of Pioneer Capital Corp., a self-clearing National Association of Securities Dealers and New York Stock Exchange broker dealer. Mr. Keating originally worked at the Company’s Compliance department in 1987 as a trade practice analyst, where he was responsible for investigating violations of trade practices.

Richard D. Kerschner	Senior Vice President—Corporate
Governance and Strategic Initiatives

Mr. Kerschner was appointed as our Senior Vice President of Corporate Governance and Strategic Initiatives in October 2005. Mr. Kerschner joined NYMEX in July 2004 as Associate General Counsel and Director—Office of Corporate Governance. He was promoted to Associate General Counsel and Vice President of Corporate Governance in December 2004. Prior to joining NYMEX, Mr. Kerschner served as a Senior Advisor and Special Counsel to the legal department of T-Mobile USA. From April 2000 to February 2004, Mr. Kerschner was the Senior Vice President, General Counsel and Secretary of SmartServ Online, Inc., a Nasdaq-listed mobile data company. From November 1997 to April 2000, Mr. Kerschner served as the Managing Counsel of Omnipoint Communications, a Nasdaq-listed wireless telecommunications carrier currently part of T-Mobile USA. Prior to joining Omnipoint, Mr. Kerschner practiced law in a New Jersey law firm.

Thomas F. LaSala	Senior Vice President—Compliance and
Risk Management

Mr. LaSala was appointed as our Senior Vice President of Compliance and Risk Management in 2002. Mr. LaSala joined the Exchange in 1984 and worked in market surveillance as an analyst and director before being promoted to Vice President of Compliance in December 1993. Mr. LaSala oversees all aspects of regulatory compliance including trade practice, risk management, and market and financial surveillance. Mr. LaSala is also a director of the Futures Industry Association Futures Services Division and serves on the Joint Compliance Committee of all of the U.S. futures exchanges. Mr. LaSala received a bachelors of science degree in business administration with a concentration in Finance/Economics from Marist College in 1983.

Robert Levin	Senior Vice President—Planning and Development

Mr. Levin serves as our Senior Vice President of Research and has been a Senior Vice President since 1993. Mr. Levin is responsible for the development and maintenance of the Company’s business planning. Mr. Levin has been active in the development, maintenance, and refurbishing of all of the Exchange’s energy contracts. Mr. Levin has been among the major participants in restructuring proceedings governing the electric utility industry both at the state and federal levels. He represents the Exchange on advisory panels for the National Petroleum Council that study key industry issues. Mr. Levin was the Company’s Vice President of Product Development from 1991 until 1993. Mr. Levin has been with the Company since 1987. Mr. Levin has a doctorate in economics from the University of New Mexico.

Joseph Raia	Senior Vice President—Marketing

Mr. Raia was appointed as our Senior Vice President of Marketing in 2004. Mr. Raia had served as the Vice President of Marketing in 2004 and Director of Marketing from 2001 to 2004. Mr. Raia has over 22 years of professional experience in the energy and transportation sectors. From 2000 to 2001, Mr. Raia was the Senior Vice President, Senior Oil and Gas On-Air Analyst and Anchor at JAG Media Holdings, where he reported on energy equities and commodities.

Kenneth D. Shifrin	Senior Vice President and Acting Chief
Financial Officer

Mr. Shifrin was appointed as our Senior Vice President and Acting Chief Financial Officer in January 2006. Mr. Shifrin joined NYMEX in January 2004 as Vice President & Controller. In June 2005, Mr. Shifrin was appointed Acting Chief Financial Officer. Prior to joining NYMEX, Mr. Shifrin served as global controller of Electronic Broking Systems. Prior to that, Mr. Shifrin held several senior financial roles, including chief financial officer of Gateway Logistics, Corp., and chief financial officer and vice president of finance for Hirsch International, Corp.

GENERAL ATLANTIC REPRESENTATIVE

William E. Ford

Mr. Ford, 44, is President and a Managing Director of General Atlantic LLC, a leading global private equity firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth. He has been with General Atlantic since 1991. Mr. Ford is also a director of Archipelago Holdings, Inc., Computershare Limited and NYSE Group, Inc. Upon the closing of the General Atlantic transaction, Mr. Ford will become a director of NYMEX and the Exchange.

STOCKHOLDER PROPOSALS

Proposals that stockholders wish to be included in this year’s Proxy Statement for the Annual Meeting to be held no later than May 1, 2006 in accordance with Rule 14a-8 under the Exchange Act must be received by the Office of the Corporate Secretary at our principal offices at One North End Avenue, New York, New York 10282-1101 no later than March 31, 2006. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act for presentation at our 2006 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after March 31, 2006.

OTHER MATTERS

Our management knows of no matters, other than the foregoing, that will be presented for action at the special meeting.

A representative of KPMG LLP is not expected to be available at the special meeting to respond to questions.

WHERE YOU CAN FIND MORE INFORMATION

References in this joint proxy statement to any of our contracts or other documents are not necessarily complete, and you should refer to the appendices attached to this joint proxy statement for copies of the actual contract or document. You may read and copy the joint proxy statement, the related appendices and other information that NYMEX Holdings, Inc. has filed or will file with the SEC at the SEC’s public reference room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. That site is www.sec.gov. You may also obtain this information, and any and all information that is incorporated by reference herein, without charge, by request to the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo. A copy of such information will be provided upon request by first class mail or other equally prompt means within one (1) business day of receipt of such request or other equally prompt means plus one (1) business day of receipt of such request.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This joint proxy statement incorporates by reference the documents listed below that NYMEX has previously filed with the SEC. Further, all documents filed by us with the SEC after the date of this joint proxy statement and prior to the date of the special meeting of stockholders will be incorporated by reference into this joint proxy statement and will automatically update and supercede the information in this joint proxy statement. They contain important information about NYMEX, its financial condition, compensation of our board and executive officers and other important information.

NYMEX’s SEC Filings	Period
Annual Report on Form 10-K	Year ended December 31, 2004 as filed on March 3, 2005

Quarterly Report on Form 10-Q	Quarterly period ended September 30, 2005 as filed on November 9, 2005

Quarterly Report on Form 10-Q	Quarterly period ended June 30, 2005 as filed on August 8, 2005

Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2005 as filed on May 10, 2005

By Order of the Board of Directors of

NYMEX Holdings, Inc. and New York Mercantile Exchange, Inc.

GARY RIZZI

Corporate Secretary

Dated: February 10, 2006

APPENDIX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 10, 2005, by and between NYMEX Holdings, Inc., a Delaware corporation (“Holdings”), and NYMEX Merger Sub, Inc., a Delaware corporation (“Merger Sub” and, together with Holdings, the “Constituent Entities”).

W I T N E S S E T H:

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement dated as of November 14, 2005 (the “Purchase Agreement”) among General Atlantic Partners 82, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO GmbH & Co. KG (collectively, “GA”) and Holdings, the Constituent Entities desire that Holdings be merged with Merger Sub (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of each of the Constituent Entities has approved and declared advisable this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

WHEREAS, it is the intention of the Constituent Entities that, for U.S. federal income tax purposes, (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 and (ii) this Agreement is a “plan of reorganization” within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

Section 1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into Holdings at the Effective Time (as defined in Section 2 below). Following the Effective Time, Holdings shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all of the rights and obligations of each of the Constituent Entities in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL. Notwithstanding the foregoing, at any time prior to the Effective Time the Constituent Entities may determine for tax, legal, accounting or other considerations that Holdings shall be merged with and into Merger Sub in which case Merger Sub shall be the Surviving Corporation for all purposes hereunder; provided that such a determination does not adversely affect GA or materially delay the Closing (as defined in the Purchase Agreement).

Section 2. Effective Time. On the Closing Date (as defined in the Purchase Agreement) the parties shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as the Certificate of Merger is filed with such Secretary of State of the State of Delaware (the time the Merger becomes effective being referred to herein as the “Effective Time”).

Section 3. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Entities: (i) each share of common stock of Holdings issued and outstanding (other than any shares held by stockholders who shall exercised and perfected appraisal rights in accordance with Section 262 of the DGCL) shall be converted into the right to receive (x) 30,000 shares of Series A-1 common stock of the Surviving Corporation, (y) 30,000 shares of Series A-2 common stock of the Surviving Corporation and (z) 30,000 shares of Series A-3 common stock of the Surviving Corporation; (ii) each share of common stock of Holdings held as treasury stock shall be cancelled and shall cease to exist and no cash, stock or other consideration shall be delivered in exchange therefore; and (iii) the sole share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and shall cease to exist and no cash, stock or other consideration shall be delivered in exchange therefore.

Section 4. Certificate of Incorporation and By-laws of the Surviving Entity. The Certificate of Incorporation and Bylaws attached as Annex A and Annex B hereto, respectively, shall be the Certificate of Incorporation and By-laws, respectively, of the Surviving Corporation until thereafter changed or amended.

Section 5. Conditions. The parties’ obligations to effect the Merger shall be subject to the receipt of Stockholder Approval (as defined in the Purchase Agreement) and the satisfaction or waiver of the conditions set forth in Article V of the Purchase Agreement.

Section 6. Termination; Amendment; Other.

(a) The Constituent Entities may terminate or amend, modify, or supplement this Agreement in such manner as may be agreed upon by them in writing at any time whether before or after stockholder approval of this Agreement.

(b) This Agreement may be executed in counterparts.

(c) This Agreement shall be governed by the laws of the State of Delaware, without regard to applicable principles of conflicts of law thereof.

(d) The name of the Surviving Corporation from and after the Effective Time, regardless of which of the Constituent Entities is the Surviving Corporation, shall be “NYMEX Holdings, Inc.” as provided in Annex A.

[Execution Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

NYMEX Holdings, Inc., a Delaware corporation

By:	/S/ CHRISTOPHER K. BOWEN
Name:	Christopher K. Bowen
Title:	General Counsel and Chief Administrative Officer

NYMEX Merger Sub, Inc., a Delaware corporation

By:	/S/ CHRISTOPHER K. BOWEN
Name:	Christopher K. Bowen
Title:	President, Secretary and Treasurer

APPENDIX B

Amended and Restated Certificate of Incorporation of NYMEX Holdings, Inc.

The following shows the changes which will be made to the existing certificate of incorporation of NYMEX Holdings, Inc. upon the effectiveness of the merger. Additions to the text are shown with a double-underline and deletions are marked with a strike-through.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NYMEX HOLDINGS, INC.

~~The undersigned, Daniel Rappaport and Neil Citrone, do hereby certify that:~~

~~1. They are the duty elected and acting Chief Executive Officer and Secretary, respectively, of~~ NYMEX Holdings, Inc. ~~(the “Corporation”)~~, a Delaware corporation~~.~~ (the “Corporation”), does hereby certify that:

1. ~~2. In~~This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware~~, the Board of Directors hereby amends and restates the Certificate of Incorporation of the Corporation~~.

2. ~~3.~~ The Certificate of Incorporation of the Corporation, originally filed February 10, 2000, is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is NYMEX Holdings, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the ~~"~~“DGCL~~"~~”).

FOURTH: ~~The Corporation shall have the authority to issue 816 shares of common stock, $.01 par value per share.~~

(a) The total number of shares of stock that the Corporation shall have authority to issue is 89,760,000, of which the Corporation shall have authority to issue (i) 81,600,000 shares of common stock, each having a par value of $0.01 (the “Common Stock”), which includes (x) 24,480,000 shares of Series A-1 Common Stock (the “Series A-1 Common Stock”), (y) 24,480,000 shares of Series A-2 Common Stock (the “Series A-2 Common Stock”) and (z) 24,480,000 shares of Series A-3 Common Stock (the “Series A-3 Common Stock”) and (ii) 8,160,000 shares of preferred stock, each having a par value of $0.01 (the “Preferred Stock”), all of which shall be designated as Series A Preferred Stock (as defined in Article FOURTH, Section (b)(1)). The Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock shall be collectively referred to as shares of “Pre-IPO Common Stock” and the other shares of Common Stock shall be referred to as the “Conversion Common Stock.” All shares of Pre-IPO Common Stock that automatically convert into shares of Conversion Common Stock pursuant to Article FIFTH, Section (b) or Section (d), shall be retired and shall not be reissued as shares of any series of Pre-IPO Common Stock, but shall instead resume the status of and become authorized and unissued shares of Conversion Common Stock.

(b) Series A Preferred Stock

1. Designation and Number of Shares. There shall be hereby created and established a series of Preferred Stock designated as “Series A Cumulative Redeemable Convertible Preferred Stock” (the “Series A Preferred

Stock”). The authorized number of shares of Series A Preferred Stock shall be 8,160,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.

2. Rank. The Series A Preferred Stock shall, with respect to (i) the Liquidation Payment in the event of a Liquidation, (ii) the Sale Payment in the event of a Sale Transaction, (iii) the Redemption Payment in the event of an optional redemption pursuant to Section 5 hereof, (iv) dividends (other than the Special Distribution or Common Stock dividends permitted by Section 3(c)) and (v) all other rights and preferences rank senior to (x) all classes of common stock of the Corporation (including, without limitation, the Common Stock) and (y) each other class or series of Capital Stock of the Corporation hereafter created that does not expressly rank pari passu with or senior to the Series A Preferred Stock (clauses (x) and (y), together, the “Junior Stock”).

3. Dividends.

(a) Dividend Rate. Each of the holders of shares of Series A Preferred Stock shall receive dividends at an annual rate equal to 5.5% of the Accreted Value, calculated on the basis of a 360-day year, consisting of twelve 30-day months, which shall accrue on a daily basis from the Original Issue Date, whether or not declared and whether or not funds are legally available therefor (all such dividends, the “Base Dividends”). Subject to Section 3(b) hereof, accrued and unpaid Base Dividends shall not be paid in cash but instead shall compound and be added to the Accreted Value in effect immediately prior to the Compounding Date, on a quarterly basis on March 31st, June 30th, September 30th and December 31st of each year (each such date, a “Compounding Date”).

(b) Dividend Payment.

(i) If the Corporation has not consummated its Initial Public Offering on or prior to the Target Date, the aggregate amount of all unpaid Base Dividends that have accrued and been added to the Accreted Value of the shares of Series A Preferred Stock pursuant to Section 3(a) as of, through and including the Target Date (the “Base Dividend Payment”) shall be paid by the Corporation to the holders of Series A Preferred Stock no later than September 30, 2008. The Base Dividend Payment shall be paid by the Corporation, either at the option of the Corporation in its sole discretion, in cash, or by adding the amount of the Base Dividend Payment to the Adjusted Liquidation Price (the “Stock Election”). If the Corporation pays the Base Dividend Payment in full in cash to the holders of Series A Preferred Stock, the Accreted Value of each share of Series A Preferred Stock as of the Target Date shall be reduced by the amount of the Base Dividend Payment.

(ii) If the Corporation has not consummated its Initial Public Offering on or prior to the Target Date, then in addition to Section 3(b)(i) above, on each Compounding Date from and after the Target Date, the Corporation shall pay in cash to each of the holders of shares of Series A Preferred Stock an amount equal to the product of the number of shares of Series A Preferred Stock held thereby, multiplied by all accrued and unpaid Base Dividends that have accrued since the then-most recent Compounding Date (including in the case of September 30, 2008, all accrued and unpaid Base Dividends that have accrued since the Target Date) with respect to the Accreted Value of one share of Series A Preferred Stock. Dividends paid in cash pursuant to this Section 3(b)(ii) shall not be added to the Accreted Value.

(iii) If the Corporation consummates its Initial Public Offering on or prior to the Target Date, then no Base Dividends shall be payable or paid with respect to the shares of Series A Preferred Stock pursuant to Section 3(a), and the Accreted Value of each share of Series A Preferred Stock shall be reduced by the amount of the accrued and unpaid Base Dividends.

(c) Common Stock Dividends. Except for the Special Distribution, if the Corporation declares and pays any dividends on the Common Stock, then, in that event, holders of shares of Series A Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares have been converted into shares of Common Stock pursuant to Section 7(a) below immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends.

4. Liquidation and Sale Transaction.

(a) Liquidation. Upon the occurrence of a Liquidation, each of the holders of shares of Series A Preferred Stock shall be paid in cash for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution is made to any Junior Stock, an amount equal to the greater of (i) if such Liquidation occurs (1) on or prior to the Target Date, the Liquidation Price or (2) after the Target Date, the Adjusted Liquidation Price or (ii) the aggregate amount payable in such Liquidation with respect to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible immediately prior to such Liquidation (the greater of clause (i) or clause (ii), the “Liquidation Payment”). If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the Liquidation Payment due on each share of Series A Preferred Stock, then all of the assets available for distribution to holders of shares of Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(b) Sale Transaction. Upon the consummation of a Sale Transaction, each of the holders of shares of Series A Preferred Stock shall be paid for each share of Series A Preferred Stock held thereby, before any payment or distribution is made to any Junior Stock, an amount equal to the greater of (i) if such Sale Transaction occurs (1) on or prior to the Target Date, the Liquidation Price or (2) after the Target Date, the Adjusted Liquidation Price or (ii) the aggregate amount of consideration payable in such Sale Transaction with respect to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible immediately prior to the consummation of such Sale Transaction (the greater of clause (i) or clause (ii), the “Sale Payment”). If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the Sale Payment due on each share of Series A Preferred Stock, then all of the assets available for distribution to holders of shares of Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. The Sale Payment due on each share of Series A Preferred Stock shall be paid in the form of consideration paid in such Sale Transaction on the closing date of such Sale Transaction.

(c) No Additional Payment. After the holders of all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in Section 4(a) or Section 4(b), as the case may be, the holders of shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

(d) Sale Consideration. Any securities of the surviving Person or the parent of the surviving or acquiring Person to be delivered to the holders of shares of Series A Preferred Stock in a Sale Transaction shall be valued as follows:

(i) With respect to securities that do not constitute “restricted securities,” as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of such securities as of three (3) days prior to the date of distribution.

(ii) With respect to securities that constitute “restricted securities,” as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or series as securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth above in clause (i) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, or if the Board of Directors and the holders of a majority of the shares of Series A

Preferred Stock shall fail to agree, at the Corporation’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock.

(e) Notice. Written notice of a Liquidation or a Sale Transaction stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of shares of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

5. Optional Redemption.

(a) Optional Redemption. If on or prior to [                ], 20111 the Corporation has not consummated its Initial Public Offering or a Sale Transaction, then from and after such date, the holders of the majority of the shares of Series A Preferred Stock shall have the right, at their sole option and election, at any time, to cause the Corporation to redeem all of the shares of Series A Preferred Stock, in whole but not in part (the “Redeemed Shares”), on not less than twenty (20) days’ notice of the date selected for such redemption (such date, the “Optional Redemption Date”) at a price per share equal to the Adjusted Liquidation Price. The total sum payable per share of Series A Preferred Stock redeemed on the Optional Redemption Date is referred to as the “Redemption Price,” and the aggregate payment to be made for all of the Redeemed Shares is referred to as the “Redemption Payment.”

(b) Redemption Payment. The Redemption Payment shall be paid by a promissory note which shall be due in thirteen (13) quarterly installments, beginning on the Optional Redemption Date and continuing for each of the twelve (12) consecutive three-month anniversaries of the Optional Redemption Date (each such payment, a “Redemption Installment Payment” and the date of each such Redemption Installment Payment, a “Redemption Installment Payment Date”). Interest on the principal amount of the note shall accrue daily from the Optional Redemption Date on the unpaid amount of the Redemption Payment at an annual rate equal to 5.0% of the then-unpaid amount of the Redemption Payment, calculated on the basis of a 360-day year, consisting of twelve 30-day months. The amount of each Redemption Installment Payment shall equal the sum of one-thirteenth of the amount of the Redemption Payment, plus all accrued and unpaid interest on the unpaid portion of the Redemption Payment to and including such Redemption Installment Payment Date. Each Redemption Installment Payment shall be made by wire transfer of immediately available funds to accounts designated in writing by the holders of shares of Series A Preferred Stock or their designee(s). Upon delivery by the Corporation of the promissory note evidencing the Redemption Payment, containing the terms and provisions of this Section 5(b) and otherwise reasonably satisfactory to the holders of a majority of the Series A Preferred Stock, each holder of shares of Series A Preferred Stock so redeemed shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its shares of Series A Preferred Stock, certificate(s) representing all of the shares so redeemed, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation may at any time, at its sole option and election and without penalty, prepay the promissory note evidencing the Redemption Payment, in whole or in part, plus all accrued and unpaid interest on the Redemption Payment to the date of such prepayment(s). Any partial prepayment of the promissory note evidencing the Redemption Payment shall reduce, dollar-for-dollar, by the portion of such prepayment applied toward the Redemption Payment, first, the accrued and unpaid interest of such note and, second, the outstanding principal amount of the promissory note evidencing the Redemption Payment; provided that, if the amount of any such voluntary prepayment(s) during any of the foregoing interim periods exceeds the portion of the promissory note evidencing the Redemption Payment due and payable on the next Redemption Installment Payment Date, the excess shall be applied as a reduction of the portion of the Redemption Payment due on the next succeeding Redemption Installment Payment Date.

[1]	This will be the date of the five-year anniversary of the closing.

(c) Termination of Rights. Upon delivery by the Corporation of the promissory note evidencing the Redemption Payment, containing the terms and provisions set forth in Section 5(b) and otherwise reasonably satisfactory to the holders of a majority of the Series A Preferred Stock, then all rights of any holder of such shares of Series A Preferred Stock shall cease and terminate and such shares of Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificate(s) representing such shares have been received by the Corporation.

6. Voting Rights; Election of Director.

(a) General. In addition to the voting rights to which the holders of Series A Preferred Stock are entitled under or granted by Delaware law, the holders of Series A Preferred Stock shall be entitled to vote, in person or by proxy, at a special or annual meeting of stockholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of shares of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any), in each case, irrespective of the provisions of Section 242(b)(2) of the DGCL. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock into shares of Conversion Common Stock pursuant to Section 7(a) below on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

(b) Directors. At any time prior to the Initial Public Offering, so long as General Atlantic Partners 82, L.P.(“GAP LP”), GAP Coinvestments III, LLC (“GAP Coinvestments III”), GAP Coinvestments IV, LLC (“GAP Coinvestments IV”), GapStar, LLC (“GapStar”), GAPCO GmbH & Co. KG (“GmbH Coinvestment”) and any Affiliates thereof (collectively, the “General Atlantic Parties”) in the aggregate own at least 80% of the number of shares of Series A Preferred Stock initially acquired by them, in the aggregate, on the Original Issue Date (including for purposes of this calculation the shares of Conversion Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event) then the General Atlantic Parties, voting together as a separate class, shall be entitled to designate and elect one director of the Corporation who shall be a Managing Director of General Atlantic (such director, the “General Atlantic Director”) and designate one nonvoting observer to the Board of Directors; provided that, any such nonvoting observer shall sign an appropriate and customary confidentiality agreement and shall be reasonably acceptable to the Corporation; and provided, further, that the Corporation reserves the right to withhold any information and to exclude the observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Corporation and its counsel.

(c) Elections. At any meeting held for the purpose of electing directors at a time when the General Atlantic Parties are entitled to vote as a separate class for the election of the General Atlantic Director or designation of an observer pursuant to Section 6(b), (i) the presence in person or by proxy of the holders of a majority of the shares held by the General Atlantic Parties then outstanding shall constitute a quorum of the General Atlantic Parties for the election of the General Atlantic Director or designation of such observer, (ii) the General Atlantic Parties shall be entitled to cast one vote per share of Series A Preferred Stock in any such election and (iii) each of the General Atlantic Director and such observer shall be elected by the affirmative vote of the holders of a majority of the outstanding shares held by the General Atlantic Parties. A vacancy in the General Atlantic directorship or in the observership filled by the General Atlantic Parties voting as a separate class pursuant to Section 6(b) shall be filled only by vote or written consent of the General Atlantic Parties. Neither the director nor the observer elected pursuant to Section 6(b) may be removed without the consent of the holders of a majority of the shares held by the General Atlantic Parties.

(d) Major Actions. Notwithstanding anything to the contrary set forth in this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation (the “Bylaws of the Corporation”) or otherwise at any time prior to the Initial Public Offering and so long as the General Atlantic Parties and/or any Affiliate thereof in the aggregate own at least 80% of the number of shares of Series A Preferred Stock initially acquired by them, in the aggregate, on the Original Issue Date (including for purposes of this calculation the shares of Conversion Common Stock issued or issuable upon conversion of such shares of Series A Preferred Stock and as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), neither the Corporation, the Board of Directors nor the stockholders of the Corporation shall approve, consent to or ratify any of the following actions and the Corporation shall cause the Subsidiaries not to approve, consent to or ratify any of the following actions (“Major Actions”), whether in a single transaction or a series of related transactions, without the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class:

(i) the creation or issuance of or agreement to create or issue any shares of Preferred Stock other than the shares of Series A Preferred Stock issued on the Original Issue Date;

(ii) any amendment, modification or restatement of (x) the terms of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise), (y) this Amended and Restated Certificate of Incorporation or (z) the certificates of incorporation or bylaws of the Exchanges, in the case of clauses (y) or (z), so as to adversely affect the rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock (whether by merger, consolidation, business combination or otherwise); provided that, the conversion or exchange of the Series A Preferred Stock into preferred stock of the surviving, successor or resulting company or the parent thereto, having the same terms as the Series A Preferred Stock shall be deemed not to be an amendment, modification or restatement;

(iii) any Sale Transaction unless (x) the aggregate proceeds to be paid to the holders of shares of Series A Preferred Stock are comprised entirely of cash or Capital Stock of any Person so long as such Capital Stock is listed and freely tradable without restriction to the recipients thereof on the New York Stock Exchange or The NASDAQ Stock Market and (y) such aggregate proceeds are greater than the product of (1) 1.7, multiplied by (2) the Purchase Price, multiplied by (3) the number of shares of Series A Preferred Stock issued on the Original Issue Date; provided that, the calculation contemplated by clause (y) above shall be made on the date the Board of Directors votes to approve the definitive agreement governing such Sale Transaction; provided further that, the value of any such Person’s Capital Stock to be received as proceeds of such Sale Transaction shall be the Current Market Price of such Capital Stock as of the date of such calculation;

(iv) the issuance of any shares of Capital Stock of the Corporation or any Subsidiary or Common Stock Equivalents ranking senior to or pari passu with the Series A Preferred Stock;

(v) the redemption of any shares of Capital Stock of the Corporation or any Subsidiary or Common Stock Equivalents (other than (A) shares of Capital Stock from employees of the Corporation or any Subsidiary upon termination of employment in accordance with contractual arrangements approved by the Board of Directors and (B) shares of Series A Preferred Stock redeemed in accordance with the terms of Section 5 hereof);

(vi) the Corporation’s or any Subsidiary’s creation, incurrence, issuance, assumption or guarantee of or becoming liable for (each, an “Incurrence”) of any Indebtedness if the Corporation’s ratio of consolidated Indebtedness to EBITDA would exceed 2:1 on a pro forma basis, calculated in accordance with GAAP, as a result of such Incurrence;

(vii) any change in the size of the Board of Directors (other than the reduction of the Board of Directors to fifteen (15) members pursuant to the second sentence of Article SIXTH, Section (a)) or any creation or change in the size of any committee of the Board of Directors;

(viii) prior to the AGM (as defined in Article SIXTH, Section (a) of this Amended and Restated Certificate of Incorporation), any amendment, waiver or deletion of Article SIXTH, Section (a) of this Amended and Restated Certificate of Incorporation, Article II, Section 2(x) of the Bylaws of the Corporation or of Section 201(x) of the bylaws of New York Mercantile Exchange, Inc., a Delaware corporation (the “Exchange”); and

(ix) any amendment to the foregoing list of Major Actions.

7. Conversion.

(a) Optional Conversion. Any holder of shares of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Conversion Common Stock as is equal to the product of (i) the number of shares of Series A Preferred Stock being so converted, multiplied by (ii) the quotient obtained by dividing (x) if the conversion occurs (1) on or before the Target Date, the Liquidation Price and (2) after the Target Date, the Adjusted Liquidation Price, by (y) $19.60784314 (such amount in clause (ii)(y), as adjusted as provided in Section 7(d) below at the relevant time, the “Conversion Price”). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of shares of Series A Preferred Stock), accompanied by written notice that the surrendering holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which certificate(s) for shares of Conversion Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by such holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j) below. All certificate(s) representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and shall be canceled by it. As promptly as practicable after the surrender of any certificate(s) representing shares of Series A Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Conversion Common Stock into which such shares of Series A Preferred Stock are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued and unpaid dividends, if any, payable with respect to such shares in accordance with Section 3(c) above; provided that in no event shall any holder of Series A Preferred Stock receive duplicative payment in respect of any dividend. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Conversion Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Unrestricted Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificate(s) representing such Conversion Common Stock shall not then be actually delivered to such Person.

(b) Automatic Conversion.

(i) Upon the consummation of the Initial Public Offering, all of the shares of Series A Preferred Stock shall automatically convert into the number of fully paid and nonassessable shares of Conversion Common Stock equal to the product of (A) the number of shares of Series A Preferred Stock being converted, multiplied by (B) the quotient obtained by dividing (x) if the Initial Public Offering is consummated (1) on or before the Target Date, the Liquidation Price and (2) after the Target Date, the Adjusted Liquidation Price, by (y) the Conversion Price.

(ii) Immediately upon conversion as provided in Section 7(b)(i), each holder of shares of Series A Preferred Stock shall be deemed to be the holder of record of the shares of Conversion Common Stock issuable upon conversion of such holder’s shares of Series A Preferred Stock, notwithstanding that the share register of the Corporation shall then be closed or that certificate(s) representing such shares of Conversion Common Stock shall not then actually be delivered to such Person. Upon written notice from the Corporation, each holder of shares of Series A Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by such notice to the holders of shares of Series A Preferred Stock) certificate(s) representing the shares of Series A Preferred Stock so converted.

(c) Termination of Rights. On the date of an optional conversion pursuant to Section 7(a) or of an automatic conversion pursuant to Section 7(b)(i), all rights with respect to the shares of Series A Preferred

Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificate(s) for the number of shares of Conversion Common Stock into which such shares of Series A Preferred Stock have been converted and (ii) exercise the rights and benefit from the privileges to which they are entitled as holders of shares of Conversion Common Stock.

(d) Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of shares of Series A Preferred Stock, shall be subject to adjustment as follows:

(i) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock (w) pay a dividend (other than the Special Distribution, or a Common Stock dividend for which payment was made pursuant to Section 3(c)) or make a distribution on the outstanding shares of Common Stock payable in shares of Capital Stock of the Corporation, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(d)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Conversion Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii) Issuance of Common Stock or Common Stock Equivalent below Conversion Price.

(1) If the Corporation shall at any time or from time to time prior to conversion of shares of Series A Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to the quotient obtained by dividing (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent, by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (A) issuances or sales for which an adjustment is made pursuant to another clause of this Section 7(d) and (B) issuances in connection with an Excluded Transaction, then, and in each such case, the Conversion Price in effect on the day immediately prior to the Relevant Date shall be adjusted by multiplying the Conversion Price in effect on the day immediately prior to the Relevant Date, by a fraction (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date on a fully-diluted basis immediately prior to such issuance, plus the number of additional shares of Common Stock that the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price in effect on the day immediately prior to the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock that the aggregate consideration received by the Corporation upon the issuance of such Common Stock Equivalents and receivable by the Corporation upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Conversion Price in effect on the day immediately prior to the Relevant Date) and (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date a fully-diluted basis immediately prior to such issuance, plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised).

(2) Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

(3) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any Common Stock or Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith, as determined mutually by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock shall fail to agree, at the Corporation’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock.

(4) If any Common Stock Equivalents (or any portions thereof) that shall have given rise to an adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (B) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Common Stock Equivalents that remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

(iii) Certain Distributions. In case the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (1) cash dividends in which holders of shares of Series A Preferred Stock participate, in the manner provided in Section 3, (2) dividends or distributions payable in shares of Capital Stock for which adjustment is made under another paragraph of this Section 7(d), (3) any distribution in connection with an Excluded Transaction and (4) the Special Distribution) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series A Preferred Stock into Conversion Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(iv) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of shares of Series A Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(d)(i), 7(d)(ii) or 7(d)(iii) above or Section 7(g) below (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series A Preferred Stock).

(v) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the Conversion Price if the Corporation receives written notice from holders of all of the outstanding shares of Series A Preferred Stock that no such adjustment is required.

(e) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

(f) Certificate as to Adjustments. Upon any adjustment in the Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) Business Days) following any of the foregoing transactions deliver to each registered holder of shares of Series A Preferred Stock a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(g) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation (other than a Sale Transaction) or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a pro rata stock dividend to all stockholders or subdivisions, split-up or combination of shares) (each, a “Transaction”), the Corporation shall execute and deliver to each holder of shares of Series A Preferred Stock at least ten (10) Business Days prior to effecting such Transaction a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the Chief Financial Officer of the Corporation, stating that the holder of each share of Series A Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Series A Preferred Stock, a security identical to (and not less favorable than) the Series A Preferred Stock, and provision shall be made therefor in the agreement, if any, relating to such Transaction, unless the Series A Preferred Stock shall remain outstanding without amendment (whether by merger, consolidation, business combination or otherwise). Any certificate delivered pursuant to this Section 7(g) shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

(h) Notices. In case at any time or from time to time:

(w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

(x) the Corporation shall authorize the granting to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants;

(y) there shall be any Transaction; or

(z) there shall occur the Initial Public Offering or a Sale Transaction;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, Initial Public Offering or Sale Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction, Initial Public Offering or Sale Transaction. Notwithstanding the foregoing, in the case of any event to which Section 7(g) above is applicable, the Corporation shall also deliver the certificate described in Section 7(g) above to each holder of shares of Series A Preferred Stock at least ten (10) Business Days prior to effecting such reorganization or reclassification as aforesaid.

(i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock, such number of its authorized but unissued shares of Conversion Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action to increase the authorized number of shares of Conversion Common Stock if at any time there shall be insufficient authorized but unissued shares of Conversion Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

(j) No Conversion Tax or Charge. The issuance or delivery of certificates for Conversion Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

8. Certain Remedies. Any registered holder of shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Article Fourth, Section (b) of this Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Article Fourth, Section (b) of this Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

9. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

10. Definitions. As used in this Article Fourth, Section (b) and elsewhere in this Amended and Restated Certificate of Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

“Accreted Value” means, as of any date, with respect to each share of Series A Preferred Stock, the Purchase Price (subject to adjustment for the events described in Section 7(d)(i)(w), Section 7(d)(i)(x) or Section 7(d)(i)(y) if such events occur with respect to the shares of Series A Preferred Stock), plus the amount of Base Dividends that have accrued, compounded and been added thereto to such date pursuant to Section 3(a) hereof, minus the Base Dividend Payment that is paid in cash with respect to the Series A Preferred Stock pursuant to Section 3(b)(i), if any.

“Adjusted Liquidation Price” means, as of the date of determination, with respect to each share of Series A Preferred Stock, the sum of (a) the Purchase Price (subject to adjustment for the events described in Section 7(d)(i)(w), Section 7(d)(i)(x) or Section 7(d)(i)(y) if such events occur with respect to the shares of Series A Preferred Stock), plus (b) if the Corporation has made the Stock Election, the Base Dividend Payment with respect to such share of Series A Preferred Stock, plus (c) all accrued and unpaid dividends that have accrued and not been paid in accordance with Section 3(b)(ii) with respect to such share of Series A Preferred Stock (including, without limitation, all accrued and unpaid dividends since the then most recent Compounding Date), plus (d) all declared and unpaid dividends (excluding Base Dividends) with respect to such share of Series A Preferred Stock.

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

“Base Dividend Payment” shall have the meaning ascribed to it in Section 3(b)(i) hereof.

“Base Dividends” shall have the meaning ascribed to it in Section 3(a) hereof.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person’s capital stock (including, without limitation, common stock and preferred stock) and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock Equivalent” means any security or obligation that is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for shares of Common Stock, including, without limitation, the Series A Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Compounding Date” shall have the meaning ascribed to it in Section 3(a) hereof.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Conversion Price” shall have the meaning ascribed to it in Section 7(a) hereof.

“Current Market Price” per share of Capital Stock of any Person means, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of such Capital Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if such Capital Stock is not then listed or admitted to trading on any national securities exchange or quoted in an over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dubai” means, collectively, DME Holdings Limited, a limited company incorporated under the laws of Bermuda, and its sole Subsidiary the Dubai Mercantile Exchange (DME) Limited, a limited liability company formed under the laws of the Dubai International Financial Centre, United Arab Emirates.

“EBITDA” means, at any time of measurement, with respect to any Person, for the twelve (12) months ending on the last day of the most recent fiscal quarter for which such information is available, earnings before interest, taxes, depreciation and amortization of such Person in each case determined in accordance with GAAP consistent with the presentation and manner of calculation of such component in the Corporation’s consolidated statement of operations contained in its then most recently prepared consolidated financial statements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchanges” means, collectively, the Exchange and Commodity Exchange, Inc., a New York not-for-profit corporation.

“Excluded Transaction” means (i) a subdivision of the outstanding shares of Common Stock into a larger number of shares of, or a pro rata stock dividend to all stockholders of, Common Stock, (ii) shares of Common Stock offered pursuant to the Initial Public Offering, (iii) shares of Common Stock issued in consideration of an acquisition by the Corporation or any Subsidiary of another Person that has been approved by the Board of Directors in accordance with the terms of this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation, (iv) shares of Capital Stock of the Corporation issued in connection with any joint venture, partnership, strategic alliance or other similar arrangement where the primary purpose is not financing or where there is not a financing provided by a private equity firm, a venture capital firm, a hedge fund or similar pooled investment vehicle and (v) shares of Conversion Common Stock issuable upon conversion of the Series A Preferred Stock.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP LP” shall have the meaning ascribed to it in Section 6(b) hereof.

“GAP Coinvestments III” shall have the meaning ascribed to it in Section 6(b) hereof.

“GAP Coinvestments IV” shall have the meaning ascribed to it in Section 6(b) hereof.

“GapStar” shall have the meaning ascribed to it in Section 6(b) hereof.

“General Atlantic” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“General Atlantic Director” shall have the meaning ascribed to it in Section 6(b) hereof.

“General Atlantic Parties” shall have the meaning ascribed to it in Section 6(b) hereof.

“GmbH Coinvestment” shall have the meaning ascribed to it in Section 6(b) hereof.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof.

“Incurrence” shall have the meaning ascribed to it in Section 6(d)(vi) hereof.

“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or another internationally recognized stock exchange.

“Issue Date” shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

“Junior Stock” shall have the meaning ascribed to it in Section 2 hereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, security interest of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“Liquidation” means the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation. A Sale Transaction shall not be deemed to be a Liquidation.

“Liquidation Payment” shall have the meaning ascribed to it in Section 4(a) hereof.

“Liquidation Price” means, as of the date of determination, the sum of (x) the Purchase Price (subject to adjustment for the events described in Section 7(d)(i)(w), Section 7(d)(i)(x) or Section 7(d)(i)(y) if such events occur with respect to the shares of Series A Preferred Stock), plus (y) all declared and unpaid dividends, if any (excluding Base Dividends), with respect to one share of Series A Preferred Stock.

“London” means, collectively, NYMEX Europe Exchange Holdings Limited, a private limited company incorporated under the laws of England and Wales, and its sole Subsidiary NYMEX Europe Limited, a limited liability company incorporated under the laws of England and Wales.

“Major Actions” shall have the meaning ascribed to it in Section 6(d) hereof.

“Market Price” means, with respect to the Capital Stock of any Person, as of the date of determination, (a) if such Capital Stock is listed on a national securities exchange, the closing price per share of such Capital Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which such Capital Stock is then listed or admitted to trading; or (b) if such Capital Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Capital Stock on such date; or (c) if there shall have been no trading on such date or if such Capital Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of such Capital Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors.

“Optional Redemption Date” shall have the meaning ascribed to it in Section 5(a) hereof.

“Original Issue Date” means [                    ], 20062.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Preferred Stock” means (x) the Series A Preferred Stock and (y) each other class or series of preferred stock of the Corporation hereafter created.

“Purchase Price” means $19.60784314 per share of Series A Preferred Stock.

“Redeemed Shares” shall have the meaning ascribed to it in Section 5(a) hereof.

“Redemption Installment Payment” shall have the meaning ascribed to it in Section 5(b) hereof.

“Redemption Installment Payment Date” shall have the meaning ascribed to it in Section 5(b) hereof.

“Redemption Payment” shall have the meaning ascribed to it in Section 5(a) hereof.

“Redemption Price” shall have the meaning ascribed to it in Section 5(a) hereof.

“Relevant Date” shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

“Sale Payment” shall have the meaning ascribed to it in Section 4(b) hereof.

[2]	This will be the date of the closing.

“Sale Transaction” means, whether in a single transaction or a series of related transactions, (a) the merger, tender offer or other business combination of the Corporation into or with one or more Persons or of one or more Persons into or with the corporation or any stock sale followed by any such merger, tender offer or other business combination, in each case in which the stockholders of the Corporation immediately prior to such transaction do not retain at least a majority of the voting power of the surviving Person or the parent of the surviving or acquiring Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Corporation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Stock” shall have the meaning ascribed to it in Section 1 hereof.

“Special Distribution” means the special distribution to stockholders of record of the Corporation as of the close of business on the Business Day immediately prior to the Original Issue Date (which shall not include holders of the Series A Preferred Stock) of the aggregate Purchase Price from the sale of the Series A Preferred Stock plus the Contingent Amount (as defined in the Stock Purchase Agreement).

“Stock Election” shall have the meaning ascribed to it in Section 3(b)(i).

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of November 14, 2005, by and among GAP LP, GapStar, GAPCO III, GAPCO IV, GmbH Coinvestment and the Corporation.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Article Fourth, Section (b) of this Amended and Restated Certificate of Incorporation shall refer to a Subsidiary or Subsidiaries of the Company. For the avoidance of doubt, the Exchanges are Subsidiaries of the Company. With respect to London and Dubai, the limitation on Major Actions shall apply only to the extent that such items are within the Company’s reasonable control.

“Target Date” means June 30, 2008.

“Transaction” shall have the meaning ascribed to it in Section 7(g) hereof.

FIFTH:

(a) Subject to paragraphs (b) and (c) of this Article FIFTH, upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares of Common Stock or Preferred Stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.

(b) Until ~~such time as this Certificate of Incorporation is duly amended to eliminate the restriction on transfer contained in this paragraph (b), the shares of common stock of the Corporation~~ the Initial Public Offering (as defined in Article FOURTH), the shares of Pre-IPO Common Stock shall be transferable only ~~together with~~ in accordance with procedures that the Corporation will establish and publish and are as set forth as Schedule 6.2 to the Investor Rights Agreement, dated as of [                ], 20063, by and among the Corporation and the General Atlantic Parties (the “Investor Rights Agreement”) to facilitate and govern the methods by which the sales of Pre-IPO Common Stock or Class A memberships in the Exchange (each, an ~~"Exchange Membership") issued by New York Mercantile Exchange, Inc., a Delaware nonstock corporation (the "Exchange").~~ “Exchange Membership”) either alone or together will occur to (x) an owner of one or more Exchange Memberships or (y) a holder of Pre-IPO Common Stock or Series A Preferred Stock; provided, that (i) a General Atlantic Party may only acquire such shares in accordance with the terms and conditions of the Investor Rights Agreement and (ii) if any shares of Pre-IPO Common Stock are transferred to any General Atlantic Party, such shares of Pre-IPO Common Stock shall automatically

[3]	This will be the closing date.

convert, without any action on the part of the transferor or the General Atlantic Party receiving such shares, into the same number of shares of Conversion Common Stock and shall be subject to the Investor Rights Agreement in accordance with and to the extent of the terms and conditions thereof. Accordingly, notwithstanding the provisions of paragraph (a) of this Article FIFTH, so long as this paragraph (b) remains in effect: (i) the shares of ~~common stock of the Corporation~~ Pre-IPO Common Stock shall not be transferable, and shall not be transferred on the books of the Corporation, unless ~~a simultaneous transfer is made by the same transferor to the same transferee of a number of Exchange Memberships equal to the number of shares of common stock being transferred~~ such transfer is made in compliance with this Article FIFTH; (ii) each certificate evidencing ownership of shares of ~~common stock of the Corporation shall be deemed to evidence the same number of Exchange Memberships and~~ Pre-IPO Common Stock shall bear a legend prominently noting that fact and the restrictions on transfer contained in this Article FIFTH; and (iii) any attempted or purported transfer of shares of Pre-IPO Common Stock in violation of the provisions of this Article FIFTH shall be null and void ab initio. ~~For purposes of the restrictions on transfer contained in this Article FIFTH, the term “transfer” shall be deemed not to include a lease of an Exchange Membership made in accordance with the Bylaws and rules of the Exchange.~~

~~SIXTH: Until such time as this Certificate of Incorporation is duly amended to eliminate the restriction on transfer contained in paragraph (b) of Article FIFTH:~~

~~(a)~~

(c) In the event of the Initial Public Offering, each holder of shares of Pre-IPO Common Stock will not, during the applicable Pre-IPO Period (as defined below), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Pre-IPO Common Stock or any securities convertible into or exercisable or exchangeable for Restricted Common Stock (including without limitation, shares of Pre-IPO Common Stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Pre-IPO Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock, other securities, cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the period beginning on the effective date of the registration statement relating to the Initial Public Offering and ending on the date that is 180 days after such effective date, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs; or (2) prior to the expiration of such 180-day period, the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Article FIFTH, Section (c) shall continue to apply with respect to shares of Pre-IPO Common Stock that were to convert into shares of Conversion Common Stock upon the expiration of such 180-day period until the expiration of an 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Each certificate evidencing ownership of shares of Pre-IPO Common Stock shall bear a legend prominently noting such restrictions on transfer contained in this Article FIFTH, Section (c), and in furtherance of the foregoing, the Corporation and any duly appointed transfer agent for the registration or transfer of the shares of Pre-IPO Common Stock described herein are hereby authorized to decline to make any transfer of shares of Pre-IPO Common Stock if such transfer would constitute a violation or breach of this Article FIFTH, Section (c).

(d) The term “Restricted Period” means each of the periods commencing on the date of the Initial Public Offering and ending (x) with respect to the shares of Series A-1 Common Stock, 180 days thereafter, unless a later date is mandated by the second sentence of Article FIFTH, Section (c), above, and in such case as of such later date, (y) with respect to the shares of Series A-2 Common Stock, 360 days thereafter, and (z) with respect to the shares of Series A-3 Common Stock, 540 days thereafter so that none of the shares of Pre-IPO Common Stock shall be subject to restrictions on transfer contained in this Article FIFTH as of such 540th day. Immediately following the expiration of the relevant Restricted Period, the applicable shares of Pre-IPO Common Stock shall automatically convert, without any action by the holder, into the same number of shares of Conversion Common Stock. The board of directors of the Corporation (the “Board of Directors”) shall have the authority, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, any Restricted Period and, in connection therewith, cause the conversion of all or any portion of the outstanding shares of Pre-IPO Common Stock into the same number of shares of Conversion Common Stock.

(e) Notwithstanding any other provision of this Article FIFTH, the following transfers of Pre-IPO Common Stock shall be permitted but shall not shorten the Restricted Period: (i) transfers of shares of Pre-IPO Common Stock (1) to the transferor’s spouse or child, (2) to a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder’s will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased stockholder or a trust for the sole benefit of such spouse or child, or (6) pursuant to a pledge as collateral or assignment for the benefit of the Exchange and the clearing members of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange, in each case where the transferee receives the same series of Pre-IPO Common Stock as held by the transferor, (ii) transfers to satisfy claims of the Exchange as permitted or required under the certificate of incorporation, bylaws, rules or regulations of the Exchange or (iii) any redemption by the Corporation that has been approved by the Board of Directors.

(f) Except as otherwise provided in this Article FIFTH, Section (f), no Person, either alone or together with any Related Persons, shall be permitted at any time to beneficially own voting securities of the Corporation representing greater than 10% of the voting power of the Corporation (the “Ownership Limitation”); provided that notwithstanding the Ownership Limitation, the General Atlantic Parties may (i) subject to Section 6.1 of the Investor Rights Agreement, acquire shares which would cause the General Atlantic Parties to beneficially own voting securities in excess of the Ownership Limitation and (ii) take the other actions specified in Section 6.1 of the Investor Rights Agreement; and provided further that if any Person who beneficially owns shares in excess of the Ownership Limitation solely as a result of a reduction in the number of shares of voting stock outstanding due to the repurchase of shares of voting stock by the Corporation, such Person shall not be deemed in violation of this Article FIFTH, Section (f), unless and until such Person, after becoming aware that such Person beneficially owns shares in excess of the Ownership Limitation, acquires any additional shares of voting stock.

(g) The term “Related Persons” means, as to any Person (a) any Affiliate of such Person; (b) any other Person(s) with which such Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the stock of the Corporation; (c) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable; (d) in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries; (e) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and (f) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability, as applicable.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) ~~The Board of Directors shall consist of 25 members.~~ Upon the filing and effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), the Board of Directors shall consist of twenty-five (25) members (each, a “Director”) and the Directors who are to serve from the Effective Time until the first annual meeting of stockholders after the Effective Time (which shall occur not later than May 1, 2006 in accordance with Article II, Section 2(x) of the Bylaws of the Corporation) (the “AGM”) and until their successors have been duly elected and qualified at such AGM or their earlier death, resignation or removal are those individuals who were serving as Directors immediately prior to the Effective Time. From and after the AGM, the Board of Directors shall consist of fifteen (15) members who shall qualify and serve in accordance with this Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation.

~~(b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the Class I directors shall first expire at the annual meeting of stockholders held in 2001; the terms of the Class II directors shall first expire at the annual meeting of stockholders held in 2002; and the terms of the Class III directors shall first expire at the annual meeting of stockholders held in 2003. At each annual meeting of stockholders, the successors to the class of directors whose term expires shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned so as to maintain the number of directors in each class as nearly equal as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which the director’s term expires and until the director’s successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.~~

(b) ~~(c)~~ The Board of Directors shall have a Chairman and a Vice Chairman who shall be designated as Chairman or Vice Chairman by the stockholders of the Corporation ~~and who shall, when so designated, become members of the At Large category of Directors as described below. The Chairman shall be a member of Class I and the Vice Chairman shall be a member of Class II. The term of each of them shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of stockholders at which his or her term expires~~. In order to be designated as Chairman or Vice Chairman, a candidate for election to the Board ~~must be designated~~of Directors must be an Exchange Member who has not leased his last or sole Exchange Membership at the time of his nomination and shall have been an Exchange Member for at least one year immediately prior to his nomination and be nominated in accordance with the procedures determined by the Board of Directors. The Chairman and the Vice Chairman each shall have the power, authority and responsibilities provided in the ~~bylaws~~ Bylaws of the Corporation.

(c) ~~(d) Each Class~~ From and after the AGM, the Board of ~~d~~Directors shall consist of ~~at least one member~~the following members from each of the categories indicated below:

(i) One member from the Floor Broker Group ~~("Floor Broker")~~, which consists of holders or lessees of Exchange Memberships whose principal commodity-related business is acting as a floor broker on the floor of the Exchange;

(ii) One member from the Futures Commission Merchant Group ~~("FCM")~~, which consists of holders or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship, the principal commodity-related business of which is the solicitation or acceptance of orders for commodity futures and/or options transactions from customers, and in connection therewith accepts money, securities or other property to margin or guarantee such transactions and~~,~~ which is registered with the Commodity Futures Trading Commission as a Futures Commission Merchant;

(iii) One member from the Trade Group ~~("Trade")~~, which consists of holders or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association, other entity or sole proprietorship, the principal commodity-related business of which is the production, processing or commercial use of, or is a merchant dealing in, one or more commodities traded on the Exchange;

(iv) One member from the Local Trader Group ~~("Local")~~, which consists of holders or lessees of Exchange Memberships whose principal commodity-related business is executing trades in Exchange contracts on the floor of the Exchange for their personal accounts;

(v) Two members from the At Large Group ~~("At Large")~~, which consists of holders or lessees of Exchange Memberships; ~~and~~

(vi) Two members from the Equity Holder Group ~~("Equity")~~, which consists of owners of Exchange Memberships who have leased their last or sole membership to another party~~.~~ ;

~~In addition, the directors designated as the Chairman and Vice Chairman of the Board shall become members of the At Large category of directors.~~

(vii) If any shares of Series A Preferred Stock are outstanding, the General Atlantic Director (as defined and designated in accordance with Article FOURTH, Section (b)(6));

(viii) Three Public Directors as described in Article SIXTH, Section (d) below;

(ix) The Chairman;

(x) The Vice-Chairman; and

(xi) The President. In order to be designated as President, the candidate must be the officer appointed as “President” by the Board of Directors.

(d) In order to be elected at ~~a~~the AGM and at each meeting of stockholders ~~held after this provision first becomes effective~~ thereafter at which directors are elected, to one of the categories described in Article SIXTH, Section (c), clauses (i) through (vi) above, a candidate for election to the Board of Directors must be nominated in accordance with the procedures determined by the Board of Directors whereupon that candidate will be eligible for election at the applicable meeting of stockholders only as a member of the category determined in accordance with the procedures implemented by the Board of Directors. If, by reason of a change in the business of a Director~~,~~ elected to a fill a seat set forth in Article SIXTH, Section (c), clauses (i) through (vi) above, the business of such Director no longer falls within ~~the~~such category ~~set forth in subclauses (i) through (vi) above~~ in which he was elected, the term of such Director shall automatically expire effective at the next annual meeting of stockholders ~~and a successor to such Director shall thereupon be elected for the remainder of the term of the class to which such successor Director succeeds~~. In the event of a dispute as to ~~the~~which category set forth in Article SIXTH, Section (c), clauses (i) through (vi) above, the business of any Director falls, the Board of Directors shall make a final determination upon such data as it, in its sole and absolute discretion, determines is necessary, relevant or material.

(e) Notwithstanding anything to the contrary in this Article SIXTH, if any shares of Series A Preferred Stock are outstanding the General Atlantic Director shall be nominated and elected in accordance with Article FOURTH, Section (b)(6)(a)-(c).

(f) ~~(e) The Board of Directors shall also have five Public Directors who shall be directly elected by the stockholders. Two Public Directors shall be members of Class I, one Public Director shall be a member of Class II and two Public Directors shall be members of Class III. The term of each Public Director shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of stockholders at which his or her term expires.~~ In order to qualify as a Public Director described in Article SIXTH, Section (c), clause (viii) above, a person must (x) be knowledgeable of futures trading or financial regulation or otherwise capable of contributing to the deliberations of the Board of Directors ~~and may not be a member of the Exchange or affiliated with any member of the Exchange~~, (y) not be a holder of an Exchange Membership (an “Exchange Member”), an affiliate of any Exchange Member or an employee of the Exchange~~. No Public Director~~

~~who has served as a Public Director for two consecutive terms shall be eligible for election as a Public Director until one year has elapsed from the date of the expiration of such person’s last term~~ and (z) meet the definition of independence (A) if the Corporation has conducted the Initial Public Offering, contained in the listing standards of the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange on which the Common Stock generally is listed or quoted, as applicable, or (B) prior to the Initial Public Offering, contained in the listing standards of the New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange as determined and consistently applied by the audit committee.

(g) ~~(f)~~ Not more than one partner, officer, director, employee or affiliate of ~~a member of the~~an Exchange Member or of any member firm of the Exchange~~, or of any affiliate of a member of the Exchange or of a member firm of the Exchange~~ (a “Member Firm”), or partner, officer, director or employee of any affiliate of an Exchange Member or of any affiliate of a Member Firm, shall be eligible to serve as a Director at one time. If, by reason of a change in affiliation of a Director, election of a Director at any time, or by reason of merger, sale or consolidation of two or more ~~member firms of the~~ Exchange Members or Member Firms, more than one partner, officer, director, employee, ~~partner, or affiliate of a member firm of the Exchange~~or affiliate of an Exchange Member or of a Member Firm or partner, officer, director or employee of any affiliate of such Exchange Member or of any affiliate of such Member Firm, as the case may be, is a Director, at least one such Director shall resign so that there shall be only one Director who is ~~an officer, director, employee, partner, affiliate of such member of the Exchange or member firm of the Exchange or of its affiliate.~~a partner, officer, director, employee, or affiliate of such Exchange Member or Member Firm, as the case may be, or partner, officer, director or employee of any affiliate of such Exchange Member or of any affiliate of such Member Firm, as the case may be. If one such Director shall fail to resign, the term of all such Directors shall automatically and immediately expire and the vacancy or vacancies shall thereafter be filled by the Board~~,~~ of Directors; provided, however, that if one such Director is the Chairman or the Vice Chairman, only the term of the other such Director or Directors shall expire; ~~further~~ provided, further, that if two of such Directors are the Chairman and the Vice Chairman~~, respectively~~, the term of the Chairman shall not expire as aforesaid and the term of the Vice Chairman and any other such Director shall expire as aforesaid. No person shall be permitted to stand for election to the Board of Directors if the election and qualification of such person could result in more than one person who is a partner, officer, director, employee or affiliate of ~~a member of the Exchange or of any member firm of the Exchange or~~an Exchange Member or Member Firm or partner, officer, director or employee of any affiliate of ~~a member of the~~an Exchange Member or of ~~a member firm of the Exchange~~any affiliate of a Member Firm serving on the Board of Directors.

The term ~~"~~“affiliate~~"~~” as used in this clause (~~f~~g) shall include the power, whether directly or indirectly, to control a firm or other business entity as well as the direct or indirect ownership of 10% or more of the voting securities of a corporation, association or other entity or ownership of a partnership interest in a partnership.

In the event that there is a controversy as to the status of the business affiliation of a Director, Director elect, or Director nominee, at the written request of the Chairman or the President, the Executive Committee (or the entire Board of Directors, if there is no Executive Committee) of the Board of Directors shall make a final determination upon such data as it, in its sole and absolute discretion, determines is necessary, relevant or material.

(h) ~~(g)~~ No person shall be permitted to stand for election for more than one position on the Board of Directors at a single meeting of stockholders.

(i) Except as set forth in Sections 201(x), 202, 311, 500(B) and 501 of the Exchange’s bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. With respect to Sections 201(x), 202, 311, 500(B) and 501 of the Exchange’s bylaws (relating to certain rights of Exchange Members), the Directors shall (i) not be liable to the Corporation or its stockholders by reason of the actions or omissions of Exchange Members and (ii) be entitled to indemnification and advancement of expenses as provided in the Bylaws of the Corporation. A copy of the Exchange’s bylaws is available, without cost, to any stockholder of the Corporation from the Corporation’s secretary.

SEVENTH: The Board of Directors shall not adopt, amend or delete any ~~bylaw~~Bylaw of the Corporation without the approval of the stockholders of the Corporation in the manner provided by the Bylaws of the Corporation.

EIGHTH: No director will have any personal liability to the Corporation or its ~~members~~stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as amended or (iv) for any transaction from which the director obtained an improper personal benefit.

NINTH: Pursuant to Section 211(e) of the DGCL, directors shall not be required to be elected by written ballot.

~~TENTH: Any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.~~

~~ELEVENTH: In the event that a holder of an Exchange membership is expelled from membership in the Exchange pursuant to the rules of the Exchange, then all shares of common stock of the Corporation held by such holder shall be automatically redeemed at a redemption price per share payable in cash equal to $.01; provided, that immediately following any such redemption, the Corporation has outstanding one or more shares of common stock.~~

~~Each of us declares under penalty of perjury under the Laws of the State of Delaware that the foregoing is true and correct.~~

~~In Witness Whereof, the undersigned have executed this Amended and Restated Certificate of Incorporation on January 4, 2001.~~

TENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied, except as set forth in Article FOURTH, Section (b) with respect to the Series A Preferred Stock.

ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation. Further, any amendment to Article SIXTH, Section (i), or to this sentence of Article TWELFTH, shall also require the concurrence of the Exchange Members voting in accordance with the Exchange’s bylaws.

[Execution Page Follows]

In Witness Whereof, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf on [                    ], 2006.

NYMEX Holdings, Inc.

By:
Name:
Title:
~~/s/ DANIEL RAPPAPORT~~
~~Chief Executive Officer~~

~~/s/ DANIEL RAPPAPORT~~
~~Corporate Secretary~~

B-23

APPENDIX C

Amended and Restated Bylaws of NYMEX Holdings, Inc.

The following shows the changes which will be made to the existing bylaws of NYMEX Holdings, Inc. upon the effectiveness of the merger. Additions to the text are shown with a double-underline and deletions are marked with a strike-through.

AMENDED AND RESTATED

BYLAWS OF

NYMEX HOLDINGS, INC.

A Delaware Corporation

ARTICLE I

OFFICES

Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of stockholders shall be held at the registered office of the Corporation, or at such other place within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors.

Section 2. ~~Commencing with the year 2001, annual~~Annual meetings of stockholders shall be held on ~~the third Tuesday in March of each year, or if that day is a legal holiday, on the next following business day, at the offices of the Corporation, or at such other~~(x) no later than May 1, 2006 (except in the case of war or threat of war, industrial dispute or strike, governmental restrictions, power failures, riot, civil strife, terrorist activity, acts of God, fires, floods, natural or nuclear disaster and all similar extraordinary events outside the Corporation’s control, in which case the annual meeting shall occur as soon as practicable thereafter), and (y) thereafter, at such date and time during the month of May as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of each annual meeting of stockholders, stating the place, date and hour of the meeting, shall be given in the manner set forth in Article VI of these Bylaws. Such notice shall be given not less than 10 nor more than 50 days before the date of the meeting to each stockholder entitled to vote at the meeting.

Section 4. Special meetings of stockholders may be called at any time for any purpose or purposes by the Chairman of the Board of Directors or by the Secretary upon the written request of the majority of the Board of Directors or upon the written request of the stockholders (other than holders of preferred stock) of at least 10% of all outstanding shares entitled to vote on the action proposed to be taken. Such written requests shall state the time, place and purpose or purposes, by or at the direction of the person or persons calling the special meeting, of the proposed meeting and the special meeting so called shall be limited to the purpose set forth in the demand. A special meeting of stockholders called by the Board of Directors or the Chairman of the Board of Directors, other than one required to be called by reason of a written request of stockholders, may be canceled by the Board of Directors at any time not less than 24 hours before the scheduled commencement of the meeting.

Section 5. Written notice of each special meeting of stockholders shall be given in the manner set forth in Article VI of these Bylaws. Such notice shall be given not less than 10 nor more than 50 days before the date of the meeting to each stockholder entitled to vote at the meeting. Each such notice of a special meeting of stockholders shall state the place, date and hour of a meeting and the purpose or purposes for which the meeting is called.

Section 6. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of one-third of the shares entitled to vote at a meeting of stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of stockholders, then the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each stockholder of record entitled to vote at the adjourned meeting.

Section 7. At any meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. ~~Excep~~t Subject to the rights of the holders of the Corporation’s Series A Preferred Stock (the “Series A Holders”) set forth in Article FOURTH of the Certificate of Incorporation, except as otherwise provided by law or in the Certificate of Incorporation or Bylaws, each stockholder shall be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. ~~All~~Subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation, all elections of Directors shall be determined by plurality votes. ~~Except~~Subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation, except as otherwise provided by law or in the Certificate of Incorporation or Bylaws, any other matter shall be determined by the vote of a majority of the shares that are voted with regard to it at a meeting where a valid quorum is present.

~~Section 8. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action taken has the written consent of the holders of shares having at least the minimum number of votes required to authorize the action at a meeting at which all shares entitled to vote were present and voted.~~

ARTICLE III

BOARD OF DIRECTORS

Section 1. The Board of Directors shall manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation ~~or Bylaws~~. ~~The Board of Directors shall consist of twenty-five (25) persons. Directors of the Corporation shall include: (1) a Chairman of the Board and a Vice Chairman of the Board, each of whom~~fifteen (15) persons who shall qualify and serve in accordance with the ~~provisions of the Bylaws; (2) eighteen (18) persons ("Member Directors") who shall qualify and serve in accordance with the Certificate of Incorporation; and (3) five (5) persons ("Public Directors") who shall qualify and serve in accordance with the Certificate of Incorporation. The~~.(including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of New York Mercantile Exchange, Inc., a Delaware nonstock corporation (the “Exchange”)) or Bylaws. Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors is vested with all powers necessary and proper for the government of the Exchange, the regulation and conduct of members and member firms and for the promotion of the welfare, objects and purposes of the Exchange. ~~The Board~~ Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors shall have control over and management of, the property, business and finances of the Exchange. ~~The Board~~ Except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors may also adopt, rescind or interpret the Rules of the Exchange and impose such fees, charges, dues and assessments, all as it deems necessary and appropriate. Without limiting the generality of the foregoing, ~~the Board~~and except as otherwise provided in the Certificate of Incorporation (including, without limitation, by reference to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws of the Exchange), the Board of Directors shall have the following powers: (1) the Board of Directors may make such expenditures as it deems necessary for the best interests of the Exchange; (2) the Board of Directors may fix, from time to time, the fees or other compensation to members of the Board of Directors and to members of any committee for services rendered in performing these duties as such. The compensation for Public Directors (as defined in the Certificate of Incorporation) may differ from the compensation for other Directors; (3) the Board of Directors shall have the power to take such action as may be necessary to effectuate any final order or decision of the Commodity Futures Trading Commission taken under authority of the Commodity Exchange Act and necessary to comply in all respects with any requirements applicable to the Corporation under the Commodity Exchange Act; and (4) the Board of Directors shall have the power to adopt arbitration rules for the settlement of claims, grievances, disputes and controversies. The Board of Directors may designate by resolution, from time to time, such committees as it may deem necessary or appropriate, and delegate to such committees the authority of the Board of Directors to the extent provided in these Bylaws or in such resolution, subject to any applicable provision of law.

Section 2. ~~Any~~Except as otherwise required by applicable law and subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation, any or all of the Directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class. Further, (x) a resignation from the Board of Directors shall be deemed to be a simultaneous resignation from the board of directors of the Exchange and (y) a resignation from the board of directors of the Exchange shall be deemed to be a simultaneous resignation from the Board of Directors.

Section 3. ~~Newly~~Subject to the rights of the Series A Holders set forth in Article FOURTH of the Certificate of Incorporation, newly-created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy, including a vacancy created by a newly-created directorship, shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified. ~~In the event that a director is elected or appointed to fill a vacancy in the office of Vice Chairman, and provided that such Director’s term would not have expired at the next annual meeting of stockholders, such Director may, if he does not choose to run for the office of Chairman or Vice Chairman, resume his position as Director upon the election and qualification of his successor as Vice Chairman. The decision not to run for Vice Chairman or Chairman, but to resume the position as Director, must be communicated to the Board of Directors no later than 8 weeks prior to the date of the annual meeting of stockholders. The failure to make such notification will be deemed a waiver of the right to resume the term as Member Director.~~

Section 4. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

Section 5. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all directors for services to the Corporation as directors or officers or otherwise.

Section 6. In connection with each meeting of stockholders~~, or action by written consent,~~ involving the election of one or more Directors meeting the qualifications for Public Directors contained in the Certificate of

Incorporation or Bylaws, the Board of Directors is authorized to nominate persons meeting such qualifications and to submit such nominees to the stockholders for their approval at the meeting of stockholders or as part of the consent solicitation.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. The first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders. If the meeting is held at the place of the meeting of stockholders, then no notice of the meeting need be given to the newly-elected directors. If the first meeting is not held at that time and place, then it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors as set forth in Article VI.

Section 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware as shall from time to time be determined by the Board of Directors.

Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or in his absence, the Vice Chairman on at least one hour’s notice to each director and shall be called by the Chairman on like notice at the written request of any five directors.

Section 4. Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Article VI of these Bylaws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation or other provisions of these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 5. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these Bylaws, ~~one-third~~a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of directors, then a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. One or more Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communication device. To the extent permitted by law, a director participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

Section 6. Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all members of the Board of Directors is filed with the minutes of the Board of Directors.

Section 7. The Board of Directors shall have the authority to make rules governing its own conduct and proceedings. In the absence of such rules, all meetings of the Board of Directors shall be conducted in accordance with the then current edition of Robert’s Rules of Order.

ARTICLE V

COMMITTEES

Section 1. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of ~~two~~three or more directors, and may also designate one or more of its members to serve as alternates on these committees. ~~The~~To the extent permitted by law or applicable listing requirements, the Chairman of the Board of Directors shall be an ex-officio member of all committees other than the audit committee. To the extent permitted by law, the Executive Committee shall have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and the other committees shall have such authority as the Board of Directors grants them. The Board of Directors shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

Section 2. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors shall require. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

Section 3. Any action of a committee may be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

ARTICLE VI

NOTICES

Section 1. Any notice to a stockholder shall be given personally or by mail. If mailed, then a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of stockholders.

Section 2. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telex, telegraph, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone; when transmitted by a legible transmission, if given by facsimile transmission; when transmitted, answerback received, if given by telex; on the day when delivered to a cable or similar communications company; one business day after delivery to an overnight courier service; or on the third business day after the day when deposited with the United States mail, postage prepaid, directed to the director at his business address, facsimile number or telex number or at such other address, facsimile number or telex number as the director may have designated to the Secretary in writing as the address or number to which notices should be sent.

Section 3. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

OFFICERS

Section 1. The officers of the Corporation shall be a President, a Secretary and a Treasurer. In addition, the stockholders shall designate one Director as Chairman of the Board of Directors and one Director as Vice Chairman of the Board of Directors. The Chairman and Vice Chairman of the Board of Directors shall be a member of ~~New York Mercantile Exchange, Inc.~~ the Exchange who has not leased his last or sole Class A membership in the Exchange and shall have been a member of the Exchange for at least one year immediately prior to his election. The Board of Directors may elect one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable. Any two or more offices may be held by the same person. No officer except the Chairman of the Board of Directors, the Vice Chairman and the Treasurer need be a director or stockholder of the Corporation~~.~~; provided that the officers of the Corporation (other than the Chairman, the Vice Chairman and the Treasurer) shall not be members of the Exchange. In the event of the death, resignation or vacancy of the Chairman, the Vice Chairman shall be the Chairman. In the event of the death, resignation or vacancy in the office of the Vice Chairman, the Board of Directors, by vote of a majority of the Directors then in office, shall elect a Vice Chairman from among the other Directors.

Section 2. Each officer shall be elected by the Board of Directors and shall hold office for such term, if any, as the Board of Directors shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

Section 3. Any officer may resign at any time by giving written notice to the Board of Directors or to the President. Such resignation shall take effect at the time specified in the notice or, if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4. The compensation of officers shall be fixed by the Board of Directors or in such manner as it may provide.

Section 5. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6. The ~~Chairman of the Board~~President shall be the Chief Executive Officer of the Corporation and shall have general charge of the management of the business and affairs of the Corporation. The Vice Chairman shall preside over any meetings of the stockholders of the Board of Directors at which the Chairman is not present.

Section 7. The officers of the Corporation, other than the Chairman of the Board of Directors, shall have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the ~~Chairman of the Board~~President, as customarily pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

Section 8. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VIII

CERTIFICATES FOR SHARES

Section 1. The shares of stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary and bearing any legends as may be prescribed by the Certificate of Incorporation.

Section 2. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

Section 3. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

Section 4. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed and accompanied by proper evidence of lawful succession, assignment or authority of transfer, shall issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

Section 5. The Board of Directors may fix a date as the record date for determination of the stockholders entitled (i) to notice of, or to vote at, any meeting of stockholders, (ii) to express consent to, or dissent from, corporate action in writing without a meeting, or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to take or be the subject of any other action. The record date must be on or after the date on which the Board of Directors adopts the resolution fixing the record date and in the case of (i), above, must be not less than 10 nor more than 60 days before the date of the meeting, in the case of (ii), above, must be not more than 10 days after the date on which the Board of Directors fixes the record date, and in the case of (iii), above, must be not more than 60 days prior to the proposed action. If no record date is fixed, then the record date will be as provided by law. A determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders that has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 6. The Corporation shall for all purposes be entitled to treat a person registered on its books, as the owner of shares, as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to, or interest in, shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE IX

INDEMNIFICATION

Section 1. ~~Suits by Third Parties. The~~ Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is ~~made~~ a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that ~~the~~ such person is or was a director~~,~~ or officer~~, employee or agent~~ of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, the Exchange), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by ~~him~~ such person in connection with such action, suit or proceeding if ~~the~~ such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe ~~the~~ such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner ~~that the~~ which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that ~~the~~ such person’s conduct was unlawful.

Section 2. ~~Derivative Suits. The~~ Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that ~~the~~ such person is or was a director~~,~~ or officer~~, employee or agent~~ of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by ~~the~~ such person in connection with the defense or settlement of such action or suit if ~~the~~ such person acted in good faith and in a manner ~~the~~ such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the ~~Delaware~~ Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses ~~that~~ which the Court of Chancery or such other court shall deem proper.

~~Section 3. Indemnification as of Right. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.~~

~~Section 4. Determination that Indemnification is Proper. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion or (3) by the stockholders.~~

Section 3. Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section ~~5~~6. Expenses Payable in Advance ~~of Funds~~. Expenses incurred by a~~n~~ director~~,~~ or officer~~, employee or agent~~ in defending ~~a~~ civil, criminal, administrative or investigative action, suit or proceeding~~, or threat thereof, may~~ shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding ~~as authorized by the Board of Directors in the specific case~~ upon receipt of an undertaking by or on behalf of ~~the~~such director~~,~~ or officer~~, employee or agent~~ to repay such amount if it shall ultimately be determined that ~~the~~ such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section ~~6~~7. Non~~-~~exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, ~~the other Sections of~~ this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under ~~any~~ the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in ~~his~~ such person’s official capacity and as to action in another capacity while holding such office~~.~~, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section ~~7~~8. Insurance ~~Premiums~~. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director~~,~~ or officer~~, employee or agent~~ of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against ~~the~~ such person and incurred by him in any such capacity, or arising out of ~~the~~ such person’s status as such, whether or not the Corporation would have the power or obligation to indemnify ~~him~~ such person against such liability under the provisions of this Article IX.

Section ~~8~~9. ~~References to “Corporation.”~~ Certain Definitions. ~~References in~~ For purposes of this Article ~~to “the Corporation” will~~ IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger ~~that~~ which, if its separate existence had continued, would have had power and authority to indemnify its directors~~,~~ or officers, ~~employees or agents~~ so that any person who is or was a director~~,~~ or officer ~~employees or agents~~ of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, ~~will~~ shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

~~Section 9. References to Certain Terms. For purposes of this Article, references to “other enterprises” will include employee benefit plans; references to “fines” will include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of a subsidiary of the Corporation and any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.~~

Section 10. ~~Successors and Assigns.~~ Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided, when authorized or ratified continue as to a person who has ceased to be a director or officer~~, employee or agent~~ and shall inure to the benefit of the heirs, executors and administrators of such a person.

~~Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article IX), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.~~

~~Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.~~

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article IX), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

ARTICLE X

GENERAL PROVISIONS

Section 1. The corporate seal shall have inscribed on it the name of the Corporation, the year of its creation, the words “CORPORATE SEAL DELAWARE,” and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

Section 2. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE XI

AMENDMENTS

Section 1. Amendment of Bylaws. Any Bylaw may be amended or deleted by the Board of Directors with the approval of the stockholders. After approval by the Board of Directors by a vote of two-thirds of the entire Board of Directors at any regular or special meeting thereof, a proposed Bylaw, amendment or deletion of ~~the~~a Bylaw shall be voted upon by the stockholders at any meeting of the stockholders. The proposed Bylaw, amendment or deletion shall be adopted by the affirmative vote of a majority of ~~the stockholders.~~outstanding shares; provided, that any amendment or deletion of Article II, Section 2(x) shall require the affirmative vote of 75% of outstanding shares and the affirmative vote of the Series A Holders in the manner set forth in Article FOURTH, Section 6(d)(viii) of the Certificate of Incorporation. Notice of the proposed Bylaw, amendment or deletion must be given in accordance with Article VI and shall specifically set forth the entire Bylaw, amendment, or deletion proposed. Further, any amendment to Article III, Section 1, this sentence of Article XI, Section 1, or the second sentence of Article XII, Section 1 shall also require the concurrence of the Exchange members voting in accordance with the Exchange’s Bylaws.

ARTICLE XII

MISCELLANEOUS

Section 1. Investor Rights Agreement. Notwithstanding anything to the contrary set forth in these Bylaws, solely with respect to those items specifically provided for in that certain Investor Rights Agreement (the “IRA”) by and between the Corporation and the Series A Holders, as the same may be amended from time to time, the terms of these Bylaws are subject to the terms of the IRA. Further, any amendment to the IRA which adversely affects any rights of the Exchange members pursuant to Sections 201(x), 202, 311, 500(B) and 501 of the Exchange’s Bylaws, shall also require the concurrence of the Exchange members voting in accordance with the Exchange’s Bylaws.

* * *

Adopted as of:                     , 2006

APPENDIX D

The following reflects the Stock Purchase Agreement entered into on November 14, 2005, as subsequently amended on February 10, 2006. Additions to the November 14, 2005 text are shown with a double-underline and deletions to the November 14, 2005 text are shown with a strike-through.

STOCK PURCHASE AGREEMENT

among

NYMEX HOLDINGS, INC.,

GENERAL ATLANTIC PARTNERS 82, L.P.,

GAPSTAR, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC

and

GAPCO GMBH & CO. KG

Dated: November 14, 2005

As Amended:    February 10, 2006

D-i

D-ii

D-iii

EXHIBITS

A	Form of New Certificate of Incorporation
B	Form of New Bylaws
C	Existing Bylaws
D	Existing Certificate of Incorporation
E	Form of Investor Rights Agreement
F	Form of Registration Rights Agreement
G	Form of Skadden, Arps, Slate, Meagher & Flom LLP Opinion
H	Form of Agreement and Plan of Merger
I	Form of Certificate of Merger
J	Form of Exchange Certificate of Incorporation
K	Form of Exchange Bylaws

SCHEDULES

3.1	Due Qualification
3.2	Execution, Delivery and Performance
3.3(iii)	CFTC Consents
3.3(vi)	Authorizations and Consents
3.5	Litigation
3.6(a)	Compliance with Laws
3.6(b)	Permits
3.7(a)	Options, Warrants, Conversion Privileges, Subscription or Purchase Rights
3.7(b)	List of Subsidiaries and their Equity Holders
3.9(a)	Material Contracts
3.9(c)	Contracts with Restrictive Covenants
3.10(b)	Material Transactions
3.10(c)	Compensation
3.11	Taxes
3.14	Employee Benefit Plans
3.14(d)	Retiree Welfare Plans
3.16(a)(ii)	Intellectual Property Owned by the Company and Filings and Applications Therefor
3.16(a)(iii)	Intellectual Property Licenses, Sublicenses, Distributor Agreements and Other Agreements
3.16(a)(iv)	Infringements by the Company of Intellectual Property of Others
3.16(a)(v)	Intellectual Property Litigation
3.16(b)	Infringements of Intellectual Property of the Company
3.16(e)(i)	Intellectual Property Owned by Affiliates of the Company
3.16(e)(ii)	Contributors to Intellectual Property Operating Under Grants
3.17	Privacy Policy
3.18	Potential Conflicts of Interest
3.19	Outstanding Borrowing
3.21	Insurance
3.23	CFTC Regulatory Matters
3.26	Brokers, Finder’s or Similar Fees
5.12	Company Consents and Approvals
6.10	Purchaser Consents and Approvals

D-iv

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of November 14, 2005, by and among NYMEX HOLDINGS, INC., a Delaware corporation (the “Company”), GENERAL ATLANTIC PARTNERS 82, L.P., a Delaware limited partnership (“GAP LP”), GAPSTAR, LLC, a Delaware limited liability company (“GapStar”), GAP COINVESTMENTS III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP COINVESTMENTS IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), and GAPCO GMBH & CO. KG, a German limited partnership (“GmbH Coinvestment” and, collectively with GAP LP, GapStar, GAP Coinvestments III and GAP Coinvestments IV, the “Purchasers”).

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company, immediately following the NYMEX Merger, proposes to issue and sell to the Purchasers an aggregate of 8,160,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company for $135,000,000.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement the following terms have the meanings indicated:

“Additional Amount” has the meaning set forth in Section 2.5 of this Agreement.

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Agreement and Plan of Merger” means the agreement and plan of merger to be entered into by the Company and Merger Sub to effect the NYMEX Merger prior to the Closing, in the form attached hereto as Exhibit H.

“Alternative Proposal” shall mean (a) any offer or proposal, or any indication of interest in making an offer or proposal, made by any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) at any time (i) which is structured to permit such person or group to acquire beneficial ownership of at least five percent (5%) of the assets of the Company and its Subsidiaries taken as a whole, or at least five percent (5%) of the outstanding capital stock of the Company pursuant to a merger, consolidation, tender offer or other business combination, sale or purchase of capital stock or Stock Equivalents, sale of assets, tender offer or exchange offer or similar transaction or (ii) which involves the incurrence or assumption of Indebtedness by the Company or any of its Subsidiaries on a secured or unsecured basis of at least $5,000,000, including, in the case of clauses (i) and (ii) above, any single or multi-step transaction or series of related transactions, in each case other than the transactions with the Purchasers and (b) any offer or proposal made in the context of a proxy contest with respect to clause (i) above.

“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Basket” has the meaning set forth in Section 7.4 of this Agreement.

“Basket Exclusions” has the meaning set forth in Section 7.4 of this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Cash Purchase Price” shall have meaning set forth in Section 2.1 of this Agreement.

“CEA” means the Commodity Exchange Act and the rules and regulations promulgated by the CFTC thereunder.

“Certificate of Merger” means the certificate of merger duly filed with the Secretary of State of the State of Delaware to accomplish the NYMEX Merger, in the form attached hereto as Exhibit I.

“CFTC” means the Commodity Futures Trading Commission.

“Change of Control Transaction” means, with respect to the Company, (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation, or other business combination) the result of which is that stockholders of the Company immediately prior to the consummation thereof would own less than 45% of the Common Stock of the Company or the common stock of the resulting company in such transaction; provided that, in no event shall a Change of Control Transaction include any sale or other issuances of capital stock by the Company that is a minority investment in the Company by private equity firms, hedge funds, venture capital firms or other similar pooled investment vehicles or any private equity or private investment division of any investment bank or commercial bank.

“Claims” has the meaning set forth in Section 3.5 of this Agreement.

“Closing” has the meaning set forth in Section 2.4 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“COMEX” means Commodity Exchange, Inc., a New York not-for-profit corporation.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Commodities Laws” shall mean all applicable filing, reporting and other provisions of the CEA, all applicable orders, approvals and interpretations of the CFTC and the National Futures Association and all undertakings in connection with any investigation or examination by the CFTC or the National Futures Association.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and, from and after the NYMEX Merger, shall include the ~~Restricted~~ Pre-IPO Common Stock and the ~~Unrestricted~~ Conversion Common Stock.

“Commonly Controlled Entity” means any entity which is under common control with the Company within the meaning of Section 414(b), (c), (m), (o) or (t) of the Code.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Plan” has the meaning set forth in Section 3.14 of this Agreement.

“Condition of the Company” means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of July 12, 2005, by and between the Exchange and General Atlantic Service Corporation.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Copyrights” means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

“Customer Information” has the meaning set forth in Section 3.17 of this Agreement.

“DOJ” has the meaning set forth in Section 8.5 of this Agreement.

“Dubai” means, collectively, DME Holdings Limited, a limited company incorporated under the laws of Bermuda, and its sole Subsidiary the Dubai Mercantile Exchange (DME) Limited, a limited liability company formed under the laws of the Dubai International Financial Centre, United Arab Emirates.

“Environmental Laws” means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

~~“Excess Dividend Amount” has the meaning set forth in Section 2.4 of this Agreement.~~

“Exchange” means the New York Mercantile Exchange, Inc., a Delaware non-stock corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Bylaws” means the Amended and Restated Bylaws of the Exchange adopted by the board of directors of the Exchange and adopted by the members of the Exchange, in the form attached hereto as Exhibit K.

“Exchange Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Exchange approved by the board of directors of the Exchange, adopted by the members of the Exchange and duly filed with the Secretary of State of the State of Delaware, in the form attached hereto as Exhibit J.

“Exchanges” means the Exchange and the COMEX.

“Existing Bylaws” means the Bylaws of the Company in effect on the date hereof and attached hereto as Exhibit C.

“Existing Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended, in effect on the date hereof and attached hereto as Exhibit D.

“Financial Statements” has the meaning set forth in Section 3.8 of this Agreement.

“FTC” has the meaning set forth in Section 8.5 of this Agreement.

“Fundamental Actions” has the meaning set forth in Section 3.24 of this Agreement.

“GA LLC” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP Coinvestments III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the CFTC and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“HSR Act” has the meaning set forth in Section 3.3 of this Agreement.

“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

“Indemnified Party” has the meaning set forth in Section 7.1 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 7.1 of this Agreement.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Conversion Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on The New York Stock Exchange, Inc., The NASDAQ Stock Market, Inc. or another internationally recognized stock exchange.

“Intellectual Property” has the meaning set forth in Section 3.16 of this Agreement.

“Internet Assets” means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“Investor Rights Agreement” means the Investor Rights Agreement in the form attached hereto as Exhibit E.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“IPO Price” means the final price per share (after deduction of underwriters, broker or dealer fees, discounts and commissions) set forth on the front cover of the final prospectus included in the registration statement for the Initial Public Offering that is effective with the Commission.

“Knowledge of the Company” means the actual knowledge of Mitchell Steinhause, Richard M. Schaeffer, James E. Newsome, Christopher Bowen, Richard Kerschner, Kenneth D. Shifrin, Joe Raia, Samuel H. Gaer, Sean Keating, Thomas F. LaSala, Madeline J. Boyd or Robert Levin; provided that, when “Knowledge of the Company” is utilized in this Article I in the definition of “Subsidiaries” with respect to London and Dubai, it shall be deemed to mean the knowledge of such persons after reasonable inquiry.

“Liabilities” has the meaning set forth in Section 3.15 of this Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, security interest of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“London” means, collectively, NYMEX Europe Exchange Holdings Limited, a private limited company incorporated under the laws of England and Wales, and its sole Subsidiary NYMEX Europe Limited, a limited liability company incorporated under the laws of England and Wales.

“Losses” has the meaning set forth in Section 7.1 of this Agreement.

“Material Contract” has the meaning set forth in Section 3.9 of this Agreement.

“Merger Sub” means NYMEX Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company.

“New Bylaws” means the amended and restated bylaws of the Company adopted by the Board of Directors, in the form attached hereto as Exhibit B.

“New Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company which, as a result of the NYMEX Merger, shall be the certificate of incorporation of the Company as of the Closing, in the form attached hereto as Exhibit A.

“NYMEX Merger” means the merger of Merger Sub and the Company, pursuant to the Agreement and Plan of Merger and the Certificate of Merger, as a result of which (i) the New Certificate of Incorporation shall be the certificate of incorporation of the surviving corporation and (ii) the New Bylaws shall be the bylaws of the surviving corporation.

“Orders” has the meaning set forth in Section 3.2 of this Agreement.

“Patents” means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“Permits” has the meaning set forth in Section 3.6(b) of this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Plan” means any employee benefit plan, arrangement, policy, program, agreement or commitment (whether or not an employee plan within the meaning of section 3(3) of ERISA), including, without limitation, any employment or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has any direct or indirect, actual or contingent liability.

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Privacy Policy” has the meaning set forth in Section 3.17 of this Agreement.

“Proxy Statement” has the meaning set forth in Section 3.25 of this Agreement.

“Purchased Shares” has the meaning set forth in Section 2.1 of this Agreement.

“Purchasers” has the meaning set forth in the preamble to this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit F.

“~~Restricted~~ Pre-IPO Common Stock” means, collectively, the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock.

“Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Retiree Welfare Plan” means any welfare plan (as defined in Section 3(1) of ERISA) that provides benefits to current or former employees beyond their retirement or other termination of service (other than severance benefits, coverage mandated by Section 4980A of the Code, commonly referred to as “COBRA,” or benefits the cost of which is fully paid by the current or former employee or his or her dependents).

“SEC Documents” has the meaning set forth in Section 3.8 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Series A-1 Common Stock” means the Common Stock designated as Series A-1 Common Stock in the New Certificate of Incorporation.

“Series A-2 Common Stock” means the Common Stock designated as Series A-2 Common Stock in the New Certificate of Incorporation.

“Series A-3 Common Stock” means the Common Stock designated as Series A-3 Common Stock in the New Certificate of Incorporation.

~~“Special Payment” has the meaning set forth in Section 2.4 of this Agreement.~~

“Software” means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company’s pricing models, formulae and algorithms.

“SOX” has the meaning set forth in Section 3.22 of this Agreement.

“Stock Equivalents” means any security or obligation which is by its terms, whether directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to Common Stock or such other capital stock.

“Stockholder Approval” means the approvals by the Company’s stockholders and the members of the Exchange, as applicable, of the Fundamental Actions.

“Stockholders’ Meeting” has the meaning set forth in Section 8.2(b) of this Agreement.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. In addition, (i) the Exchanges are Subsidiaries of the Company, and (ii) London and Dubai shall be deemed Subsidiaries solely for purposes of Sections 3.1, 3.5, 3.6, 3.7(b), 3.9, 3.10, 3.11, 3.15, 3.16(a)(i), 3.16(a)(iv), 3.23, 8.1 and 8.7; provided that (x) the representations and warranties made in Sections 3.1, the first sentence of Section 3.5, 3.9, 3.10, 3.11, 3.15, 3.16(a)(i) and 3.16(a)(iv), to the extent that they relate to London or Dubai, shall be deemed to be made to the Knowledge of the Company and (y) the covenants made in Sections 8.1 and 8.7 shall apply to London or Dubai only to the extent that such items are within the Company’s reasonable control. London and Dubai shall not be deemed Subsidiaries for any other purpose in this Agreement.

“Taxes” means any federal, state, provincial, county, local, foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto.

“Trade Secrets” means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

“Trademarks” means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

“Trading Rights” has the meaning set forth in Section 5.17 of this Agreement.

“Transaction Documents” means, collectively, this Agreement, the Investor Rights Agreement and the Registration Rights Agreement.

“~~Unrestricted~~ Conversion Common Stock” means all shares of Common Stock other than the ~~Restricted~~ Pre-IPO Common Stock.

ARTICLE II

PURCHASE AND SALE OF PREFERRED STOCK

2.1 Purchase and Sale of Preferred Stock. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and the Purchasers, jointly and severally, agree to purchase from the Company, on the Closing Date, an aggregate of 8,160,000 shares of Preferred Stock (all of the shares of Preferred Stock being purchased pursuant hereto being referred to herein as the “Purchased Shares”), for $~~135,000,000~~ 160,000,000 (the “Cash Purchase Price”) plus the Additional Amount, if any. The Purchasers shall deliver to the Company, at least two Business Days prior to the Closing, a notice which shall specify the number of Purchased Shares to be purchased by each Purchaser pursuant to this Section 2.1; provided that, such allocation shall not modify the joint and several obligation of the Purchasers to acquire all of the Purchased Shares.

2.2 New Certificate of Incorporation. The Purchased Shares shall have the preferences and rights set forth in the New Certificate of Incorporation.

2.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares to the Purchasers to make a special distribution to stockholders of record of the Company as of the close of business on the Business Day immediately prior to the Closing Date (which shall not include the Purchasers).

2.4 Closing. Unless this Agreement shall have terminated pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on the second (2nd) Business Day following the date upon which the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchasers may agree in writing (the “Closing Date”). On the Closing Date, the Company shall deliver to each Purchaser (x) a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing its Purchased Shares against delivery by each of the Purchasers to the Company of the aggregate ~~purchase price~~ Cash Purchase Price therefor by wire transfer of immediately available funds~~, and (y) in the event that at any time after the date hereof but prior to the Closing Date the Company establishes a record date for the payment of or pays any dividend or other distribution to its existing stockholders in accordance with Section 8.1(h) of this Agreement in an aggregate amount in excess of $5,000,000 (the amount of such excess being referred to herein as the “Excess Dividend Amount”), a wire transfer of immediately available funds in an amount (the “Special Payment”) equal to such Purchaser’s proportionate share of the product of (i) the Excess Dividend Amount multiplied by (ii) the quotient of 0.10 divided by 0.90~~ and the agreements of the Purchasers set forth in Section 2.5 hereof.

2.5 Additional Amount. If and only if (a) the Stockholders’ Meeting at which the Fundamental Actions are voted upon by the stockholders of the Company and the membership of the Exchange occurs on or prior to March 15, 2006 (as evidenced by a certificate delivered to the Purchasers by the Secretary of the Company), (b) there shall have occurred a special or annual meeting of the stockholders of the Company and the members of the Exchange not later than May 1, 2006 at which there shall have been elected, respectively, (i) all members of the Board of Directors comprised solely of fifteen (15) directors and whose membership is from each of the categories set forth in Article SIXTH, Section (c) of the New Certificate of Incorporation and (ii) all members of the board of directors of the Exchange consisting of the same members who were elected to the Board of Directors as described in the preceding clause (i), and (c) the Company consummates on or prior to December 31, 2006 an Initial Public Offering in which the IPO Price is equal to or greater than $24.51 (subject to adjustments for stock splits, combinations, reclassifications, recapitalizations and other events), then the Purchasers agree, jointly and severally, to deliver to the Company on the IPO Effectiveness Date an aggregate amount in cash equal to $10,000,000 (the “Additional Amount”). Each Purchaser’s allocation of the Additional

Amount shall be determined by the Purchasers in their sole discretion. Any amounts paid by the Purchasers pursuant to this Section 2.5 shall be additional consideration for the Purchased Shares. If the Additional Amount is paid, then the Company shall make a special distribution of the Additional Amount to stockholders of record of the Company as of the close of business on the Business Day immediately prior to the Closing Date (which shall not include the Purchasers).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Purchasers as follows:

3.1 Corporate Existence and Power. Each of the Company and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Condition of the Company. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. No jurisdiction, other than those in which it is duly qualified, has claimed in writing that either the Company or any of its Subsidiaries, as the case may be, is required to qualify as a foreign corporation or other entity therein, and except as set forth on Schedule 3.1, neither the Company nor any of its Subsidiaries files any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and the approval and adoption of the New Certificate of Incorporation and the New Bylaws (a) except for receipt of Stockholder Approval, have been duly authorized by all necessary corporate action of the Company (including the approval of the Board of Directors) or the Exchange (including the approval of the Board of Directors of the Exchange), as applicable, (b) except for receipt of Stockholder Approval, do not contravene the terms of the Existing Certificate of Incorporation, the Existing Bylaws, the New Certificate of Incorporation, the New Bylaws or the certificate of incorporation, memorandum of association, bylaws or other organizational documents of any of the Company’s Subsidiaries, (c) except for receipt of the Stockholder Approval, approval of the CFTC and the National Futures Association, expiration or early termination, as the case may be, of all applicable waiting periods under the HSR Act, and filings under applicable securities laws required to comply with the Company’s registration obligations under the Registration Rights Agreement, or as set forth on Schedule 3.2, do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or its Subsidiaries or any material Requirement of Law applicable to the Company or its Subsidiaries and (d) except for approval of the CFTC and the National Futures Association, expiration or early termination, as the case may be, of all applicable waiting periods under the HSR Act, and filings under applicable securities laws required to comply with the Company’s registration obligations under the Registration Rights Agreement, or as set forth on Schedule 3.2, do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, “Orders”) of any Governmental Authority against, or binding upon, the Company or its Subsidiaries.

3.3 Governmental Authorization; Third Party Consents. Except (i) for the filing of the Certificate of Merger, the New Certificate of Incorporation and the Exchange Certificate of Incorporation, each with the Secretary of State of the State of Delaware, after Stockholder Approval has been received, (ii) for such filings and notifications as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and, if necessary, similar foreign competition or Antitrust Laws, (iii) for such consent, approval, order or authorization of, or registration, declaration or filing with, the CFTC or the National Futures Association as are set forth on Schedule 3.3(iii), (iv) for the filing of the Proxy Statement with the Commission, (v) for filings under applicable securities laws required to comply with the Company’s registration obligations under the Registration Rights Agreement and (vi) as set forth in Schedule 3.3(vi), no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, quasi-governmental entity with jurisdiction or supervision over the Company or its Subsidiaries or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, effectiveness of the New Certificate of Incorporation and the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

3.4 Binding Effect. This Agreement has been, and as of the Closing Date each of the other Transaction Documents will have been, duly executed and delivered by the Company, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

3.5 Litigation. Except as set forth on Schedule 3.5 or as disclosed in the SEC Documents, as of the date of this Agreement, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (of which investigations the Company has written or oral notice) (collectively, “Claims”) pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or its Subsidiaries nor, to the Knowledge of the Company, is the Company aware that there is any reasonable basis for any of the foregoing. As of the Closing, except as set forth on Schedule 3.5, there shall be no Claims pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or its Subsidiaries which would reasonably be expected to have a material adverse effect on the Condition of the Company. The foregoing includes, without limitation, Claims involving the prior employment of any of the employees of the Company or its Subsidiaries, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

3.6 Compliance with Laws.

(a) The Company and its Subsidiaries are in compliance in all material respects with all Requirements of Law and all Orders of any Governmental Authority against the Company and such Subsidiaries. Except as set forth on Schedule 3.6(a), to the Company’s Knowledge, there is no existing or proposed Requirement of Law which would reasonably be expected to prohibit or restrict the Company or its Subsidiaries from, or otherwise effect the Company or its Subsidiaries in, conducting their businesses in any jurisdiction in which they now conduct such businesses which would reasonably be expected to have a material adverse effect on the Condition of the Company.

(b) (i) The Company and its Subsidiaries have all material licenses, permits and approvals of any Governmental Authority (collectively, “Permits”) that are necessary for the conduct of the business of the Company and its Subsidiaries; (ii) such Permits are in full force and effect; and (iii) except as set forth on Schedule 3.6(b), no material violations are or have been recorded in respect of any Permit.

3.7 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 816 shares of Common Stock and there are 816 shares of Common Stock issued and outstanding. On the Closing Date, after giving effect to the transactions contemplated by this Agreement (including the issuance of the Purchased Shares), the authorized capital stock of the Company shall consist of (i) ~~200,000,000~~ 81,600,000 shares of Common Stock, of which 73,440,000 shares shall be issued and outstanding, which includes (A) ~~26,480,000~~ 24,480,000 shares of Series A-1 Common Stock, of which 24,480,000 shares shall be issued and outstanding, (B) ~~26,480,000~~ 24,480,000 shares of Series A-2 Common Stock, of which 24,480,000 shares shall be issued and outstanding and (C) ~~26,480,000~~ 24,480,000 shares of Series A-3 Common Stock, of which 24,480,000 shares shall be issued and outstanding and (ii) 8,160,000 shares of Preferred Stock, of which 8,160,000 shares shall be issued and outstanding. As of the Closing Date, the Company shall reserve an aggregate of 8,160,000 shares of ~~Unrestricted~~ Conversion Common Stock for issuance upon conversion of the Purchased Shares. Except as set forth on Schedule 3.7(a) or as disclosed in the SEC Documents, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights outstanding as of the date of this Agreement to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company’s capital stock, (ii) any Stock Equivalents or (iii) any other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company’s capital stock or any Stock Equivalents or other securities of the Company. On the Closing Date, the Purchased Shares shall be duly authorized, and when issued and sold to the Purchasers against payment of the Cash Purchase Price and the agreements of the Purchasers set forth in Section 2.5 hereof ~~therefor~~, will be validly issued, fully paid and non-assessable, will be issued on the basis of a valid exemption from the registration and qualification requirements of all applicable federal, state and foreign securities laws (assuming the truth and accuracy of the representations and warranties of the Purchasers contained in Article IV) and will be free and clear of all Liens, other than (w) those imposed by the Securities Act, (x) those imposed by the New Certificate of Incorporation or the New Bylaws, (y) those imposed by the Investor Rights Agreement or the Registration Rights Agreement or (z) any Lien created by a Purchaser. The shares of ~~Unrestricted~~ Conversion Common Stock issuable upon conversion of the Purchased Shares, when issued in compliance with the provisions of the New Certificate of Incorporation, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens, other than (w) those imposed by the Securities Act, (x) those imposed by the New Certificate of Incorporation or the New Bylaws, (y) those imposed by the Investor Rights Agreement or Section 6 of the Registration Rights Agreement or (z) any Lien created by a Purchaser. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable, and were issued on the basis of a valid exemption from the registration and qualification requirements of all applicable federal, state and foreign securities laws.

(b) Schedule 3.7(b) sets forth, as of the date hereof, a true and complete list of (i) each of the Subsidiaries of the Company, (ii) the authorized capital stock of each such Subsidiary, (iii) the amount and percentage of the authorized shares of capital stock of each such Subsidiary owned by the Company, (iv) except in the case of each of the Exchanges, the stockholders of each such Subsidiary and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder and (v) in the case of the Exchanges, the aggregate number of members and the aggregate amount of all outstanding capital stock, Stock Equivalents and membership interests by class owned by such members. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and are owned free and clear of all Liens. Except as set forth on Schedule 3.7(b), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest. Except as set forth on Schedule 3.7(b), neither the Company nor any of its Subsidiaries, owns any interest, or has a right to acquire any interest, in any Person that is not a Subsidiary.

(c) The Purchased Shares to be purchased by the Purchasers hereunder represent, in the aggregate, on the Closing Date, 10% of the outstanding shares of Common Stock on a fully diluted basis assuming the conversion, exercise or exchange of any outstanding securities into shares of Common Stock, including, without limitation, all of the Purchased Shares immediately following the Closing.

(d) There is no established trading market for the Common Stock (other than as a result of, prior to the Closing Date, being “stapled” to the Trading Rights for which there is a trading market) and the Common Stock is not listed on any exchange or automated quotation system.

3.8 SEC Documents; Financial Statements. Since January 1, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (or if amended or superseded by a filing at least two Business Days prior to the date of this Agreement, then on the date of such filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission (or if amended or superseded by a filing at least two Business Days prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (or if amended or superseded by a filing at least two Business Days prior to the date of this Agreement, then on the date of such filing), the financial statements of the Company (the “Financial Statements”) included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.9 Material Contracts.

(a) Schedule 3.9(a) sets forth a list of all contracts, agreements, commitments, arrangements, leases (including with respect to personal property) and other instruments which have not been fully performed and for which the Company or any of its Subsidiaries has any continuing obligations or liabilities thereunder (to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets is bound) that involve or could involve aggregate payments of more than $1,000,000 per year that (A) have not previously been filed as an exhibit to the SEC Documents, (B) are not set forth on Schedule 3.16(a)(iii), (C) are not liabilities and obligations for fees and expenses incurred in connection with this transaction and (D) do not relate to routine overhead and administrative costs or expenses with respect to the facilities of the Company or its Subsidiaries that are incurred in the ordinary course of business, consistent with past practices (such contracts, agreements, commitments, arrangements, leases (including with respect to personal property), together with any contract, agreement or understanding required to be set forth on Schedule 3.9(c) or filed as an exhibit to the SEC Documents, each, a “Material Contract” and collectively, the “Material Contracts”). Copies of all Material Contracts have been previously delivered to or made available by the Company for inspection by the Purchasers, and such copies are true, complete and correct.

(b) There is no Material Contract that was required to be described in or filed as an exhibit to any SEC Document that was not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. The Material Contracts set forth on Schedule 3.9(a) are valid and binding and are in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Company is not, in any material respect, in violation or breach of or default under any Material Contract nor, to the Company’s Knowledge, is any other party to any such Material Contract.

(c) Except as set forth on Schedule 3.9(c) or disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, agreement or arrangement (including any lease of real property), (i) restricting the ability of the Company or any of its Subsidiaries to compete in any material respect in or conduct any line of business or to engage in business in any geographic area or to hire any individual or group of individuals, (ii) containing covenants of any other Person not to compete in any material respect with the Company or any of its Subsidiaries, (iii) containing any so-called “most favored nation” provisions or any similar provision requiring the Company or any Subsidiary to offer a third party terms or concessions at least as favorable as offered to one or more other parties, (iv) providing for “earn-outs,” “performance guarantees” or contingent payments by the Company or any of its Subsidiaries involving more than $1,000,000 per year, (v) relating to Indebtedness for borrowed money, letters of credit, the deferred purchase price of property, conditional sale arrangements, capital lease obligations, obligations secured by a Lien, or interest rate or currency hedging activities (including guarantees or other contingent liabilities in respect of any of the foregoing but in any event excluding trade payables arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment) or (vi) relating to any material joint venture, partnership, strategic alliance or similar arrangement (including, without limitation, any franchising agreement).

3.10 No Material Adverse Change; Ordinary Course of Business. Since December 31, 2004, except as disclosed in the SEC Documents, (a) there has not been any material adverse change in the Condition of the Company, other than those adverse changes occurring as a result of (i) general economic, market or industry conditions (including, without limitation, any change in trading prices of the Trading Rights), which do not have a disproportionate effect on the Company or its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries conduct business, (ii) the initiation, continuation, escalation or cessation of armed hostilities involving the United States or its territories or (iii) the existing or proposed Requirements of Law identified on Schedule 3.6(a), (b) except as set forth on Schedule 3.10(b), the Company and its Subsidiaries have not participated in any transaction material to the Condition of the Company or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company and its Subsidiaries, as the case may be, (c) except as set forth on Schedule 3.10(c), the Company and its Subsidiaries have not increased the compensation of any of their officers or the rate of pay of any of their employees, except as part of regular compensation increases in the ordinary course of business, (d) the Company and its Subsidiaries have not created or assumed any Lien on a material asset of the Company and its Subsidiaries, (e) the Company and its Subsidiaries have not entered into any Contractual Obligation, other than in the ordinary course of business and (f) there has not occurred a material change in the accounting principles or practice of the Company or any of its Subsidiaries except as required by reason of a change in GAAP.

3.11 Taxes. Except as set forth on Schedule 3.11, (a) the Company and its Subsidiaries have timely filed or caused to be filed all material returns for Taxes that they are required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete; (b) the Company and its Subsidiaries have paid in full, or made adequate provision on its Financial Statements (in accordance with GAAP) for, all material Taxes with respect to periods ending on or before the date of its Financial Statements; (c) with respect to all Tax returns of the Company and its Subsidiaries, (i) there is no unpaid Tax deficiency proposed in writing against the Company or its Subsidiaries and (ii) no audit is in progress with respect to any material return for Taxes, no extension of time is in force with respect to any date on which any material return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) the Company and its Subsidiaries have paid in full or made adequate provision on its books and records for all material Taxes with respect to periods ending after the date of its most recent Financial Statements through the date hereof; and (e) there are no Liens for Taxes on the assets of the Company and its Subsidiaries, other than Liens for Taxes not yet due and payable.

3.12 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer, sale or issuance of the Purchased Shares. Assuming the truth and accuracy of the representations and warranties of the Purchasers contained in Article IV, no registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the offer, sale or issuance of the Purchased Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Purchased Shares or other securities are so registered.

3.13 Labor Relations. (a) Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract; (d) there is no union representation question existing with respect to the employees of the Company or any of its Subsidiaries; and (e) no union organizing activities are taking place. As of the date hereof, the Company has not discussed or taken any steps to terminate the employment of any such officer, key employee or group of key employees. To the Knowledge of the Company, each of the officers and key employees of the Company and its Subsidiaries spends all, or substantially all, of his business time on the business of the Company or any of its Subsidiaries. To the Knowledge of the Company, none of the employees of the Company or any of its Subsidiaries is resident in the United States in violation of any Requirement of Law.

3.14 Employee Benefit Plans.

(a) Schedule 3.14(a) hereto and the SEC Documents together list each Plan that the Company or any of its Subsidiaries maintain or to which the Company or any of its Subsidiaries contribute (the “Company Plans”). The Company and its Subsidiaries have no liability under any Plans other than the Company Plans. Except as set forth on Schedule 3.14(a), neither the Company nor its Subsidiaries nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, any Plan subject to Title IV of ERISA or Section 412 of the Code or any “multiple employer plan” within the meaning of the Code or ERISA. Each Company Plan (and related trust, insurance contract or fund) has been established and administered in all material respects in accordance with its terms, and complies in all material respects in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Plan.

(b) No Claim with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits) is pending.

(c) The Internal Revenue Service has issued a favorable determination letter with respect to each Company Plan that is intended to be qualified under Section 401(a) of the Code and to the Knowledge of the Company, no events have occurred that could reasonably be expected to result in the revocation of such determination.

(d) Except as set forth in Schedule 3.14(d), no Company Plan is a Retiree Welfare Plan.

(e) The consummation of the transactions contemplated by this Agreement will not accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee whether or not such payment would constitute an “excess parachute payment” under section 280G of the Code.

(f) There are no unfunded obligations under any Company Plan which are not fully reflected on the Financial Statements in accordance with GAAP (to the extent required).

(g) Neither the Company nor any of its Subsidiaries has any liability, whether absolute or contingent, including any obligations under any Company Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

3.15 Liabilities. The Company and its Subsidiaries do not have any direct or indirect obligation or liability (the “Liabilities”) other than (a) Liabilities fully and adequately reflected in or reserved against on the Financial Statements or otherwise disclosed in the SEC Documents, (b) Liabilities incurred since December 31, 2004 in the ordinary course of business and (c) Liabilities not exceeding $500,000 in the aggregate or otherwise immaterial in the aggregate, in each case which are not required to be disclosed in the Financial Statements.

3.16 Intellectual Property.

(a) (i) The Company and its Subsidiaries are the owners of all, or have the license or right to use, sell and license, as applicable, all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, “Intellectual Property”) as such Intellectual Property is used in connection with their businesses as presently conducted or contemplated in the business plan of the Company and its Subsidiaries, free and clear of all Liens.

(ii) Schedule 3.16(a)(ii) sets forth all of the filings, registrations and applications for any Intellectual Property filed by, the Company, which have not previously been filed as an exhibit to the SEC Documents. Except as set forth on Schedule 3.16(a)(ii), none of the Intellectual Property listed on Schedule 3.16(a)(ii) is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending in writing or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

(iii) Schedule 3.16(a)(iii) sets forth all material Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or its Subsidiaries are either a licensor, licensee or distributor, which have not previously been filed as an exhibit to the SEC Documents (except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company or its Subsidiaries. The Company and its Subsidiaries have substantially performed all obligations imposed upon them thereunder, and are not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. To the Knowledge of the Company, all such Intellectual Property licenses are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(iv) To the Knowledge of the Company, other than as set forth on Schedule 3.16(a)(iv) or as previously disclosed in the SEC Documents, none of the Intellectual Property, products or services currently sold, provided or licensed by the Company or its Subsidiaries to any Person or used by or licensed to the Company or its Subsidiaries by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

(v) Except as set forth on Schedule 3.16(a)(v) or as previously disclosed in the SEC Documents, no litigation is pending and no Claim has been made against the Company or its Subsidiaries or, to the Knowledge of the Company, is threatened, contesting the right of the Company or its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or its Subsidiaries.

(b) Except as set forth on Schedule 3.16(b) or as previously disclosed in the SEC Documents, to the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company and its Subsidiaries.

(c) No former employer of any employee of the Company or its Subsidiaries, has made a Claim against the Company, or its Subsidiaries or, to the Knowledge of the Company, against any of the Company’s or Subsidiaries’ Affiliates or other Person, that such employee is utilizing Intellectual Property of such former employer.

(d) To the Knowledge of the Company, none of the Trade Secrets of the Company or its Subsidiaries, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person who is not required to maintain such confidentiality, except as required pursuant to the filing of a patent application by the Company or its Subsidiaries.

(e) Schedule 3.16(e)(i) sets forth the Intellectual Property owned by any director, officer, employee or consultant of the Company or its Subsidiaries (or Persons the Company or any of its Subsidiaries presently intend to hire) that is necessary for the business of the Company and its Subsidiaries. Except as set forth on Schedule 3.16(e)(ii), to the Company’s Knowledge, at no time during the conception or reduction to practice of any of the Company’s or its Subsidiaries’ Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that would not reasonably be expected to have a material adverse effect on the Company’s or such Subsidiaries’ rights to their Intellectual Property.

(f) All present employees of the Company and its Subsidiaries named as an inventor in any of the pending Patent applications listed on Schedule 3.16(a)(ii) have executed and delivered proprietary invention agreements with the Company or such Subsidiaries, as the case may be, and are obligated under the terms thereof to assign all inventions subject to such Patent applications to the Company or its Subsidiaries.

3.17 Privacy of Customer Information. The Company and its Subsidiaries each have a privacy policy with respect to information, including, without limitation, non-public financial information it collects from customers or other parties (the “Customer Information”) (each a “Privacy Policy”) set forth on Schedule 3.17, true and complete copies of which have been provided to the Purchasers. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has collected, received or used any Customer Information in an unlawful manner or in violation of its applicable Privacy Policy. The Company has commercially reasonable (taking into account the nature of the information being collected) security measures and safeguards in place to protect the Customer Information from illegal or unauthorized access, download or use by its personnel or third parties, and from access, download or use by its personnel or third parties in a manner violative of Law, or the applicable Privacy Policy or the privacy rights of any individuals, and, to the Knowledge of the Company, no Person has gained unauthorized access to or made any unauthorized use of any Customer Information. The Company has adopted written information security programs designed to protect all Customer Information, copies of which have been provided to Purchaser.

3.18 Potential Conflicts of Interest. Except for transactions related to the clearing of securities in the ordinary course of business and except for trading on the floor of each of the Exchanges in the ordinary course of business, as disclosed in the SEC Documents, or as set forth on Schedule 3.18, no officer or director of the Company or any of its Subsidiaries, no spouse of any such officer or director, and, to the Knowledge of the Company, no relative of such spouse or of any such officer or director and no Affiliate of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; or (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property material to the conduct of the businesses of the Company or its Subsidiaries. No stockholder (a) is a lender to or borrower from the Company or any of its Subsidiaries, or (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property material to the conduct of the businesses of the Company or its Subsidiaries.

3.19 Outstanding Borrowing. Schedule 3.19 sets forth the amount of all Indebtedness of the Company and its Subsidiaries as of September 30, 2005, the Liens that relate to such Indebtedness and that encumber the assets and the name of each lender thereof. No such Indebtedness is entitled to any voting rights in any matters voted upon by the holders of Common Stock. The Company and its Subsidiaries have not incurred any Indebtedness since September 30, 2005 except for such Indebtedness incurred in the ordinary course of business and except for such Indebtedness that would not have a material adverse effect on the Condition of the Company.

3.20 Environmental Matters. The Company and its Subsidiaries are in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a material adverse effect on the Condition of the Company. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries pursuant to Environmental Laws which would reasonably be expected to have a material adverse effect on the Condition of the Company. To the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which would reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability which would have a material adverse effect on the Condition of the Company, under Environmental Laws.

3.21 Insurance. The Company and its Subsidiaries maintain those insurance policies or binders of insurance identified on Schedule 3.21. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

3.22 Controls. As required by Rule 13a-15 of the Exchange Act, the Company has established and maintains (i) internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), which is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and its preparation of financial statements for external purposes in accordance with GAAP and (ii) disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), which are designed to ensure that all material information required to be disclosed by the Company in the SEC Documents is accumulated and communicated to the Company’s management, as appropriate to allow timely decisions regarding required disclosure. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s external auditors, the Audit Committee of the Board of Directors and to the Purchasers (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as disclosed in the Company’s SEC Documents filed on or prior to the date hereof, there have been no changes in the Company’s internal control over financial reporting. To the Knowledge of the Company, as of the date of this Agreement, the Company expects that its external auditors and its chief executive officer and chief financial officer will be able to give, without qualification, the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, in the Company’s Form 10-K for the fiscal year ending December 31, 2005.

3.23 CFTC Regulatory Matters.

(a) Except as set forth on Schedule 3.23, the Company and its Subsidiaries have complied in all material respects with and are in material compliance with all Commodities Laws, except for any previous non-compliance prior to January 1, 2002 that is not reasonably expected to have a material continuing effect on the business and operations of the Company and its Subsidiaries.

(b) Except as set forth on Schedule 3.23, no material change is required in the Company’s or any of its Subsidiaries’ processes, properties or procedures to comply with any Commodities Laws in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof, and neither the

Company nor any of its Subsidiaries has received any written notice or written communication of any material noncompliance with any Commodities Laws.

(c) The Company has made available to the Purchasers copies of all material correspondence with the CFTC over the past three years, including without limitation all reports or correspondence relating to or arising out of any inspection, audit, investigation or similar proceeding performed by or on behalf of the CFTC during that period.

3.24 Stockholder Approval. The affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock on the record date and (ii) the holders of a majority of the outstanding memberships of the Exchange on the record date, are the only votes of the Company’s stockholders or the members of the Exchange necessary to approve the Fundamental Actions. For the purposes of this Agreement, “Fundamental Actions” means the approval and adoption (x) by the Company’s stockholders, of the Agreement and Plan of Merger, which shall constitute approval of the New Certificate of Incorporation and the New Bylaws, and (y) by the Exchange’s members, of the Exchange Certificate of Incorporation and the Exchange Bylaws.

3.25 Proxy Statement. The proxy statement to be distributed to the Company’s stockholders in connection with the solicitation of votes in favor of the Stockholder Approval (as amended or supplemented from time to time, the “Proxy Statement”), shall not, at the date the Proxy Statement is first mailed to stockholders of the Company and at the time of the meeting of the stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation is made by the Company with respect to the information furnished by the Purchasers concerning the Purchasers or their Affiliates, including William E. Ford, for inclusion in the Proxy Statement pursuant to Section 8.2(a). The Proxy Statement, and any amendments or supplements thereto, when filed by the Company with the Commission, or when distributed or otherwise disseminated to the Company’s stockholders, as applicable, shall comply as to form in all material respects with the requirements of the Exchange Act the rules and regulations thereunder and other applicable Requirements of Law.

3.26 Broker’s, Finder’s or Similar Fees. Except as set forth on Schedule 3.26, there are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers represents and warrants, severally and not jointly, to the Company as follows:

4.1 Existence and Power. Such Purchaser (a) is a limited partnership or limited liability company, as the case may be, duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and (b) has all requisite partnership or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary partnership or limited liability company, as the case may be, action of such Purchaser, (b) do not contravene the terms of such Purchaser’s organizational documents, or any amendment thereof, (c) except for expiration or early termination, as case may be, of all applicable waiting periods under the HSR Act, do not violate, conflict with or result in any breach or contravention of (or with due notice of lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser (except for the Lien created on the Purchased Shares purchased by GapStar to secure certain of its obligations), and (d) except for expiration or early termination, as the case may be, of all applicable waiting periods under the HSR Act, do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

4.3 Governmental Authorization; Third Party Consents. Except for such filings and notifications as may be required by the HSR Act and, if necessary, similar foreign competition or Antitrust Laws, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

4.4 Binding Effect. This Agreement has been, and as of the Closing Date each of the other Transaction Documents will have been, duly executed and delivered by such Purchaser, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

4.5 Purchase for Own Account. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares and shares of ~~Unrestricted~~ Conversion Common Stock issuable upon conversion of its Purchased Shares, as required by Section 151(f) of the Delaware General Corporation Law, as necessary to reflect restrictions arising under the New Certificate of Incorporation, the Transaction Documents and to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

4.6 Restricted Securities. Such Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser’s representations set forth herein.

4.7 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

4.8 Accredited Investor. Such Purchaser is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

ARTICLE V

CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE

The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform their other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, GAP LP, on behalf of the Purchasers of the following conditions on or before the Closing Date.

5.1 Representations and Warranties. The representations and warranties of the Company contained in Article III hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date; provided, however, that the representation and warranty made in Section 3.7(c) shall be true and correct in all respects at the time made and as of the Closing Date as if made at and on such date.

5.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by the Company on or before the Closing Date.

5.3 Officer’s Certificate. The Purchasers shall have received a certificate from the Company, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date, and signed by the Chief Executive Officer and the Chief Financial Officer (or acting Chief Financial Officer) of the Company, certifying as to the matters set forth in Section 5.1 and 5.2.

5.4 Secretary’s Certificate. The Purchasers shall have received a certificate from the Company, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the New Certificate of Incorporation, the New Bylaws, resolutions of the Board of Directors approving this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and resolutions of the stockholders of the Company approving the Fundamental Actions, are all true, complete and correct and remain unamended and in full force and effect, (c) that the attached copies of the resolutions of the Board of Directors designating William E. Ford to serve as a member of the Board of Directors are true, complete and correct and remain unamended and in full force and effect and (d) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the other Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

5.5 Filing of Certificate of Merger. The Agreement and Plan of Merger shall have been approved by the Board of Directors, and following receipt of Stockholder Approval, the Certificate of Merger containing the New Certificate of Incorporation shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchasers shall have received evidence of such filing in form and substance reasonably satisfactory to GAP LP, on behalf of the Purchasers. The New Certificate of Incorporation and the Exchange Certificate of Incorporation shall each be effective.

5.6 Purchased Shares. The Company shall have delivered to each of the Purchasers certificates in definitive form representing the number of Purchased Shares set forth on the notice provided pursuant to Section 2.1, registered in the name of such Purchaser.

5.7 Investor Rights Agreement. The Company shall have duly executed and delivered to the Purchasers the Investor Rights Agreement.

5.8 Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchasers the Registration Rights Agreement.

5.9 Stockholder Approval. The Company shall have obtained the Stockholder Approval and the Purchasers shall have received satisfactory evidence thereof.

5.10 Opinion of Counsel. The Company shall have delivered to the Purchasers an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date in the form attached hereto as Exhibit G.

5.11 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the Condition of the Company other than those adverse changes occurring as a result of (i) general economic, market or industry conditions (including, without limitation, any change in trading prices of the Trading Rights), which do not have a disproportionate effect on the Company or its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries conduct business, (ii) the initiation, continuation, escalation or cessation of armed hostilities involving the United States or its territories or (iii) the proposed Requirements of Law identified on Schedule 3.6(a) hereto.

5.12 Consents and Approvals. All consents, approvals, exemptions, authorizations, or other actions by, or notice to, or filings identified on Schedule 5.12, shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

5.13 HSR Act. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted.

5.14 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would (a) prohibit or restrict (i) the purchase of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be purchased hereunder or (c) restrict the operation of the business of the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

5.15 Good Standing Certificates. The Company shall have delivered to the Purchasers good standing certificates for the Company and each of its Subsidiaries.

5.16 New Bylaws; Board of Directors. The New Bylaws ~~shall have been duly approved by the Board of Directors, and following receipt of Stockholder Approval, be effective; and in accordance with the New Bylaws, the size of the Board of Directors shall have been reduced to fifteen (15) members~~ and the Exchange Bylaws shall be effective. William E. Ford shall have been appointed a member of the Board of Directors.

5.17 Separation of Rights.

(a) The Common Stock and membership rights that represent trading privileges on the Exchange (such membership rights, the “Trading Rights”) of the stockholders of record of the Company immediately prior to Closing shall have been “de-stapled” as contemplated by the Exchange Certificate of Incorporation and the New Certificate of Incorporation.

(b) The Trading Rights shall otherwise remain unchanged, subject to the provisions of the New Certificate of Incorporation and the Exchange Certificate of Incorporation and the Exchange Bylaws.

~~5.18 Closing Payment. The Company shall have paid to the Purchasers the Special Payment, if any.~~

ARTICLE VI

CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

The obligation of the Company to issue and sell the Purchased Shares at the Closing and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date.

6.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Article IV hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

6.2 Compliance with this Agreement. Each Purchaser shall have performed and complied in all material respects with all of its agreements set forth herein that are required to be performed by such Purchaser on or before the Closing Date.

6.3 Officer’s Certificate. The Company shall have received a certificate from each Purchaser, in form and substance reasonably satisfactory to the Company, dated the Closing Date, and signed by an appropriate officer of such Purchaser, certifying as to the matters set forth in Section 6.1 and 6.2.

6.4 Certificate. The Company shall have received a certificate from each Purchaser, in form and substance reasonably satisfactory to the Company, dated the Closing Date and signed by an authorized representative of such Purchaser, certifying (a) that such Purchaser is in good standing in the jurisdiction of formation and (b) as to the incumbency and specimen signature of each officer of such Purchaser executing this Agreement, the other Transaction Documents and any other document delivered in connection herewith on behalf of such Purchaser.

6.5 Payment of the Purchase Price. Each Purchaser shall have paid the Company the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser.

6.6 Investor Rights Agreement. Each Purchaser shall have duly executed and delivered to the Company the Investor Rights Agreement.

6.7 Registration Rights Agreement. Each Purchaser shall have duly executed and delivered to the Company the Registration Rights Agreement.

6.8 HSR Act. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted.

6.9 Stockholder Approval. The Company shall have obtained the Stockholder Approval.

6.10 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings identified on Schedule 6.10 shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

6.11 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, (a) prohibit or restrict (i) the sale of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Company to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be sold hereunder or (c) restrict the operation of the business of the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification. Except as otherwise provided in this Article VII, from and after the Closing the Company (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each of the Purchasers and their respective officers, directors, agents, employees, Subsidiaries, partners, members and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, “Losses”) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Purchased Shares. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

7.2 Notification. Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate (subject to the Indemnifying Party’s right to control the defense in accordance with this Section 7.2) in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense (in accordance with this Section 7.2) of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party and which the Indemnified Party is not reasonably able to assert or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim; provided that, the Indemnifying Party shall use commercially reasonable efforts to include any Indemnified Party in such settlement, compromise or consent if such Indemnified Party has been actually threatened to be made a party thereto. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party under this Article VII shall be the exclusive remedy that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief, including any right to any remedy set forth in Section 10.7.

7.3 Contribution. If the indemnification provided for in this Article VII from the Indemnifying Party is due in accordance with the terms hereof, but is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein as a result of a final, non-appealable determination by a Governmental Authority that such indemnification is not enforceable, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1 and 7.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding but shall be subject to the limits set forth in Section 7.4.

7.4 Limits on Indemnification. The amount of any payment by the Indemnifying Party under this Article VII shall be subject to the following limitations:

(a) the Indemnifying Party shall not be obligated to make any payments pursuant to this Article VII until the aggregate amount of Losses for which the Indemnifying Party would (but for this Section 7.4(a)) be liable thereunder exceeds $2,000,000.00 (the “Basket”), and then only for amounts in excess of the Basket; provided, however, that Losses based upon, arising out of or otherwise relating to any breach of the representations and warranties of the Company in the second sentence of Section 3.1, Section 3.2(a) or (b), Section 3.3 (but only to the extent the breach arises from the failure to obtain the approval, consent, compliance, exemption, authorization or other action by, or notices to, or filing with any Governmental Authority or quasi-governmental authority), Section 3.4, Section 3.7 and Section 3.26 (the “Basket Exclusions”) shall not be subject to the Basket; and

(b) the total amount for which the Indemnifying Party shall be liable to indemnify and hold harmless the Indemnified Parties pursuant to this Article VII shall not exceed $67,500,000 (other than Losses based upon, arising out of or otherwise relating to the Basket Exclusions for which the total amount for which the Indemnifying Party shall be liable, when combined with its liability otherwise pursuant to this Section 7.4(b), shall not exceed $135,000,000.00).

(c) Unless otherwise required by applicable Law, the parties hereto agree to treat any payment made pursuant to this Article VII as an adjustment to the consideration paid by the Purchasers pursuant to this Agreement for all tax purposes.

(d) In no event shall an Indemnifying Party be liable for speculative, unforeseeable, punitive, exemplary or consequential damages or lost profits; provided, however, that nothing in this Section 7.4(d) shall affect any Purchaser’s right to be indemnified by an Indemnifying Party pursuant to this Article VII for the diminution in value of such Purchaser’s Purchased Shares. Notwithstanding any provision contained herein to the contrary, no Indemnified Party shall be entitled to indemnification or contribution hereunder with respect to a breach by the Indemnifying Party of any representations or warranties of which such Indemnified Party had actual knowledge of such breach at or prior to the Closing. For the purposes of this Section 7.4(d), knowledge of an Indemnified Party shall mean the actual knowledge of William E. Ford, Peter L. Bloom, Rene M. Kern, David A. Rosenstein or Stephen J. Byrne.

ARTICLE VIII

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees with the Purchasers as follows:

8.1 Conduct of Business of the Company. Except as contemplated by this Agreement (including, without limitation, the NYMEX Merger or the proviso in Section 8.3) or with the prior written consent of the Purchasers, during the period from the date of this Agreement to the Closing Date, the Company will conduct its and its Subsidiaries’ operations only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort then would be applied in the absence of this Agreement, will use its commercially reasonable efforts to preserve intact the business organization of the Company and its Subsidiaries and to preserve the goodwill of customers, suppliers and all other Persons having business relationships with the Company and its Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, prior to the Closing Date, the Company will not and the Company will cause its Subsidiaries not to, without the prior written consent of the Purchasers, which consent will not be unreasonably withheld or delayed: (a) engage in any transaction (including, without limitation, capital expenditures) out of the ordinary course of business and consistent with past practices; (b) issue, reissue or sell, or authorize the issuance, reissuance or sale of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock; (c) dispose of any of assets or properties except to the extent these are used, retired or replaced in the ordinary course of business; (d) fail to keep in force any Permits required by the Company or any of its Subsidiaries to carry on business as currently conducted; (e) fail to keep in force material Intellectual Property rights required by the Company or any of its Subsidiaries to carry on business as currently conducted; (f) fail to perform all material obligations required to be performed by the Company or any of its Subsidiaries under any of the Material Contracts; (g) enter into transactions with Affiliates of the Company or any of its Subsidiaries (other than in transactions related to the clearing of securities in the ordinary course of business, as disclosed in the SEC Documents or as set forth on Schedule 3.18); (h) pay any dividends to stockholders of the Company (other than ~~the one-time payment of the Company’s regular end-of-the-year~~ dividends in the ordinary course of business in an amount not to exceed an aggregate of $~~30,000,000, including the amount of the Special Payment, if any~~ 33,600,000 declared on or prior to January 11, 2006); (i) redeem the shares of stockholders of the Company other than pursuant to an existing restricted stock purchase agreement with current or former employees; (j) amend the Existing Certificate of Incorporation or the Existing Bylaws; or (k) knowingly take any action or enter into any transaction which has, or would reasonably be expected to have, the effect of intentionally delaying or otherwise impeding the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents.

8.2 Stockholder Approval.

(a) As soon as practicable following the date hereof, the Company will prepare and file the Proxy Statement with the Commission. The Company shall use its commercially reasonable efforts to (i) respond as promptly as practicable to any comments of the Commission with respect thereto, (ii) have or cause the Proxy Statement to be cleared by the Commission as promptly as practicable and (iii) cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable thereafter. The Purchasers shall furnish all information concerning the Purchasers or their Affiliates, including William E. Ford, as the Company may reasonably request and is required under applicable law in connection with the preparation of the Proxy Statement. The information supplied by the Purchasers for inclusion in the Proxy Statement shall not, at the date the Proxy Statement is first mailed to stockholders of the Company and at the time of the meeting of the stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly notify each of the Purchasers upon the receipt of comments from the Commission or its staff or any request from the Commission or its staff for amendments or supplements to the Proxy Statement and shall provide each of the Purchasers with copies of all correspondence between the Company and its representatives, on the one hand, and the Commission and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the Commission with respect thereto, the Company (x) shall provide each of the Purchasers with an opportunity to review and comment on such document or response and (y) shall include in such document or response all comments reasonably proposed by the Purchasers. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation, Section 14(a) thereof.

(b) Following the clearance by the Commission of the Proxy Statement and upon the mailing thereof to the Company’s stockholders, the Company shall call and arrange for a special meeting of the stockholders of the Company to be held as promptly as permitted under the Exchange Act after such clearance (the “Stockholders’ Meeting”) and take such other actions necessary to obtain the Stockholder Approval as promptly as practicable. The Company shall, through the Board of Directors recommend to the Company’s stockholders that they approve and authorize the Fundamental Actions. The Company shall call, give notice of, convene and hold the Stockholders’ Meeting and submit the Fundamental Actions to a vote of the Company’s stockholders, regardless of the commencement, disclosure, announcement or submission to it of any Alternative Proposal, any furnishing of information, discussions or negotiations with respect thereto of the type permitted by subsection (B) of the proviso to the first sentence of Section 8.3 or any change, modification, withdrawal or other alteration of the Board of Directors’ recommendation with respect to the Fundamental Actions. Prior to the Stockholders’ Meeting, the Company shall not submit to the vote of its stockholders any Alternative Proposal or propose to do so.

8.3 No Solicitation. Prior to the Closing, the Company shall not, and shall cause its Subsidiaries and the officers, directors, employees, representatives (including, without limitation, investment bankers, attorneys and accountants), agents or Affiliates of the Company and its Subsidiaries not to, directly or indirectly, (i) solicit, initiate, encourage or facilitate any inquiries or the making of the proposal or offer with respect to an Alternative Proposal or (ii) participate in any discussions or negotiations with, or provide any non-public information to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries, or otherwise take any other action to assist or facilitate (including granting any waiver or release under any standstill or similar agreement with respect to any securities of the Company or any of its Subsidiaries), any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) (other than the Purchasers or any Affiliate or associate of the Purchasers) concerning any Alternative Proposal; provided that, nothing contained in this Agreement shall prevent the Company or the Board of Directors from (A) complying with Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal or (B) providing information (pursuant to a confidentiality agreement in reasonably customary form, which is no more favorable than the Confidentiality Agreement and which does not contain terms that prevent the Company from complying with its obligations under this Section 8.3) to or engaging in any negotiations or discussions with any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) who has made an unsolicited bona fide Alternative Proposal with respect to a Change of Control Transaction, if, with respect to the actions set forth in clause (B), the Board of Directors, after consulting with and taking into account the advice of its outside legal counsel and its financial advisers, determines in good faith that (i) such Change of Control Transaction is reasonably capable of being completed without undue delay taking into account all legal, financial, regulatory and other aspects of the proposal and the party making the proposal, (ii) any required financing to complete such Change of Control Transaction has been demonstrated to the satisfaction of the Board of Directors of the Company, acting in good faith, will be timely obtained and (iii) taking such action is necessary in order for the Board of Directors to comply with its fiduciary obligations under any Requirements of Law. Notwithstanding the proviso to the immediately preceding sentence, the Company shall remain obligated (i) to use its commercially reasonable efforts to consummate the transactions contemplated by this Agreement (including the NYMEX Merger) as expeditiously as possible, and (ii) to submit the Fundamental Actions to the vote of the stockholders of the Company at the Stockholder’s Meeting as soon as practicable, in accordance with Section 8.2.

8.4 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Requirements of Law (including all filings to be made with, and consents to be obtained from, the CFTC and the National Futures Association and all determinations or certifications to be made under the Commodities Laws) to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the foregoing, each of the Company and the Purchasers shall use its commercially reasonable efforts to make promptly any required submissions under any applicable Requirements of Law that the Company or the Purchasers determines is required to be made, in each case, with respect to the transactions contemplated hereby and to respond as promptly as practicable to all inquiries received from any Governmental Authority with respect to such submissions for additional information or documentation.

8.5 HSR Act and CFTC Approval. The Company will promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act, which the Company shall file no later than 10 Business Days after the date hereof) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, which may be reasonably required, or which the Purchasers may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Company will use commercially reasonable efforts to obtain, or assist the Purchasers in obtaining, all such authorizations, approvals and consents, including without limitation using commercially reasonable efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to request the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. The Company shall, in connection with its obligation to use commercially reasonable efforts to obtain, or assist the Purchasers in obtaining, all such requisite authorizations, approvals or consents, use commercially reasonable efforts to (i) cooperate in all reasonable respects with the Purchasers in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the Purchasers of any communication received by the Company from or given by the Company to, the United States Department of Justice (the “DOJ”), the United States Federal Trade Commission (the “FTC”), the CFTC or any other Governmental Authority or quasi-governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the Purchasers, or the Purchasers’ legal counsel, to review any communication given by it to, and consult with the Purchasers in advance of any meeting or conference with, the DOJ, the FTC, the CFTC or any such other Governmental Authority or quasi-governmental entity or, in connection with any proceeding by a private party, with any other person and (iv) give the Purchasers the opportunity to attend and participate in such meetings and conferences (other than with respect to the CFTC).

8.6 Tax Reporting. The Company shall not treat the Purchased Shares as “preferred stock” for purposes of the Code, including, but not limited to, Section 305 thereof, except as required by any Requirements of Law or pursuant to a final determination.

8.7 Inspection. Prior to the Closing, the Company shall permit representatives of the Purchasers to visit and inspect any of its and its Subsidiaries properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company. Each Purchaser agrees that any information furnished by the Company relating to the Company and its business may not be used for any purpose other than for evaluating and monitoring such Purchaser’s investment or future investment in the Company. Each Purchaser agrees to use, and to use its commercially reasonable efforts to insure that its authorized representatives use, the same degree of care as such Purchaser uses to protect its own confidential information, to keep confidential any information furnished to it (so long as such information is not in the public domain), except that such Purchaser may disclose such proprietary or confidential information (i) to any investor, Subsidiary, member or parent of such Purchaser for the purpose of evaluating its investment in the Company as long as such investor, Subsidiary, member or parent of such Purchaser is subject to a customary confidentiality arrangement with such Purchaser, (ii) to the extent required by law, rule, regulation or legal process, provided that such Purchaser will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such Purchaser will use reasonable efforts to cooperate, at the expense of the Company, in pursuing any such protective order, (iii) to the extent such information relating to the Company’s or any of its Subsidiaries’ business is or becomes publicly available other than as a result of a breach of this Section 8.7, or (iv) to the extent the Company shall have consented to such disclosure.

8.8 Litigation. The Company shall notify the Purchasers in writing promptly after learning of any material action, proceeding, claim or investigation by or before any court, arbitrator or administrative agency, initiated against it or any of its Subsidiaries, or, to the Knowledge of the Company, threatened against it or any of its Subsidiaries relating to the transactions contemplated by this Agreement.

8.9 IRS Forms. The Purchasers hereby covenant and agree with the Company that on the date hereof, each of the Purchasers shall provide the Company, in the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9, W-8BEN, W8IMY, or other applicable form, certificate, or document prescribed by the Internal Revenue Service for purposes of establishing such Purchaser’s status and entitlement to any reduction or exemption from U.S. withholding taxes (each an “IRS Form”); provided that, the Company shall not withhold from any payments any amounts for taxes except as it reasonably believes is required, after consultation with the Purchasers, to be withheld under applicable Requirements of Law. After the Closing Date, each Purchaser shall deliver such additional applicable IRS Forms as may then be required when a lapse in time or change of circumstance renders the previous IRS Form obsolete or inaccurate.

8.10 Intellectual Property. The Company shall use its commercially reasonable efforts to (i) require that current employees of the Company or any Subsidiary involved in the creation of Intellectual Property for the Company or a Subsidiary, as determined in the commercially reasonable business judgment of the Company, enter into agreements that provide that such employees are obligated to keep confidential proprietary information of, and assign Intellectual Property, including, without limitation, inventions, made by such employees during the course of employment to, the Company or its Subsidiaries and (ii) institute a procedure, as determined in the commercially reasonable business judgment of the Company, intended to ensure that future employees of the Company or any Subsidiary enter into such agreements.

8.11 Board Election. The Company hereby agrees to call and arrange for a special or annual meeting of the stockholders of the Company and Members of the Exchange to be held as promptly as permitted under the Exchange Act but no later than May 1, 2006 for the purpose of electing, respectively, (a) all members of the Board of Directors, which shall be comprised solely of fifteen (15) directors and whose membership is from each of the categories set forth in Article SIXTH, Section (c) of the New Certificate of Incorporation and (b) all members of the board of directors of the Exchange consisting of the same members who were elected to the Board of Directors as described in the preceding clause (a).

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Closing as follows:

(a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers;

(b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time, on ~~March 31~~ April 30, 2006, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because ~~either (x)~~ any party hereto has not yet obtained any necessary approval from any Governmental Authority or the CFTC, ~~or (y) the Proxy Statement is not cleared for mailing by the Commission to the Company’s stockholders by January 15, 2006~~ in which case such election may be made after 5:00 ~~pm~~ p.m., New York time, on May ~~15~~ 30, 2006;

(c) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of any of the Purchasers contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchasers of such breach;

(d) at the election of the Purchasers, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Company of such breach; or

(e) at the election of the Company or the Purchasers, if Stockholder Approval shall not have been obtained at the Stockholders’ Meeting (including adjournments and postponements) duly convened in accordance with Section 8.2(b).

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

9.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Article I, this Section 9.2 and Sections 10.2 through 10.4 (inclusive); provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a), Section 9.1(b) or Section 9.1(e), (b) nothing shall relieve any of the parties from liability for actual damages resulting from a breach of the covenants set forth in Sections 8.2 and 8.3 or a willful breach of any other representation, warranty, covenant or agreement which gave rise to a termination of this Agreement pursuant to Section 9.1(c) or 9.1(d); and provided, further, that none of the parties hereto shall have any liability for speculative, unforeseeable, punitive, exemplary or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Survival of Representations, Warranties and Covenants. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is thirty (30) days after the receipt by the Purchasers of audited financial statements of the Company for the fiscal year ending December 31, 2006 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for the second sentence of Section 3.1, Section 3.2, Section 3.4, Section 3.7, Section 3.12, Section 4.5, Section 4.6 and Section 4.8, which representations and warranties shall survive until the third anniversary of the Closing Date. The covenants (other than Sections 8.6 and 8.9) shall survive the Closing in accordance with their terms and for 90 days thereafter. For purposes of this Section 10.1, “receipt by the Purchasers of audited financial statements of the Company” shall be deemed to occur no earlier than the second day following their public availability on the Commission’s EDGAR website.

10.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(a) if to the Company:

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Telecopier: (212) 301-4568

Attention: Office of the Chairman

with a copy to the General Counsel at the same address as

above and with the following facsimile number:

Telecopier: (212) 299-2299

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6518

Telecopier: (917) 777-2204

Attention: Eric J. Friedman, Esq.

(b) if to any of the Purchasers:

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 622-8818

Attention: William E. Ford

                  David A. Rosenstein, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopier: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.2 designate another address or Person for receipt of notices hereunder.

10.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions of the other Transaction Documents, the Purchasers may assign any of their rights under the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers, other than pursuant to the NYMEX Merger. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

10.4 Amendment and Waiver.

(a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and each of the Purchasers and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchasers in any case shall entitle the Company or the Purchasers, respectively, to any other or further notice or demand in similar or other circumstances.

10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.7 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties to this Agreement hereby agree that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

10.8 GOVERNING LAW; CONSENT TO EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

10.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.11 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

10.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, those certain Terms of Preferred Stock Purchase by GA LLC entered into on September 20, 2005.

10.13 Fees. If the Closing occurs, then the Company shall reimburse the Purchasers for all of their reasonable fees, disbursements and other charges of counsel reasonably incurred in connection with the transactions contemplated by this Agreement up to an aggregate amount of $~~250,000~~ 500,000.

10.14 Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior written approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict the parties from disclosing information (a) that is already publicly available, (b) that was known to the parties on a non-confidential basis prior to its disclosure by another party, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that the parties will use reasonable efforts to notify the other parties in advance of such disclosure so as to permit the other parties to seek a protective order or otherwise contest such disclosure, and the parties will use reasonable efforts to cooperate, at the expense of such party contesting disclosure, in pursuing any such protective order, (d) in order to comply with any Requirement of Law, (e) to the Purchasers’ or the Company’s officers, directors, stockholders, members, partners, investors, advisors, employees, controlling persons, auditors or counsel or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to any Requirement of Law; and provided further, that from and after Closing, GA LLC may disclose on its worldwide web page, www.generalatlantic.com, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company and the Company’s logo and the aggregate amount of the Purchasers’ investment in the Company. If any announcement is required by any Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon. If the Company wishes to issue any press release or public comment or otherwise make any disclosure concerning the Purchasers that is not required by a Requirement of Law, other than a brief description of GA LLC or the Purchasers and GA LLC’s logo and the aggregate amount of the Purchasers’ investment in the Company, the Company shall first consult with the Purchasers and give them a reasonable opportunity to comment thereon prior to issuing any such press release, public comment or other disclosure, or if applicable, comply with Section 10.14(c).

10.15 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.

NYMEX HOLDINGS, INC.

By:	/s/ MITCHELL STEINHAUSE
Name:	Mitchell Steinhause
Title:	Chairman and Principal Executive Officer

GENERAL ATLANTIC PARTNERS 82, L.P.

By:	GENERAL ATLANTIC LLC, its General Partner

By:	/s/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC, its Sole Member

By:	/s/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

GAP COINVESTMENTS III, LLC

By:	/s/ WILLIAM E. FORD
Name:	William E. Ford
Title:	A Managing Member

GAP COINVESTMENTS IV, LLC

By:	/s/ WILLIAM E. FORD
Name:	William E. Ford
Title:	A Managing Member

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH, its General Partner

By:	/s/ MATTHEW NIMETZ
Name:	Matthew Nimetz
Title:	Managing Director

APPENDIX E

FORM OF INVESTOR RIGHTS AGREEMENT

among

NYMEX HOLDINGS, INC.,

GENERAL ATLANTIC PARTNERS 82, L.P.,

GAPSTAR, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC

and

GAPCO GMBH & CO. KG

Dated:                     , 2006

E-i

EXHIBITS

A	Certificate of Incorporation
B	Bylaws
C-1	Form of Transfer Agreement (Previously issued shares)
C-2	Alternate Form of Transfer Agreement (Previously issued shares)

SCHEDULE

I	Competitors

6.2	Membership Department Procedures

E-ii

FORM OF INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT, dated as of [                         ], 2006, by and among NYMEX HOLDINGS, INC., a Delaware corporation (the “Company”), GENERAL ATLANTIC PARTNERS 82, L.P., a Delaware limited partnership (“GAP LP”), GAPSTAR, LLC, a Delaware limited liability company (“GapStar”), GAP COINVESTMENTS III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP COINVESTMENTS IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), and GAPCO GMBH & CO. KG, a German limited partnership (“GmbH Coinvestment”).

W I T N E S S E T H:

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of November 14, 2005 (as amended, the “Stock Purchase Agreement”), among the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment, the Company has agreed to issue and sell to GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment shares of Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

WHEREAS, concurrently herewith, the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment are entering into the Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”); and

WHEREAS, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for, among other things, first offer and preemptive rights, corporate governance rights and obligations and certain other rights under certain conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Additional Preemptive Rights Notice” has the meaning set forth in Section 4.1(b).

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Bylaws” means the Amended Bylaws of the Company, a copy of which is attached hereto as Exhibit B.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person’s capital stock (including, without limitation, common stock and preferred stock) and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

“Certificate of Incorporation” means the Certificate of Incorporation, a copy of which is attached hereto as Exhibit A.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company or any other Capital Stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company, including, without limitation, the Pre-IPO Common Stock and the Conversion Common Stock.

“Common Stock Equivalents” means, as to any Person, any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Option” has the meaning set forth in Section 3.1(b).

“Company Option Period” has the meaning set forth in Section 3.1(b).

“Competitor” means those Persons listed on Schedule I to this Agreement.

“Contract Date” has the meaning set forth in Section 3.1(d).

“Conversion Common Stock” means all shares of Common Stock other than the Pre-IPO Common Stock.

“Director” means a member of the Board of Directors.

“Dubai” means, collectively, DME Holdings Limited, a limited company incorporated under the laws of Bermuda, and its sole Subsidiary the Dubai Mercantile Exchange (DME) Limited, a limited liability company formed under the laws of the Dubai International Financial Centre, United Arab Emirates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchanges” means the New York Mercantile Exchange, Inc., a Delaware non-stock corporation, and Commodity Exchange, Inc., a New York not-for-profit corporation.

“Exempt Issuances” has the meaning set forth in Section 4.1.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP Coinvestments III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“General Atlantic” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“General Atlantic Director” has the meaning set forth in Section 7.1(a).

“General Atlantic Observer” has the meaning set forth in Section 7.1(d).

“General Atlantic Stockholders” means GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GmbH Coinvestment, any Subsequent General Atlantic Purchaser and any Permitted Transferee thereof to whom

Shares are transferred in accordance with Section 2.2 of this Agreement, and the term “General Atlantic Stockholder” shall mean any such Person.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on The New York Stock Exchange, Inc., The NASDAQ Stock Market, Inc. or another internationally recognized stock exchange.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“IPO Filing” has the meaning set forth in Section 4.5(a).

“IPO Notice” has the meaning set forth in Section 4.5(a).

“IPO Participant Allotment” has the meaning set forth in Section 4.5(a).

“IPO Participants” has the meaning set forth in Section 4.5(a).

“IPO Shares” has the meaning set forth in Section 4.5(a).

“Knowledge” means as to any Person (a) if such Person is an entity, the actual knowledge of any officer of such entity after reasonable inquiry; provided that, reasonable inquiry shall in the case of any determination of a Person’s beneficial ownership of the Capital Stock of the Company be deemed to be satisfied upon review of the Schedules 13D and 13G and Forms 3, 4 and 5 filed by such Person with the Commission under the Exchange Act with respect to the Company, and (b) if such Person is an individual, the actual knowledge of such individual after reasonable inquiry; provided that, reasonable inquiry shall in the case of any determination of a Person’s beneficial ownership of the Capital Stock of the Company be deemed to be satisfied upon review of the Schedules 13D and 13G and Forms 3, 4 and 5 filed by such Person with the Commission under the Exchange Act with respect to the Company. In all cases, Knowledge shall be deemed to include the contents of all Schedules 13D or 13G or Forms 3, 4 or 5 filed with the Commission under the Exchange Act with respect to the Company, whether or not actually reviewed.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or security interest of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“London” means, collectively, NYMEX Europe Exchange Holdings Limited, a private limited company incorporated under the laws of England and Wales, and its sole Subsidiary NYMEX Europe Limited, a limited liability company incorporated under the laws of England and Wales.

“Members” means holders, including owners and lessees, of Class A Memberships of New York Mercantile Exchange, Inc.

“New Issuance Notice” has the meaning set forth in Section 4.1.

“New Securities” has the meaning set forth in Section 4.1.

“Offer Price” has the meaning set forth in Section 3.1(a).

“Offered Securities” has the meaning set forth in Section 3.1(a).

“Offering Notice” has the meaning set forth in Section 3.1(a).

“Other Preemptive Rightholder” has the meaning set forth in Section 4.1(b).

“Permitted Transferee” has the meaning set forth in Section 2.2.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preemptive Rightholder(s)” has the meaning set forth in Section 4.1(a).

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Pre-IPO Common Stock” means, collectively, the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock.

“Proposed Price” has the meaning set forth in Section 4.1.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Restricted Action” has the meaning set forth in Section 6.1(d).

“Sale Transaction” means, whether in a single transaction or a series of related transactions, (a) the merger, tender offer or other business combination of the Company into or with one or more Persons or of one or more Persons into or with the Company or any stock sale followed by any such merger, tender offer or other business combination, in each case in which the stockholders of the Company immediately prior to such transaction do not retain at least a majority of the voting power of the surviving Person or parent of the surviving or acquiring Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Stockholder” has the meaning set forth in Section 3.1(a).

“Series A-1 Common Stock” means the Common Stock designated as Series A-1 Common Stock in the Certificate of Incorporation.

“Series A-2 Common Stock” means the Common Stock designated as Series A-2 Common Stock in the Certificate of Incorporation.

“Series A-3 Common Stock” means the Common Stock designated as Series A-3 Common Stock in the Certificate of Incorporation.

“Shares” means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock, Preferred Stock and each other class or series of preferred stock of the Company hereafter created, and any other Common Stock Equivalents owned thereby; provided, however, that for the purposes of any computation of the number of Shares pursuant to Sections 2, 3, 4.1 and 4.2, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged as applicable and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

“Standstill Ceiling” has the meaning set forth in Section 6.1(a).

“Standstill Expiration Date” means [            ], 2011.1

“Stock Election” has the meaning set forth in Article Fourth, Section (b) of the Certificate of Incorporation.

“Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Stockholders” means (a) the General Atlantic Stockholders and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) any Person who has agreed to be bound by the terms and conditions of this Agreement, and the term “Stockholder” shall mean any such Person.

“Stockholders Meeting” means any regular or special meeting of stockholders of the Company.

“Subject Purchaser” has the meaning set forth in Section 4.1.

“Subsequent General Atlantic Purchaser” means any Affiliate of General Atlantic that, after the date hereof, acquires Shares.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which fifty percent (50%) or more of the voting power of the outstanding voting equity securities or fifty percent (50%) or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. For the avoidance of doubt, the Exchanges are Subsidiaries of the Company. With respect to London and Dubai, the covenants made in Section 7.5 of this Agreement shall apply only to the extent that such items are within the Company’s reasonable control.

“Third Party Purchaser” has the meaning set forth in Section 3.1(a) of this Agreement.

“transfer” has the meaning set forth in Section 2.1.

“Written Consent” means any written consent executed in lieu of a Stockholders Meeting.

[1]	Insert 5th anniversary.

2. Restrictions on Transfer of Shares.

2.1 Limitations on Transfer. Prior to the earlier to occur of (i) June 30, 2008 and (ii) the IPO Effectiveness Date, no Stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “transfer”) any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of Sections 2.2 and 2.6. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2.3 and 2.4, (i) each Stockholder may at any time transfer all or a portion of its Shares to any of its Affiliates and (ii) GapStar may pledge and grant a security interest in all or any portion of its Shares to secure certain of its obligations (the Persons referred to in the preceding clauses (i) and (ii) are each referred to hereinafter as a “Permitted Transferee”). A Permitted Transferee of Shares pursuant to this Section 2.2 may transfer its Shares pursuant to this Section 2.2 only to the transferor Stockholder or to a Person that is a Permitted Transferee of such transferor Stockholder. No Stockholder shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee, and any transfer or attempted transfer in violation of this covenant shall be null and void ab initio.

2.3 Permitted Transfer Procedures. If any Stockholder wishes to transfer Shares (other than a pledge by GapStar) to a Permitted Transferee under Section 2.2 such Stockholder shall give notice to the Company of its intention to make such a transfer not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Stockholder, and the number of Shares proposed to be transferred to such Permitted Transferee.

2.4 Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Agreement unless (a) if to a Permitted Transferee, the Permitted Transferee (other than in the case of a pledge by GapStar) has agreed in writing to be bound by the terms and conditions of this Agreement and the Registration Rights Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit C-1, (b) if to a Third Party Purchaser, the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit C-2, (c) the transfer complies in all respects with the applicable provisions of this Agreement and (d) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company, an opinion of counsel to such transferring Stockholder reasonably satisfactory to the Company shall be supplied to the Company, at such transferring Stockholder’s expense, to the effect that such transfer complies with the applicable federal and state securities laws. Upon becoming a party to this Agreement, the Permitted Transferee of a General Atlantic Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, a General Atlantic Stockholder hereunder with respect to the Shares transferred to such Permitted Transferee.

2.5 Special Transfer Restriction. Notwithstanding anything to the contrary in this Agreement and for so long as the Stockholders beneficially own any Shares, none of the Stockholders shall transfer all or any portion of its Shares to any Person that is at the time of such transfer (a) to the Knowledge of such Stockholder, a Competitor or (b) solely with respect to transfers effected after the IPO Effectiveness Date, to the Knowledge of such Stockholder, the beneficial owner of ten percent (10%) or more of the outstanding Common Stock; provided that, (i) the foregoing restriction shall not be applicable to any transfer pursuant to Sections 2.2 or 2.6, and (ii) on and after the IPO Effectiveness Date, nothing contained in this Section 2.5 or in the definition of “Competitors” shall prohibit the transfer of Shares by any Stockholder (x) to (or otherwise arranged or placed by) a broker, a dealer or a market maker of the shares of Capital Stock of the Company in the ordinary course of such Person’s business (such ordinary course of business to include, without limitation, transfers made pursuant to Rule 144 promulgated under the Securities Act and private placement sales to (or arranged by) such Person), (y) to an underwriter, initial purchaser or other intermediary in connection with an underwritten offering of Capital Stock of the Company or (z) through the facilities of any recognized securities exchange, over the counter market or national quotation system on which any Capital Stock of the Company is then quoted, listed or otherwise traded.

2.6 Exception. Notwithstanding anything to the contrary set forth in this Agreement (including this Article 2 and Article 3), any Stockholder may at any time transfer its Shares pursuant to a Sale Transaction approved by the Board of Directors.

3. Right of First Offer.

3.1 Proposed Voluntary Transfers.

(a) Offering Notice. If at any time after June 30, 2008 but prior to the IPO Effectiveness Date, any Stockholder (a “Selling Stockholder”) wishes to transfer in a bona fide transaction all or any portion of its or his Shares to any Person (other than pursuant to Sections 2.2 and 2.6) (a “Third Party Purchaser”), such Selling Stockholder shall offer such Shares first to the Company, by sending written notice (an “Offering Notice”) to the Company, which shall state (i) the number of Shares proposed to be transferred (the “Offered Securities”); (ii) the proposed purchase price per Share for the Offered Securities, which shall not be greater than the fair market value thereof, determined in the manner set forth in the penultimate sentence of this Section 3.1(a) (the “Offer Price”); and (iii) the terms and conditions of such sale. The Offering Notice shall also include a determination by a nationally recognized investment banking firm or other nationally recognized expert experienced in the valuation of companies engaged in the business conducted by the Company (and selected by the Selling Stockholders) of the fair market value of the Offered Securities, which fair market value shall be determined by such firm or expert without regard to any “minority” or “illiquidity” discount or “control” premium. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the right of first offer provided for herein shall have been waived or shall have expired.

(b) Company Option; Exercise. For a period of thirty (30) days after the giving of the Offering Notice pursuant to Section 3.1(a) (the “Company Option Period”), the Company or its designee(s) shall have the right (the “Company Option”) but not the obligation to purchase all, but not less than all, of the Offered Securities at a purchase price equal to the Offer Price of the Offered Securities and upon the terms and conditions set forth in the Offering Notice. The right of the Company and/or its designee(s) to purchase all of the Offered Securities under this Section 3.1(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Stockholder, which notice shall state the number of Offered Securities proposed to be purchased by the Company or its designee(s). The failure of the Company and/or its designee(s) to respond within the Company Option Period shall be deemed to be an irrevocable waiver of the Company Option; provided that, the Company may waive its rights under this Section 3.1(b) prior to the expiration of the Company Option Period by giving written notice to the Selling Stockholder.

(c) Closing. The closing of the purchase of the Offered Securities purchased by the Company or its designee(s) under Section 3.1(b) shall be held at the executive office of the Company at 11:00 a.m., local time, on the fiftieth (50th) day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities, that the transfer has been duly authorized by the Selling Stockholder and that the transfer does not conflict with the Selling Stockholder’s organizational documents, if applicable, material contracts or any laws, rules or regulations applicable to such Selling Stockholder or any of its properties or assets. The Selling

Stockholder shall not be required to make any additional representations and warranties. The Company and/or its designee(s), as the case may be, purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it or him. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(d) Sale to a Third Party Purchaser. Unless the Company or its designee(s) elects to purchase all, but not less than all, of the Offered Securities pursuant to Section 3.1(b), the Selling Stockholder may sell all, but not less than all, of the Offered Securities to a Third Party Purchaser in a bona fide transaction at a price per Share that is not less than the Offer Price; provided, however, that such sale is made pursuant to an agreement entered into within 90 days after (x) the expiration of the Company Option Period or (y) the waiver by the Company of its option to purchase the Offered Securities (the “Contract Date”). If such sale is not consummated within ninety (90) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Company in accordance with this Section 3.1. Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Section 3.1 except in accordance with Section 2.4.

4. Future Issuance of Shares; Preemptive Rights.

4.1 Offering Notice.

(a) Except for (i) a subdivision of the outstanding shares of Common Stock into a larger number of shares of, or a pro rata stock dividend to all stockholders of, Common Stock, (ii) shares of Common Stock offered pursuant to the Initial Public Offering, (iii) shares of Common Stock issued in consideration of an acquisition by the Company or any Subsidiary of another Person that has been approved by the Board of Directors in accordance with the terms of the Certificate of Incorporation and the Bylaws, (iv) shares of Capital Stock of the Company issued in connection with any joint venture, partnership, strategic alliance or other similar arrangement where the primary purpose is not financing or where there is not a financing provided by a private equity firm, a venture capital firm, a hedge fund or similar pooled investment vehicle and (v) shares of Conversion Common Stock issuable upon conversion of the Preferred Stock ((i)-(v) being referred to collectively as “Exempt Issuances”), if at any time prior to the IPO Effectiveness Date, the Company wishes to issue any Capital Stock or any Common Stock Equivalents of the Company (collectively, “New Securities”) to any Person (the “Subject Purchaser”), then the Company shall offer a number of such New Securities equal to the product of (1) the number of such New Securities, multiplied by (2) the quotient obtained by dividing (A) the number of Shares then owned by the General Atlantic Stockholders, by (B) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to issuance of any of such New Securities to each of the General Atlantic Stockholders (each, a “Preemptive Rightholder” and collectively, the “Preemptive Rightholders”) by sending written notice (each, a “New Issuance Notice”) to the Preemptive Rightholders, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued, (y) the number of such New Securities to be initially allocated to the Preemptive Rightholders and (z) the proposed purchase price per security of such New Securities (the “Proposed Price”). Upon delivery of any New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

(b) Subject to the Standstill Ceiling set forth in Section 6, if the Company has granted preemptive rights to any other Person (each, an “Other Preemptive Rightholder”) that are triggered by the issuance of New Securities, and such Other Preemptive Rightholder elects not, or otherwise fails, to subscribe for, or to purchase, the full number of such New Securities to which such Other Preemptive Rightholder was granted the right to subscribe for, or to purchase, pursuant to the terms of such Other Preemptive Rightholder’s preemptive rights, the Company shall then offer the full number of such New Securities not so subscribed for, or to be purchased by, such Other Preemptive Rightholder to the

Preemptive Rightholders by sending written notice (each, an “Additional Preemptive Rights Notice”) to each of the Preemptive Rightholders, which Additional Preemptive Rights Notice shall state (x) the number of such New Securities initially allocated to all of the Other Preemptive Rightholders, (y) the number of such New Securities subscribed for or to be purchased by all of the Other Preemptive Rightholders and (z) the number of such New Securities that shall be allocated to the Preemptive Rightholders pursuant to this Section 4.1(b), which number shall be in addition to the number of New Securities allocated to the Preemptive Rightholders pursuant to Section 4.1(a) above. Upon delivery of an Additional Preemptive Rights Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

4.2 Preemptive Rights; Exercise.

(a) Subject to the Standstill Ceiling set forth in Section 6, for a period of twenty (20) days after the giving of the New Issuance Notice pursuant to Section 4.1(a) and for a period of ten (10) days after the giving of any Additional Preemptive Rights Notice pursuant to Section 4.1(b), each of the Preemptive Rightholders shall have the right to purchase the number of the New Securities set forth in the New Issuance Notice and the Additional Preemptive Rights Notice, as the case may be, at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice and the Additional Preemptive Rights Notice, as the case may be. Any of the General Atlantic Stockholders may assign to any of its Affiliates all or any portion of its rights as a Preemptive Rightholder pursuant to this Section 4.2.

(b) The right of each Preemptive Rightholder to purchase the New Securities under subsection (a) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period or 10-day period, as the case may be, referred to in Section 4.2(a) above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 4.2(a). The failure of a Preemptive Rightholder to respond within such 20-day period or 10-day period, as the case may be, shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 4.2(a); provided that, each Preemptive Rightholder may waive its rights under Section 4.2(a) prior to the expiration of such 20-day period or 10-day period, as the case may be, by giving written notice to the Company.

4.3 Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 4.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 4.4 or (b) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder, arising under the Registration Rights Agreement, the Certificate of Incorporation, the Bylaws, securities laws and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and nonassessable. In addition, the Company shall make the same additional representations and warranties to the Preemptive Rightholders such as the Company shall have agreed to make to the Subject Purchaser. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

4.4 Sale to Subject Purchaser. The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Sections 4.2 and 4.3 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that, such sale is bona fide and made pursuant to a contract entered into within ninety (90) days following the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 4.2, and (ii) the expiration of the 20-day period or the

10-day period, as the case may be, referred to in Section 4.2. If such sale is not consummated within 90 days after such contract has been entered into for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 4. The closing of any issuance and purchase pursuant to this Section 4.4 shall be held at a time and place as the parties to the transaction may agree within such 90-day period.

4.5 Initial Public Offering.

(a) Subject to applicable Requirements of Law and the Standstill Ceiling, in connection with the Company’s Initial Public Offering (provided that, the initial filing of the registration statement to register the Company’s securities (the “IPO Filing”) with the Commission occurs at least twelve (12) months after the date of this Agreement), the Company shall offer to each of the stockholders of the Company (including the General Atlantic Stockholders) and, in the Company’s sole discretion, other Persons (the “IPO Participants”) the right to purchase its IPO Participation Allotment (as hereinafter defined) at the final price per share (after deduction of such underwriters, broker or dealers fees, discounts and commissions) set forth on the front cover of the final prospectus included in the Registration Statement filed under the Securities Act for the Initial Public Offering by sending written notice (the “IPO Notice”) to the IPO Participants at such time as is reasonably determined by the Company and the managing underwriter of the Initial Public Offering. The IPO Notice shall state (i) that each IPO Participant has the right to purchase up to its IPO Participation Allotment, (ii) the date by which each IPO Participant must make its election to purchase all or a portion of its IPO Participation Allotment and (iii) such other terms and conditions applicable to the purchase of the IPO Shares as may be reasonably required by the managing underwriter of the Initial Public Offering. For purposes hereof, “IPO Participation Allotment” means, (i) with respect to each stockholder of the Company, the excess of (1) the product of (x) 5% of the total number of shares of Common Stock offered in the Initial Public Offering (such 5% of the number of shares being offered referred to as the “IPO Shares”) multiplied by (y) a fraction, the numerator of which is the total number of shares of Common Stock owned by such stockholder and the denominator of which is the total number of shares of Common Stock owned by all stockholders of the Company (on a fully diluted basis) minus (2) such stockholder’s pro rata share (calculated based on the same fraction set forth in the immediately preceding clause (y)) of the total number of IPO Shares that the Company elects to offer to Persons other than the stockholders of the Company, and (ii) with respect to each Person other than the stockholders of the Company, the number of IPO Shares that the Company elects to offer to such Person. Any of the General Atlantic Stockholders may assign to any of its Affiliates all or any portion of its rights pursuant to this Section 4.5(a).

(b) Each IPO Participant’s purchase of IPO Shares shall occur simultaneously with the closing of the purchase and sale of the other shares distributed in such Initial Public Offering. It is the intent of the parties, subject to Section 4.5(c) below, that the IPO Shares issued to each of the IPO Participants shall be fully registered shares, offered and sold in such Initial Public Offering.

(c) In the event that the IPO Filing occurs prior to twelve (12) months of the date of this Agreement or the Company shall otherwise reasonably determine that making such IPO Participation Allotment available to the IPO Participants is inconsistent with applicable laws and regulatory restrictions, then each IPO Participant’s right to purchase its IPO Participation Allotment shall terminate and the Company shall in lieu thereof make a concurrent private placement to the IPO Participants of their IPO Participation Allotment which private placement shall be otherwise on the same terms as the initial public offering.

5. After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents of the Company now owned or that may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by a Stockholder in any other manner.

6. Standstill.

6.1 Restricted Actions. None of the General Atlantic Stockholders:

(a) shall acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, (a) any shares of Capital Stock or Common Stock Equivalents of the Company or (b) any shares of Capital Stock or Common Stock Equivalents of the Exchange, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, if after such acquisition, the General Atlantic Stockholders, together with any investment entity that is an Affiliate of General Atlantic, would own voting securities of the Company or the Exchange representing greater than 20% of the voting power of the Company or the Exchange, as the case may be (such percentage, the “Standstill Ceiling”); provided, however, that, solely at the time of the Stock Election, if any, the increase in voting power resulting from such Stock Election shall not result in a breach of the Standstill Ceiling;

(b) shall at any time prior to the Standstill Expiration Date, propose (or publicly announce or otherwise disclose an intention to propose), any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company that would constitute a Sale Transaction;

(c) shall at any time prior to the Standstill Expiration Date, propose or otherwise seek or solicit stockholders of the Company to nominate or attempt to nominate any Person for election as a Director (except in accordance with Section 7 and except as set forth in Article Fourth, Section (b) of the Certificate of Incorporation) or seek the removal or resignation of any Director (except in accordance with Section 7 and except as set forth in Article Fourth, Section (b) of the Certificate of Incorporation);

(d) shall at any time prior to the Standstill Expiration Date, otherwise seek to control the Board of Directors or the management of the Company or the Exchange (each of subsections (a) through (d), a “Restricted Action” and together, the “Restricted Actions”); or

(e) shall at any time prior to the Standstill Expiration Date (other than with respect to subsection (a) which applies before and after the Standstill Expiration Date), form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any Person in connection with any of the Restricted Actions;

provided, however, that, notwithstanding the foregoing, any General Atlantic Stockholder may propose to take or take any of the actions set forth in subclauses (b), (c), (d) or (e) above at any time with the prior written consent of the Board of Directors; provided, further, that, notwithstanding the foregoing (v) the General Atlantic Director may, in his or her sole discretion, take any action or omit to take any action in his or her capacity as a Director, (w) each of the General Atlantic Stockholders may vote its shares of Capital Stock of the Company at any Stockholders Meeting or in a Written Consent in any manner it, in its sole discretion, determines, (x) each of the General Atlantic Stockholders may consent to or approve, or withhold consent to or approval of, any of the Major Actions, (y) any representative of General Atlantic or any of any of its Affiliates who serves as a director of any other portfolio company of General Atlantic or its Affiliates may take any action or omit to take any action, in his or her sole discretion, in his or her capacity as a director of such portfolio company and (z) the General Atlantic Stockholders may collectively act as a “group” for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock of the Company or Common Stock Equivalents of the Company, but in such event may not undertake any Restricted Action.

6.2 Certain Additional Restrictions. Prior to the IPO Effectiveness Date, no General Atlantic Stockholder shall acquire shares of Pre-IPO Common Stock from any other stockholder of the Company (other than another General Atlantic Stockholder) except in compliance with the procedures set forth on Schedule 6.2.

7. Corporate Governance.

7.1 General.

(a) Commencing on the date hereof and through and until the date on which the General Atlantic Stockholders in the aggregate no longer own at least 80% of the number of shares of Preferred Stock initially acquired by them (including for purposes of this calculation the shares of Conversion Common Stock issued or issuable upon conversion of such shares of Preferred Stock as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), the Company (or the Board of Directors or a committee thereof) shall nominate and unanimously recommend to its stockholders for election, and, subject to the fiduciary duties of the Board of Directors, use its commercially reasonable efforts to elect to the Board of Directors one individual designated by the General Atlantic Stockholders who shall be a Managing Director of General Atlantic (a “General Atlantic Director”), who initially shall be William E. Ford, at each Stockholders Meeting and in each action by Written Consent at which Directors are to be elected; provided that, at any such election, the Company shall have no such obligation if there is already a General Atlantic Director on the Board of Directors whose term does not expire at such Stockholders Meeting.

(b) The Board of Directors shall create, establish and maintain an Audit Committee, a Compensation Committee, a Compliance Committee, a Governance and Nominating Committee and a Budget Committee (which shall among its other responsibilities, advise the Board of Directors with respect to annual operating and capital expenditure budgets) and such other committees of the Board of Directors that the Board of Directors shall from time to time create in its sole discretion. Each of the Governance and Nominating Committee and the Budget Committee shall be at all times comprised of five (5) Directors.

(c) Subject to any Requirement of Law or listing requirement or rule of any recognized securities exchange, over the counter market or national quotation system on which any Capital Stock of the Company is then quoted, listed or otherwise traded, the General Atlantic Director, whether elected pursuant to this Agreement or by virtue of the rights of the General Atlantic Stockholders as holders of Preferred Stock, shall have the right to serve on, and the Company shall ensure that the General Atlantic Director has the right to serve on, (i) each committee of the Board of Directors other than the Audit Committee and (ii) each committee of the board of directors of each of the Exchanges.

(d) So long as the General Atlantic Stockholders have the right to designate a Director nominee pursuant to this Agreement, the General Atlantic Stockholders shall have the right to designate one non-voting observer (the “General Atlantic Observer”) (initially Rene M. Kern), who shall have the right to attend all regular, special and telephonic meetings of the Board of Directors; provided that, any such nonvoting observer shall sign an appropriate and customary confidentiality agreement and shall be reasonably acceptable to the Company; and provided, further, that the Company reserves the right to withhold any information and to exclude the observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

7.2 Vacancy. If at any time during the term of this Agreement, a vacancy is created on the Board of Directors by reason of incapacity, death, removal or resignation of a General Atlantic Director, then the General Atlantic Stockholders, acting through General Atlantic, shall designate an individual who the Company shall cause to be designated to fill such vacancy.

7.3 Reimbursement of Expenses; D&O Insurance. The Company shall reimburse the General Atlantic Stockholders, or their respective designees, for all reasonable travel and accommodation expenses incurred by the General Atlantic Director and the General Atlantic Observer in connection with the performance of their duties as a Director and as an observer of the Company upon presentation of appropriate documentation therefor in accordance with the Company’s reimbursement policies applicable to the directors. The Company shall use commercially reasonable efforts to, and each Stockholder shall use commercially reasonable efforts to cause the Board of Directors to cause the Company to, maintain a directors’ liability insurance policy.

7.4 Annual Budget; SEC Reports. Not less than thirty (30) days after the end of each fiscal year, the Company shall prepare and submit to the Board of Directors for its approval an annual operating budget of the Company and the Exchanges for the next succeeding fiscal year. So long as the General Atlantic Stockholders have the right to designate a Director nominee pursuant to this Agreement, promptly upon their becoming available, the Company shall deliver to each of General Atlantic Stockholders copies of (i) all SEC Reports (as hereinafter defined) of the Company, (ii) all financial statements, reports, notices and proxy statements sent or made available by the Company to its security holders, and (iii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company with any securities exchange or with the Commission or any other governmental or private regulatory authority; provided that, the Company’s obligation to deliver any of the foregoing items in clauses (i), (ii) and (iii) shall be deemed satisfied upon their timely public availability on the Commission’s EDGAR website. For purposes of this Agreement “SEC Reports,” with respect to any Person, shall mean all forms, reports, statements and other documents (including exhibits, annexes, supplements and amendments to such documents) required to be filed by it, or sent or made available by it to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable governmental or regulatory entity or authority.

7.5 Financial Statements and Other Information. The Company shall deliver to each of the General Atlantic Stockholders the following:

(a) if at any time the Company ceases to file periodic reports under Section 13 or Section 15 of the Exchange Act, then as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, prepared in accordance with GAAP and accompanied by the opinion of a nationally recognized independent certified public accounting firm;

(b) if at any time the Company ceases to file periodic reports under Section 13 or Section 15 of the Exchange Act, then as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

(c) So long as the General Atlantic Stockholders have the right to designate a Director nominee pursuant to this Agreement, commencing with the month ending on                          , 2006,2 as soon as available, but in any event not later than ten (10) days after the end of each month of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month in the same form and substance as those delivered to the Board of Directors for such month.

7.6 Books and Records. The Company shall comply with Section 13(b)(2) of the Exchange Act.

7.7 Confidentiality. Each General Atlantic Stockholder agrees that any information furnished by the Company relating to the Company and its business may not be used for any purpose other than for evaluating and monitoring such General Atlantic Stockholder’s investment or future investment in the Company. Each General Atlantic Stockholder agrees to use, and to use its commercially reasonable efforts to insure that its authorized representatives use, the same degree of care as such General Atlantic Stockholder uses to protect its own confidential information, to keep confidential any information furnished to it (so long as such information is not in the public domain), except that such General Atlantic Stockholder may disclose such proprietary or confidential information (i) to any investor, Subsidiary, member or parent of such General Atlantic

[2]	This will be the date of last day of the month in which the closing occurs.

Stockholder for the purpose of evaluating its investment in the Company as long as such investor, Subsidiary, member or parent of such General Atlantic Stockholder is subject to a customary confidentiality arrangement with such General Atlantic Stockholder, (ii) to the extent required by law, rule, regulation or legal process; provided that, the General Atlantic Stockholders will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and the General Atlantic Stockholders will use reasonable efforts to cooperate, at the expense of the Company, in pursuing any such protective order, (iii) to the extent such information relating to the Company’s or any of its Subsidiaries’ business is or becomes publicly available other than as a result of a breach of this Section 7.7 or (iv) to the extent the Company shall have consented to such disclosure.

8. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective bear legends substantially in the following forms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE INVESTOR RIGHTS AGREEMENT, DATED [                         ], 2006, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT.

9. Miscellaneous.

9.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a) if to the Company:

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Telecopier: (212) 301-4568

Attention: Office of the Chairman

with a copy to the General Counsel at the same address as above and with the following facsimile number:

Telecopier: (212) 299-2299

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telecopier: (917) 777-2204

Attention: Eric J. Friedman, Esq.

(b) if to any of the General Atlantic Stockholders:

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 622-8818

Attention: William E. Ford

                 Matthew Nimetz, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopier: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

(c) if to any other stockholder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9.1 designate another address or Person for receipt of notices hereunder.

9.2 Successors and Assigns; Third Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement. No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

9.3 Amendment and Waiver.

(a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and holders of a majority of the Shares held by the General Atlantic Stockholders and (ii) only in the specific instance and for the specific purpose for which made or given. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Stockholders. Notwithstanding the first sentence of this Section 9.3(b), the Company, without the consent of any other party hereto, may amend this Agreement to add any Subsequent General Atlantic Purchaser as a party to the Agreement as a General Atlantic Stockholder.

9.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.5 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

9.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

9.7 GOVERNING LAW; CONSENT TO EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

9.10 Rules of Construction. Unless otherwise specifically stated herein, all references herein to Sections, Schedules or Exhibits refer to Sections contained in, or Schedules or Exhibits attached to, this Agreement.

9.11 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the Exhibits and Schedules hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, those certain Terms of Preferred Stock Purchase by General Atlantic entered into on September 20, 2005.

9.12 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate and be of no further force or effect on the earlier of (a) the date on which no General Atlantic Stockholder owns any Shares or (b) the 50th anniversary of the date hereof. Notwithstanding the foregoing, Sections 2.1, 2.2, 2.3, 2.4 and 6.2 and Articles 3 and 4 shall terminate and be of no further force or effect from and after the IPO Effectiveness Date.

9.13 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Investor Rights Agreement on the date first written above.

NYMEX HOLDINGS, INC.

By:
Name:
Title:

GENERAL ATLANTIC PARTNERS 82, L.P.

By:	GENERAL ATLANTIC LLC,
its General Partner

By:
Name:
Title:

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC,
its Sole Member

By:
Name:
Title:

GAP COINVESTMENTS III, LLC

By:
Name:
Title:

GAP COINVESTMENTS IV, LLC

By:
Name:
Title:

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH,
its General Partner

By:
Name:
Title:

Signature Page to the Investor Rights Agreement

EXHIBIT A

CERTIFICATE OF INCORPORATION

[See Appendix B to this joint proxy statement]

E-A-1

EXHIBIT B

BYLAWS

[See Appendix C to this joint proxy statement]

E-B-1

EXHIBIT C-1

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from                      (“Transferor”) certain shares, par value $0.01 per share, of Common Stock (the “Shares”) of NYMEX Holdings, Inc., a Delaware corporation (the “Company”);

The Shares are subject to the Investor Rights Agreement, dated                     , 2006 (the “Agreement”), among the Company and the other parties listed on the signature pages thereto, and the Registration Rights Agreement, dated             , 2006 (the “Registration Rights Agreement,” and together with the Investor Rights Agreement, the “Agreements”) among the Company and the other parties listed on the signature pages thereto.

The undersigned has been given copies of each of the Agreements and afforded ample opportunity to read and to have counsel review them, and the undersigned is thoroughly familiar with their respective terms and conditions;

Pursuant to the respective terms and conditions of the Agreements, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the respective terms and conditions of the Agreements and the recipient of such Shares acknowledges the terms and conditions of each of the Agreements and agrees to be bound thereby pursuant to this Acknowledgement and Agreement.

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) the undersigned has been given copies of each of the Agreements and afforded ample opportunity to read and to have counsel review them, and the undersigned is thoroughly familiar with their respective terms and conditions, (ii) the Shares are subject to the terms and conditions set forth in each of the Agreements, and (iii) the undersigned does hereby agree fully to be bound thereby as a “General Atlantic Stockholder” under the Investor Rights Agreement, and to be bound as a “General Atlantic Stockholder” or a “Designated Holder,” as the case may be, under the Registration Rights Agreement.

This                      day of                     , 20    .

E-C-1

EXHIBIT C-2

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from                      (“Transferor”) certain shares, par value $0.01 per share, of Common Stock (the “Shares”) of NYMEX Holdings, Inc., a Delaware corporation (the “Company”) pursuant to Section 3.1 of the Investor Rights Agreement, dated                     , 2006 (the “Investor Rights Agreement”), among the Company and the other parties listed on the signature pages thereto.

The Shares are subject to the Investor Rights Agreement.

The undersigned has been given a copy of the Investor Rights Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms and conditions.

Pursuant to the terms and conditions of the Investor Rights Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Investor Rights Agreement and the recipient of such Shares acknowledges the terms and conditions of the Investor Rights Agreement and agrees to be bound thereby pursuant to this Acknowledgment and Agreement.

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) the undersigned has been given a copy of the Investor Rights Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms and conditions, (ii) the Shares are subject to the terms and conditions set forth in the Investor Rights Agreement, and (iii) the undersigned does hereby agree as follows:

(a) The undersigned is hereby bound as a “Stockholder” as such term is defined in the Investor Rights Agreement, and, for the avoidance of doubt, the undersigned is not a “General Atlantic Stockholder” as such term is defined in the Investor Rights Agreement and shall have no rights as a General Atlantic Stockholder.

(b) To the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this clause (b) or are otherwise subject to similar provisions, the undersigned agrees that the number of its Shares that may be sold, including a sale pursuant to Rule 144 under the Securities Act, that may be offered for sale, contracted for sale (including without limitation any short sale), subject to any option to purchase or subject to any hedging or similar transaction with the same economic effect as a sale, is subject to the applicable Restricted Period (as hereinafter defined). A legend shall be placed on each certificate representing Shares subject to a Restricted Period to the effect that such Shares are subject to the restrictions of the Restricted Period, which legend shall be removed from a certificate upon the end of a Restricted Period applicable to such Shares.

(c) Further, and without reducing or affecting any applicable Restricted Period, the undersigned agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute identical agreements or are otherwise subject to similar provisions, not to effect any public sale or distribution of any Shares or of any securities convertible into or exchangeable or exercisable for such Shares, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Shares, during the period

E-C-2

beginning on the effective date of the Registration Statement relating to the Initial Public Offering and ending on the date that is 180 days after such effective date (except as part of such registration). Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period described in the foregoing sentence the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this clause (c) shall continue to apply with respect to Shares that were subject to a Restricted Period that was scheduled to expire upon the expiration of such 180-day period until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The undersigned agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of its Initial Public Offering on terms consistent with this clause (c).

(d) Further, and without reducing or affecting any applicable Restricted Period, the undersigned agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this clause (d) or are otherwise subject to similar provisions, not to effect any public sale or distribution of any Shares or of any securities convertible into or exchangeable or exercisable for such Shares, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Shares, during the period beginning on the effective date of any Registration Statement of the Company (other than the Registration Statement relating to the Initial Public Offering) and ending on the earlier of (i) the date on which all Shares registered on such Registration Statement are sold and (ii) ninety (90) days after the effective date of such Registration Statement (except as part of such registration). The undersigned agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of an offering described in this clause (d) on terms consistent with this clause (d).

(e) “Restricted Period” means each of the periods commencing on the date of the Initial Public Offering and ending (x) with respect to one-third of the shares of Preferred Stock (including the shares of Conversion Common Stock issuable upon conversion thereof) acquired by the General Atlantic Stockholders pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event) (the “Original GA Shares”), 180 days thereafter (or such shorter restriction period applicable to any share of Series A-1 Common Stock to the extent that the Company has reduced the duration or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-1 Common Stock or such shorter period to the extent the Company has Released (as hereinafter defined) the Original GA Shares), unless a later date is mandated by the second sentence of clause (c) above, and in such case as of such later date, (y) with respect to one-third of the Original GA Shares, 360 days thereafter (or such shorter restriction period applicable to any share of Series A-2 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-2 Common Stock or such shorter period to the extent the Company has Released the Original GA Shares), and (z) with respect to one-third of the Original GA Shares, 540 days thereafter (or such shorter restriction period applicable to any share of Series A-3 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-3 Common Stock or such shorter period to the extent the Company has Released the Original GA Shares) so that none of the Shares shall be subject to a Restricted Period as of such 540th day. Reductions or Releases to allow (i) transfers of shares of Pre-IPO Common Stock (1) to the transferor’s spouse or child, (2) to a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder’s will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased stockholder or a trust for the sole benefit of such spouse or child, or (6) pursuant to a pledge as collateral or assignment for the benefit of New York Mercantile Exchange, Inc. and clearing members of New

E-C-3

York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc., in each case where the transferee receives the same series of Pre-IPO Common Stock as held by the transferor, (ii) transfers to satisfy claims of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc. or (iii) any redemption by the Company that has been approved by the Board of Directors, in each case shall not shorten the Restricted Period.

(f) “Release” means any action by the Company, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, the Restricted Period.

This     day of                 , 20    .

E-C-4

APPENDIX F

FORM OF REGISTRATION RIGHTS AGREEMENT

among

NYMEX HOLDINGS, INC.,

GENERAL ATLANTIC PARTNERS 82, L.P.,

GAPSTAR, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC

and

GAPCO GMBH & CO. KG

Dated:                      , 2006

F-i

F-ii

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated [                    ], 2006 (this “Agreement”), among NYMEX Holdings, Inc., a Delaware corporation (the “Company”), General Atlantic Partners 82, L.P., a Delaware limited partnership (“GAP LP”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”) and GAPCO GmbH & Co. KG, a German limited partnership (“GmbH Coinvestment” and together with GAP LP, GapStar, GAP Coinvestments III and GAP Coinvestments IV, the “Purchasers”).

WHEREAS, pursuant to the Stock Purchase Agreement, dated November 14, 2005 (as amended, the “Stock Purchase Agreement”), among the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment, the Company has agreed to issue and sell to the Purchasers an aggregate of 8,160,000 shares of Series A Cumulative Redeemable Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”);

WHEREAS, concurrently herewith, the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment are entering into the Investor Rights Agreement (as hereinafter defined), pursuant to which the parties thereto have agreed to, among other things, certain first offer rights, preemptive rights, participation rights and certain corporate governance rights and obligations; and

WHEREAS, in order to induce each of the Purchasers to purchase its shares of Preferred Stock, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement the following terms have the meanings indicated:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f) of this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not designated as national market system securities by the NASD, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York

Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, including the Pre-IPO Common Stock and the Conversion Common Stock, or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Common Stock Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4(a) of this Agreement.

“Conversion Common Stock” means all shares of Common Stock other than the Pre-IPO Common Stock.

“Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.

“Designated Holder” means each of the General Atlantic Stockholders, and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 10(f) of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S under the Securities Act (or any successor rule thereto).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GA LLC” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and the sole member of GapStar, and any successor to such entity.

“GAP Coinvestments III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“General Atlantic Stockholders” means GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GmbH Coinvestment, any Subsequent General Atlantic Purchaser, any Permitted Transferee (as defined in the Investor Rights Agreement) thereof to whom Registrable Securities are transferred in accordance with Section 2.2 of the Investor Rights Agreement (so long as such agreement is in effect) and Section 10(f) of this Agreement and any Affiliate thereof to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Holders’ Counsel” has the meaning set forth in Section 7(a)(i) of this Agreement.

“Incidental Registration” has the meaning set forth in Section 4(a) of this Agreement.

“Indemnified Party” has the meaning set forth in Section 8(c) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8(c) of this Agreement.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on The New York Stock Exchange, Inc., The Nasdaq Stock Market, Inc. or another internationally recognized stock exchange.

“Initiating Holders” has the meaning set forth in Section 3(a) of this Agreement.

“Inspector” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date hereof, among the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“Liability” has the meaning set forth in Section 8(a) of this Agreement.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Pre-IPO Common Stock” means, collectively, the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock.

“Records” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Registrable Securities” means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders or issued or issuable upon conversion of shares of Preferred Stock and any shares of Common Stock issued or issuable upon conversion of any shares of preferred stock or exercise of any warrants acquired by any of the Designated Holders after the date hereof, (b) any other shares of Common Stock acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company and (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof. In each case, the number of shares of Registrable Securities which may be included, or sought to be included, in a Registration Statement shall be limited in accordance with Section 6 and with respect to clause (b) of the prior sentence, the provisions of this Agreement (including, without limitation, the application of a Restricted Period) shall apply to such Registrable Securities as if such Registrable Securities had been acquired pursuant to the Stock Purchase Agreement.

“Registration Expenses” has the meaning set forth in Section 7(d) of this Agreement.

“Registration Statement” means a Registration Statement filed pursuant to the Securities Act.

“Release” means any action by the Company, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, the Restricted Period.

“Restricted Period” means each of the periods commencing on the date of the Initial Public Offering and ending (x) with respect to one-third of the Registrable Securities acquired pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event), 180 days thereafter (or such shorter restriction period applicable to any share of Series A-1 Common Stock to the extent that the Company has reduced the duration or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-1 Common Stock or such shorter period to the extent the Company has Released the Registrable Securities), unless a later date is mandated by the second sentence of Section 6(a)(ii), and in such case as of such later date, (y) with respect to one-third of the Registrable Securities acquired pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event), 360 days thereafter (or such shorter restriction period applicable to any share of Series A-2 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-2 Common Stock or such shorter period to the extent the Company has Released the Registrable Securities), and (z) with respect to one-third of the Registrable Securities acquired pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event), 540 days thereafter (or such shorter restriction period applicable to any share of Series A-3 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-3 Common Stock or such shorter period to the extent the Company has Released the Registrable Securities) so that none of the Registrable Securities shall be subject to a Restricted Period as of such 540th day. Reductions or Releases to allow (i) transfers of shares of Pre-IPO Common Stock (1) to the transferor’s spouse or child, (2) to a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder’s will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased stockholder or a trust for the sole benefit of such spouse or child, or (6) pursuant to a pledge as collateral or assignment for the benefit of New York Mercantile Exchange, Inc. and clearing members of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc., in each case where the transferee receives the same series of Pre-IPO Common Stock as held by the transferor, (ii) transfers to satisfy claims of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc. or (iii) any redemption by the Company that has been approved by the Board of Directors (clauses (i), (ii) and (iii), collectively, “Permitted Releases”), in each case shall not shorten the Restricted Period.

“S-3 Initiating Holders” has the meaning set forth in Section 5(a) of this Agreement.

“S-3 Registration” has the meaning set forth in Section 5(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Series A-1 Common Stock” means the Common Stock designated as Series A-1 Common Stock in the Company’s Certificate of Incorporation.

“Series A-2 Common Stock” means the Common Stock designated as Series A-2 Common Stock in the Company’s Certificate of Incorporation.

“Series A-3 Common Stock” means the Common Stock designated as Series A-3 Common Stock in the Company’s Certificate of Incorporation.

“Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsequent General Atlantic Purchaser” means any Affiliate of GA LLC that, after the date hereof, acquires any Registrable Securities.

“Valid Business Reason” has the meaning set forth in Section 3(a) of this Agreement.

2. General; Securities Subject to this Agreement.

(a) Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by a Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act, or (iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

(c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

3. Demand Registration.

(a) Request for Demand Registration. At any time after 180 days from the consummation of the Initial Public Offering the General Atlantic Stockholders as a group, acting through GAP LP or its written designee (the “Initiating Holders”), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a “Demand Registration”), the number of Registrable Securities held by such Initiating Holders stated in such request, which number shall be subject for any such Demand Registration to the holdback agreements set forth in Section 6 below; provided, however, that the Company shall not be obligated to effect more than two such Demand Registrations for the General Atlantic Stockholders. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration. Each of the Designated Holders may offer its or his Registrable Securities (in addition to the Registrable Securities of the Initiating Holders who have requested a registration under Section 3(a)) under any Demand Registration pursuant to this Section 3(b) (with the number of Registrable Securities that may be included subject to the holdback agreements set forth in Section 6 below). Within ten (10) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Section 3 with respect to such Demand Registration. Any Designated Holder may waive its rights under this Section 3 prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder’s Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

(c) Effective Demand Registration. The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become and remain effective not later than sixty (60) days after it receives a request under Section 3(a) hereof. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall constitute a Demand Registration if the failure to become effective is due to a request by the Initiating Holders to withdraw such registration other than as a result of either information about the Company becoming known to the Initiating Holders after the Initiating Holders’ request for a Demand Registration or a change in market conditions after the Initiating Holders’ request for a Demand Registration that is reasonably likely to have a material adverse effect on the ability of the Approved Underwriter to sell all of the Initiating Holders’ Registrable Securities requested to be included in such request at the anticipated price range discussed among the Company and the Initiating Holders at the time of such request; provided, further, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

(d) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

(e) Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(b) hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall be required to include in the offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the Initiating Holders, pro rata based on the number of Registrable Securities owned by such Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 3(b), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering.

(f) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the “Approved Underwriter”); provided, however, that the Approved Underwriter shall, in any case, also be approved in their reasonable discretion by the Initiating Holders or S-3 Initiating Holders, as the case may be.

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental Registration. If at any time 180 days after the Initial Public Offering the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Designated Holders, then the Company shall give written notice of such proposed filing to each of the Designated Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”), which number shall be subject for any such Incidental Registration to the holdback agreements set forth in Section 6 below. The Company shall use its commercially reasonable efforts (within twenty (20) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, (i) if the Registration Statement is proposed by the Company to be filed with respect to an offering of shares of Common Stock for the account of the Company, all of the shares of Common Stock to be offered for the account of the Company or (ii) if the Registration Statement is requested to be filed with respect to an offering of shares of Common Stock for the account or accounts of any stockholder of the Company, other than the Designated Holders, pursuant to registration rights granted in accordance with Section 10(b), all of the shares of Common Stock to be offered for the account or accounts of such other stockholders of the Company initially requesting such Registration Statement; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, and the securities to be offered by any other stockholder of the Company pursuant to registration rights granted in accordance with Section 10(b), pro rata based on the number of Registrable Securities owned by each such Designated Holder and each such other stockholder; and third, any other securities requested to be included in such offering. The Company may postpone or withdraw the filing or effectiveness of an Incidental Registration at any time in its sole discretion.

(b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

5. Form S-3 Registration.

(a) Request for a Form S-3 Registration. At any time 180 days after the Initial Public Offering (if the Company is eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public offering of its securities), the General Atlantic Stockholders as a group, acting through GAP LP or its written designee (the “S-3 Initiating Holders”), may make a written request to the Company to register, and the Company shall register, under the Securities Act on Form S-3 (or any successor form then in effect) (an “S-3 Registration”), the number of Registrable Securities held by such S-3 Initiating Holders stated in such request, which number shall be subject for any such S-3 Registration to the holdback agreements set forth in Section 6 below. The Company shall give written notice of such request to all of the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least ten (10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within ten (10) days after their receipt from the Company of the written notice of such S-3 Registration. If requested by the S-3 Initiating Holders such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) use its commercially reasonable efforts to (x) cause such registration pursuant to this Section 5(a) to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Designated Holders (in addition to the Registrable Securities of the S-3 Initiating Holders who have requested an S-3 Registration under this Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein.

(b) Form S-3 Underwriting Procedures. If the S-3 Initiating Holders holding a majority of the Registrable Securities held by all of the S-3 Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause such S-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f). In connection with any S-3 Registration under Section 5(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, the Approved Underwriter and the S-3 Initiating Holders, and then only in such quantity as such underwriter believes will not jeopardize the success of such offering by the S-3 Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse affect on the success of such offering, then the Company shall be required to include in the offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such adverse effect, first, all of the Registrable Securities to be offered for the account of the S-3 Initiating Holders, pro rata based on the number of Registrable Securities owned by such S-3 Initiating Holders; second, the Registrable Securities to be offered for the account of the other Designated Holders who requested inclusion of their Registrable Securities pursuant to Section 5(a), pro rata based on the number of Registrable Securities owned by such Designated Holders; and third, any other securities requested to be included in such offering.

(c) Limitations on Form S-3 Registrations. If the Board of Directors, in its good faith judgment, determines that it has a Valid Business Reason, the Company may (x) postpone filing a Registration Statement relating to a S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than sixty (60) days, and (y) in case a Registration Statement has been filed relating to a S-3 Registration, the Company, upon the approval of a majority of the Board of Directors, may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than twice in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 pursuant to Section 5(a), (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iv) if the S-3 Initiating Holders, together with the Designated Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $20,000,000.

(d) Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

(e) No Demand Registration. No registration requested by any S-3 Initiating Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6. Holdback Agreements.

(a) Restrictions on Public Sale by Designated Holders.

(i) To the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this Section 6(a) or are otherwise subject to similar provisions, each Designated Holder agrees that the number of its Registrable Securities that may be sold, including a sale pursuant to Rule 144 under the Securities Act, that may be offered for sale, contracted for sale (including without limitation any short sale), subject to any option to purchase or subject to any hedging or similar transaction with the same economic effect as a sale, is subject to the applicable Restricted Period. A legend shall be placed on each certificate representing Registrable Securities subject to a Restricted Period to the effect that such Registrable Securities are subject to the restrictions of the Restricted Period, which legend shall be removed from a certificate upon the end of a Restricted Period applicable to such Registrable Securities.

(ii) Further, and without reducing or affecting any applicable Restricted Period, each Designated Holder agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute identical agreements or are otherwise subject to similar provisions, (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the period beginning on the effective date of the Registration Statement relating to the Initial Public Offering and ending on the date that is 180 days after such effective date (except as part of such registration). Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period described in the foregoing sentence the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this Section 6(a)(ii) shall continue to apply with respect to Registrable Securities that were subject to a Restricted Period that was scheduled to expire upon the expiration of such 180-day period until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. Each Designated Holder agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of its Initial Public Offering on terms consistent with this Section 6(a)(ii). Notwithstanding anything to the contrary set forth in this Section 6(a)(ii), any General Atlantic Stockholder may transfer Registrable Securities at any time to any of its Affiliates so long as such Affiliate remains subject to the provisions of this Section 6(a)(ii).

(iii) Further, and without reducing or affecting any applicable Restricted Period, so long as the Designated Holders, in the aggregate, own at least 50% of the Registrable Securities acquired pursuant to the Stock Purchase Agreement, each Designated Holder agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this Section 6(a) or are otherwise subject to similar provisions, (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Registrable Securities and (y) not to make any request for a Demand Registration or S-3 Registration under this Agreement, during the period beginning on the effective date of any Registration Statement of the Company (other than the Registration Statement relating to the Initial Public Offering) and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) ninety (90) days after the effective date of such Registration Statement (except as part of such registration). Each Designated Holder agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of an offering described in this Section 6(a)(iii) on terms consistent with this Section 6(a)(iii). Notwithstanding anything to the contrary set forth in this Section 6(a)(iii), any General Atlantic Stockholder may transfer Registrable Securities at any time to any of its Affiliates so long as such Affiliate remains subject to the provisions of this Section 6(a)(iii).

(b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of

Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) ninety (90) days after the effective date of such Registration Statement (except as part of such registration).

7. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as expeditiously as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and use commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered;

(ii) subject to Sections 3(a) and 5(c), prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided that if the S-3 Initiating Holders have requested that an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement have been sold; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and subject to Sections 3(a) and 5(c), the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including making senior members of management available to participate in “road shows” and other customary information meetings organized by the Approved Underwriter or Company Underwriter; provided that such activities do not unreasonably interfere with such senior members’ responsibilities to the Company;

(vii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(viii) if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;

(ix) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(x) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xii) keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 hereunder;

(xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(xiv) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

(c) Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

(d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any reasonable fees, charges and expenses of one legal counsel incurred, in the case of a Demand Registration or an S-3 Registration, by the Initiating Holders or the S-3 Initiating Holders, as the case may be, regardless of whether such Registration Statement is declared effective. Notwithstanding the foregoing, in connection with any registration under this Agreement, each seller of Registrable Securities shall pay transfer taxes, if any, attributable to the sale of such seller’s Registrable Securities. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.” The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of such Designated Holders’ Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

8. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or, if applicable, notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 8(b), (y) was caused by such Designated Holder’s failure to deliver to such Designated Holder’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Designated Holder with a sufficient number of copies of the same or (z) arises out of or is based upon offers or sales by such Designated Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

(b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company, its directors, officers and Affiliates, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b), (y) for any Liability which was caused by such Designated

Holder’s failure to deliver to such Designated Holder’s immediate purchaser a copy of the Registration Statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Designated Holder with a sufficient number of copies of the same or (z) for any Liability which arises out of or is based upon offers or sales by such Designated Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate (subject to the Indemnifying Party’s right to control the defense in accordance with this Section 8(c)) in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which the Indemnified Party is not reasonably able to assert. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d) Contribution. If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations, including the relative benefits received from the offering. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The relative benefits received by the Indemnifying Party and the Indemnified Party shall be deemed to be equal to the total net proceeds (after deducting the underwriters’ discounts and commissions) received by it in the offering. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Rule 144. The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

10. Miscellaneous.

(a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as those remaining under this Agreement as a condition of any such transaction.

(b) No Inconsistent Agreements. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement, except that the Company may grant the registration rights held by the General Atlantic Stockholders to any Subsequent General Atlantic Purchaser; provided that, if the Company grants additional registration rights to any other stockholders of the Company, then (i) the Designated Holders shall have incidental “piggy-back” registration rights for their Registrable Securities with respect to any demand registrations by such other stockholders of the Company, (ii) for the purposes of any reduction in the amount of shares of capital stock to be offered under any registration pursuant to such agreement granting such additional registration rights, the securities being registered shall be reduced in the manner set forth in Section 4(a) of this Agreement and (iii) such other stockholder shall be subject to an identical restriction as are set forth in the definition of “Restricted Period” and in Section 6(a) hereof. The Company further covenants and agrees that during the Restricted Period, (i) if the Company amends its certificate of incorporation to reduce or Release, or the Board of Directors reduces or Releases, the periods during which any of the Series A-1 Common Stock, the Series A-2 Common Stock or the Series A-3 Common Stock are subject to restrictions on transfer (other than Permitted Releases), then the Company shall make a corresponding adjustment to the Restricted Period and the number of Registrable Securities subject thereto and (ii) the Company shall not grant to any Person the right to acquire any shares of Common Stock or any options, warrants, or other securities convertible into shares of Common Stock unless such shares of Common Stock are subject to restrictions on transfer identical to the transfer restrictions applicable to the Registrable Securities during the Restricted Period.

(c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) holders of a majority of the Registrable Securities held by the General Atlantic Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders. Notwithstanding the first sentence of this Section 10(d), the Company, without the consent of any other party hereto, may amend this Agreement to add any Subsequent General Atlantic Purchaser as a party to this Agreement as a General Atlantic Stockholder.

(e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(i) if to the Company:

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Telecopier: (212) 301-4568

Attention: Office of the Chairman

with a copy to the General Counsel at the same address as above and with the following facsimile number:

Telecopier: (212) 299-2299

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6518

Telecopier: (917) 777-2204

Attention: Eric J. Friedman, Esq.

(ii) if to the General Atlantic Stockholders:

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 622-8818

Attention: Matthew Nimetz, Esq.

                 David A. Rosenstein, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopier: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

(iii)	if to any other Designated Holder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

(f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights and related rights of the General Atlantic Stockholders contained in Sections 3, 4 and 5 hereof, shall be (i) with respect to any Registrable Security that is transferred to an Affiliate of a General Atlantic Stockholder, automatically transferred to such Affiliate and (ii) with respect to any Registrable Security that is transferred in all cases to a non-Affiliate, non-transferable. All of the obligations of the Company hereunder shall survive any such transfer. Upon any transfer of registration rights pursuant to the foregoing clause (i), such Affiliate of a General Atlantic Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations (including, without limtiation, Section 6(a)) as, a General Atlantic Stockholder and Designated Holder hereunder with respect to its Registrable Securities. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW; CONSENT TO EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(j).

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(l) Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

(m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, those certain Terms of Preferred Stock Purchase by GA LLC entered into on September 20, 2005.

(n) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(o) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreement or the Investor Rights Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

NYMEX HOLDINGS, INC.

By:
Name:
Title:

GENERAL ATLANTIC PARTNERS 82, L.P.

By:	GENERAL ATLANTIC LLC,
its General Partner

By:
Name:
Title:

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC,
its Sole Member

By:
Name:
Title:

GAP COINVESTMENTS III, LLC

By:
Name:
Title:

GAP COINVESTMENTS IV, LLC

By:
Name:
Title:

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH,
its General Partner

By:
Name:
Title:

Signature Page to Registration Rights Agreement

APPENDIX G

Amended and Restated Certificate of Incorporation of New York Mercantile Exchange, Inc.

The following shows the changes which will be made to the existing certificate of incorporation of New York Mercantile Exchange, Inc. following the effectiveness of the merger. Additions to the text are shown with a double-underline and deletions are marked with a strike-through.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEW YORK MERCANTILE EXCHANGE, INC.

New York Mercantile Exchange, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

1. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

2. The Certificate of Incorporation of the Corporation, originally filed May 11, 2000, is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is New York Mercantile Exchange, Inc. (the ~~"~~“Corporation”~~"~~).

SECOND: The address of the Corporation’s registered office in the ~~s~~State of Delaware is 2711 Centerville Road~~.~~, Suite~~,~~ 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the ~~"~~“DGCL~~"~~”).

FOURTH: The Corporation shall not have the authority to issue capital stock. The membership interests that the Corporation shall have authority to issue initially shall consist of 816 Class A ~~m~~Memberships and ~~a~~one Class B ~~m~~Membership. The Class B ~~m~~Membership initially shall be held by NYMEX Holdings, Inc., a Delaware stock corporation (~~"~~“NYMEX Holdings~~"~~”). The holders of Class A ~~m~~Memberships are sometimes hereinafter referred to as ~~"~~“Class A ~~m~~Members~~"~~” and the holder of the Class B ~~m~~Membership is sometimes hereinafter referred to as the ~~"~~“Class B ~~m~~Member~~."~~.” The Board of Directors of the Corporation (the “Board”) shall have the authority to create additional classes of memberships with such rights and limitations as the Board determines; provided, however, that no such additional class of membership~~, other than the Class B membership,~~ shall have voting or other rights equal to or greater than the Class A ~~m~~Memberships. Except to the extent provided in this Amended and Restated Certificate of Incorporation, the conditions of membership in the Corporation shall be as set forth in the bylaws of the Corporation (the “Bylaws”).

~~FIFTH: Until such time as the certificate of incorporation of NYMEX Holdings is amended to eliminate the restrictions on transfer contained in paragraph (b) of Article FIFTH thereof, Class A memberships shall be transferable only together with shares of common stock of NYMEX Holdings (“NYMEX Holdings Common Stock”). Accordingly, until that time: (i) the Class A memberships shall not be transferable, and shall not be transferred on the books of the Corporation, unless a simultaneous transfer is made by the same transferor to the same transferee of a number of shares of NYMEX Holdings Common Stock equal to the number of Class A memberships being transferred; (ii) each Certificate evidencing ownership of shares of NYMEX Holdings Common Stock shall be deemed to evidence the same number of Class A memberships; and (iii) any attempted or purported transfer in violation of the provisions of this Article FIFTH shall be void. For purposes of the restrictions on transfer contained in this Article FIFTH, the term “transfer” shall be deemed not to include a lease of a member’s trading privileges made in accordance with the bylaws and rules of the Corporation.~~

G-1

FIFTH: Except as set forth in Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board. With respect to Sections 201(x), 202, 311, 500(B) and 501 of the Bylaws (relating to certain rights of Class A Members), the members of the Board shall (i) not be liable to the Corporation or its members by reason of the actions or omissions of the Class A Members and (ii) be entitled to indemnification and advancement of expenses as provided in the Bylaws. A copy of the Bylaws is available, without cost, to any member of the Corporation from the Corporation’s secretary.

SIXTH: The terms, conditions, preferences and rights of the Class A ~~m~~Memberships and the Class B ~~m~~Membership shall be as set forth in the ~~bylaws of the Corporation~~Bylaws; provided, however, that:

(a) Except as set forth in Article EIGHTH or the Bylaws, the Class A ~~m~~Members shall have no voting rights;

(b) Except as set forth in Article EIGHTH or the Bylaws, the Class B ~~m~~Member exclusively shall exercise full voting rights with respect to any matter on which members are permitted to vote by the laws of the State of Delaware ~~law~~, this Amended and Restated Certificate of Incorporation or the ~~bylaws of the Corporation~~Bylaws; and

(c) The Class A ~~m~~Members shall have no interest in the profits of the Corporation~~. The~~, and the Class B ~~m~~Member exclusively shall be entitled to all dividends and other distributions of any type (including upon liquidation) made by the Corporation.

SEVENTH: ~~So long as the provisions of paragraph (a) of Article SIXTH remain in effect, (i) it~~ It shall be a qualification for each director of the Corporation that such director is also a director of NYMEX Holdings; ~~(ii)~~ the Class B ~~m~~Member shall elect any person who becomes a director of NYMEX Holdings as a director of the Corporation; ~~(iii)~~ the Class B ~~m~~Member shall designate the Chairman and Vice Chairman of NYMEX Holdings to also serve as the Chairman and Vice Chairman of the Corporation; and ~~(iv)~~ any director of the Corporation who ceases to be a director of NYMEX Holdings shall immediately cease to be a director of the Corporation.

EIGHTH: The ~~board of directors~~Board shall not adopt, amend or delete any ~~b~~Bylaw without the approval of the memberships of the Corporation in the manner provided by the ~~bylaws of the Corporation~~Bylaws. Further, any amendment to Article FOURTH, FIFTH, SIXTH(a), SIXTH(b), SEVENTH or to this sentence of Article EIGHTH, shall also require the concurrence of the Class A Members voting in accordance with the Bylaws.

NINTH: No director will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as amended, or (iv) for any transaction from which the director obtained an improper personal benefit.

TENTH: Directors shall not be required to be elected by written ballot.

[Execution Page Follows]

In Witness Whereof, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf on [                    ], 2006.

New York Mercantile Exchange, Inc.

By:
Name:
Title:

G-2

APPENDIX H

Amended and Restated Bylaws of New York Mercantile Exchange, Inc.

The following shows the changes which will be made to the existing bylaws of New York Mercantile Exchange, Inc. following the effectiveness of the merger. Additions to the text are shown with a double-underline and deletions are marked with a strike-through.

BYLAWS

OF

NEW YORK MERCANTILE EXCHANGE, INC.

~~BYLAWS~~

ARTICLE 1

MEMBERSHIP

SEC. 100. Definitions.

Defined terms used herein shall have the meanings ascribed to them in Article 9.

SEC. 101. ~~SEC. 100.~~ Classes of Membership; Number of Memberships; Additional Classes of Memberships

(A) Membership shall consist of the following two classes:

(1) Class A, and

(2) Class B.

(B) ~~The~~Subject to Sections 201(x), 202, 311, 500(B) or 501, the number of Class A Memberships is limited to 816 and the number of Class B Memberships is limited to one.

(C) ~~The~~Subject to Sections 201(x), 202, 311, 500(B) or 501, the Board may create additional classes of members with such rights and limitations as the Board determines, provided however, that no such additional class of Membership~~, other than the Class B Membership,~~ shall have voting or other rights equal to or greater than the Class A Memberships.

SEC. 102. ~~SEC. 101.~~ Eligibility Criteria and Procedures

(A) ~~The~~Subject to Sections 201(x), 202, 311, 500(B) or 501, the Board may adopt, from time to time, Rules relating to criteria for eligibility for membership and procedures for becoming a member and any requirements or procedures for the acquisition or transfer of a membership as it may determine.

(B) ~~The~~Subject to Sections 201(x), 202, 311, 500(B) or 501, the Board may adopt, from time to time, Rules relating to eligibility and application procedures for Floor Members as it shall determine.

SEC. 103. ~~SEC. 102.~~ Financial Standards

(A) ~~The~~Subject to Sections 201(x), 202, 311, 500(B) or 501, the Board may adopt, from time to time, Rules relating to financial standards applicable to Class A Members and Member Firms as a condition to becoming a Class A Member and continuing as a Class A Member. Such financial standards may differ among different categories of memberships as determined by the Board in its discretion.

(B) Any Class A Member who is registered with the Commission shall comply with such rules and regulations as the Commission adopts relating to financial requirements.

SEC. 104. ~~SEC. 103.~~ Dues

~~The~~Subject to Sections 201(x), 202, 311, 500(B) or 501, the annual dues of Class A Members shall be fixed by the Board at any meeting of the Board and are payable at such time as the Board may determine. The Board may waive the payment of dues by all Class A Members or by individual Class A Members as it shall determine. Dues are payable by the Class A Member in whose name ~~a membership~~such Class A Membership is registered as owner.

SEC. 105. ~~SEC. 104.~~ Assessments

~~From~~Subject to Sections 201(x), 202, 311, 500(B) or 501, from time to time the Board may levy such assessments as it determines to be necessary. All assessments are due and payable at such time as the Board may determine. All assessments are payable by the Member in whose name ~~the~~such ~~m~~Membership is registered as owner.

SEC. 106. ~~SEC. 105.~~ Fees

~~From~~Subject to Sections 201(x), 202, 311, 500(B) or 501, from time to time the Board may establish fees, in such amounts as it determines, on contracts traded on the Exchange.

SEC. 107. ~~SEC. 106.~~ Failure to Pay Dues, Assessments and Fees

(A) If a Class A Member fails to pay any dues, assessments or fees when due and such failure is not cured within 30 days after written notice to the Class A Member by the Exchange that such dues, assessments or fees are due, then such Class A Member shall be suspended automatically from all rights and privileges of ~~m~~Membership. Such suspension shall continue in effect until the failure is cured. The Executive Committee, upon written application received prior to the expiration of such period, may extend ~~the~~such 30 day period, in its sole discretion.

(B) If a Class A Member who is suspended under subsection (A) of this Section ~~106~~107 fails to pay any dues, assessments or fees within 30 days of the suspension, then the Class A Member shall be expelled from ~~m~~Membership. The Board or the Executive Committee, upon written application received prior to the expiration of such 30 day period, and for good cause, may extend ~~the~~such 30 day period.

(C) Any Class A Member who fails to pay any dues, assessments or fees after written notice to the Class A Member that such dues, assessments or fees are payable, shall pay a penalty, in addition to the sanctions imposed by this Section ~~106,~~107, as fixed from time to time by the Board but not less than 20% of the amount due.

SEC. 108. ~~SEC. 107.~~ Notice of Dues and Assessments

(A) Notice of all dues and assessments shall be published by the Exchange and shall be given personally by delivery to a postal box located on the Exchange premises or by first class mail, postage prepaid and addressed to the Class A Member at the address such Class A Member has filed with the Exchange. Notice, when mailed in accordance with this Section ~~107,~~108, shall be effective when mailed.

(B) Non-receipt of the notice shall not operate to relieve the Class A Member from payment, to extend the time for payment or to relieve any Class A Member from the imposition of penalties for failing to pay dues and assessments.

SEC. 109. ~~SEC. 108.~~ Effect of Suspension or Expulsion of Membership

(A) A Class A Member or Member Firm whose rights and privileges of ~~m~~Membership have been suspended shall continue to be:

(1) subject to these Bylaws and the Rules ~~of the Exchange;~~ ;

(2) liable for all dues, assessments, fees and fines imposed by the Exchange; and

(3) obligated to the Exchange and to its Members for all contracts, obligations and liabilities entered into or incurred before, during and after such suspension.

(B) A Class A Member or Member Firm who has been expelled from the rights and privileges of ~~m~~Membership shall continue to be:

(1) subject to the disciplinary and arbitration rules of the Exchange;

(2) liable for all dues, assessments, fees and fines imposed by the Exchange prior to such expulsion; and

(3) obligated to the Exchange and its Members for all contracts, obligations, liabilities, fines and penalties entered into or incurred prior to or after such expulsion.

SEC. 110. ~~SEC. 109.~~ Transfer of Membership

Membership in the Exchange is ~~a personal privilege,~~ only transferable pursuant to the terms and conditions established by these Bylaws, the Rules and the Charter. ~~No Member may transfer a membership when the Member or the Member Firm upon which such Member has conferred such membership privileges is the subject of any disciplinary proceeding or investigation by the Exchange under the Bylaws or Rules.~~

A Class A Member who is the subject of any disciplinary proceeding or investigation by the Exchange may transfer a ~~membership~~Class A Membership pursuant to the terms and conditions established by these Bylaws, the Rules and the Charter ~~notwithstanding that such Member or the Member Firm upon which such Member conferred such membership privileges is the subject of any investigation by the Exchange, if the Member or Member Firm submits a written agreement, acceptable to the Board, by which the Member or Member Firm submits to the continuing jurisdiction of the Exchange.~~

SEC. 111. ~~SEC. 110.~~ Disclosure of Information

The Exchange shall not disclose to any person any information regarding the financial condition of a Class A Member or Member Firm or the transactions or positions of any Class A Member or Member Firm or any person except:

(1) to any committee, officer, ~~d~~Director, employee or agent of the Exchange authorized to receive such information within the scope of its or such person's duties;

(2) to any duly authorized representative of the Commission or other regulatory agency with jurisdiction over the Exchange requesting such information or to any duly authorized representative of any other regulatory or self-regulatory organization with which the Exchange, as approved by the Board, has entered into an information sharing agreement;

(3) as required by law;

(4) when the Class A Member or Member Firm requests or consents to such disclosure; or

(5) that the Exchange may release such information in connection with any litigation involving the Exchange when, in the opinion of the Exchange, the information is relevant or the release of the information is necessary and appropriate to the conduct of such litigation.

SEC. 150. ~~SEC. 150.~~ Establishment of Associate Membership

There is hereby established a category of associate members known as ~~"~~“Commercial Associate Members~~"~~” whose election to ~~membership~~Commercial Associate Membership and whose rights, privileges and obligations shall be as set forth in Sections 150 through 155.

SEC. 151. Number of Commercial Associate Memberships

The number of Commercial Associate Members shall be limited to 28.

SEC. 152. Election

Any person who was a member in good standing of International Commercial Exchange, Inc. may be qualified as a Commercial Associate Member of the Exchange by complying with the following provisions:

(A) he shall have filed an application for ~~m~~Membership as a Commercial Associate Member in the form prescribed by the Exchange on or before December 31, 1973; and

(B) the application shall have been accompanied by a statement of the President or a Vice President of International Commercial Exchange, Inc. that the applicant was a member in good standing of said ~~E~~exchange and that his application was approved.

SEC. 153. Obligations of Commercial Associate Members

A Commercial Associate Member shall be subject to all of the provisions of these Bylaws and the Rules ~~of the Exchange~~ applicable to Class A Members including, without limitation, the obligations for dues, assessments and fines, except the following:

(A) those that are not applicable to the nature of his ~~m~~Membership such as the provisions respecting compliance with requirements for election to ~~m~~Membership, provisions for transfer of ~~m~~Membership and the like; and

(B) those that are inconsistent with the provisions of Sections 150 through 155.

SEC. 154. Rights and Privileges of Commercial Associate Members

A Commercial Associate Member shall have the following rights and privileges:

(A) the right to confer ~~the membership~~Commercial Associate Membership privileges on a partnership ~~or~~, corporation or other entity in accordance with such rules as may be established for that purpose;

(B) the right to act as a ~~f~~Floor ~~t~~Trader in transactions in all contracts traded on the Exchange only for his own account; and

(C) the right to act as a ~~f~~Floor ~~b~~Broker only in transactions in contracts designated as ~~"~~“Commercial Associate Contracts.~~"~~”

SEC. 155. Limitations of Rights of Commercial Associate Members

Notwithstanding any other provision of Sections 150 through 155 and the subdivisions thereunder, a Commercial Associate Member shall not have any of the following rights or privileges:

(A) to transfer his ~~membership~~Commercial Associate Membership voluntarily (nor shall any such ~~membership~~Commercial Associate Membership be transferred by operation of law, and any purported transfer in violation of this Section 155 shall be null and void ab initio);

(B) to vote;

(C) to trade on the floor of the Exchange except as specified in Section 154;

(D) to clear contracts or to confer the right to become a ~~C~~clearing ~~M~~member on a partnership ~~or~~, a corporation or other entity;

(E) to participate in the distribution of any assets of the Exchange; and

(F) to become a member of the Board ~~of Governors~~.

ARTICLE 2

MEETINGS OF MEMBERS

SEC. 200. Time and Place of Meetings of Members

All meetings of Members shall be held at such place within or without the State of ~~New York~~Delaware and at such time as the Board shall designate.

SEC. 201. Annual Meeting ~~of Members~~

The ~~Members~~Class B Member shall hold an annual meeting at the offices of the Exchange ~~on the third Tuesday in March of each year to elect directors~~ (x) no later than May 1, 2006 (except in the case of war or threat of war, industrial dispute or strike, governmental restrictions, power failures, riot, civil strife, terrorist activity, acts of God, fires, floods, natural or nuclear disaster and all similar extraordinary events outside the Corporation’s control, in which case the annual meeting shall occur as soon as practicable thereafter) and (y) thereafter during each month of May, to elect Directors of the Exchange in accordance with the Charter and these Bylaws and to transact such other business as may come before the meeting. ~~If such day is not a business day, then the annual meeting shall be held on the next succeeding business day.~~

SEC. 202. Special Meetings of ~~Members~~Owners of Class A Memberships

(A) Special meetings of ~~Members~~owners of Class A Memberships may be called by the Board or by the Chairman in their discretion~~.~~ and shall be held at such time and place as determined in accordance with Section 200.

(B) ~~A special meeting~~Special meetings of owners of Class A Memberships shall be called ~~by the Chairman or~~ by the Secretary upon receipt ~~by the Chairman or by the Secretary~~ of a written demand of ~~a majority of the Board or of~~Class A Members entitled to cast 10% of the total number of votes entitled to be cast at such meeting~~. Any such written demand shall specify the purpose of such special meeting and the special meeting so called shall be limited to the purpose so set forth. The written demand shall~~, provided that such written demand relates to a matter set forth in Section 201(x), 202, 311, 500(B) or 501. Any notice to the Class A Members under Section 311(B)(1)(b) shall be accompanied by a response form through which a Class A Member may request a Special Meeting and the 10% threshold shall be deemed met if such forms, by themselves or collectively with one or more other written demands or petitions (which may be delivered by fax or electronically to the Secretary of the Exchange), reflect that the owners of at least 10% of the Class A Memberships are requesting a Special Meeting. Within one business day after any Member so requests a Special Meeting, the Secretary of the Exchange shall confirm (by fax or electronically, in addition to regular mail), to each Member submitting a response form, written demand or petition, receipt of such Member’s request and whether the 10% threshold has, or has not, at that time been met. The written demand may also specify the date of such special meeting ~~that~~ (in which case such meeting date shall be a business day and not an Exchange holiday which is not less than 60 nor more than 90 days from the date of such written ~~demands~~demand).

SEC. 203. Notice of Meeting

(A) Notice of the annual meeting of Members shall state the place, date and time of such meeting.

(B) Notice of any special meeting of Members shall state the place, date and time of such special meeting, the purposes for which such meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the special meeting.

(C) The President or the Secretary shall issue all notices of meetings of Members.

(D) A copy of Notice of any meeting of Members shall be given personally or by delivery to a postal box located on the Exchange premises or by first class mail, postage prepaid and addressed to each Member at his address as it appears in the records of the Exchange. Notice of a meeting, when mailed in accordance with this Section 203(D), shall be effective when mailed. Notice of any meeting of Members shall be given not less than ~~10~~15 days nor more than ~~50~~60 days prior to the date of the meeting.

SEC. 204. Quorum of Members

~~One hundred fifty Members,~~The owners of at least one-third of the Class A Memberships whether present in person or by proxy, shall constitute a quorum for the transaction of any business at any meeting of ~~Members~~Class A Members called with respect to any matter set forth in Section 201(x), 202, 311, 500(B) or 501. A majority of the Class A Members present may adjourn a meeting despite the absence of a quorum.

SEC. 205. Voting

(A) Each Class A Member shall be entitled to one vote for each Class A Membership owned of record by such Class A Member on all matters ~~with regard to which Members are entitled to vote, as set forth in the Charter. On all matters as to which all Members are entitled to vote, the Members shall vote together as a single class.~~set forth in Section 201(x), 202, 311, 500(B) or 501. Any action to be taken by a vote of the Class A Members shall satisfy the applicable requirements of Section 500(B). Blank ballots or abstentions shall not be counted in the number of votes cast.

Notwithstanding the foregoing, no Class A Member shall be entitled to vote on any matter while any dues, assessments, fees or fines remain unpaid or during any period of suspension. Except as set forth in Section 201(x), 202, 311, 500(B) or 501, the Class A Members shall have no voting rights.

(B) ~~Member Directors, the Chairman and the Vice Chairman shall be elected by a plurality of votes cast at a meeting of Members. To the extent permitted by law, any action of the Exchange taken by a vote of the Members requires a vote of a majority of the votes cast at a meeting of Members by the Members entitled to vote thereon. Blank ballots or abstentions shall not be counted in the number of votes cast.~~Directors shall be elected by the Class B Member in accordance with the Charter and these Bylaws.

(C) In order that the Exchange may determine the ~~members~~Class A Members or the Class B Member, as the case may be, entitled to notice of or to vote at any meeting of ~~members~~Class A Members or the Class B Member, as the case may be, or any adjournment thereof, the Board ~~of Directors~~ may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board ~~of Directors~~, and which record date shall not be more than ~~fifty~~60 days nor less than ~~ten~~10 days before the date of such meeting. If no record date is fixed by the Board ~~of Directors~~, the record date for determining ~~members~~Class A Members or the Class B Member, as the case may be, entitled to notice of or to vote at a meeting of ~~members~~Class A Members or the Class B Member, as the case may be, shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of ~~members~~Class A Members or the Class B Member, as the case may be, of record entitled to notice of or to vote at a meeting of ~~members~~Class A Members or the Class B Member, as the case may be, shall apply to any adjournment of the meeting; provided, however, that the Board ~~of Directors~~ may fix a new record date for the adjourned meeting.

SEC. 206. Proxies

(A) ~~A~~Any Member entitled to vote at a meeting of Members may authorize another Member to act for him by proxy.

(B) Every proxy must be in writing and signed by the authorizing Member.

(C) The Board may establish, from time to time, such terms and conditions as it deems appropriate to regulate voting by proxy.

ARTICLE 3

GOVERNMENT AND ADMINISTRATION

SEC. 300. Composition of the Board

~~(A)~~ The governance of the Exchange shall be vested in ~~a~~the Board ~~of Directors~~, which shall consist of ~~twenty-five (25) persons. Directors of the Exchange shall include:~~15 persons elected by the Class B Member in accordance with Article SEVENTH of the Charter.

~~(1) a Chairman of the Board and a Vice Chairman of the Board;~~

~~(2) eighteen (18) directors who are Members ("Member Directors"); and~~

~~(3) five (5) persons ("Public Directors") who are not Members or employees of the Exchange.~~

SEC. 301. Powers of the Board

(A) ~~The~~Except as set forth in Sections 201(x), 202, 311, 500(B) or 501, the Exchange shall be managed by ~~a~~the Board ~~of Directors~~, which is vested with all powers necessary and proper for the government of the Exchange, the regulation and conduct of Members and Member Firms, and for the promotion of the welfare, objects and purposes of the Exchange. ~~The~~ Except as set forth in Sections 201(x), 202, 311, 500(B) or 501, (i) the Board shall have control over and management of, the property, business and finances of the Exchange~~. The~~, and (ii) the Board may also adopt, amend, rescind or interpret the Rules ~~of the Exchange~~ and impose such fees, charges, dues and assessments, all as it deems necessary and appropriate.

(B) Without limiting the generality of the foregoing, the Board shall have the following powers, subject to Sections 201(x), 202, 311, 500(B) or 501:

(1) the Board may make such expenditures as it deems necessary for the best interests of the Exchange;

(2) the Board may fix, from time to time, the fees or other compensation to ~~members of the Board~~Directors and to members of any committee of the Board for services rendered in performing these duties as such~~. The~~; including, the compensation for Public Directors may differ from the compensation for other Directors;

(3) the Board shall have the power to take such action as may be necessary to effectuate any final order or decision of the Commission taken under authority of the Act and necessary to comply in all respects with any requirements applicable to the Exchange under ~~such~~the Act; and

(4) the Board shall have the power to adopt arbitration rules for the settlement of claims, grievances, disputes and controversies.

(C) The Board may designate by resolution, from time to time, such committees as it may deem necessary or appropriate, and delegate to such committees the authority of the Board to the extent provided in these Bylaws or in such resolution, subject to any applicable provision of law.

(D) With respect to Sections 201(x), 202, 311, 500(B) or 501, the Directors shall (i) not be liable to the Exchange or its Members by reason of the actions or omissions of the Class A Members and (ii) be entitled to indemnification and advancement of expenses as provided in Section 360 of these Bylaws.

SEC. 302. Chairman of the Board ~~of Directors~~

(A) The ~~Chairman shall be designated as Chairman by the Class B Member from among the elected members of the Board to serve until his successor is elected and qualified. The Chairman shall be a member at the time of his nomination and shall have been a Member for at least one year prior to his nomination.~~Class B Member shall designate the Chairman of NYMEX Holdings as the Chairman.

~~(B) The Chairman shall be the chief executive officer of the Exchange and shall preside at all meetings of the Members and of the Board. He may appoint such experts and professional advisors as he deems appropriate.~~

(B) ~~(C)~~ The Chairman shall be an ex-officio member of all Committees.

(C) ~~(D)~~ The Chairman shall have such authority and perform such duties as are incident to his office. He shall present any reports of the Board at meetings of Members. Whenever he deems it appropriate, the Chairman may communicate to the Board or to the Members any ideas and suggestions that tend, in his opinion, to promote the welfare and usefulness of the Exchange. The Chairman shall have a vote on all questions at all meetings of the Board or of the Members.

SEC. 303. Vice Chairman of the Board ~~of Directors~~

(A) The ~~Vice Chairman shall be designated as Vice Chairman by the Class B Member from among the elected members of the Board to serve until his successor is elected and qualified. The Vice Chairman shall be a member at the time of his nomination and shall have been a Member for at least one year prior to his nomination.~~Class B Member shall designate the Vice Chairman of NYMEX Holdings as the Vice Chairman.

(B) If the Chairman is absent or unable to perform his duties, then the Vice Chairman shall exercise and shall perform the duties of the Chairman. If both the Chairman and the Vice Chairman are absent or unable to perform the duties of Chairman, then the ~~Treasurer~~President shall exercise and perform the duties of the Chairman. If the Chairman, Vice Chairman and ~~Treasurer~~President are all absent or unable to perform the duties of Chairman, then a quorum of the Board, by majority vote, may chose an ~~A~~acting ~~C~~chairman from the remaining Directors.

SEC. 304. Resignation and Removal of Directors

~~(A)~~ Any Director, ~~other than the Chairman of the Board,~~ may resign at any time by tendering written notice of his resignation to the ~~Chairman of the Board. The Chairman of the Board may resign at any time by tendering written notice of his resignation to a quorum of the Board. Any resignation under this Bylaw~~Board. Any resignation, unless conditioned on acceptance, will be effective on the date stated in the notice or, if no date is stated, on the date ~~given.~~

~~(B) In the event of the refusal, failure, neglect or inability of a Director, other than the Chairman or the Vice Chairman, to discharge his duties, or for any cause adversely affecting the best interests of the Exchange, or if a Director, other than the Chairman or Vice Chairman, shall absent himself from three successive regular or special meetings and fail to justify such absences to the satisfaction of the Board, then the Class B member shall have the power to remove such Director.~~

~~(C) In the event of the refusal, failure, neglect or inability of the Chairman or the Vice Chairman to discharge his duties, or for any cause adversely affecting the best interests of the Exchange, or if the Chairman or the Vice Chairman shall absent himself from three successive regular or special meetings and fail to justify such absences to the satisfaction of the Board, then the Board shall have the power to suspend the powers of such Chairman or Vice Chairman arising from his designation as such by an affirmative vote of the Directors provided there is a quorum of not less than a majority present at the meeting (regular or special) at which such action is taken. If the Board suspends a Chairman or Vice Chairman pursuant to this Section 307(C), then it shall call a special meeting of Members to be held within 30 days of such suspension, to vote on the removal or the termination of the suspension of the powers of such Chairman or Vice Chairman.~~tendered. Further, (x) a resignation from the Board shall be deemed to be a simultaneous resignation from the board of directors at NYMEX Holdings, and (y) a resignation from the board of directors of NYMEX Holdings shall be deemed to be a simultaneous resignation from the Board. The Class B Member shall take such action, including, without limitation, removing a Director, as required to ensure that the members of the Board are identical to the members of the board of directors of the Class B Member.

SEC. 305. Filling of Vacancies

(A) In the event there is a vacancy among the ~~d~~Directors caused by the death, removal or resignation of a Director, such vacancy shall be filled by a vote of the Class B Member.

(B) A Director appointed to fill a vacancy under this ~~Bylaw,~~Section 305, shall hold office until the next annual meeting of Members and until his successor is elected or appointed and qualified. Such successor, and any person elected to fill an unfilled vacancy or to replace a ~~Director resigning~~resigning Director, shall be elected for a term of such length as would have remained in the term of the Director whose death, removal or resignation ~~had caused the vacancy. If no time would have remained in such term, then such successor shall be elected for a full term.~~caused the vacancy. If no time would have remained in such term, then such successor shall be elected for a full term.

~~(C) In the event of the death, resignation or vacancy of the Chairman, the Vice Chairman shall be the Chairman.~~

~~(D) In the event of the death, resignation or vacancy in the office of the Vice Chairman, the Board, by vote of a majority of the Directors then in office, shall elect a Vice Chairman from among the other Directors.~~

~~(E) A Chairman or a Vice Chairman appointed or elected pursuant to this Section 305 shall hold office until the next annual meeting of Members and until his successor is elected and~~

~~qualified. Such successor shall be elected for a term of such length as would have remained in the term of the Chairman or Vice Chairman whose death, removal or resignation had caused the vacancy. If no time would have remained in such term, then such successor shall be elected for a full term.~~

SEC. 306. Meetings of the Board

~~(A)~~ The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board ~~shall be held monthly on such date and at such time and place as fixed by the Board.~~

~~(B) The Chairman may call a special meeting of the Board whenever he deems necessary. The Chairman shall call a special meeting when a written demand of not less than five Directors is received.~~

~~(C) Notice of a meeting may be given in writing, by telephone or by other means of communication and shall be effective when so given. No special meeting may be called on notice of less than one hour. Notice of any meeting may be waived by a Director in writing or by his attendance at a meeting without protest of the lack of notice to him either before, or at the commencement of, the meeting.~~

~~(D) Notice of a regular meeting need not specify the purpose of any meeting.~~

~~(E) Notice of a special meeting shall specify the purpose of such meeting.~~may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, if there be one, the President, or by a majority of the Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SEC. 307. Quorum

~~One-third~~A majority of the entire Board ~~of Directors~~ shall constitute a quorum. A majority of Directors present, whether or not a quorum exists, may adjourn any meeting to another time or place. Unless specifically provided otherwise in these Bylaws or by any applicable law, any action taken by a vote of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board.

SEC. 308. Action by Consent

Any action required or permitted to be taken by the Board may be taken without a meeting if all of the Directors consent in writing to the adoption of a resolution authorizing such action. The resolution and the written consents of the Directors shall be filed with the minutes of the proceedings of the Board.

SEC. 309. Telephone Participation

One or more Directors may participate in a meeting of the Board by means of conference telephone or similar communications devices allowing all persons participating at the meeting to hear each other at the same time. Such participation shall constitute presence in person at the meeting.

~~SEC. 310. Procedure for Election of Directors~~

~~In order to be eligible for election as the Chairman, Vice Chairman or a Member Director, a Member must be nominated by written petition of the membership in accordance with the Rules of the Exchange.~~

SEC. 310. ~~SEC. 311.~~ Rules of Order

The Board shall have the authority to make rules governing its own conduct and proceedings. ~~In the absence of such rules, all meetings of the Board shall be conducted in accordance with the then current edition of Robert's Rules of Order.~~

SEC. 311. Class A Member Rights

(A) For as long as open outcry trading exists at the Exchange (but in all event until [                    ], 2011)1, the Exchange shall (i) maintain the Exchange’s current facility for such open outcry market, or a facility comparable thereto, for the dissemination of price information and for trading, clearing and delivery and (ii) provide reasonable financial support (consistent with the calendar year 2005 budget levels established by NYMEX Holdings, increased annually to reflect the approximate percentage by which expenses have increased for NYMEX Holdings, on a consolidated basis, for that year (but by not less than the rate of inflation) and, if applicable, to reflect additional expenses relating to additional trading floors and their respective back-up sites (and comparable increases)) for technology, marketing and research for open outcry markets (except that such support may be reduced reasonably for that budget year and for subsequent budget years if open outcry trading ceases in one or more contracts because such contracts are no longer Liquid Contracts).

(B) (1) For purposes of this Section 311, the matters set forth in Subsections (C) through (H) below shall be deemed to be “Special Matters;” provided, that from and after [                    ], 20112 if (i) a product is no longer a Liquid Contract because of the provisions of Section 311(C)(2) or (ii) the Class A Members vote in compliance with Section 500(B) to eliminate that product from the Special Matters, then the Special Matters provisions shall no longer apply to that product. Any action with respect to any Special Matters may be taken only if:

(a) the Board votes to take action on a Special Matter and the requirements of Section 500(B) of these bylaws are satisfied; or

(b) the Board votes to take action on a Special Matter in respect of which Section 500(B) does not require the consent of the owners of 75% of all of the Class A Memberships and within fifteen (15) days after the giving of written notice (which will be by facsimile or electronic mail from the Secretary of the Exchange, with acknowledgement of delivery) of such Board action in reasonable detail to the owners of Class A Memberships in accordance with Article 2,

(x) the owners of Class A Memberships do not make written demand for a special meeting that complies with the requirements of Section 202(B); or

(y) the owners of Class A Memberships do make written demand for a special meeting that complies with the applicable requirements of Section 202(B) and at such special meeting the owners of Class A Memberships approve such action in accordance with the requirements of Section 500(B).

(2) Notwithstanding the provisions of Section 311(B)(1), these procedures shall not apply to emergency actions taken pursuant to Article 7 of these Bylaws and also shall not apply to any other action taken by the Board as may be required by regulation or law. The Board will use best efforts to take steps necessary (unless otherwise required by law) to ensure that any temporary, emergency rule enacted by the Board pursuant to an emergency action is consistent with the rights granted to Members pursuant to these Bylaws and the Rules.

For purposes of this Section 311, the category of Core Products shall be comprised of the following listed Exchange contracts and also shall include any new NYMEX Division product that may be listed by the Exchange for trading by open outcry (or similar or “look-alike” contracts or products or successor or similar contracts or products):

New York Harbor No. 2 Heating Oil Futures

New York Harbor No. 2 Heating Oil Options

New York Harbor No. 2 Unleaded Gasoline Futures

[1]	This will be 5 years from the closing date.
[2]	This will be 5 years from the closing date.

New York Harbor No. 2 Unleaded Gasoline Options

New York Harbor Gasoline Blendstock for Oxygen Blending (RBOB) Futures

New York Harbor Gasoline Blendstock for Oxygen Blending (RBOB) Options

Natural Gas Futures

Natural Gas Options

Light, Sweet Crude Oil Futures

Light, Sweet Crude Oil Options

Heating Oil-Crude Oil Spread Option

Unleaded Gasoline-Crude Oil Spread Option

Crude Oil Calendar Spread Option

Heating Oil Calendar Spread Option

Unleaded Gasoline Calendar Spread Option

Natural Gas Calendar Spread Option

Platinum Futures

Platinum Option

Palladium Futures

Liquefied Propane Gas Futures

NYMEX Natural Gas Mini Futures

NYMEX Light Sweet Crude Oil Mini Futures

NYMEX Heating Oil Mini Futures

NYMEX Unleaded Gasoline Mini Futures

Henry Hub Swap Futures

Crude Oil Look-Alike Option

Natural Gas Look-Alike Option

Crude Oil Average Price Option

New York Harbor Unleaded Gasoline Average Price Option

New York Harbor Heating Oil Average Price Option

Henry Hub Natural Gas Penultimate Swap Futures

Brent Crude Oil Futures

Brent Crude Oil Options

Brent Crude Oil miNY™ Futures

Northwest Europe Gasoil Futures

(C) In addition to the matters set forth in Subsections (D) through (H), and for as long as open outcry trading exists at the Exchange (but in all events until [            ], 2011)3, Special Matters shall include the following:

(1) the elimination of any product from a Class A Member’s trading rights and privileges or the imposition of any restrictions or limitations on these rights and privileges (including without limitation, the right to lease a Class A Member’s trading rights);

[3]	This will be 5 years from the closing date.

(2)(x) elimination or suspension of or (y) restrictions, in each case on open outcry trading, except that, if a product no longer qualifies as a Liquid Contract, then this clause (C)(2) is permanently rendered null and void as a Special Matter as applied to that particular product. For purposes of this subsection (2), a Liquid Contract is a futures or options contract listed for trading on the Exchange where the total trading volume executed by open outcry in the applicable trading ring for that contract for the most recent three month period is at least 20% or more of the total trading volume executed by open outcry in the applicable trading ring for that contract for the three month period immediately preceding the most recent three months; provided that a Contract shall be deemed a Liquid Contract even if it fails to meet such threshold during any period where the Board has taken emergency action;

(3) an increase or decrease in the number of Class A Memberships; provided that this Section 311(C)(3) shall remain in effect even if open outcry trading no longer exists at the Exchange;

(4) (i) any new category of fees or category of charges of any kind generally applicable to Class A Members and not specifically related to a product or type of product, and (ii) for Core Products only, any change in fees of any kind including, without limitation, Exchange fees for obtaining additional electronic trading privileges from the Exchange (and, in the case of both clauses (i) and (ii), whether for Members or non-members, for open outcry or electronic trading, or otherwise) except that the Exchange may implement new fees in connection with new transaction procedures, such as block trading, on the Exchange where the fees for such new transaction procedures are reasonable and are equivalent to fees for similar or related types of transaction procedures;

(5) issuance of trading permits for current open outcry products;

(6) material changes to the Membership, eligibility or capital requirements to become a Member, Member Firm or clearing member, to lease a membership or to exercise the associated trading or clearing rights or privileges;

(7) any change in the Regular Trading Hours, but not including a temporary change on business days preceding an official Exchange holiday and not including any change in trading hours implemented by the Exchange in response to a physical or other emergency;

(8) unless required by law or regulation, changes to the Exchange's current procedure and mechanism for setting margin requirements;

(9) if a new product is introduced on the Exchange that is not traded by open outcry, the Exchange will commence open outcry trading if so requested by written petition, in a form and manner reasonably established by the Exchange, by the owners of a majority of the Class A Memberships then outstanding; provided that the Board may determine to end such open outcry trading if, on any annual anniversary of the commencement of open outcry trading in that product, open outcry volume for that year is not at least 20% of the total volume for that product (open outcry volume plus electronic volume) for that year; and

(10) material changes to the eligibility criteria and composition of the Regular Committees.

(D) (1) Any dispute as to whether the rights of the owners of the Class A Memberships concerning a Special Matter have been violated (a “Dispute”) will be submitted to mandatory and binding arbitration, in New York, New York, before three arbitrators under the Comprehensive Arbitration Rules and Procedures of Judicial Arbitration and Mediations Services, Inc. (“JAMS”) (or if JAMS is no longer in existence, the Commercial Arbitration Rules of the American Arbitration Association). Neither party shall be liable to the other for consequential, punitive or monetary damages in connection with a Dispute, except in respect of out-of-pocket expenses as provided below.

(2) If the owners of a majority of the Class A Memberships then outstanding provide written notice to the Exchange of their consent to bring a proceeding related to a Dispute, then (i) the Exchange will advance the Class A Members reasonable out-of-pocket expenses related to such Dispute, including without limitation legal fees and disbursements, subject to pro rata repayment by the Class A Members in the event that the arbitrators rule in favor of the Exchange with respect to such Dispute, and (ii) implementation of the proposal in question will be stayed until the arbitration of that Dispute is completed and a decision rendered. If the owners of a majority of the Class A Memberships then outstanding do not so consent, then (x) the preceding sentence shall not apply, (y) the non-prevailing party in such Dispute shall pay the reasonable out-of-pocket expenses of the prevailing party related to such Dispute, including without limitation legal fees and disbursements, and (z) the arbitrators shall have the power to determine whether to stay (and if so, for how long) implementation of the proposal in question.

(E) As further provided by Section 500(B), the consent of the owners of 75% of all of the Class A Memberships shall be required for any transaction, regardless of form, the effect of which is to cause the Clearing House to no longer be wholly-owned by the Exchange.

(F) (1) For products traded electronically, including, without limitation, NYMEX miNY, for each Class A Membership owned or leased by an individual Class A Member, such Member (in addition to the right to trade on the trading floor) will be authorized by the Exchange to utilize up to four simultaneous electronic trading privileges for an owner (one for the owner plus three others) or up to two simultaneous electronic trading privileges for a lessee (one for the lessee plus one other) for the exercise of his member trading rights with the related member rates. In all cases, such privileges can only be utilized for the account of the owner or lessee individual Class A Member who granted such privileges. These electronic trading privileges can only be leased together with the related Class A Membership and only to an individual.

(2) For products traded electronically, Member Firms and Member Clearing Firms will continue to be initially authorized by the Exchange to utilize without charge a number of simultaneous electronic trading privileges consistent with the number of Class A Memberships owned by such Firm for the exercise of their member trading rights with the related member rates, and Member Firms and Member Clearing Firms additionally may request from the Exchange additional electronic trading privileges for the exercise of their member trading rights with the related member rates, for which the Exchange will charge a standard fee to Member Firms and Member Clearing Firms for each such additional electronic trading privilege.

(G) If the Exchange determines, which determination must be consistent with all related protections and safeguards included in this Section 311, to terminate permanently all open outcry floor trading for a particular listed product on the NYMEX Division and instead to list such NYMEX Division product for trading only via electronic trading, or at least 90% of contract volume of such applicable NYMEX Division product is from electronic trading (including future products which only trade electronically and therefore immediately meet this threshold), then in such case the owners of Class A memberships shall, at the time of termination or shift to electronic trading (including immediately upon the creation of future products which only trade electronically), thereafter be entitled to receive in perpetuity (or until the Exchange no longer lists such NYMEX product to be traded electronically) the greater of the following:

(x) 10% of the gross Exchange revenues attributable to all revenue, but not including market data fees or revenues from bilateral transactions cleared through NYMEX Clear Port Clearing (or its successor), from the electronic trading of such applicable NYMEX Division product; or

(y) 100% of the revenue from any additional special fee or surcharge that may be imposed by the Exchange on the transaction fees applicable to the electronic trading of such applicable NYMEX Division product.

(H) The owners of Class A memberships shall be entitled to receive the fees (net of applicable expenses directly related to the establishment and maintenance of the Program) charged by the Exchange to participants in the NYMEX miNY™ Designee Program for NYMEX miNYs traded on the floor of the Exchange (the “Program”), for as long as such Program exists; such fees will be allocated and distributed to the owners of Class A memberships.

SEC. 350. Officers

The Board shall appoint a President, a Secretary and a Treasurer. The Board may appoint one or more Vice Presidents, and may classify such Vice Presidents, and may appoint such other officers as the Board may determine. Any officer appointed under this Section may be removed by the Board, with or without cause. Any person may hold two or more offices~~, except the offices~~. The officers of the Exchange (other than the Chairman, the Vice Chairman and the Treasurer) shall not be Members of the Exchange nor, except in the case of the Chairman ~~of the Board~~, the Vice Chairman ~~of the Board, President, Secretary~~ and the Treasurer, need such officers be Directors.

SEC. 351. President

(A) The President shall be the chief ~~administrative~~executive officer of the Exchange, responsible to the Board for the management and administration of all Exchange activities. He shall not engage in any other business (other than as a director, officer or employee of NYMEX Holdings) during his incumbency, nor shall he trade, directly or indirectly, for his own account or for the account of anyone else, in any commodity futures ~~or~~, options contract~~.~~ or other product. He shall, by his acceptance of the office of President, be obliged to uphold the Charter, these Bylaws, ~~Rules~~ and ~~Regulations of the Exchange. He shall attend all meetings of the Board and may attend, in person or by representative, all committee meetings. He may be called upon for information or advice at such Board and committee meetings, but he shall not have the right to vote at any meeting of the Board or of any committees.~~ the Rules. He shall engage such employees as he may determine are required for the efficient management and operation of the Exchange and shall fix the duties, responsibilities and terms and conditions of their employment; provided, however, that the President shall not enter into any contracts of employment on behalf of the Exchange unless authorized to do so by the Board.

(B) In addition to all other powers and duties set forth in these Bylaws and the Rules, the President shall perform all functions delegated to him by the Board or by the Chairman ~~of the Board~~ and shall facilitate the activities of Exchange committees.

~~(C) The duties of the President may be performed by a Vice President or by other persons designated by the Chairman of the Board or by the President.~~

(C) ~~(D)~~ The President shall make an annual report to the Board that shall analyze the effectiveness of the Exchange's Compliance and Disciplinary Program. Such report shall include the following:

(1) Compliance and Disciplinary Program expenditures relative to the volume of trading in each contract;

(2) description of compliance staff size, organization, duties, and responsibilities, investigations commenced and completed, disciplinary actions commenced and completed and other activities;

(3) description of the actions of Exchange Disciplinary Committee; and,

(4) recommendations for any Bylaw, Rule, procedure, staff or operating changes. The President's report shall become a permanent part of the Exchange's compliance records and shall be presented to the Board and any Exchange committee responsible for the ~~C~~compliance budget and expenditures.

SEC. 352. Executive Vice President

The Vice President, who is designated Executive Vice President, shall have such duties and authority as provided in these Bylaws~~,~~ or the Rules or by the Board. ~~If the President is absent or unable to perform his duties, then the Executive Vice President shall perform the duties of the President.~~ Subject to the approval of the Board, the Executive Vice President may delegate all or any part of his authority to ~~others~~other officers of the Exchange.

SEC. 353. Vice Presidents

Each Vice President shall have the authority and shall perform such duties as provided in these Bylaws~~, Rules or by the Board. If the President and Executive Vice President are absent or unable to perform their duties, then such Vice President as determined by the President, the Executive Vice President or the Chairman shall perform the duties of the President~~ or the Rules or by the Board. Subject to the approval of the Board, any Vice President may delegate all or any part of his authority to ~~others~~other officers of the Exchange.

SEC. 354. Secretary; Assistant Secretary

The Secretary and any Assistant Secretary shall attend all meetings of the Board and of Members and keep an official record of the proceedings; give notice of meetings of Members or of the Board as provided in these Bylaws and the Rules or as required by law; give all other notices required to be given; be the custodian of the books, records and corporate seal of the Exchange and attest, on behalf of the Exchange in all contracts and other documents requiring authentication; and shall have such other authority and perform such other duties as provided in these Bylaws and the Rules or by the Board. Subject to the approval of the Board, the Secretary may delegate to ~~others~~other officers of the Exchange all or any part of his authority.

SEC. 355. Treasurer

The Treasurer, along with the Chief Financial Officer, if there be one, shall ~~be a Member Director, and~~ be responsible to the Board for proper accounting and reporting of the funds of the Exchange. ~~The Treasurer shall be the Chairman of the Finance Committee.~~

SEC. 356. Assistant Treasurer

Any Assistant Treasurer shall have such authority and perform such duties as prescribed ~~by~~in these Bylaws and the Rules, or by the Board, the President or the Treasurer.

SEC. 360. ~~SEC. 360.~~ Indemnification of Directors, Officers and Employees

(A) ~~The~~Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Exchange. Subject to subsection (C) of this Section 360, the Exchange shall indemnify ~~to the maximum extent provided by law including, but not limited to, indemnification for judgments, fines, amounts paid in settlement, and reasonable expenses, including attorney's fees, any person made or threatened to be made a party to any~~any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal ~~or~~, administrative or investigative (other than an action by or in the right of the Exchange), by reason of the fact that such person~~, such person's testator or intestate is or was an officer, director, employee, member of any committee of the Exchange or served~~ is or was a Director or officer of the Exchange, or is or was a Director or officer of the Exchange serving at the request of the Exchange ~~in any capacity with any other~~as a director, officer, employee or agent of another corporation, ~~any~~ partnership, joint venture, trust~~, employee benefit plan, or other enterprise, provided that such person did not act in bad faith, and provided that in criminal actions or proceedings, in addition, such person~~ or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Exchange, and, with respect to any criminal action or proceeding, had no reasonable cause to believe ~~that his conduct was unlawful.~~such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Exchange, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(B) ~~Except as specifically permitted by applicable law, no person who is or was an officer, director, employee, member of any committee of the Exchange shall be indemnified in any way if such person has brought the action or proceeding against the Exchange, its officers, directors, employees or any committee of the Exchange.~~Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Exchange. Subject to subsection (C) of this Section 360, the Exchange shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Exchange to procure a judgment in its favor by reason of the fact that such person is or was a Director or officer of the Exchange, or is or was a Director or officer of the Exchange serving at the request of the Exchange as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Exchange; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Exchange unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(C) Authorization of Indemnification. Any indemnification under this Section 360 (unless ordered by a court) shall be made by the Exchange only as authorized in the specific case upon a determination that indemnification of the present or former Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsection (A) or subsection (B) of this Section 360, as the case may be. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion. Such determination shall be made, with respect to former Directors and officers, by any person or persons having the authority to act on the matter on behalf of the Exchange. To the extent, however, that a present or former Director or officer of the Exchange has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(D) Good Faith Defined. For purposes of any determination under subsection (C) of this Section 360, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Exchange, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Exchange or another enterprise, or on information supplied to such person by the officers of the Exchange or another enterprise in the course of their duties, or on the advice of legal counsel for the Exchange or another enterprise or on information or records given or reports made to the Exchange or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Exchange or another enterprise. The provisions of this subsection (D) of this Section 360 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in subsection (A) or subsection (B) of this Section 360, as the case may be.

(E) Indemnification by a Court. Notwithstanding any contrary determination in the specific case under subsection (C) of this Section 360, and notwithstanding the absence of any determination thereunder, any Director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under subsection (A) or subsection (B) of this Section 360. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsection (A) or subsection (B) of this Section 360, as the case may be. Neither a contrary determination in the specific case under subsection (C) of this Section 360 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this subsection (E) of this Section 360 shall be given to the Exchange promptly upon the filing of such application. If successful, in whole or in part, the Director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(F) Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Exchange in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Exchange as authorized in this Section 360. Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Exchange deems appropriate.

(G) Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 360 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of Members or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Exchange that indemnification of the persons specified in subsection (A) and subsection (B) of this Section 360 shall be made to the fullest extent permitted by law. The provisions of this Section 360 shall not be deemed to preclude the indemnification of any person who is not specified in subsection (A) or subsection (B) of this Section 360 but whom the Exchange has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

(H) Insurance. The Exchange may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Exchange, or is or was a Director or officer of the Exchange serving at the request of the Exchange as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Exchange would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 360.

(I) Certain Definitions. For purposes of this Section 360, references to the “Exchange” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 360 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Section 360 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Exchange as a director, officer, employee or agent. For purposes of this Section 360, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Exchange” shall include any service as a Director, officer, employee or agent of the Exchange which imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Exchange” as referred to in this Section 360.

(J) Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 360 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(K) Limitation on Indemnification. Notwithstanding anything contained in this Section 360 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by subsection (E) of this Section 360), the Exchange shall not be obligated to indemnify any Director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of the Exchange.

(L) Indemnification of Employees and Agents. The Exchange may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Exchange similar to those conferred in this Section 360 to Directors and officers of the Exchange.

ARTICLE 4

COMMITTEES

SEC. 400. Committee Designation

(A) The Exchange shall have such Standing Committees, Special Committees and Regular Committees as are provided in these Bylaws or the Rules. The ~~Chairman of the~~ Board may appoint~~, with the consent of the Board,~~ Regular Committees in addition to those named in these Bylaws or the Rules.

(B) The ~~Chairman of the~~ Board shall appoint~~, with the approval of the Board,~~ the following Regular Committees: an Adjudication Committee, an Appeals Committee, an Arbitration Committee, a Business Conduct Committee, a ~~Bylaws Committee, a~~ Control Committee, a Finance Committee, a Floor Committee and a Membership Committee.

SEC. 401. Executive Committee

(A) The Board shall appoint an Executive Committee ~~that shall be a Standing Committee and shall consist of the Chairman of the Board, the Vice Chairman of the Board, the Treasurer, if he is a director, and two additional Directors appointed by the Board at its first meeting after the annual meeting of Members. The Chairman of the Board shall be the Chairman of the Executive Committee and the Vice Chairman of the Board shall be the Vice Chairman of the Executive Committee. If the Treasurer is not a Director, he shall be authorized and entitled to attend all meetings and to provide advice to the Committee~~which shall consist of those persons who serve as members of the Executive Committee of NYMEX Holdings.

(B) The Executive Committee shall have and may exercise the authority of the Board. The Executive Committee shall have the power to perform other duties as are specified by the Board or as are provided in these Bylaws and the Rules.

(C) Any action taken by the Executive Committee shall be submitted to the Board at its next meeting for ratification. Except to the extent that the rights of third parties acquired by such action may be impaired, the Board may amend or rescind any such action.

SEC. 402. Powers of Committees

(A) A Standing Committee shall have the authority of the Board to the extent provided in these Bylaws, the Rules or any resolutions of the Board and subject to applicable provisions of law.

(B) A Special Committee shall have only the powers specifically delegated to it by the Board and shall not have any powers that a Standing Committee may not exercise under applicable provisions of law.

(C) A Regular Committee shall have such powers as may be delegated to it in these Bylaws or the Rules or by the Board; provided, however, that such powers shall in no case exceed the powers that the Board ~~might~~may delegate lawfully to an officer of the Exchange.

(D) All ~~C~~committees shall have all powers necessary incident to the discharge of their duties.

SEC. 403. Composition of Committees

(A) A Standing Committee shall consist of at least three members, all of whom shall be Directors. The Board, by resolution adopted by a majority of the entire Board, may designate Standing Committees from among ~~its members.~~the Directors.

(B) A Special Committee shall consist of as many members of the Board as the Chairman ~~of the Board~~, with the consent of the Board, shall appoint. All members of a Special Committee shall be ~~members of the Board.~~Directors.

(C) ~~A~~Except as provided in Section 311(C)(11), a Regular Committee shall be composed of such persons as the Chairman ~~of the Board~~ with the consent of the Board shall appoint or as the Class B Member may elect as provided in these Bylaws or the Rules.

(D) Except as otherwise provided in these Bylaws or the Rules, the Chairman ~~of the Board~~ shall appoint a ~~C~~chairman of each committee and may appoint such ~~Vice Chairmen~~vice chairman of any committee as he deems desirable.

SEC. 404. Term of Committees

Unless otherwise specifically provided in these Bylaws or the Rules, members of any committee shall hold office until the first meeting of the Board following the annual meeting of Members and until their successors are appointed.

SEC. 405. Removal, Resignation and Vacancies

(A) Members of ~~C~~committees hold office subject to the ~~pleasure~~discretion of the Board. A member of a ~~C~~committee elected or appointed by the Board may be removed with or without cause.

(B) A member of a ~~C~~committee or of any subcommittee may resign at any time by tendering written notice of his resignation to the Chairman ~~of the Board~~. Unless contingent upon acceptance, such resignation will be effective on the date specified, or if no date is specified, on the date tendered. A member of a Standing Committee or Special Committee shall cease to be a committee member upon the termination of his membership on the Board.

(C) The Chairman ~~of the Board~~ may remove with the consent of the Board, with or without cause, any ~~Chairman, Vice Chairman~~chairman of a committee, vice chairman of a committee or any member of a committee whom he has appointed.

(D) In the event there is a vacancy on a Standing Committee, the Board may fill such vacancy. In the event there is a vacancy on a Special Committee or a Regular Committee, the Chairman ~~of the Board~~, with the consent of the Board, may fill such vacancy.

SEC. 406. Meetings of Committees

(A) Unless otherwise specifically provided in the Rules, regular meetings of committees and subcommittees shall be held on such date and at such time as the committee or subcommittee shall determine.

(B) The chairman of any committee or any subcommittee shall have the authority to call a special meeting of such committee or subcommittee to be held on such date and at such time as the chairman of such committee shall determine.

(C) Notice of all meetings of committees and subcommittees may be in writing, by telephone, or by other means of communication. Such notice shall be made not less than one hour before such meeting.

(D) Any action required or permitted to be taken by a committee or subcommittee may be taken without a meeting if all the members of the committee or subcommittee consent in writing to the adoption of a resolution authorizing such action.

(E) Any one or more members of a committee or subcommittee may participate in a meeting by means of a conference telephone or similar communications device allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SEC. 407. Quorum; Vote

(A) Unless otherwise specifically provided in these Bylaws or the Rules, one-third of the members of a committee or any subcommittee shall constitute a quorum for the transaction of business.

(B) Unless otherwise specifically provided in these Bylaws or the Rules, any action taken by a majority of members of a committee or subcommittee present at a meeting at which a quorum is present shall be a valid action of the committee or subcommittee.

SEC. 408. Subcommittees Authorized

The Board may designate, at any time, from its members, a subcommittee, or subcommittees, as it may deem necessary or appropriate. Each subcommittee shall have all of the authority of the committee to the extent provided in such designation, in these Bylaws or in the Rules subject to any applicable provision of ~~L~~law.

SEC. 409. Alternates

(A) The Board may designate one or more Directors as alternate members of any standing committee.

(B) The Chairman ~~of the Board~~ may designate one or more Directors as alternate members of any special committee.

(C) The Chairman, with the consent of the Board, may designate one or more persons as alternate members of a regular committee.

(D) Any alternate or alternate committee member appointed or elected pursuant to this Section 409 may replace one or more absent members of any such committee.

ARTICLE 5

AMENDMENTS TO BYLAWS AND RULES

SEC. 500. Amendments of Bylaws

(A) Other than Section 201(x), 202, 311, 500(B) or 501 (which Sections may not be supplemented or expanded without the consent of the Class A Members and the Class B Member), any Bylaw may be adopted, amended, modified, eliminated, waived or deleted by the affirmative vote of two-thirds of the entire Board at any regular or special meeting thereof.

(B)

(1) Section 202, 311, 500(B) or 501 may only be amended, modified, eliminated, waived or deleted in any way (but any supplement or expansion of such Sections shall require the consent of the Class A Members and the Class B Member) with the consent of the owners of a majority of the Class A Memberships represented in person or by proxy and entitled to vote at a meeting of Class A Members duly called for such purpose, except for (a) Sections 201(x), 311(A), (C)(2)(x), (C)(3), (E), (G) and (H), and this clause of Section 500(B) relating to Sections 201(x), 311(A), (C)(2)(x), (C)(3), (E), (G) and (H), which may only be amended, modified, eliminated, waived, deleted, supplemented or expanded in any way (but any supplement or expansion of such Sections shall require the consent of the Class A Members and Class B Member) with the consent of the owners of 75% of all of the Class A Memberships, and (b) Section 311(C)(1) and this clause of Section 500(B) relating to Section 311(C)(1), which may only be amended, modified, eliminated, waived, deleted, supplemented or expanded in any way (but any supplement or expansion of such Section shall require the consent of the Class A Members and Class B Member) with the consent of the owners of a majority of all of the Class A Memberships.

(2) In addition to any Class A Member vote required under Section 500(B)(1), (a) any amendment, modification, elimination, waiver, deletion or expansion of or supplement to the certificate of incorporation or bylaws of NYMEX Holdings or the certificate of incorporation of the Corporation which could adversely affect any rights of the Class A Members under or in connection with either (x)(i) Sections 201(x), 311(A), (C)(2)(x), (C)(3), (E), (G) and (H), or (ii) this clause of Section 500(B) relating to Sections 201(x), 311(A), (C)(2) (x), (C)(3), (E), (G) and (H), shall require in the case of clause (x)(i) or (x)(ii) the concurrence of the owners of 75% of all of the Class A Memberships, or (y) this clause of Section 500(B) relating to Section 311(C)(1), shall require the concurrence of the owners of a majority of all of the Class A Memberships, (b) any amendment, modification, elimination, waiver, deletion or expansion of or supplement to the certificate of incorporation or bylaws of NYMEX Holdings or the certificate of incorporation of the Corporation as to which the Class A Members have the right to vote but which are not referred to in Section 500(B)(1) or 500(B)(2)(a) shall require the concurrence of the owners of a majority of the Class A Memberships entitled to vote and represented in person or by proxy at a Special Meeting of Class A Members duly called for such purpose, and (c) any Special Matter in respect of which Section 500(B) does not require the consent of the owners of a majority or 75%, as the case may be, of all Class A Memberships which has been approved by the Board and as to which the owners of Class A Memberships have demanded a vote of the Class A Members as contemplated by Section 202 shall require the consent of the owners of a majority of the Class A Memberships entitled to vote and represented in person or by proxy at a Special Meeting of Class A Members duly called for such purpose. The Special Meeting to obtain the requisite consent shall be called in accordance with Article 2.

(3) ~~(A) Any Bylaw may be adopted, amended or deleted by the Board with the approval of the Memberships. After approval by the Board by a vote of two-thirds of the entire Board at any regular or special meeting thereof, a proposed Bylaw, amendment or deletion of the Bylaws shall be voted upon by the Memberships at any meeting of Members. The proposed Bylaws, amendment or deletion shall be adopted by the affirmative vote of a majority of the Memberships, voting together as a single class, at such meeting.~~ Notice of the proposed Bylaw, amendment ~~or deletion~~, modification, elimination, waiver or deletion (including with respect to the certificate of incorporation or bylaws of NYMEX Holdings or the certificate of incorporation of the Corporation) contemplated by this Section 500(B) must be given in accordance with Section 203 and shall specifically set forth the entire Bylaw, amendment, modification, elimination, waiver or deletion proposed and otherwise provide disclosure concerning the same in reasonable detail.

SEC. 501. Amendment~~s~~ of Rules

~~Any~~Other than a Rule which would amend, modify, eliminate, waive, delete, expand or supplement Section 311, 500(B) or 501, any Rule may be added, amended ~~or deleted by a~~, modified, eliminated, waived, deleted, expanded or supplemented by the affirmative vote of a majority of the entire Board.

SEC. 502. Amendments Affecting Existing Contracts

Unless provided to the contrary in these Bylaws or the Rules or in the resolution adopting an amendment, or deletion of these Bylaws or the Rules, any amendment or deletion of these Bylaws or of the Rules that relates to ~~contracts~~products traded on the Exchange shall be binding on contracts entered into before and after such amendment or deletion. Unless provided to the contrary in a resolution adopting an amendment, or deletion that affects the amount of money to be paid, or grade, quality or quantity of merchandise to be received, under any contract shall be effective only with respect to the delivery month immediately following the last delivery month in which there is an open position on the date such amendment or deletion becomes effective.

SEC. 503. Effective Date of Amendments

All Bylaws, Rules and amendments thereto are effective and binding on Members and shall govern all matters to which they are applicable ten days following receipt of prior approval from the Commission or following receipt of notification that such prior approval is unnecessary or at such date as is fixed by the Board.

SEC. 504. Technical Amendments

~~The~~Subject to Sections 201(x), 202, 311, 500(B) or 501, the Board, by majority vote at any meeting, may change the numbers and captions of these Bylaws and the Rules or amend these Bylaws and the Rules to correct cross references to Bylaws, Rules, statutes, regulations or to correct typographical errors of similar matters. The Board may make such changes effective immediately.

ARTICLE 6

CLEARING DEPARTMENT

SEC. 600. ~~SEC. 600.~~ Purpose

All contracts made in accordance with these Bylaws and the Rules ~~of the Exchange~~, shall be cleared through the Clearing Department ~~of the Exchange or a Clearing~~or another clearing facility designated by the Board.

SEC. 601. Qualifications

The Clearing Department or a facility designated by the Board shall prescribe the qualifications of its own members. No person shall be eligible to clear Exchange contracts who is not a Class A Member or Member Firm ~~of the Exchange~~.

SEC. 602. Principle of Substitution

When a contract is cleared through the Clearing Department, the Clearing Department shall be deemed substituted as Seller to the Buyer, and as Buyer to the Seller, and thereupon shall have all the rights and be subject to all the liabilities of the Buyer and Seller with respect to such contract.

ARTICLE 7

EMERGENCIES

SEC. 700. Definitions

As used in this Article 7 of ~~the Bylaws: (A)~~ these Bylaws:

(A) The term ~~"~~“emergency~~"~~” shall mean any occurrence, circumstance or event as defined by the Commission in accordance with the applicable provisions of the Act that in the opinion of the Board requires immediate action and threatens or may threaten such things as the fair and orderly trading or liquidation of any commodity futures or options contract traded on the Exchange. Occurrences, circumstances or events that the Board may deem emergencies are limited to:

(1) any manipulative activity or attempted manipulative activity;

(2) any actual, attempted or threatened corner, squeeze, congestion or undue concentration of positions;

(3) any circumstance or circumstances that may materially affect the ~~performance of~~ability to satisfy the obligations arising under futures or options contracts traded on the Exchange;

(4) any action taken by or against the government of the United States, any foreign government, any state or local government, or by any other Exchange, any board of trade or trade association, whether foreign or domestic, which action may have a direct impact on trading on the Exchange;

(5) any circumstance that may have a severe, adverse effect on the physical functions of the Exchange including, for example, fires or other casualties, bomb threats, substantial inclement weather, power failures, communication or transportation breakdowns, computer system breakdowns, screen-based trading system breakdowns and malfunctions of plumbing, heating, ventilation and air conditioning systems;

(6) the bankruptcy or insolvency of any Class A Member or Member Firm or the imposition or service of any lien, attachment, execution or other levy or an injunction or other restraint against a Class A Member or Member Firm or their assets by any governmental agency, court, arbitrator or judgment creditor which event may affect the ability of the Class A Member or Member Firm to perform on its contracts or otherwise to engage in business;

(7) the occurrence of a ~~"~~“Reportable Emergency Event~~"~~” or ~~"~~“Financial Emergency~~"~~” with respect to a Class A Member or Member Firm, as defined in Section 850(C) or (D) of these Bylaws;

(8) any circumstance in which it appears, in the judgment of the Board, that a Class A Member or Member Firm: (i) has failed to perform on its futures or options contracts, or (ii) is insolvent or is in such financial or operational condition or is conducting its business in such a manner that such Class A Member or Member Firm cannot be allowed to continue its business without jeopardizing the safety of customer funds, of any Class A Member~~s~~ or of the Exchange; or

(9) any other unusual, unforeseeable and adverse circumstance with respect to which it is not practicable for the Exchange to submit, in timely fashion, a rule to the Commission for prior review.

(B) The term ~~"~~“two-thirds vote of the Board~~"~~” shall mean the affirmative vote of members of the Board constituting two-thirds of the Board, either (i) physically present and voting at a meeting at which a quorum of the Board is physically in attendance or (ii) voting in any manner other than at a meeting at which a quorum is physically in attendance as permitted by ~~applicable state corporation law~~the DGCL.

(C) The term ~~"~~“physical emergency~~"~~” shall mean, in addition to those events that are set forth in this Section 700(A)(5), any computer malfunction, backlog or delay in clearing trades or in processing any documents relating to clearing trades, any floor occurrences that threaten an orderly market, or any similar events.

(D) The term ~~"~~“temporary emergency rule~~"~~” shall mean a rule or resolution adopted, under this Article 7 of these Bylaws, to meet an emergency.

SEC. 701. Emergency Action

(A) In the event of an emergency, the Exchange, by two -thirds vote of the Board and subject to the applicable provisions of the Act~~, as it may be amended~~, and to the applicable rules and regulations promulgated thereunder, may adopt and place into immediate effect a temporary emergency rule.

(B) A temporary emergency rule, including any modification thereof, may not extend beyond the duration of the emergency as determined by the Board. In no event, however, shall such a temporary emergency rule, or any modification thereof, extend for more than 90 days after the temporary emergency rule is placed in effect.

(C) Any temporary emergency rule may provide for, or may authorize the Exchange, the Board or any Committee of the Exchange to undertake actions that, in the sole discretion of the Board or of any Committee ~~of the Exchange~~, are necessary or appropriate to meet the emergency including, but not limited to, such actions as:

(1) limiting trading to liquidation only, in whole or in part, or limiting trading to liquidation only except for new transactions in futures or options contracts by parties who have the commodity to deliver pursuant to such sales;

(2) extending or shortening the expiration date for trading in futures or options contracts;

(3) extending the time of delivery under futures contracts or expiration of futures or options contracts;

(4) changing delivery points, the manner of delivery or the means of delivery;

(5) modifying price limits;

(6) modifying circuit breakers;

(7) ordering the liquidation of futures and/or options contracts, the fixing of a settlement price or the reduction of positions held by or for any or all Class A Members, Member Firms or customers;

(8) ordering the transfer of futures and/or options contracts and the money, securities and property securing such contracts held by or on behalf of customers by a Class A Member or Member Firm to another Class A Member or Member Firm or to other Class A Members or Member Firms willing or obligated to assume such contracts;

(9) extending, limiting or changing hours of trading;

(10) suspending trading; and

(11) modifying or suspending any provision of the rules of the contract market, including any contract market prohibition against dual trading.

SEC. 702. Action by Board

(A) In an emergency, or to determine whether an emergency exists, a meeting of the Board may be convened without notice.

(B) In the event of an emergency where a quorum of the Board is unavailable, all trading on the Exchange may be suspended by an affirmative vote of two-thirds of the members of the Board present. In the event of an emergency in which no other ~~member of the Board~~Director is present, the Chairman, or in his absence, the Vice Chairman, or in their absences any one Director present, or in their absences, the President, or in all their absences, the Executive Vice President, or in all their absences, any Vice President, may order suspension of trading for such period as in their or his judgment is necessary.

(C) Any action taken pursuant to this Section 702 shall be subject to review and modification by the Board.

SEC. 703. Physical Emergencies

(A) In the event that the physical functioning of the Exchange is, or is threatened to be, severely and adversely affected by a physical emergency, the Chairman, or in his absence the Vice Chairman, or in their absences the President, or in all their absences the Executive Vice President, or in his absence any Senior Vice President, or in their absences any member of the Executive Committee, or in their absences any Board member present, or in all their absences any Vice President, may take any action that in his opinion, is necessary or appropriate to deal with the physical emergency. Such action may include, but is not limited to, the suspension of trading in any or all contracts, a delay in the opening of trading in any or all contracts, the extension of trading in the time of trading in any or all futures and options contracts or the extension of trading in the last day of trading in any or all futures and options contracts.

(B) No action taken under this Section 703 shall continue in effect for more than five days unless an extension of time has been granted by the Commission in accordance with the applicable provisions of the Act. Any action taken under this Section 703 shall be subject to review and to modification by the Board.

(C) The officials designated in Section 703(A) may order the removal of any restriction imposed under this Section 703 if, in their judgment, the physical emergency has abated sufficiently to permit the physical functioning of the Exchange to continue in an orderly manner absent such restriction.

ARTICLE 8

DISCIPLINARY AND SUMMARY PROCEEDINGS

SEC. 800. Members Subject to Disciplinary Proceedings

(A) The Exchange may impose such fines, penalties and other sanctions on Class A Members, Member Firms and employees of Class A Members and Member Firms that violate these Bylaws or the Rules ~~of the Exchange~~ or any resolution or order of the Board or ~~C~~committee of the Exchange.

(B) In this Article 8 of these Bylaws and in the Rules relating to Disciplinary Proceedings, the term ~~"~~“Rule~~"~~” means these Bylaws or ~~rules of~~ the ~~Exchange~~Rules or any resolution or order of the Board or ~~C~~committee of the Exchange.

(C) A Class A Member is responsible for the acts of his employees and any Member Firm upon which the Class A Member has conferred privileges. A Member Firm is responsible for the acts of its partners, its directors, its officers and its employees.

SEC. 801. Disciplinary Proceedings

The Board shall adopt rules establishing procedures whereby Class A Members, Member Firms and employees of Class A Members and Member Firms may be subjected to fines, penalties and other sanctions for violations ~~by~~of these Bylaws and the Rules.

SEC. 802. Failure to Pay Fine

(A) If a Class A Member or Member Firm defaults in the payment of any fine on the date due, then such Class A Member or Member Firm shall be suspended automatically without further action of the Exchange, and shall remain suspended until such fine is paid in full and the Class A Member or Member Firm is reinstated as provided in Section 862.

(B) If such Class A Member or Member Firm is suspended as provided in Section 802(A) and continues in default of the payment of any fine for a period of 30 days, then the Class A Member or Member Firm shall be expelled automatically and without further notice by the Exchange and the ~~m~~Membership of such Class A Member or by which such Member Firm is conferred privileges shall be sold and the proceeds for such sale paid and applied as provided in Section 861.

(C) If an employee of a Class A Member or of a Member Firm defaults in the payment of any fine, then the Class A Member or Member Firm shall be responsible for its full and complete payment. A failure of the Class A Member or Member Firm to pay such a fine shall result in the suspension or expulsion of such Class A Member or Member Firm as set forth in this Section 802.

SEC. 850. ~~SEC. 850.~~ Definitions

As used in Sections 850 through 863, the following terms have the meanings set forth in this Section 850;

(A) the term ~~"~~“~~C~~claimant~~"~~” shall mean a person who has filed a Notice of Claim;

(B) the term ~~"~~“Notice of Claim~~"~~” shall mean a notice of claim against the proceeds of a sale of a membership;

(C) the term ~~"~~“Reportable Emergency Event~~"~~” shall mean, with respect to any Class A Member:

(1) the filing of a petition, answer or other document, or the taking of any other action, by such Class A Member with respect to itself or against such Class A Member, seeking liquidation, reorganization or other relief from creditors under the provisions of the Bankruptcy Code of the United States (11 U.S.C. ~~§ §~~§§ 101 et seq.), as it may be amended, or under the provisions of any other state or federal law for the relief of insolvent debtors;

(2) the dissolution of such Class A Member;

(3) the insolvency (as defined by any applicable state or federal statute) of such Class A Member;

(4) the failure of such Class A Member to meet any applicable financial requirements of the Exchange, any self-regulatory organization or any state or federal regulatory agency;

(5) the failure of such Class A Member to meet, when due, any margin call issued by the Clearing Department, any clearing organization of any other ~~E~~exchange, or any person;

(6) the failure or inability of such Class A Member to comply with any of his contracts or the default by such Class A Member under any commodity contracts on the Exchange; or

(7) the imposition or service of any lien, attachment, execution or other levy or any injunction or other restraint against such Class A Member or Member Firm or their assets by any court, government agency, arbitrator or judgment creditor, which injunction or restraint may affect the ability of such Class A Member to perform his contracts or otherwise to engage in business.

(D) the term ~~"~~“Financial Emergency~~"~~” shall mean, with respect to any Class A Member, any situation in which, in the sole discretion of the Executive Committee, the financial condition of such Class A Member is not adequate for such Class A Member to meet his financial obligations or otherwise to engage in business; or, is such that it would not be in the best interests of the Exchange for such Class A Member to continue in business; and

(E) the term ~~"~~“Class A Member~~"~~” shall include, as applicable, Class A Members and Member Firms and employees of Class A Members and of Member Firms.

SEC. 851. Duty to Report Emergency Event

If a Reportable Emergency Event occurs with respect to any Class A Member, then such Class A Member shall advise the Exchange of the occurrence of the Reportable Emergency Event by the fastest available means of communication and shall also immediately deliver to the Exchange by the fastest available means, a written notice. Such notice shall specify:

(1) the nature of the Reportable Emergency Event;

(2) the date and time of occurrence;

(3) whether such Class A Member consents to a summary suspension pursuant to this Article 8 and, if so, whether such Class A Member waives a hearing with respect thereto; and

(4) whether such Class A Member consents to a suspension that includes a prohibition against employment by another Class A Member as a floor employee.

SEC. 852. Summary Suspension; Action by the President

If a Class A Member consents to a summary suspension as provided in Section 851, either orally or in writing, then the President shall immediately suspend such Class A Member in accordance with the terms of the consent and notify the membership of such suspension.

SEC. 853. Summary Suspension; Action of the Executive Committee

(A) If at any time the Executive Committee determines, in its sole discretion, that there is a substantial question whether a Financial Emergency exists with respect to any Class A Member, or, if at any time, the Exchange receives a notice of a Reportable Emergency Event from a Class A Member, then the Executive Committee may suspend, or take any other action against, such Class A Member, any Class A Member upon which such Class A Member has conferred member privileges, any Class A Member guaranteed by such Class A Member, or any Class A Member guaranteeing such Class A Member, as it deems appropriate to protect the Exchange and its Class A Members. The Executive Committee may take such action regardless of whether the Class A Member has advised the Exchange as provided in Section 851, whether such Class A Member has consented to a suspension or whether such Class A Member has waived a hearing.

(B) Any action taken under the authority of this Section 853 may be taken without notice or a hearing where the Class A Member waives notice or hearing, or when the Executive Committee determines, in its sole discretion, that the furnishing of notice, and an opportunity for a hearing before such action is taken, or both, is not practicable under the circumstances.

(C) In any case where the Executive Committee has taken action against a Class A Member without prior notice or hearing because of impracticability, the Exchange shall give promptly to such Class A Member the notice required by Section 854(B) and an opportunity to be heard.

(D) The powers and duties of the Executive Committee under this Article 8, including the obligation to hold a hearing, if requested, may be delegated to a subcommittee of any two or more members of the Executive Committee or to any other committee of the Exchange as the Chairman ~~of the Executive Committee~~ may decide in his sole discretion.

SEC. 854. Notice

(A) Any notice to a Class A Member given before action is taken under Section 853 shall state (1) the Financial Emergency or other situation that is believed to cause the need for summary action by the Executive Committee and (2) the date, time and place of the hearing.

(B) Any notice to a Class A Member given after action is taken under Section 853 shall state (1) the action taken, (2) a brief summary of the reason for the action, (3) the effective time, date and duration of the action and (4) that upon written request by a date certain, a hearing will be held.

SEC. 855. Hearing Decision

(A) The Executive Committee, or other ~~C~~committee, as provided in Section 853(D), shall render a decision as provided in this Bylaw. The decision shall be final and may not be appealed.

(B) A hearing, if requested, shall be fair and shall be conducted in accordance with procedures adopted by such committee for any hearing before it; but, during such hearing,

(1) the formal rules of evidence shall not apply;

(2) the Compliance Department ~~of the Exchange~~ shall present the case or the charges and penalties that are the subject of the hearing;

(3) the Class A Member shall be permitted to appear personally and shall have the right to be represented by counsel or other person of his choice;

(4) the Class A Member and the Compliance Department shall be entitled to cross-examine any persons appearing as witnesses at the hearing;

(5) the Class A Member may call witnesses and present such evidence as may be relevant to the charges;

(6) the committee shall be the sole judge of the relevancy of such evidence;

(7) the Exchange shall require persons who are within its jurisdiction and who are called as witnesses to appear and produce evidence or testify and shall make reasonable efforts to secure the presence of all other persons called as witnesses whose testimony would be relevant; and

(8) the committee may impose a summary penalty upon any person whose actions impede the progress of the hearing.

(C) Promptly following the close of hearings, the Executive Committee shall render a decision in writing, based on the weight of the evidence. The decision shall include:

(1) a description of, and the reasons for, the summary action;

(2) a brief summary of the evidence produced at the hearing;

(3) findings and conclusions;

(4) where action has already been taken under Section 853, a determination that such action be affirmed, modified or reversed; and

(5) a description of any final action taken by the Executive Committee, its effective date and duration.

SEC. 856. Obligations of Insolvent Class A Members

A Class A Member who is insolvent shall provide to the President, within 30 days of his insolvency and in addition to the Notice provided for in Section 851, a statement of his business affairs as they existed at the time of his insolvency.

SEC. 857. Creditors of Insolvent Class A Members

(A) Unless the Executive Committee shall direct otherwise, all futures and options contracts traded on the Exchange, made with or carried for a Class A Member suspended under this Article 8 of these Bylaws shall be liquidated by the party carrying the contracts. Such liquidation shall take place in the open market. If such contracts cannot be liquidated due to the closing of the Exchange for any reason, then such contracts shall be liquidated on the next day on which the Exchange is open. The period within which such contracts must be liquidated shall not include any period during which the provisions of the Rules limiting price fluctuations would prevent such liquidations.

(B) Within 10 days of the announcement of suspension of a Class A Member, any Class A Member who has a claim against such suspended Class A Member shall deliver to the President a Notice of Claim that details all contracts liquidated under this Section 857 and the net debit or credit balance resulting therefrom and that details any other claims that such Class A Member may have against the suspended Class A Member.

(C) Failure to file a Notice of Claim within such period shall bar such Class A Member from participating in any proceeds that result from any sale of the membership of the suspended Class A Member.

SEC. 858. Establishment of Valid Claims

(A) The President shall furnish the suspended Class A Member and all Class A Members who have filed Notices of Claim as required by Section 857 with copies of all Notices of Claim filed under Section 857 and the sworn statement of the suspended Class A Member filed under Section 856. The President shall also specify a date not more than 10 business days from the date on which such Notices of Claim are furnished to such Class A Members by which the suspended Class A Member or any claimant Class A Member may file an objection to any claim.

(B) If a suspended Class A Member or any claimant Class A Member fails to file an objection to a claim before the date set by the President, then that Class A Member shall have waived all rights to object to such claim or claims.

(C) In the event that any claim is disputed, the validity of such claim shall be determined by arbitration in accordance with Chapter 5 of the Rules. The arbitration shall proceed as if the objecting Class A Member has filed a Demand for Arbitration. The objecting Class A Member shall pay the fee prescribed in Rule § 5.37. The arbitrators shall determine whether and to what extent such claim is valid; and, in accordance therewith whether ~~and to what extent~~ a claimant is entitled to participate in the proceeds of a sale of the ~~m~~Membership of such suspended Class A Member~~.~~, pursuant to Section 861.

SEC. 859. Expelled Class A Member

All ~~memberships~~Class A Memberships held by a Class A Member who is expelled from the Exchange shall be sold and the proceeds paid and applied as provided in Sections 860 and 861.

SEC. 860. Sale of Membership

(A) If within 10 business days from the date of the decision of the Arbitration Committee or from the last date established by the President for filing of objections to Notices of Claim, whichever is later, a Class A Member suspended under this Article 8 of the Bylaws does not pay all valid claims, then ~~the membership~~all Class A Memberships and all other collateral previously delivered or pledged to the Exchange (including, without limitation, shares of capital stock of NYMEX Holdings) of the suspended Class A Member shall be sold in accordance with this Section 860 and the proceeds of the sale of such ~~membership~~Class A Memberships shall be distributed in accordance with Section 861.

(B) When ~~a membership~~any Class A Membership is sold pursuant to this Section 860, written notice of such sale stating the date and time of such sale shall be sent to the Class A Member and the ~~membership~~other Class A Members 10 days prior to such sale.

(C) All sales should be made by the President or his designee on the floor of the Exchange to the highest bidder at open outcry but in no event less than the highest bid then posted at the Exchange for the transfer of a ~~membership~~Class A Membership. Any Class A Member may purchase such ~~membership~~Class A Memberships. Any ~~membership~~Class A Memberships so purchased shall be free from and clear of any claims, liens or attachments. Such sale shall be final and binding and not subject to challenge. Payment for the purchase of such ~~m~~Memberships shall be made to the Exchange.

SEC. 861. Disposition of Proceeds

The proceeds of any sale of ~~a membership~~any Class A Memberships and all other collateral previously delivered or pledged to the Exchange (including, without limitation, shares of capital stock of NYMEX Holdings) pursuant to Section 860 shall be paid and applied in the following order of priority:

(1) first, to the Exchange in full satisfaction of any amounts due to the Exchange including, but not limited to, booth fees, office rent, phone charges and outstanding balances (principal and accrued interest) on notes guaranteed pursuant to Rule 2.56 (“Exchange Financed Class A Memberships”);

(2) second, pro rata to the payment of such Class A Member’s primary clearing member and secondary clearing members, if any, of all claims filed in accordance with the requirements of Rule 2.51 (“Procedure for Transfer of Membership”) for losses arising from the clearance of trades executed by the guaranteed Class A Member;

(3) ~~(2)~~ third, the remaining balance, if any, pro rata to other Class A Members on allowed claims arising out of transactions in Exchange futures and options contracts and/or any other Exchange business of such Class A Members, ~~pro rata;~~ provided, that, no partner shall share in the proceeds ~~in~~of the sale of a ~~membership~~Class A Membership of one of his partners until all claims of other Class A Members have been satisfied in full;

(4) ~~(3)~~ fourth, the remaining balance, if any, to the payment of any claims made by entities or persons who have financed the purchase of the ~~membership~~Class A Membership; provided, that, documentation regarding such purchase was filed with the Membership ~~Committee~~Department prior to ~~the financing of~~ such purchase; and

(5) ~~(4)~~ fifth, the balance, if any, to the Class A Member whose ~~membership~~Class A Membership was sold or to his legal representative, except that, notwithstanding any other provision of these Bylaws or the Rules, for purposes of this subsection ~~four~~five the term Class A Member shall not include lessees, but shall mean the beneficial owner of such ~~membership.~~ Class A Membership.

SEC. 862. Reinstatement of Suspended Class A Member

(A) A Class A Member suspended under Sections 852, 853 or 855 may apply for reinstatement at any time prior to the sale of his ~~membership.~~Class A Membership.

(B) When a Class A Member applies for reinstatement, he shall deliver to the President a schedule of all of his creditors, a statement of the amounts owed, the nature of the settlement by which claims of a creditor were paid, and such other information as the President may request.

(C) Written notice of the time and place of the meeting of the Board at which the application for reinstatement is to be considered shall be sent to the suspended Class A Member and to the ~~membership~~other Class A Members not less than five days prior to the meeting.

(D) The vote of a majority of the Board present and voting is required to reinstate the suspended Class A Member. Where a Class A Member has failed, however, to give timely the notice required by Section 851, a vote of two-thirds of the entire Board is required to reinstate the suspended Class A Member.

(E) If a Class A Member suspended under this Article 8 of the Bylaws is not reinstated within one year from the date of his suspension, then such Class A Member may not be reinstated.

SEC. 863. Death of a Class A Member

Upon receiving due notice of the death of a Class A Member, the President or his designee shall announce such death to the other Class A Members and shall post a notice of such fact on the floor of the Exchange for five days. Any Class A Member or Member Firm holding open futures or options contracts for such deceased Class A Member shall liquidate such open futures or options contracts in accordance with the provisions of Section 857.

ARTICLE 9

DEFINITIONS

SEC. 900. Singular Number; Gender

Unless the context otherwise requires, words importing the singular number include the plural; and words importing the masculine gender include the feminine and neuter gender as appropriate.

SEC. 901. Act

The term ~~"~~“Act~~"~~” shall mean the Commodity Exchange Act~~.~~, as amended from time to time.

~~SEC. 902. AssociationThe term "Association" shall mean the New York Mercantile Exchange, a corporation organized and existing under the Not-for-Profit Corporation Law of the State of New York~~

SEC. 902. ~~SEC. 903.~~ Board

The term ~~"~~“Board~~"~~” shall mean the Board of Directors of the Exchange.

SEC. 903. ~~SEC. 904.~~ Business Day

The term ~~"~~“business day~~"~~” shall mean any day on which the Exchange is open for trading.

SEC. 904. ~~SEC. 905.~~ Bylaws

The term ~~"~~“Bylaws~~"~~” shall mean these Bylaws of the Exchange adopted by ~~m~~Members for the regulation and management of the Exchange.

SEC. 905. ~~SEC. 906.~~ Charter

The term ~~"~~“Charter~~"~~” shall mean the Certificate of Incorporation of the Exchange.

SEC. 906. ~~SEC. 907.~~ Class A Member

The term ~~"~~“Class A Member~~"~~” shall mean those members of the Exchange holding a Class A Membership.

SEC. 907. Class A Membership

The term “Class A Membership” shall mean any Class A membership in the Exchange.

SEC. 908. Class B Member

The term ~~"~~“Class B Member~~"~~” shall mean NYMEX Holdings.

SEC. 909. Class B Membership

The term “Class B Membership” shall mean any Class B Memberships in the Exchange.

SEC. 910. ~~SEC. 909.~~ Clearing Association or Clearing House

The terms ~~"~~“Clearing Association,~~" "~~” “Clearing House~~"~~” or ~~"~~“Clearing Department~~"~~” shall mean the department of the Exchange or any corporation, organization or other entity authorized by the Board to clear any contracts subject to the Rules of the Exchange.

SEC. 911. ~~SEC. 910.~~ Commission

The term ~~"~~“Commission~~"~~” shall mean the Commodity Futures Trading Commission.

SEC. 912. ~~SEC. 911.~~ Commodity

The term ~~"~~“commodity~~"~~” shall mean any or all goods, articles, services, rights and interests in which contracts for future delivery, or options on such contracts, are presently or in the future dealt in, or are subject to the Rules.

SEC. 913. ~~SEC. 912.~~ Customer

The term ~~"~~“customer~~"~~” shall mean a person, including another Member, for whom a Class A Member or Member Firm carries an account.

SEC. 914. Directors

The term “Directors” shall mean the members of the Board.

SEC. 915. DGCL

The term “DGCL” shall mean the General Corporation Law of the State of Delaware.

SEC. 916. ~~SEC. 913.~~ Exchange

The term ~~"~~“Exchange~~"~~” shall mean New York Mercantile Exchange, Inc., a corporation organized and existing under the ~~General Corporation Law of the State of Delaware~~DGCL, and any successor thereto.

SEC. 917. ~~SEC. 914.~~ Firm

The term ~~"~~“Firm~~"~~” shall mean a corporation, partnership, association or sole proprietorship.

SEC. 918. ~~SEC. 915.~~ Floor Broker

The term ~~"~~“Floor Broker~~"~~” shall mean any ~~Member~~holder or lessee of a Class A Membership who has been granted floor trading privileges pursuant to these Bylaws and the Rules and who, pursuant to said Bylaws and Rules, buys and sells any commodity futures or options contract on the Exchange for any person other than himself.

SEC. 919. ~~SEC. 916.~~ Floor Member

The term ~~"~~“Floor Member~~"~~” shall mean any holder or lessee of a Class A Membership who is either a Floor Broker or a Floor Trader.

SEC. 920. ~~SEC. 917.~~ Floor Trader

The term ~~"~~“Floor Trader~~"~~” shall mean any ~~Member~~holder or lessee of a Class A Membership who has been granted floor trading privileges pursuant to these Bylaws and the Rules and who, pursuant to said Bylaws and Rules, buys and sells any commodity futures or options contract on the Exchange for his own account.

SEC. 921. ~~SEC. 918.~~ Futures Contract

The term ~~"~~“futures contract~~"~~” shall mean any contract designated by the Board which is traded on or subject to these Bylaws and the Rules ~~of the Exchange.~~

~~SEC. 919. Futures Commission Merchant~~

~~The term "futures commission merchant" shall mean a person who is or is required to be registered with the Commission as a futures commission merchant.~~

~~SEC. 920. NYMEX HoldingsThe term "NYMEX Holdings" shall mean NYMEX Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.~~

SEC. 922. ~~SEC. 921.~~ Holiday

The term ~~"~~“holiday~~"~~” shall mean any day which the Board may designate as an Exchange holiday on which day the Exchange shall be closed.

SEC. 923. ~~SEC. 922.~~ Member

The term ~~"~~“Member~~"~~” shall mean any Class A ~~Members and~~Member or the Class B ~~Members.~~Member.

SEC. 924. ~~SEC. 923.~~ Member Firm

The term ~~"~~“Member Firm~~"~~” shall mean any ~~f~~Firm upon which membership privileges on the Exchange have been conferred by a Class A Member.

SEC. 925. ~~SEC. 924.~~ Membership

The term ~~"~~“Membership~~"~~” shall mean a membership of any class of membership of ~~New York Mercantile~~the Exchange~~, Inc.~~ created pursuant to the Charter and Bylaws.

SEC. 926. ~~SEC. 925.~~ Non-Member

The term ~~"~~“non-member~~"~~” shall mean any person who is not a Member of the Exchange.

SEC. 927. NYMEX Holdings

The term “NYMEX Holdings” shall mean NYMEX Holdings, Inc., a Delaware corporation, and any successor thereto.

SEC. 928. ~~SEC. 926.~~ Options Contract

The term ~~"~~“~~O~~options ~~C~~contract~~"~~” shall mean any transaction or agreement in interstate commerce which is or is held out to be of the character of, or is commonly known to the trade as, an ~~"~~“option,~~" "~~” “privilege,~~" "~~” “indemnity,~~" "~~” “bid,~~" "~~” “offer,~~" "~~” “put,~~" "~~” “advance guaranty,~~"~~” or ~~"~~“decline guaranty,~~"~~” and which is subject to ~~R~~regulation under the Act.

SEC. 929. ~~SEC. 927.~~ Person

The term ~~"~~“person~~"~~” shall mean an individual or ~~f~~Firm.

SEC. 930. ~~SEC. 928.~~ President

The term ~~"~~“President~~"~~” shall mean the President of the Exchange or his authorized representative.

SEC. 931. Public Director

The term “Public Director” shall mean individuals who are not Members or employees of the Exchange and who qualify and serve in accordance with the certificate of incorporation of NYMEX Holdings.

SEC. 932. Regular Trading Hours

The term Regular Trading Hours shall mean the regular trading hours for open outcry trading for each relevant product as of the date of adoption of these Bylaws.

SEC. 933. ~~SEC. 929.~~ Rule

The term ~~"~~“Rule~~"~~” shall mean any Rule of the Exchange adopted by the Board.

SEC. 934. ~~SEC. 930.~~ Trading Member

The term ~~"~~“Trading Member~~"~~” shall mean a Floor Member.

SEC. 935. ~~SEC. 931.~~ Trade

The term ~~"~~“trade~~"~~” shall mean any purchase or sale of any contract made in accordance with Exchange Bylaws or Rules.

~~SEC. 932. Buyer and Seller~~

~~For the purpose of these Bylaws, the terms "Buyer" and "Seller" shall mean the long Clearing Member and the short Clearing Member, respectively.~~

*    *    *

Adopted as of:                     , 2006

APPENDIX I

The General Corporation Law of the State of Delaware

Section 262 – Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

INSTRUCTIONS TO VOTE BY FAX

YOU MAY CAST YOUR VOTE(S) BY FACSIMILE:

THE FAX NUMBER IS (212) 301-4645.

YOUR FAX MUST BE RECEIVED BY 3:00 P.M. (NEW YORK TIME) ON Monday, March 13, 2006 AND MUST BE IN THE FORM OF THE ENCLOSED PROXY CARD. A SEPARATE PROXY CARD MUST BE FAXED FOR EACH SHARE OWNED OR HELD BY AN ABC AGREEMENT.

FOR FURTHER INFORMATION TO VOTE BY FAX, PLEASE REFER TO THE JOINT PROXY STATEMENT.

PROXY CARD	PROXY CARD

SPECIAL MEETING OF STOCKHOLDERS AND CLASS A MEMBERS—March 13, 2006

SCHEDULE 14A (RULE 14a-101)

This proxy is solicited on behalf of the Board of Directors

of

NYMEX HOLDINGS, INC.

and

NEW YORK MERCANTILE EXCHANGE, INC.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Donna Talamo:  Telephone Number (212) 299-2372

                  Fax Number (212) 301-4645

NYMEX HOLDINGS, INC.

Proposal 1—Approval and Adoption of the Agreement and Plan of Merger

Place a cross (x) next to the response for which you wish to vote.

Approval and Adoption of the Agreement and Plan of Merger as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2—Approval of the New Certificate of Incorporation which amends and restates the existing certificate of incorporation of NYMEX

Place a cross (x) next to the response for which you wish to vote.

Approval of the New Certificate of Incorporation as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3—Approval of the New Bylaws which amend and restate the existing bylaws of NYMEX

Place a cross (x) next to the response for which you wish to vote.

Approval of the New Bylaws as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NEW YORK MERCANTILE EXCHANGE, INC.

Proposal A—Approval of the New Exchange Certificate of Incorporation which amends and restates the existing certificate of incorporation of the Exchange

Place a cross (x) next to the response for which you wish to vote.

Approval of the New Exchange Certificate of Incorporation as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal B—Approval of the New Exchange Bylaws which amend and restate the existing bylaws of the Exchange

Place a cross (x) next to the response for which you wish to vote.

Approval of the New Exchange Bylaws as more specifically described in the joint proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROXY	PROXY

I hereby constitute and appoint James E. Newsome, Christopher K. Bowen and Richard D. Kerschner, and any of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead, to cast in accordance with my proxy card all votes that I cast at the Special Meeting of Stockholders and Class A Members of NYMEX Holdings, Inc. and New York Mercantile Exchange, Inc., to be held on March 13, 2006, and at any adjournment thereof.

Signature

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